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As filed with the Securities and Exchange Commission on July 17, 2008

Registration No. 333-151998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	77-0575839
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark R. Goldston
Chairman, President and Chief Executive Officer
21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. McCarthy, Esq. David C. Eisman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000	Michael J. Soenen Chairman, President and Chief Executive Officer FTD Group, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515 (630) 719-7800	Howard A. Sobel, Esq. John Giouroukakis, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

           Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

           If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "larger accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Classmates International, Inc.	Delaware	7370	20-0173707
Classmates Media Corporation	Delaware	7389	26-0657253
Classmates Online, Inc.	Washington	7370	91-1724074
Classmates Yearbooks, Inc.	Delaware	7370	42-1594711
FreeInternet.com, Inc.	Delaware	7370	90-0400645
Juno Internet Services, Inc.	Delaware	7370	13-4127465
Juno Online Services, Inc.	Delaware	7370	13-3914547
MyPoints.com, Inc.	Delaware	7370	94-3255692
NetZero, Inc.	Delaware	7370	95-4644384
Opobox, Inc.	Delaware	7370	04-3572710
United Online Advertising Network, Inc.	Delaware	7370	83-0427758
United Online Communications, Inc.	Delaware	7370	83-0427759
United Online Web Services, Inc.	Delaware	7370	20-0922351
UOL Advertising, Inc.	Delaware	7370	95-4841365

*
Address and telephone number of principal executive offices are the same as United Online, Inc. The 13% Senior Secured Notes due 2013, if issued as described in this Registration Statement, will be issued by United Online, Inc., and the additional registrants will be guarantors of such notes.

The information in this proxy statement/prospectus is not complete and may be changed. UOL may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and neither FTD nor UOL is soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

Subject to completion, dated July 17, 2008

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

        The board of directors of FTD Group, Inc. has approved a merger, combining FTD and United Online, Inc. (UOL).

        FTD and UOL have entered into an agreement and plan of merger, as amended, which we refer to as the merger agreement, pursuant to which an indirect wholly owned subsidiary of UOL will merge with and into FTD, with FTD thereupon becoming an indirect wholly owned subsidiary of UOL.

        In the proposed merger, FTD stockholders will receive 0.4087 of a share of UOL common stock and $10.15 in cash for each share of FTD common stock, unless UOL is required to substitute $3.31 principal amount of UOL 13% Senior Secured Notes due 2013 for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus. If such a substitution is required to be made, FTD and UOL will announce such substitution by press release, and such announcement will be made available on FTD's website at www.ftd.com, on or before the fifth business day prior to the scheduled date of the FTD special meeting.

        The exchange ratio for shares of UOL common stock to be received by FTD stockholders is fixed and will not be adjusted to reflect stock price changes prior to the closing. Upon the closing of the merger, FTD's former stockholders will own approximately            % of the then outstanding UOL common stock, based on the number of shares of UOL outstanding on                        , 2008 and of FTD outstanding on                        , 2008. The value of the merger consideration to be received in exchange for each share of FTD common stock will fluctuate with the market price of UOL common stock.

        Based on the closing sale price for UOL common stock on April 29, 2008, the last trading day before public announcement of the merger, the 0.4087 of a share of UOL common stock and $10.15 in cash represented approximately $14.58 in value for each share of FTD common stock. Based on the closing sale price for UOL common stock on                        , 2008, the latest practicable trading date before the printing of this proxy statement/prospectus, the 0.4087 of a share of UOL common stock and $10.15 in cash represented approximately $            in value for each share of FTD common stock.

        UOL common stock is listed on the NASDAQ Global Select Market under the symbol "UNTD." FTD common stock is listed on the New York Stock Exchange under the symbol "FTD." We urge you to obtain current market quotations for the shares of UOL and FTD.

        Your vote is very important.    The merger cannot be completed unless FTD stockholders holding a majority of the outstanding shares of FTD common stock as of the record date adopt the merger agreement. FTD is holding a special meeting of its stockholders to vote on the proposal to adopt the merger agreement. Information about the FTD special meeting and the proposed merger is contained in this proxy statement/prospectus. UOL has also entered into a voting and support agreement with affiliates of Leonard Green & Partners, L.P., which collectively owned approximately            % of the outstanding shares of FTD common stock as of the record date, pursuant to which such affiliates have agreed, subject to the terms and conditions of the voting and support agreement, to vote the shares of FTD common stock they own as of the record date in favor of the adoption of the merger agreement. Information about the voting and support agreement is also contained in this proxy statement/prospectus. We urge you to read this proxy statement/prospectus carefully. You should also carefully consider the risk factors beginning on page 47 of this proxy statement/prospectus.

        Whether or not you plan to attend the FTD special meeting, please submit your proxy as soon as possible to make sure that your shares are represented at the FTD special meeting.

        The board of directors of FTD recommends that FTD stockholders vote FOR the proposal to adopt the merger agreement and FOR the proposal to approve any motion to adjourn or postpone the FTD special meeting to a later date or dates if necessary to solicit additional proxies.

MICHAEL J. SOENEN
Chairman, President and Chief Executive Officer
FTD Group, Inc.

                        , 2008

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is dated                        , 2008, and is first being mailed to FTD stockholders on or about                        , 2008.

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                                    , 2008

To the Stockholders of FTD Group, Inc.:

        A special meeting of stockholders of FTD Group, Inc. will be held at our principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, on                                    , 2008 at                        , local time, for the following purposes:

        1.     To adopt the Agreement and Plan of Merger, dated as of April 30, 2008, by and among United Online, Inc., UNOLA Corp. and FTD Group, Inc., as amended by Amendment No. 1 thereto, dated as of July 16, 2008, as the same may be further amended from time to time, copies of which have been included as Annexes A-1 and A-2, respectively, to the accompanying proxy statement/prospectus.

        2.     To approve any motion to adjourn or postpone the FTD special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the FTD special meeting to approve the proposal to adopt the merger agreement.

        3.     To transact such other business as may properly come before the FTD special meeting or any adjournment or postponement thereof.

        The accompanying proxy statement/prospectus further describes the matters to be considered at the FTD special meeting.

        The FTD board of directors has set                                    , 2008 as the record date for the FTD special meeting. Only holders of record of shares of FTD common stock at the close of business on                                     , 2008 will be entitled to notice of and to vote at the FTD special meeting and any adjournments or postponements thereof. To ensure your representation at the FTD special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the FTD special meeting. Submitting a proxy now will not prevent you from being able to vote at the FTD special meeting by attending in person and casting a vote.

        The board of directors of FTD recommends that you vote FOR the proposal to adopt the merger agreement and FOR the proposal to approve any motion to adjourn or postpone the FTD special meeting to a later date or dates if necessary to solicit additional proxies.

By Order of the Board of Directors,

JON R. BURNEY
Secretary
FTD Group, Inc.
                                    , 2008

PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. BY TELEPHONE AT (800) 322-2885 (TOLL FREE) OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

i

COMPARISON OF STOCKHOLDER RIGHTS	213
FUTURE FTD STOCKHOLDER PROPOSALS AND NOMINATIONS	233
LEGAL MATTERS	233
EXPERTS	233
WHERE YOU CAN FIND MORE INFORMATION	234

Annexes
Annex A-1	Agreement and Plan of Merger
Annex A-2	Amendment No. 1 to Agreement and Plan of Merger
Annex B	Voting and Support Agreement
Annex C	Opinion of Goldman, Sachs & Co.
Annex D	Section 262 of the Delaware General Corporation Law

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about UOL and FTD from documents that each company has filed with the Securities and Exchange Commission, which we refer to as the SEC, but that has not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

        UOL will provide you with copies of this information relating to UOL (excluding all exhibits unless UOL has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, California 91367
Attn: Investor Relations
(818) 287-3000

        FTD will provide you with copies of this information relating to FTD (excluding all exhibits unless FTD has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
Attn: Investor Relations
(630) 719-7800

        In order to receive timely delivery of the documents, you must make your requests no later than                                    , 2008.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers briefly address some commonly asked questions about the FTD special meeting. They may not include all the information that is important to FTD stockholders. We urge stockholders to read carefully this entire proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q:    What is the proposed transaction?

A:
The proposed transaction is a merger in which FTD would be acquired by UOL through a merger of UNOLA Corp., an indirect wholly owned subsidiary of UOL, with and into FTD, with FTD surviving the merger as an indirect wholly owned subsidiary of UOL. We sometimes refer to FTD, the entity surviving the merger, as the surviving corporation.

  FTD, UOL and UNOLA Corp. have entered into an agreement and plan of merger, dated as of April 30, 2008, which we refer to as the original merger agreement, and amendment no. 1 thereto, dated as of July 16, 2008, which we refer to as amendment no. 1 to the original merger agreement. We refer to the original merger agreement, as amended by amendment no. 1 to the original merger agreement, as the merger agreement. Copies of the original merger agreement and amendment no. 1 to the original merger agreement are attached as Annexes A-1 and A-2 to this proxy statement/prospectus.

Q:    Why am I receiving these materials?

A:
We are sending you these materials to help you decide how to vote your shares of FTD common stock with respect to the proposed merger. The merger cannot be completed unless FTD stockholders holding a majority of the outstanding shares of FTD common stock as of the record date adopt the merger agreement. Pursuant to a voting and support agreement, affiliates of Leonard Green & Partners, L.P., who we refer to as Leonard Green, who as of the record date collectively owned approximately    % of the outstanding shares of FTD common stock, have agreed, subject to the terms and conditions of the voting and support agreement, to vote the shares of FTD common stock they own as of the record date in favor of the adoption of the merger agreement. FTD is holding its special meeting of stockholders to vote on the proposal necessary to complete the merger. Information about the FTD special meeting, the merger and the voting and support agreement is contained in this proxy statement/prospectus.

  We are delivering this document to you as both a proxy statement of FTD and a prospectus of UOL. It is a proxy statement because the FTD board of directors is soliciting proxies from its stockholders. It is a prospectus because UOL will issue shares of its common stock and, under the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, UOL will issue 13% Senior Secured Notes due 2013, which we refer to as the UOL notes, as part of the merger consideration in the merger.

Q:    What will FTD stockholders receive in the merger?

A:
In the proposed merger, holders of FTD common stock will receive 0.4087 of a share of UOL common stock and $10.15 in cash for each share of FTD common stock, unless UOL is required, pursuant to the merger agreement, to adjust the merger consideration under the limited circumstances described below. The exchange ratio for shares of UOL common stock to be received by FTD stockholders is fixed and will not be adjusted to reflect stock price changes prior to the closing. We refer to the package of cash and stock to be issued to FTD stockholders by UOL as the merger consideration, unless UOL is required to adjust the merger consideration under the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of the Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, in which case, merger consideration means the package of cash, UOL common stock and UOL notes to be issued to FTD stockholders by UOL.

  UOL plans to finance a portion of the cash merger consideration with financing from Silicon Valley Bank. Pursuant to a commitment letter with UOL, which we refer to as the Silicon Valley Bank commitment letter, Silicon Valley Bank has, subject to certain conditions, committed to provide to UOL a four year senior secured term loan facility in an aggregate principal amount of $60 million, as described under "Description of UOL Term Loan Facility" beginning on page 147 of this proxy statement/prospectus, which we refer to as the Silicon Valley Bank financing. If UOL enters into definitive financing agreements with respect to the Silicon Valley Bank financing, UOL is required under the merger agreement to use its reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing) of the $60 million senior secured term loan facility no later than the eighth business day prior to the scheduled date of the FTD special meeting, unless such funds are unavailable to UOL (other than due to the failure of UOL or UNOLA Corp. to comply with their respective obligations under the merger agreement).

  If the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL is required, pursuant to the merger agreement, to adjust the merger consideration as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus by substituting $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration. If such a substitution is required to be made, FTD stockholders will instead receive 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock. For a description of the material terms of the UOL notes, if issued, see "Description of UOL's Senior Secured Notes due 2013" beginning on page 155 of this proxy statement/prospectus. If such a substitution is required to be made, FTD and UOL will announce such substitution by press release, and such announcement will be made available on FTD's website at www.ftd.com, on or before the fifth business day prior to the scheduled date of the FTD special meeting.

Q:    When does FTD expect to complete the merger?

A:
FTD expects to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including after stockholder approval is received at the FTD special meeting. FTD currently expects to complete the merger promptly following the FTD special meeting. However, FTD cannot predict the exact timing of the closing of the merger as it is possible that factors outside of the parties' control could require the parties to complete the merger at a later time or not to complete it at all.

Q:    How does the FTD board of directors recommend that I vote?

A:
The FTD board of directors recommends that FTD stockholders vote FOR the proposal to adopt the merger agreement, which we refer to as the Merger Proposal, and FOR the proposal to approve any motion to adjourn or postpone the FTD special meeting to a later date or dates if necessary to solicit additional proxies, which we refer to as the Adjournment Proposal.

Q:    What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the FTD special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Q:    How do I vote?

A:
You may vote before the FTD special meeting in one of the following ways:

•
use the toll-free telephone number shown on your proxy card;

•
visit the Website shown on your proxy card to vote via the Internet; or

•
complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

  You may also cast your vote in person at the FTD special meeting.

  If your shares are held in "street name," through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:    When and where is the FTD special meeting of stockholders?

A:
The special meeting of FTD stockholders will be held at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, on                                    , 2008 at             , local time. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at            , local time.

Q:    If my shares are held in "street name" by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Your broker, bank or other nominee does not have authority to vote on the Merger Proposal without specific instructions from you as to how to vote. Your broker, bank or other nominee will vote your shares held by it in "street name" with respect to the Merger Proposal ONLY if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides. Your broker, bank or other nominee does have authority to vote on the proposal to approve the Adjournment Proposal. Without specific instructions from you as to how to vote, your broker, bank or other nominee may exercise its discretion as to how to vote your shares with respect to the Adjournment Proposal.

Q:    What constitutes a quorum?

A:
Stockholders who hold a majority of the FTD common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the FTD special meeting.

Q:    What vote is required to approve the Merger Proposal?

A:
The affirmative vote of a majority of the outstanding shares of FTD common stock entitled to vote is required to approve the Merger Proposal.

Q:    Is there any stockholder already committed to vote in favor of the Merger Proposal?

A:
Yes. Pursuant to a voting and support agreement, affiliates of Leonard Green, who as of the record date collectively owned approximately    % of the outstanding shares of FTD common stock, have agreed, subject to the terms and conditions of the voting and support agreement, to vote the shares of FTD common stock they own as of the record date in favor of the Merger Proposal and in favor of any other matter necessary for the consummation of the transactions contemplated in the merger agreement. For a more complete description of the voting and support agreement, see "The Voting and Support Agreement" beginning on page 143 of this proxy statement/prospectus. The voting and support agreement is also attached as Annex B to this proxy statement/prospectus.

Q:    Are there any risks related to the merger or any risks relating to owning UOL common stock or, if issued, the UOL notes?

A:
Yes. You should carefully review the section entitled "Risk Factors" beginning on page 47 of this proxy statement/prospectus.

Q:    What if I do not vote on the Merger Proposal?

A:
If you fail to vote or fail to instruct your broker or other nominee how to vote on the Merger Proposal, it will have the same effect as a vote against the Merger Proposal. If you respond with an "abstain" vote on the Merger Proposal, your proxy will have the same effect as a vote against the Merger Proposal. If you respond but do not indicate how you want to vote on the Merger Proposal, your proxy will be counted as a vote in favor of the Merger Proposal.

Q:    May I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. You may change your vote at any time before your proxy is voted at the FTD special meeting. You may do this in one of four ways:

•
by sending a notice of revocation to FTD's corporate secretary;

•
by sending a completed proxy card bearing a later date than your original proxy card;

•
by logging onto the Internet Website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and follow the instructions on the proxy card; or

•
by attending the FTD special meeting and voting in person, however, your attendance alone will not revoke any proxy.

  If you choose any of the first three methods, you must take the described action no later than the beginning of the FTD special meeting.

  If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:    What are the material U.S. federal income tax consequences of the merger?

A:
FTD stockholders that are "United States persons" for United States federal income tax purposes should generally recognize capital gain or loss in an amount equal to the difference between the fair market value of the merger consideration received for the FTD common stock held by a stockholder and such stockholder's adjusted tax basis in the FTD common stock surrendered pursuant to the merger.

  FTD stockholders that are not "United States persons" for United States federal income tax purposes should not generally be subject to United States federal income tax in respect of the merger consideration received in exchange for the FTD common stock surrendered pursuant to the merger.

  FTD stockholders are urged to consult their own tax advisors regarding the United States federal income tax considerations of the merger, as well as the effects of state, local, and non-United States tax laws.

  For a more complete summary of the tax considerations of the merger, see the section entitled "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 104 of this proxy statement/prospectus.

Q:    Do I have appraisal rights?

A:
Yes. As a holder of FTD common stock, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions and follow certain required procedures. See "The Merger—Appraisal Rights" beginning on page 109 of this proxy statement/prospectus.

Q:    What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are in more than one account, you will receive more than one proxy card, or if you hold your shares in "street name," you may receive more than one voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive to ensure that all of your shares are voted at the FTD special meeting.

Q:    Should I send in my FTD stock certificates now?

A:
No. Please do not send your FTD stock certificates with your proxy card. FTD stockholders will receive written instructions from the exchange agent after the merger is completed on how to exchange FTD stock certificates for the merger consideration.

Q:    What happens if I sell my shares before the FTD special meeting?

A:
The record date of the FTD special meeting is earlier than the date of the FTD special meeting and the date the merger, if approved, is expected to be completed. If you sell some or all of your shares of FTD common stock after the record date but before the FTD special meeting, you will retain your right to vote at the FTD special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares until the closing of the merger.

Q:    What if I hold FTD stock options or restricted shares of FTD common stock?

A:
The merger agreement provides that prior to the effective time of the merger the FTD board of directors will adopt resolutions or take such actions as required to permit any outstanding options that are not exercisable or vested to become exercisable and vested immediately prior to the effective time of the merger, and to cause all unvested restricted shares of FTD common stock to become vested immediately prior to the effective time of the merger. At the closing of the merger, each outstanding option to purchase shares of FTD common stock will be cancelled in exchange for the same merger consideration payable to FTD stockholders for shares of FTD common stock, reduced ratably by the exercise price of the unexercised options in the same proportion that the value of the cash and fraction of a share of UOL common stock (and UOL notes, if UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus) comprising the merger consideration bear to each other. As a result of this formula, if, at the effective time of the merger, the exercise price of an option is greater than the aggregate value of the merger consideration, such option will be cancelled and the holder of such option will not receive any merger consideration in exchange for such option.

  At the closing of the merger, each restricted share of FTD common stock (except as described under "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99 of this proxy statement/prospectus) will be converted into the right to receive the merger consideration. See "The Merger Agreement—Treatment of FTD Stock Options and Restricted Stock" beginning on page 116 of this proxy statement/prospectus.

Q:    What happens if the merger is not consummated?

A:
If the merger agreement is not adopted by FTD stockholders or if the merger is not completed for any other reason, FTD stockholders will not receive the merger consideration. Instead, FTD will remain an independent public company and the FTD common stock will continue to be listed on the New York Stock Exchange. Under specified circumstances, FTD may be required to pay UOL a termination fee or reimburse UOL for expenses incurred in connection with the proposed merger, as described in "The Merger Agreement—Fees and Expenses" beginning on page 140 of this proxy statement/prospectus.

Q:    Who should I contact if I have any questions about the proxy materials or voting power?

A:
If you have any questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com. If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker or other nominee for additional information.

SUMMARY

        The following is a summary that highlights information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important to you. For a more complete description of the merger agreement and the merger contemplated by the merger agreement, we encourage you to read carefully this entire proxy statement/prospectus, including the attached annexes. In addition, we encourage you to read the information incorporated by reference into this proxy statement/prospectus, which includes important business and financial information about UOL and FTD that has been filed with the SEC. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

Information about the Companies

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000

        UOL, a Delaware corporation headquartered in Woodland Hills, California, commenced operations in 2001 following the merger of dial-up Internet access providers NetZero, Inc. and Juno Online Services, Inc.

        UOL is a leading provider of consumer Internet and media services through a variety of brands including Classmates, MyPoints, NetZero and Juno. UOL's business consists of two segments: Classmates Media and Communications. Classmates Media services are online social networking and online loyalty marketing. UOL's primary Communications services are Internet access and email. UOL's Web properties, in aggregate, attract a significant number of Internet users each month among its base of more than 50 million registered accounts. UOL's large online audience enables UOL to offer a broad array of Internet marketing products and services for advertisers.

        Historically, UOL's operations were focused on providing value-priced dial-up Internet access services in the United States and Canada. In 2004, UOL's dial-up Internet access revenues began to decline and UOL began diversifying its business to include other Internet consumer offerings in an effort to provide new growth opportunities for UOL. In November 2004, UOL acquired Classmates Online, Inc., which we refer to as Classmates, a provider of online social networking services, and in April 2006, UOL acquired MyPoints.com, Inc., which we refer to as MyPoints, a provider of online loyalty marketing services. UOL's strategy is to continue to leverage UOL's resources and core competencies to further expand UOL's businesses beyond dial-up Internet access services, through internal development and acquisitions (such as the proposed merger with FTD), while managing UOL's declining dial-up Internet access services primarily for profitability and cash flow.

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800

        FTD, a Delaware corporation headquartered in Downers Grove, Illinois, is a leading provider of floral and specialty gift products and services to consumers and retail florists, as well as other retail locations offering floral products, in the United States, Canada, the United Kingdom and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. FTD conducts its business through three operating segments: the consumer segment, the florist segment and the international segment.

        The consumer segment operates primarily through the www.ftd.com Website in the United States and Canada. As a result of FTD's same-day delivery capability and broad product selection, FTD's consumer segment is one of the largest direct marketers of floral arrangements and specialty gifts in the United States, generating 2.9 million orders from consumers in the nine-month period ended March 31, 2008.

        The florist segment provides a comprehensive suite of products and services that enable FTD members to send and deliver floral orders. This suite of products and services is also designed to promote revenue growth and enhance the operating efficiencies of FTD members in the United States and Canada.

        The international segment was formed as a result of the acquisition of Interflora on July 31, 2006. The international segment generated 1.7 million orders from consumers in the nine-month period ended March 31, 2008. Interflora also provides products and services to its network of members in the United Kingdom and the Republic of Ireland.

        FTD's consumer and florist businesses are highly complementary, as floral orders generated by the consumer business are delivered by the network of members. FTD's management believes that FTD's strong brand name recognition, complementary florist and consumer businesses, extensive customer database of floral and specialty gift consumers, network of FTD and Interflora members and international footprint provide FTD with competitive advantages.

UNOLA Corp.
21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000

        UNOLA Corp., an indirect wholly owned subsidiary of UOL, is a Delaware corporation formed on April 25, 2008, for the purpose of effecting the merger. Upon completion of the merger, UNOLA Corp. will merge with and into FTD, and FTD will become an indirect wholly owned subsidiary of UOL.

        UNOLA Corp. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger

(see page 70)

        UOL and FTD agreed to the acquisition of FTD by UOL under the terms of the merger agreement that is described in this proxy statement/prospectus. Pursuant to the merger agreement, UNOLA Corp., a newly formed, indirect wholly owned subsidiary of UOL, will merge with and into FTD, with FTD surviving the merger as an indirect wholly owned subsidiary of UOL. We have attached the original merger agreement and amendment no. 1 to the original merger agreement, which we collectively refer to as the merger agreement, as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus. We encourage you to read carefully the merger agreement in its entirety because it is the legal document that governs the merger.

        At the closing of the merger, each outstanding share of FTD common stock will be converted into the right to receive $10.15 in cash and 0.4087 of a share of UOL common stock, unless UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus. The exchange ratio for shares of UOL common stock to be received by FTD stockholders is fixed and will not be adjusted to reflect stock price changes prior to the closing.

        UOL plans to finance a portion of the cash merger consideration with $60 million of financing from Silicon Valley Bank, which Silicon Valley Bank has, subject to certain conditions, committed to provide to UOL. If UOL enters into definitive financing agreements with respect to the Silicon Valley Bank financing, UOL is required under the merger agreement to use its reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing) of the $60 million senior secured term loan facility no later than the eighth business day prior to the scheduled date of the FTD special meeting, unless such funds are unavailable to UOL (other than due to the failure of UOL or UNOLA Corp. to comply with their respective obligations under the merger agreement).

        If the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL is required, pursuant to the merger agreement, to adjust the merger consideration by substituting $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration. If such a substitution is required to be made, FTD stockholders will instead receive 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock. For a description of the material terms of the UOL notes, if issued, see "Description of UOL's Senior Secured Notes due 2013" beginning on page 155 of this proxy statement/prospectus.

        If such a substitution is required to be made, FTD and UOL will announce such substitution by press release, and such announcement will be made available on FTD's website at www.ftd.com, on or before the fifth business day prior to the scheduled date of the FTD special meeting.

        The merger agreement provides that prior to the effective time of the merger the FTD board of directors will adopt resolutions or take such actions as required to permit any outstanding options that are not exercisable or vested to become exercisable and vested immediately prior to the effective time of the merger, and to cause all unvested restricted shares of FTD common stock to become vested immediately prior to the effective time of the merger. At the closing of the merger, each outstanding option to purchase shares of FTD common stock will be cancelled in exchange for the same merger consideration payable to FTD stockholders for shares of FTD common stock, reduced ratably by the exercise price of the unexercised options in the same proportion that the value of the cash and fraction of a share of UOL common stock (and UOL notes, if UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus) comprising the merger consideration bear to each other. As a result of this formula, if, at the effective time of the merger, the exercise price of an option is greater than the aggregate value of the merger consideration, such option will be cancelled and the holder of such option will not receive any merger consideration in exchange for such option.

        At the closing of the merger, each restricted share of FTD common stock (except as described under "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99 of this proxy statement/prospectus) will be converted into the right to receive the merger consideration.

        UOL will not issue fractional shares of UOL common stock in connection with the merger. Instead, each holder of FTD common stock who would otherwise be entitled to receive a fraction of a share of UOL common stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by the last reported sales price of UOL common stock at the end of regular trading hours on the NASDAQ Global Select Market on the closing date of the merger.

        In the event that UOL is required to issue the UOL notes as described above, UOL will not issue any UOL notes in connection with the merger with a principal amount of less than $1.00. Instead, each holder of FTD common stock who would otherwise be entitled to receive a UOL note with a principal amount of less than $1.00 will receive, in lieu thereof, cash (without interest) in an amount equal to the principal amount of such UOL note.

        For a full description of the merger consideration, see "The Merger Agreement—Merger Consideration," "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" and "The Merger Agreement—Treatment of FTD Stock Options and Restricted Stock" beginning on pages 114, 115 and 116 of this proxy statement/prospectus, respectively, and, if UOL is required to issue the UOL Notes, "Description of UOL's Senior Secured Notes due 2013" beginning on page 155 of this proxy statement/prospectus.

Risk Factors

(see page 47)

        In evaluating the merger agreement and the merger, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled "Risk Factors" beginning on page 47 of this proxy statement/prospectus.

The FTD Special Meeting

(see page 66)

        The FTD special meeting will be held at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, on                            , 2008 at                 , local time. At the FTD special meeting, FTD stockholders will be asked to adopt the merger agreement.

        Only holders of record of FTD's common stock at the close of business on                            , 2008, the record date, are entitled to notice of and to vote at the FTD special meeting. As of the record date, there were                        shares of FTD common stock outstanding and entitled to vote at the FTD special meeting.

        Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of FTD common stock entitled to vote on the record date. Pursuant to a voting and support agreement, affiliates of Leonard Green, who collectively owned approximately      % of the shares of FTD common stock outstanding on the record date, have agreed, subject to the terms and conditions of the voting and support agreement, to vote the shares of FTD common stock they own as of the record date in favor of the Merger Proposal and in favor of any other matter necessary for the consummation of the transactions contemplated in the merger agreement. For a more complete description of the voting and support agreement, see "The Voting and Support Agreement" beginning on page 143 of this proxy statement/prospectus. The voting and support agreement is also attached as Annex B to this proxy statement/prospectus.

Recommendation of the FTD Board of Directors

(see page 86)

        After careful consideration, the FTD board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to, and in the best interests of, FTD and its stockholders and recommends that holders of FTD common stock vote FOR the Merger Proposal and FOR the Adjournment Proposal.

        For a more complete description of FTD's reasons for the merger and the recommendation of the FTD board of directors, see "The Merger—Recommendation of the FTD Board of Directors; FTD's Reasons for the Merger" beginning on page 86 of this proxy statement/prospectus.

Opinion of FTD's Financial Advisor

(see page 89)

        Goldman, Sachs & Co., which we refer to as Goldman, Sachs, rendered its oral opinion on April 29, 2008, which was subsequently confirmed in writing on April 30, 2008, to the FTD board of directors that, as of April 30, 2008, and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of the outstanding shares of FTD common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman, Sachs, dated April 30, 2008, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C. Goldman, Sachs provided its opinion for the information and assistance of the FTD board of directors in connection with the board's consideration of the merger. The Goldman, Sachs opinion does not constitute a recommendation as to how any holder of shares of FTD common stock should vote with respect to the adoption of the merger agreement or any other matter. Pursuant to an engagement letter between FTD and Goldman, Sachs, FTD has agreed to pay Goldman, Sachs a transaction fee of approximately $5,000,000, all of which is contingent upon consummation of the merger.

Ownership of UOL Following the Merger

        Based on the number of shares of FTD common stock outstanding as of the record date, UOL expects to issue approximately            shares of UOL common stock in the merger. Based on the number of shares of FTD common stock and the number of shares of UOL common stock outstanding on the record date for the FTD special meeting, upon the closing of the merger, FTD's former stockholders will own approximately      % of the then outstanding UOL common stock.

Share Ownership of FTD Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of FTD owned and were entitled to vote approximately                        shares of FTD common stock, collectively representing approximately      % of the shares of FTD common stock outstanding on that date (and together with the shares held by affiliates of Leonard Green, approximately      %).

        At the close of business on the record date, affiliates of Leonard Green beneficially owned                        shares of FTD common stock, representing approximately      % of the outstanding shares of FTD on that date. Affiliates of Leonard Green have entered into a voting and support agreement with UOL pursuant to which they have agreed, subject to the terms of the agreement, to vote the shares of FTD common stock they own as of the record date in favor of the Merger Proposal and in favor of any other matter necessary for the consummation of the transactions contemplated in the merger agreement. For more information regarding the voting and support agreement, see "The Voting and Support Agreement," beginning on page 143 of this proxy statement/prospectus.

Interests of Directors and Executive Officers of FTD in the Merger

(see page 99)

        You should be aware that some of FTD's directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of FTD stockholders generally. These interests relate to (i) new employment agreements entered into between certain executive officers and Florists' Transworld Delivery, Inc., a wholly owned subsidiary of FTD, which we refer to as FTDI, which provide for, among other things, increased compensation, including an employment agreement and a confidentiality and non-competition agreement entered into between FTDI and Michael J. Soenen, the current chief executive officer and president of FTD; (ii) transaction bonuses for certain executive officers payable upon consummation of the merger; (iii) the grant of restricted stock unit awards to certain executive officers and the acceleration of outstanding FTD stock options and restricted stock awards granted to certain executive officers; and (iv) indemnification and insurance for FTD's directors and executive officers.

        For a further discussion of the interests of FTD's directors and executive officers in the merger, see "The Merger—Interests of Executive Officers and Directors of FTD in the Merger," beginning on page 99 of this proxy statement/prospectus.

Listing of UOL Common Stock and Delisting and Deregistration of FTD Common Stock

(see page 104)

        Application will be made to have the shares of UOL common stock issued in the merger approved for listing on the NASDAQ Global Select Market. If the merger is completed, FTD common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and FTD will no longer file periodic reports with the SEC.

Appraisal Rights

(see page 109)

        Under the Delaware General Corporation Law, holders of shares of FTD common stock have the right to receive an appraisal of the fair value of their shares of FTD common stock in connection with the merger. To exercise appraisal rights, an FTD stockholder:

  •
  must not vote for the Merger Proposal;

  •
  must deliver to FTD a written appraisal demand before the stockholder vote on the merger agreement is taken at the FTD special meeting;

  •
  must not submit a letter of transmittal; and

  •
  must strictly comply with all of the procedures required by the Delaware General Corporation Law.

        A copy of Section 262 of the Delaware General Corporation Law is also attached as Annex D to this proxy statement/prospectus.

Conditions to Completion of the Merger

(see page 136)

        A number of conditions must be satisfied (or, if permissible, waived) before the merger will be completed. These include, among others:

  •
  the adoption of the merger agreement by the holders of a majority of the outstanding shares of FTD common stock;

  •
  the expiration, termination or receipt (as applicable) of any applicable waiting period or required approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, which we refer to as the HSR Act, or any other similar applicable laws that are required prior to the completion of the merger (the Federal Trade Commission, which we refer to as the FTC, granted early termination of the applicable waiting periods under the HSR Act in connection with the merger on June 6, 2008);

  •
  the absence of any legal restraints or prohibitions preventing the completion of the merger;

  •
  the effectiveness of the Registration Statement, of which this proxy statement/prospectus is a part, and the Registration Statement not being subject to any pending or threatened stop order;

  •
  the qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, of the indenture governing the UOL notes;

  •
  the approval for listing on the NASDAQ Global Select Market of the shares of UOL common stock to be issued in the merger;

  •
  the performance in all material respects by each party of all obligations required to be performed by it at or prior to the effective time of the merger;

  •
  the accuracy of the representations and warranties of each party contained in the merger agreement, except to the extent that breaches of such representations and warranties would not result in a material adverse effect on the representing party (other than, if the Silicon Valley Bank financing is unavailable to UOL for any reason, those relating to the documents to be executed by UOL in connection with its issuance of the UOL notes which must be true and correct in all material respects);

  •
  the absence of certain material adverse effects with respect to UOL or FTD;

  •
  receipt by UOL of the proceeds of the financing from Wells Fargo Bank, National Association, which we refer to as Wells Fargo, as described under "Description of FTD Senior Secured Credit Facilities" beginning on page 145 of this proxy statement/prospectus and, if applicable, the alternative financing as described under "The Merger Agreement—Further Action; Financing" beginning on page 126 of this proxy statement/prospectus (or UOL would have received such proceeds assuming the issuance by UOL of the UOL notes or receipt by UOL of the proceeds from the Silicon Valley Bank financing, if applicable);

  •
  receipt by UOL of the proceeds of the Silicon Valley Bank financing (and such proceeds of the Silicon Valley Bank financing are available to be used to pay the cash merger consideration at the closing), unless the Silicon Valley Bank financing is unavailable to UOL for any reason (in which case UOL is required to comply with its obligations under the merger agreement with respect to using reasonable best efforts to issue the UOL notes in substitution for such financing);

  •
  receipt by UOL of a certification from the chief executive officer and the chief financial officer of FTD that FTD's closing net debt does not exceed $286.0 million; and

  •
  the exercise of appraisal rights by holders of no more than 10% of FTD's common stock.

        To the extent permitted by applicable law, each of UOL, UNOLA Corp. and FTD may waive the conditions to the performance of its respective obligations under the merger agreement and complete the merger even though one or more of these conditions have not been met. Neither UOL nor FTD can give any assurance that all of the conditions to the merger will be either satisfied or waived or that the merger will occur.

Regulatory Matters

(see page 108)

        The merger is subject to antitrust laws. Under the HSR Act, and the rules promulgated under the HSR Act by the FTC, the merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division of the Department of Justice, referred to as the Antitrust Division, and the specified waiting period has been terminated or has expired. FTD and UOL each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 28, 2008. On June 6, 2008, the FTC granted early termination of the applicable waiting periods under the HSR Act in connection with the merger. Under the terms of the merger agreement, neither UOL nor any of its subsidiaries (including UNOLA Corp. and the surviving corporation) would be required to take or refrain from taking any action that would (i) limit the ownership or operation of all or any material portion of the business or assets of FTD and its subsidiaries taken as a whole or compel the disposal of or separate holding of all or any material portion of the business or assets of UOL and its subsidiaries taken as a whole, or impose any material limitation on the ability of UOL and its subsidiaries taken as a whole to conduct its business or own such assets, or (ii) impose material limitations on the ability of UOL or UNOLA Corp. to consummate the merger or the transactions contemplated by the merger agreement.

No Solicitation by FTD

(see page 132)

        The merger agreement contains detailed provisions that prohibit FTD and its subsidiaries and their representatives from:

  •
  soliciting, initiating or knowingly encouraging or facilitating (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an acquisition proposal;

  •
  entering into, participating in, continuing or engaging in discussions or negotiations with any person regarding an acquisition proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal; or

  •
  approving or recommending, or publicly proposing to approve or recommend, or entering into any agreement or agreement in principle regarding an acquisition proposal or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal.

        The merger agreement does not, however, prohibit the FTD board of directors from considering and recommending to FTD's stockholders an unsolicited bona fide written acquisition proposal from a third party if specified conditions are met. Additionally, in response to an unsolicited bona fide written acquisition proposal from a third party that the FTD board of directors concludes is or could reasonably be expected to lead to a superior proposal, FTD may, if specified conditions are met, furnish information or draft agreements to the third party making such acquisition proposal.

Termination of the Merger Agreement

(see page 139)

        Under circumstances specified in the merger agreement, the merger agreement may be terminated and the merger abandoned at any time prior to the effective time (whether before or after the adoption of the merger agreement by FTD's stockholders) if:

  •
  UOL and FTD mutually agree; or

  •
  by either party if:

  •
  the merger does not occur by October 27, 2008;

  •
  there is any law that makes consummation of the merger illegal or otherwise prohibited, or there is any final and nonappealable ruling, judgment, injunction, order or decree of any governmental entity that enjoins FTD or UNOLA Corp. from consummating the merger;

  •
  the required approval of FTD stockholders is not obtained at the FTD special meeting or any adjournment or postponement thereof; or

  •
  the other party breaches any representation, warranty, covenant or agreement in a way that the related condition to closing would not be satisfied and such breach is not reasonably capable of being cured prior to October 27, 2008 or is not cured within 30 days after notice from the party wishing to terminate the merger agreement (provided that the party seeking to terminate the merger agreement is not also in material breach thereof).

        Under circumstances specified in the merger agreement, UOL may terminate the merger agreement and abandon the merger at any time prior to the effective time (whether before or after the adoption of the merger agreement by FTD's stockholders) if:

  •
  the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or the FTD board of directors fails to include such recommendation in this proxy statement/prospectus) due to an intervening event or a superior proposal; or

  •
  the FTD board of directors approves or recommends that FTD's stockholders tender their shares of FTD common stock in any tender or exchange offer that is an acquisition proposal (other than by UOL, UNOLA Corp. or their affiliates);

        Under circumstances specified in the merger agreement, FTD may terminate the merger agreement and abandon the merger at any time prior to the effective time (whether before or after the adoption of the merger agreement by FTD's stockholders) if FTD has received, at any time prior to the adoption of the merger agreement by FTD's stockholders, a superior proposal in accordance with the terms of the merger agreement and the FTD board of directors determines in good faith, after consultation with its outside legal counsel, that such action is necessary in order to comply with its fiduciary duties imposed by Delaware law, provided that it complies with the provisions of the merger agreement, including the no solicitation provision discussed above, and simultaneously with such termination FTD has paid UOL the termination fee described below.

Fees and Expenses

(see page 140)

        Under the terms of the merger agreement, FTD must pay to UOL an amount equal to the reasonably documented out-of-pocket fees and expenses actually incurred by UOL and its affiliates on or prior to the termination of the merger agreement in an amount up to $3.75 million within one business day after such termination (which in each case shall be the sole and exclusive remedy of UOL and UNOLA Corp. under the merger agreement) if:

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to an intervening event; or

  •
  UOL or FTD terminates the merger agreement because the required approval of FTD stockholders is not obtained at the FTD special meeting or any adjournment or postponement thereof and prior to such termination an acquisition proposal was received by FTD and publicly announced and not withdrawn or abandoned (which, for purposes of this provision, refers to the definition of "acquisition proposal" as defined in such provision in the merger agreement).

        The merger agreement provides that FTD must pay UOL a termination fee of $11.75 million (which in each case shall be the sole and exclusive remedy of UOL and UNOLA Corp. under the merger agreement) if:

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to a superior proposal, or the FTD board of directors approves or recommends that FTD's stockholders tender their shares of FTD common stock in any tender or exchange offer that is an acquisition proposal (other than by UOL, UNOLA Corp. or their affiliates);

  •
  FTD terminates the merger agreement because, prior to the adoption of the merger agreement by the holders of a majority of the outstanding shares of FTD's common stock, it received a superior proposal, the FTD board of directors determines in good faith after consultation with outside legal counsel that it is necessary to terminate the merger agreement in order to comply with its fiduciary duties imposed by Delaware law and it has complied with the no solicitation provision discussed below under "The Merger Agreement—No Solicitation by FTD," and its obligations in the merger agreement relating to its recommendation and the holding of an FTD stockholder meeting;

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to an intervening event and prior to such termination an acquisition proposal has been received by FTD and publicly announced and not withdrawn or abandoned and within 12 months following the termination of the merger agreement an acquisition proposal (which, for purposes of this provision, refers to the definition of "acquisition proposal" as defined in such provision in the merger agreement) is consummated with a party that is the same as, or an affiliate of, a party to the acquisition proposal that was received by FTD prior to such termination, in which case the termination fee is set off by the amount of all expenses paid to UOL by FTD as described above; or

  •
  UOL or FTD terminates the merger agreement because the required approval of the FTD stockholders is not obtained at the FTD special meeting or any adjournment or postponement thereof and prior to such termination an acquisition proposal has been received by FTD and publicly announced and not withdrawn or abandoned and within 12 months following the termination of the merger agreement FTD enters into a definitive agreement providing for an acquisition proposal (which, for purposes of this provision, refers to the definition of "acquisition proposal" as defined in such provision in the merger agreement), in which case the termination fee is set off by the amount of all expenses paid to UOL by FTD as described above.

Material United States Federal Income Tax Consequences of the Merger

(see page 104)

        FTD stockholders that are "United States persons" for United States federal income tax purposes are generally subject to the following United States federal income tax considerations:

  •
  stockholders should generally recognize capital gain or loss in an amount equal to the difference between the fair market value of the merger consideration received for the FTD common stock held by a stockholder and such stockholder's adjusted tax basis in the FTD common stock surrendered pursuant to the merger;

  •
  if issued, the UOL notes received pursuant to the merger will be issued with original issue discount ("OID") if the stated principal amount due at maturity exceeds the "issue price" of such UOL notes by more than a statutorily-defined de minimis amount. If the UOL notes are issued with OID, stockholders must generally include such OID in ordinary income for United States federal income tax purposes on an annual basis as determined under a constant yield method regardless of their regular method of United States federal income tax accounting. As a result, stockholders will include OID in income in advance of the receipt of cash attributable to such income; and

  •
  if the UOL notes are issued and the "issue price" of the UOL notes received pursuant to the merger exceed their stated principal amount, each stockholder may elect to amortize the excess, or premium, against interest income over the term of the UOL notes.

        FTD stockholders that are not "United States persons" for United States federal income tax purposes are generally subject to the following United States federal income tax considerations:

  •
  stockholders should not generally be subject to United States federal income tax in respect of the merger consideration received in exchange for the FTD common stock surrendered pursuant to the merger; and

  •
  in respect of any UOL notes received pursuant to the merger, (i) payment of interest should not generally be subject to United States federal income or withholding tax, and (ii) upon the sale,

    exchange, or other disposition of the UOL notes, stockholders should not generally be subject to United States federal income tax.

        FTD stockholders are urged to consult their own tax advisors regarding the United States federal income tax considerations of the merger, as well as the effects of state, local, and non-United States tax laws.

        For a more complete summary of the tax considerations of the merger, see the section entitled "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 104 of this proxy statement/prospectus.

Accounting Treatment

(see page 109)

        In accordance with accounting principles generally accepted in the United States, which we refer to as GAAP, UOL will account for the merger using the purchase method of accounting for business combinations.

Comparison of Rights of UOL Stockholders and FTD Stockholders

(see page 213)

        FTD stockholders, whose rights are currently governed by the FTD second amended and restated certificate of incorporation, the FTD amended and restated bylaws and the Delaware General Corporation Law, will, upon the closing of the merger, become stockholders of UOL and their rights will be governed by the UOL amended and restated certificate of incorporation, the UOL amended and restated bylaws, the rights agreement between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as amended, and the Delaware General Corporation Law.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF UOL

        The following selected consolidated financial data should be read in conjunction with UOL's consolidated financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in UOL's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and in its Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference into this proxy statement/prospectus.

        The following table presents the consolidated statement of operations data for the quarters ended March 31, 2008 and 2007 and the consolidated balance sheet data at March 31, 2008, which are derived from UOL's unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The table also presents the consolidated statements of operations data for the years ended December 31, 2007, 2006 and 2005, and the consolidated balance sheet data at December 31, 2007 and 2006. Such financial data are derived from UOL's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007. Additionally, the table presents the consolidated statements of operations data for the year ended December 31, 2004, the six months ended December 31, 2003 and the year ended June 30, 2003 and the consolidated balance sheet data at December 31, 2004 and 2003 and June 30, 2003, which financial data are derived from UOL's audited consolidated financial statements that are not included or incorporated by reference into this proxy statement/prospectus.

        In UOL's opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of UOL's financial position and results of operations for such periods. Interim results for the quarter ended March 31, 2008 are not necessarily indicative of, and are not projections for, the results to be expected for the full fiscal year ending December 31, 2008.

        The selected historical financial data below should be read in conjunction with the consolidated financial statements and accompanying notes that are incorporated by reference into this proxy statement/prospectus.

        The following amounts are in thousands, except per share data:

	Quarter Ended March 31,
			Year Ended December 31,				Six Months Ended December 31, 2003(4)
								Year Ended June 30, 2003(5)
	2008	2007	2007(1)	2006(2)	2005	2004(3)
	(unaudited)
Consolidated Statements of Operations Data:
Revenues	$121,811	$129,851	$513,503	$522,654	$525,061	$448,617	$185,738	$277,295
Operating income	$20,363	$22,124	$92,301	$74,019	$86,560	$79,493	$32,639	$21,721
Net income	$13,002	$13,028	$57,777	$42,272	$47,127	$117,480	$33,327	$27,792
Net income per share—basic	$0.19	$0.20	$0.87	$0.66	$0.77	$1.91	$0.52	$0.45
Net income per share—diluted	$0.19	$0.19	$0.83	$0.64	$0.74	$1.81	$0.48	$0.41

		December 31,
	March 31, 2008						June 30, 2003
		2007	2006	2005	2004(3)	2003
	(unaudited)
Consolidated Balance Sheets Data:
Total assets	$545,858	$552,393	$503,019	$521,188	$519,852	$307,879	$280,676
Noncurrent liabilities	$20,548	$20,486	$10,983	$45,863	$81,207	$—	$—
Cash dividends per share declared and paid	$0.20	$0.80	$0.80	$0.60	$—	$—	$—

(1)
UOL recorded restructuring charges of $3.4 million in the year ended December 31, 2007.

(2)
In April 2006, UOL acquired MyPoints. The results of MyPoints are included in UOL's consolidated statements of operations from the date of acquisition. For additional information regarding UOL's acquisitions, see Note 2—"Acquisitions" of the Notes to the Consolidated Financial Statements, which appears in Part II, Item 8 of UOL's Annual Report on Form 10-K for the year ended December 31, 2007, which Form 10-K is incorporated by reference into this proxy statement/prospectus. Additionally, in the quarter ended December 31, 2006, UOL recorded a $13.3 million ($8.0 million, net of tax) impairment charge for goodwill, intangible assets and long-lived assets.

(3)
In November 2004, UOL acquired Classmates. The results of Classmates are included in UOL's consolidated statements of operations from the date of acquisition. Net income included NOL tax benefits of $68.6 million for the year ended December 31, 2004.

(4)
Net income included NOL tax benefits of $12.3 million for the six months ended December 31, 2003.

(5)
Net income included NOL tax benefits of $4.3 million for the year ended June 30, 2003.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF FTD

        The following table sets forth the selected historical data for FTD, Inc., the predecessor of FTD, which is referred to as the "Predecessor," as of and for the fiscal year ended June 30, 2003 and for the period from July 1, 2003 through February 23, 2004, FTD's selected historical data for the period from February 24, 2004 through June 30, 2004, as of June 30, 2004, and as of and for the fiscal years ended June 30, 2005, 2006 and 2007 and as of and for the nine months ended March 31, 2007 and 2008. On February 24, 2004, FTD completed a going private merger transaction with an affiliate of Leonard Green, in which a wholly owned subsidiary of FTD merged with and into the Predecessor, with the Predecessor continuing as the surviving corporation, which transaction we refer to as the "2004 Going Private Transaction." The results of operations presented herein for all periods prior to the completion of the 2004 Going Private Transaction are the results of operations of the Predecessor, which results are not comparable to the results of operations of FTD for all periods subsequent to the completion of the 2004 Going Private Transaction. The selected consolidated statements of operations data for the fiscal years ended June 30, 2005, 2006 and 2007 and the selected consolidated balance sheet data as of June 30, 2006 and 2007 have been derived from FTD's audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2007, and which are incorporated by reference into this proxy statement/prospectus. The selected consolidated statements of operations data for the period from July 1, 2003 through February 23, 2004 and the period from February 24, 2004 through June 30, 2004 and the selected consolidated balance sheet data as of June 30, 2003, 2004 and 2005 have been derived from FTD's and the Predecessor's, as the case may be, audited consolidated financials statements which are not included or incorporated by reference in this proxy statement/prospectus. The selected consolidated financial information as of and for the nine-month periods ended March 31, 2007 and 2008 is derived from FTD's unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and incorporated by reference into this proxy statement/prospectus. In FTD's opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of FTD's financial position and results of operations for such periods. Interim results for the nine months ended March 31, 2008 are not necessarily indicative of, and are not projections for, the results to be expected for the full fiscal year ending June 30, 2008.

        The selected historical financial data below should be read in conjunction with the consolidated financial statements and accompanying notes that are incorporated by reference into this proxy statement/prospectus. The following amounts are presented in thousands, except per share data.

									Predecessor Basis of Accounting(1)
	Nine Months Ended March 31, 2008	Nine Months Ended March 31, 2007		Fiscal Year Ended June 30, 2007		Fiscal Year Ended June 30, 2006	Fiscal Year Ended June 30, 2005	Period from February 24, 2004 through June 30, 2004	Period from July 1, 2003 through February 23, 2004		Fiscal Year Ended June 30, 2003
Statements of Operations:
Total revenues	$471,221	$443,210		$613,012		$465,133	$437,795	$151,381	$245,679		$363,343
Income from operations	56,472	54,837		78,120		61,056	39,646 (2)	13,018 (3)	701	(4)	36,799
Net income (loss)	26,415	21,165		31,912		25,543	(22,600)	(4,497)	(1,602	)(5)	9,289	(6)
Net income (loss) per share—basic	$0.90	$0.75		$1.12		$0.89	$(1.15)	$(0.34)
Net income (loss) per share—diluted	$0.89	$0.72		$1.08		$0.86	$(1.15)	$(0.34)
Cash dividends declared per common share	$0.4875	$0.1625		$0.3250		$—	$—	$—
Other Data:
Consumer segment orders	2,937	3,147		4,590		4,508	4,073	1,517	2,063		3,166
Consumer segment revenues	$192,040	$197,084		$287,621		$275,773	$247,108	$88,296	$128,507		$190,958
Florist segment revenues	$136,686	$137,522		$181,995		$189,360	$190,687	$63,085	$117,172		$172,385
International segment consumer orders	1,707	1,367	(8)	1,785		N/A	N/A	N/A	N/A		N/A
International segment revenues	$142,495	$108,604	(8)	$143,396	(8)	N/A	N/A	N/A	N/A		N/A

	As of March 31,		As of June 30,
	2008	2007	2007	2006	2005	2004	2003(1)
Balance Sheet Data:
Working capital (deficit)(7)	$(50,046)	$(67,823)	$(39,617)	$(33,785)	$(23,096)	$(13,195)	$(24,113)
Total assets	$763,785	$779,384	$748,900	$570,737	$571,314	$579,888	$204,371
Noncurrent liabilities	$376,587	$399,119	$393,420	$282,520	$300,592	$319,469	$16,905
Preferred stock subject to mandatory redemption	$—	$—	$—	$—	$—	$152,079	$—
Total equity	$280,752	$249,553	$261,778	$217,736	$205,747	$35,462	$122,323

(1)
The financial data for periods prior to February 24, 2004 ("Predecessor Basis of Accounting") are presented for comparative purposes and consist of the financial data of the Predecessor prior to the completion of the 2004 Going Private Transaction.

(2)
During the year ended June 30, 2005, FTD recorded costs of $13.9 million related to the management services agreement with Leonard Green, which included $12.5 million related to the termination of the management services agreement as a component of selling, general and administrative expenses.

(3)
During the period from February 24, 2004 through June 30, 2004, FTD recorded severance costs of $3.3 million as a component of selling, general and administrative expenses associated with the departure of certain of FTD's senior executives shortly following the consummation of the 2004 Going Private Transaction.

(4)
During the period from July 1, 2003 through February 23, 2004, the Predecessor recorded merger related expenses of $23.4 million related to the 2004 Going Private Transaction as a component of selling, general and administrative expenses.

(5)
During the period from July 1, 2003 through February 23, 2004, the Predecessor recorded as a component of other expense, net, a gain of $1.5 million as a result of a settlement with the insurance carrier that maintained a policy covering the Predecessor and its directors and officers. In addition, the Predecessor entered into a Senior Secured Credit Facility (the "2004 Credit Agreement"). As a result of entering into the 2004 Credit Agreement, unamortized deferred financing costs associated with the then existing debt were expensed by the Predecessor, resulting in a net loss on extinguishment of debt of $0.4 million, which was included in other expense, net.

(6)
In fiscal year 2003, the Predecessor recorded as a component of other expense, net, a charge of $11.0 million related to the recording of a liability associated with the settlement of the consolidated shareholder class action litigation related to the Predecessor's 2002 merger with FTD.COM, including administrative costs.

(7)
Working capital (deficit) represents total current assets (excluding cash and cash equivalents) less current liabilities (excluding the current portion of long term debt).

(8)
The fiscal year ended June 30, 2007 and the nine months ended March 31, 2007 include eleven months and eight months, respectively, as the international business segment was formed on July 31, 2006 as a result of the acquisition of Interflora.

 INTRODUCTORY NOTE TO
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UOL

        UOL and FTD have entered into an agreement and plan of merger, as amended, pursuant to which an indirect wholly owned subsidiary of UOL will merge with and into FTD, with FTD thereupon becoming an indirect wholly owned subsidiary of UOL.

        In the proposed merger, FTD stockholders will receive 0.4087 of a share of UOL common stock and $10.15 in cash for each share of FTD common stock, unless UOL is required, pursuant to the merger agreement, to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus. If such a substitution is required to be made, FTD stockholders will receive 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock.

        The following are two sets of unaudited pro forma condensed combined financial statements:

  •
  Cash and Stock Merger Consideration:  The first set on pages 22 through 31 of this proxy statement/prospectus is based on FTD stockholders receiving 0.4087 of a share of UOL common stock and $10.15 in cash for each share of FTD common stock; and

  •
  Cash, Stock and Notes Merger Consideration:  The second set on pages 32 through 41 of this proxy statement/prospectus is based on FTD stockholders instead receiving 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UOL

(CASH AND STOCK MERGER CONSIDERATION)

        The following unaudited pro forma condensed combined financial statements are based on FTD stockholders receiving 0.4087 of a share of UOL common stock and $10.15 in cash for each share of FTD common stock in the merger.

        The purchase price, including transaction costs, is allocated to FTD's underlying net liabilities assumed, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of FTD's net liabilities assumed is recorded as goodwill. Based on a preliminary analysis, identifiable, definite-lived intangible assets acquired will be amortized on a straight-line basis over estimated lives ranging from two to six years. The acquired trademarks and trade names have been determined to be indefinite-lived intangible assets. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill and identifiable indefinite-lived intangible assets will not be amortized but will be reviewed for impairment on an annual basis or when events occur or circumstances change that would more likely than not indicate that goodwill and identifiable indefinite-lived intangible assets might be permanently impaired. The purchase price allocation may change when UOL completes its final analysis of the fair values of FTD's net liabilities assumed. The impact of the allocation of the purchase price to goodwill and other identifiable intangible assets could be material to UOL's future operating results.

        The unaudited pro forma condensed combined balance sheet at March 31, 2008 gives effect to the acquisition of FTD as if it had occurred on March 31, 2008 and combines the historical unaudited consolidated balance sheets of UOL and FTD. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the quarter ended March 31, 2008 give effect to the acquisition of FTD as if it had occurred on January 1, 2007 and combines the historical consolidated statements of operations of UOL and FTD.

        The unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to these financial statements. These estimates and assumptions are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the merger occurred on the dates indicated above. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of UOL and FTD and the related notes to those financial statements as of and for the periods indicated (see Note 1) and should be read in conjunction with those financial statements and the related notes. Certain reclassifications have been made to conform FTD's historical financial statements to the presentation of UOL's historical financial statements (see Notes 2(m) - 2(o) and 2(q) - 2(u)).

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2008

(in thousands)

	UOL	FTD	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$118,097	$33,997	$105,918	(a)	$61,899
			(306,647)	(c)
			110,534	(e)
Short-term investments	105,918	—	(105,918)	(a)	—
Accounts receivable, net	25,228	38,958	—		64,186
Inventories, net	—	4,356	(4,356)	(m)	—
Deferred tax assets, net	6,389	—	3,130	(c)	15,164
			5,645	(n)
Deferred financing costs	—	—	2,415	(e)	2,415
Other current assets	14,186	11,844	(5,645)	(n)	24,741
			4,356	(m)

Total current assets	269,818	89,155	(190,568)		168,405
Property and equipment, net	37,129	22,506	12,674	(o)	72,309
Computer software, net	—	12,674	(12,674)	(o)	—
Deferred tax assets, net	58,575	—	(58,575)	(p)	—
Deferred financing costs	—	—	10,505	(e)	10,505
Goodwill	132,240	417,645	(417,645)	(c)	644,740
			512,500	(c)
Intangible assets, net	38,129	198,577	(198,577)	(c)	381,329
			343,200	(c)
Other assets	9,967	23,228	(2,714)	(c)	25,686
			(4,795)	(c)

Total assets	$545,858	$763,785	$(6,669)		$1,302,974

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,642	$70,547	$—		$107,189
Accrued liabilities	17,992	29,856	6,836	(c)	69,234
			14,550	(c)
Member redemption liability	18,837	—	—		18,837
Deferred revenue	68,028	—	—		68,028
Dividends payable	—	4,801	—		4,801
Current maturities of long-term debt	—	1,242	291,196	(d)	20,658
			13,108	(c)
			(305,546)	(e)
			20,658	(e)
Capital leases	9	—	—		9

Total current liabilities	141,508	106,446	40,802		288,756
Member redemption liability	4,918	—	—		4,918
Deferred revenue	4,785	—	—		4,785
Senior secured credit facilities	—	—	408,342	(e)	408,342
Senior secured credit facility	—	121,079	(121,079)	(d)	—
Senior subordinated notes	—	170,117	(170,117	)(d)	—
Deferred tax liabilities, net	—	80,072	41,852	(c)	63,349
			(58,575)	(p)
Other liabilities	10,845	5,319	—		16,164

Total liabilities	162,056	483,033	141,225		786,314

Stockholders' equity:
Common stock	7	298	(298)	(c)	8
			1	(c)
Additional paid-in capital	404,891	237,142	(237,142)	(c)	537,748
			132,857	(c)
Accumulated other comprehensive income	304	9,655	(9,655)	(c)	304
Retained earnings (accumulated deficit)	(21,400)	33,657	(33,657)	(c)	(21,400)

Total stockholders' equity	383,802	280,752	(147,894)		516,660

Total liabilities and stockholders' equity	$545,858	$763,785	$(6,669)		$1,302,974

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2008

(in thousands, except per share amounts)

	UOL	FTD	Pro Forma		Pro Forma
Revenues:
Products	$—	$149,726	$—		$149,726
Services	121,811	42,261	—		164,072

Total revenues	121,811	191,987	—		313,798
Operating expenses:
Cost of revenues	27,839	119,041	721	(t)	147,770
			169	(u)
Sales and marketing	36,781	29,575	49	(h)	70,207
			27	(i)
			3,970	(r)
			(152)	(s)
			126	(t)
			(169)	(u)
Technology and development	12,902	—	138	(h)	17,348
			27	(i)
			4,281	(s)
General and administrative	20,884	23,912	187	(h)	35,411
			184	(i)
			(810)	(q)
			(3,970)	(r)
			(4,129)	(s)
			(847)	(t)
Amortization of intangible assets	2,836	—	6,150	(g)	9,796
			810	(q)
Restructuring charges	206	—	—		206

Total operating expenses	101,448	172,528	6,762		280,738

Operating income	20,363	19,459	(6,762)		33,060
Interest income	1,808	399	(1,407)	(b)	800
Interest expense	(166)	(5,456)	(3,121)	(f)	(8,743)
Other income (expense), net	—	(23)	—		(23)

Income before income taxes	22,005	14,379	(11,290)		25,094
Provision for income taxes	9,003	5,086	(172)	(b)	9,964
			(3,953)	(v)

Net income	$13,002	$9,293	$(7,165)		$15,130

Basic net income per share	$0.19				$0.19

Diluted net income per share	$0.19				$0.18

Shares used to calculate basic net income per share	68,145		12,397	(j)	80,542

Shares used to calculate diluted net income per share	69,727		12,403	(l)	82,130

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share amounts)

	UOL	FTD	Pro Forma		Pro Forma
Revenues:
Products	$—	$478,579	$—		$478,579
Services	513,503	153,356	—		666,859

Total revenues	513,503	631,935	—		1,145,438
Operating expenses:
Cost of revenues	117,203	374,760	2,915	(t)	495,579
			701	(u)
Sales and marketing	163,424	92,594	224	(h)	269,194
			96	(i)
			13,880	(r)
			(661)	(s)
			338	(t)
			(701)	(u)
Technology and development	51,044	—	550	(h)	69,626
			96	(i)
			17,936	(s)
General and administrative	73,312	81,835	1,016	(h)	118,220
			610	(i)
			(4,145)	(q)
			(13,880)	(r)
			(17,275)	(s)
			(3,253)	(t)
Amortization of intangible assets	12,800	—	23,695	(g)	40,640
			4,145	(q)
Restructuring charges	3,419	—	—		3,419

Total operating expenses	421,202	549,189	26,287		996,678

Operating income	92,301	82,746	(26,287)		148,760
Interest income	7,555	1,867	(6,534)	(b)	2,888
Interest expense	(1,164)	(25,534)	(9,928)	(f)	(36,626)
Other income (expense), net	—	(18)	—		(18)

Income before income taxes	98,692	59,061	(42,749)		115,004
Provision for income taxes	40,915	21,577	(401)	(b)	47,605
			(14,486)	(v)

Net income	$57,777	$37,484	$(27,862)		$67,399

Basic net income per share	$0.87				$0.85

Diluted net income per share	$0.83				$0.82

Shares used to calculate basic net income per share	66,768		12,347	(j)	79,115

Shares used to calculate diluted net income per share	69,287		12,432	(k)	81,719

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UOL

NOTE 1: BASIS OF PRO FORMA PRESENTATION

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the consolidated statement of operations for the year ended December 31, 2007 for UOL with the unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 for FTD. FTD's unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 was derived by adding (a) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2007, which is incorporated by reference into this proxy statement/ prospectus, and (b) the audited consolidated statement of operations and comprehensive income of FTD contained in FTD's Annual Report on Form 10-K for the year ended June 30, 2007, which is incorporated by reference into this proxy statement/prospectus, and subtracting (c) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2006, which is incorporated by reference into this proxy statement/prospectus. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2008 combines the unaudited condensed consolidated statement of operations for the quarter ended March 31, 2008 for UOL with the unaudited condensed consolidated statement of operations for the quarter ended March 31, 2008 for FTD. In addition, the unaudited pro forma condensed combined balance sheet at March 31, 2008 combines the unaudited condensed consolidated balance sheet of UOL at March 31, 2008 with the unaudited condensed consolidated balance sheet of FTD at March 31, 2008.

NOTE 2: PRO FORMA ADJUSTMENTS

(a)
Represents liquidation of UOL's short-term investments portfolio to partially fund the cash portion of the purchase price.

(b)
Represents the reduction in interest income and the related income tax effect for the year ended December 31, 2007 and the quarter ended March 31, 2008 due to lower cash balances and lower interest rates.

(c)
Represents the preliminary allocation of the purchase price to the estimated fair value of the net liabilities assumed (in thousands):

Purchase price:
Cash ($10.15 per FTD share)	$306,647
UOL common stock (0.4087 UOL shares at $10.76 per FTD share)	132,858
Estimated transaction costs incurred by UOL	9,550

Total purchase price	$449,055

Description	Estimated Fair Value	Estimated Amortizable Life
Net liabilities assumed:
Cash and cash equivalents	$33,997
Accounts receivable	38,958
Inventories	4,356
Other current assets	11,844
Property and equipment	22,506
Computer software	12,674
Deferred tax assets, net	3,130
Other assets	18,433
Accounts payable	(70,547)
Accrued liabilities	(44,406)
Senior secured credit facility and senior subordinated notes	(305,546)
Dividends payable	(4,801)
Deferred tax liabilities, net	(121,924)
Other liabilities	(5,319)

Total net liabilities assumed	(406,645)

Intangible assets acquired:
Customer contracts and relationships	119,100	2-6 years
Technology	34,200	5 years
Trademarks and trade names	189,900	Indefinite

Total intangible assets acquired	343,200

Goodwill	512,500

Total purchase price	$449,055

  The estimated fair values of assets and liabilities are based, in part, on a preliminary valuation. The final valuation and related allocation of the purchase price at the closing of the merger may be different from the allocation based on this preliminary valuation.

  An adjustment of $3,130 has been made to deferred tax assets, net, to reflect the current tax benefits associated with the payment at the closing of the merger of transaction bonuses, transaction expenses, debt premium associated with the repayment of FTD's existing debt prior to maturity, and tax benefits related to the disqualified disposition of stock options of FTD, offset by the current tax liabilities associated with reflecting the differences between the financial statement carrying amounts of intangible assets and their tax bases.

  An adjustment of $2,714 has been made to other assets to reclassify the transaction costs capitalized by UOL through March 31, 2008 as part of the purchase price.

  An adjustment of $4,795 has been made to other assets to reflect the elimination of FTD's deferred financing costs associated with its existing debt.

  An adjustment of $6,836 has been made to accrued liabilities for the remaining estimated transaction costs to be incurred by UOL.

  An adjustment of $14,550 has been made to accrued liabilities to reflect $5,750 in transaction bonuses and $8,800 in transaction expenses incurred directly by FTD.

  An adjustment of $13,108 has been made to FTD's existing debt to reflect the premium at March 31, 2008 associated with repayment prior to maturity.

  An adjustment of $41,852 has been made to noncurrent deferred tax liabilities, net, to primarily reflect the differences between the financial statement carrying amounts of intangible assets and their tax bases.

(d)
Represents the reclassification of existing FTD long-term debt to current maturities of long-term debt immediately prior to the repayment in connection with the draw down of the new FTD senior secured credit facilities upon the closing of the merger.

(e)
Represents the repayment of existing FTD debt; the draw down of the new UOL senior secured term loan facility by UOL prior to the closing of the merger and the draw down of the new FTD senior secured credit facilities upon the closing of the merger and the associated deferred financing costs; and the excess cash received in connection with the repayment and draw down.

Repayment of existing FTD debt:
Long-term debt reclassified to current maturities (see Note 2(d))	$291,196
Current maturities	1,242
Premium for early debt repayment	13,108

Total repayment of existing FTD debt	$305,546

Draw down of UOL and FTD new senior secured credit facilities:
UOL senior secured term loan facility, current	$15,000
FTD senior secured credit facility, Term Loan A, current	3,750
FTD senior secured credit facility, Term Loan B, current	3,000
Discount on Term Loan B, current	(1,092)

Senior secured credit facilities, current	20,658

UOL senior secured term loan facility, long-term	45,000
FTD senior secured credit facility, Term Loan A, long-term	71,250
FTD senior secured credit facility, Term Loan B, long-term	297,000
Discount on Term Loan B, long-term	(4,908)

Senior secured credit facilities, long-term	408,342

Total senior secured credit facilities	$429,000

(f)
The pro forma adjustments for the year ended December 31, 2007 and the quarter ended March 31, 2008 reflect increased estimated interest expense after giving effect to the expected repayment of the existing FTD debt, the draw down of the new senior secured credit facility by UOL and the draw down of the new FTD senior secured credit facilities upon the closing of the merger. Based on the borrowing terms specified in the agreements, estimated pro forma interest expense and the related pro forma adjustments are as follows:

  Year Ended December 31, 2007:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
UOL Term Loan	$60,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	$3,534
FTD Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	4,784
FTD Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	7.50%	22,416
Amortization of deferred financing costs				2,415
Accretion of discount on Term Loan B				1,092
Annual commitment and administrative fees				717

Total estimated interest expense				$34,958

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$34,958
Less: Interest expense incurred related to existing FTD debt	(23,536)
Less: Amortization of deferred financing costs related to existing FTD debt	(951)
Less: Annual commitment and administrative fees related to existing FTD debt	(543)

Pro forma adjustment	$9,928

  A 1/8% change in interest rates would increase estimated interest expense by an additional $0.53 million which is $0.33 million after tax, or $0.00 per share, for the year ended December 31, 2007.

  Quarter Ended March 31, 2008:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
UOL Term Loan	$60,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	$731
FTD Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	1,158
FTD Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	7.50%	5,568
Amortization of deferred financing costs				604
Accretion of discount on Term Loan B				271
Annual commitment and administrative fees				118

Total estimated interest expense				$8,450

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$8,450
Less: Interest expense incurred related to existing FTD debt	(5,001)
Less: Amortization of deferred financing costs related to existing FTD debt	(271)
Less: Annual commitment and administrative fees related to existing FTD debt	(57)

Pro forma adjustment	$3,121

  A 1/8% change in interest rates would increase estimated interest expense by an additional $0.13 million which is $80,000 after tax, or $0.00 per share, for the three months ended March 31, 2008.

(g)
The following represents the pro forma adjustments to FTD's straight-line estimated amortization of intangible assets expense (in thousands):

Description	Quarter Ended March 31, 2008	Year Ended December 31, 2007
Estimated amortization expense based on the preliminary valuation of FTD's intangible assets	$6,960	$27,840
Less: FTD's historical amortization expense	(810)	(4,145)

Pro forma adjustments	$6,150	$23,695

(h)
Represents the incremental compensation expense related to the new employment agreements entered into with certain members of FTD senior management that are directly attributable to the transaction for the year ended December 31, 2007 and the quarter ended March 31, 2008.

(i)
Represents the stock-based compensation associated with UOL restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management for the year ended December 31, 2007 and the quarter ended March 31, 2008.

(j)
Represents the shares issued in connection with the merger and, for the quarter ended March 31, 2008, includes the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

(k)
Includes the dilutive restricted stock units using the treasury stock method.

(l)
Includes the dilutive restricted stock units using the treasury stock method and the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

(m)
Represents the reclassification of FTD's inventory to conform to UOL's financial statement presentation.

(n)
Represents the reclassification of FTD's deferred tax assets to conform to UOL's financial statement presentation.

(o)
Represents the reclassification of FTD's computer software to conform to UOL's financial statement presentation.

(p)
Represents the reclassification of UOL's noncurrent deferred tax assets, net, to noncurrent deferred tax liabilities, net.

(q)
Represents the reclassification of FTD's amortization of intangible assets expense to conform to UOL's financial statement presentation.

(r)
Represents the reclassification of FTD's merchandising and customer service costs to sales and marketing expenses to conform to UOL's financial statement presentation.

(s)
Represents the reclassification of FTD's technology and product development expenses to technology and development expenses to conform to UOL's financial statement presentation.

(t)
Represents the reclassification of certain FTD payroll and related incidental costs to cost of revenues and sales and marketing to conform to UOL's financial statement presentation.

(u)
Represents the reclassification of FTD's printing and postage costs related to member statements to cost of revenues to conform to UOL's financial statement presentation.

(v)
The tax effect of the pro forma adjustments is calculated using a statutory U.S. tax rate of 40.0% and a statutory U.K. tax rate of 28.0%. Final tax rates may be different from the statutory rates.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UOL

(CASH, STOCK AND NOTES MERGER CONSIDERATION)

        The following unaudited pro forma condensed combined financial statements are based on FTD stockholders receiving 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock in the merger in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

        The purchase price, including transaction costs, is allocated to FTD's underlying net liabilities assumed, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of FTD's net liabilities assumed is recorded as goodwill. Based on a preliminary analysis, identifiable, definite-lived intangible assets acquired will be amortized on a straight-line basis over estimated lives ranging from two to six years. The acquired trademarks and trade names have been determined to be indefinite-lived intangible assets. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, goodwill and identifiable indefinite-lived intangible assets will not be amortized but will be reviewed for impairment on an annual basis or when events occur or circumstances change that would more likely than not indicate that goodwill and identifiable indefinite-lived intangible assets might be permanently impaired. The purchase price allocation may change when UOL completes its final analysis of the fair values of FTD's net liabilities assumed. The impact of the allocation of the purchase price to goodwill and other identifiable intangible assets could be material to UOL's future operating results.

        The unaudited pro forma condensed combined balance sheet at March 31, 2008 gives effect to the acquisition of FTD as if it had occurred on March 31, 2008 and combines the historical unaudited consolidated balance sheets of UOL and FTD. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the quarter ended March 31, 2008 give effect to the acquisition of FTD as if it had occurred on January 1, 2007 and combines the historical consolidated statements of operations of UOL and FTD.

        The unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to these financial statements. These estimates and assumptions are preliminary and have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had the merger occurred on the dates indicated above. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of UOL and FTD and the related notes to those financial statements as of and for the periods indicated (see Note 1) and should be read in conjunction with those financial statements and the related notes to those financial statements. Certain reclassifications have been made to conform FTD's historical financial statements to the presentation of UOL's historical financial statements (see Notes 2(m) - 2(o) and 2(q) - 2(u)).

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2008

(in thousands)

	UOL	FTD	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$118,097	$33,997	$105,918	(a)	$88,344
			(221,752)	(c)
			52,084	(e)
Short-term investments	105,918	—	(105,918)	(a)	—
Accounts receivable, net	25,228	38,958	—		64,186
Inventories, net	—	4,356	(4,356)	(m)	—
Deferred tax assets, net	6,389	—	3,130	(c)	15,164
			5,645	(n)
Deferred financing costs	—	—	2,028	(e)	2,028
Other current assets	14,186	11,844	(5,645)	(n)	24,741
			4,356	(m)

Total current assets	269,818	89,155	(164,510)		194,463
Property and equipment, net	37,129	22,506	12,674	(o)	72,309
Computer software, net	—	12,674	(12,674)	(o)	—
Deferred tax assets, net	58,575	—	(58,575)	(p)	—
Deferred financing costs	—	—	9,342	(e)	9,342
Goodwill	132,240	417,645	(417,645)	(c)	659,845
			527,605	(c)
Intangible assets, net	38,129	198,577	(198,577)	(c)	381,329
			343,200	(c)
Other assets	9,967	23,228	(2,714)	(c)	25,686
			(4,795)	(c)

Total assets	$545,858	$763,785	$33,331		$1,342,974

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,642	$70,547	$—		$107,189
Accrued liabilities	17,992	29,856	6,836	(c)	69,234
			14,550	(c)
Member redemption liability	18,837	—	—		18,837
Deferred revenue	68,028	—	—		68,028
Dividends payable	—	4,801	—		4,801
Current maturities of long-term debt	—	1,242	291,196	(d)	5,658
			13,108	(c)
			(305,546)	(e)
			5,658	(e)
Capital leases	9	—	—		9

Total current liabilities	141,508	106,446	25,802		273,756
Member redemption liability	4,918	—	—		4,918
Deferred revenue	4,785	—	—		4,785
Senior secured credit facilities	—	—	363,342	(e)	363,342
Seller note	—	—	100,000	(c)	100,000
Senior secured credit facility	—	121,079	(121,079)	(d)	—
Senior subordinated notes	—	170,117	(170,117)	(d)	—
Deferred tax liabilities, net	—	80,072	41,852	(c)	63,349
			(58,575)	(p)
Other liabilities	10,845	5,319	—		16,164

Total liabilities	162,056	483,033	181,225		826,314

Stockholders' equity:
Common stock	7	298	(298)	(c)	8
			1	(c)
Additional paid-in capital	404,891	237,142	(237,142)	(c)	537,748
			132,857	(c)
Accumulated other comprehensive income	304	9,655	(9,655)	(c)	304
Retained earnings (accumulated deficit)	(21,400)	33,657	(33,657)	(c)	(21,400)

Total stockholders' equity	383,802	280,752	(147,894)		516,660

Total liabilities and stockholders' equity	$545,858	$763,785	$33,331		$1,342,974

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2008

(in thousands, except per share amounts)

	UOL	FTD	Pro Forma		Pro Forma
Revenues:
Products	$—	$149,726	$—		$149,726
Services	121,811	42,261	—		164,072

Total revenues	121,811	191,987	—		313,798
Operating expenses:
Cost of revenues	27,839	119,041	721	(t)	147,770
			169	(u)
Sales and marketing	36,781	29,575	49	(h)	70,207
			27	(i)
			3,970	(r)
			(152)	(s)
			126	(t)
			(169)	(u)
Technology and development	12,902	—	138	(h)	17,348
			27	(i)
			4,281	(s)
General and administrative	20,884	23,912	187	(h)	35,411
			184	(i)
			(810)	(q)
			(3,970)	(r)
			(4,129)	(s)
			(847)	(t)
Amortization of intangible assets	2,836	—	6,150	(g)	9,796
			810	(q)
Restructuring charges	206	—	—		206

Total operating expenses	101,448	172,528	6,762		280,738

Operating income	20,363	19,459	(6,762)		33,060
Interest income	1,808	399	(1,407)	(b)	800
Interest expense	(166)	(5,456)	(5,541)	(f)	(11,163)
Other income (expense), net	—	(23)	—		(23)

Income before income taxes	22,005	14,379	(13,710)		22,674
Provision for income taxes	9,003	5,086	(172)	(b)	8,996
			(4,921)	(v)

Net income	$13,002	$9,293	$(8,617)		$13,678

Basic net income per share	$0.19				$0.17

Diluted net income per share	$0.19				$0.17

Shares used to calculate basic net income per share	68,145		12,397	(j)	80,542

Shares used to calculate diluted net income per share	69,727		12,403	(l)	82,130

 UOL

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(in thousands, except per share amounts)

	UOL	FTD	Pro Forma		Pro Forma
Revenues:
Products	$—	$478,579	$—		$478,579
Services	513,503	153,356	—		666,859

Total revenues	513,503	631,935	—		1,145,438
Operating expenses:
Cost of revenues	117,203	374,760	2,915	(t)	495,579
			701	(u)
Sales and marketing	163,424	92,594	224	(h)	269,194
			96	(i)
			13,880	(r)
			(661)	(s)
			338	(t)
			(701)	(u)
Technology and development	51,044	—	550	(h)	69,626
			96	(i)
			17,936	(s)
General and administrative	73,312	81,835	1,016	(h)	118,220
			610	(i)
			(4,145)	(q)
			(13,880)	(r)
			(17,275)	(s)
			(3,253)	(t)
Amortization of intangible assets	12,800	—	23,695	(g)	40,640
			4,145	(q)
Restructuring charges	3,419	—	—		3,419

Total operating expenses	421,202	549,189	26,287		996,678

Operating income	92,301	82,746	(26,287)		148,760
Interest income	7,555	1,867	(6,534)	(b)	2,888
Interest expense	(1,164)	(25,534)	(18,999)	(f)	(45,697)
Other income (expense), net	—	(18)	—		(18)

Income before income taxes	98,692	59,061	(51,820)		105,933
Provision for income taxes	40,915	21,577	(401)	(b)	43,976
			(18,115)	(v)

Net income	$57,777	$37,484	$(33,304)		$61,957

Basic net income per share	$0.87				$0.78

Diluted net income per share	$0.83				$0.76

Shares used to calculate basic net income per share	66,768		12,347	(j)	79,115

Shares used to calculate diluted net income per share	69,287		12,432	(k)	81,719

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS OF UOL

NOTE 1: BASIS OF PRO FORMA PRESENTATION

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the consolidated statement of operations for the year ended December 31, 2007 for UOL with the unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 for FTD. FTD's unaudited condensed consolidated statement of operations for the twelve months ended December 31, 2007 was derived by adding (a) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2007, which is incorporated by reference into this proxy statement/ prospectus, and (b) the audited consolidated statement of operations and comprehensive income of FTD contained in FTD's Annual Report on Form 10-K for the year ended June 30, 2007, which is incorporated by reference into this proxy statement/prospectus, and subtracting (c) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2006, which is incorporated by reference into this proxy statement/prospectus. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2008 combines the unaudited condensed consolidated statement of operations for the quarter ended March 31, 2008 for UOL with the unaudited condensed consolidated statement of operations for the quarter ended March 31, 2008 for FTD. In addition, the unaudited pro forma condensed combined balance sheet at March 31, 2008 combines the unaudited condensed consolidated balance sheet of UOL at March 31, 2008 with the unaudited condensed consolidated balance sheet of FTD at March 31, 2008.

NOTE 2: PRO FORMA ADJUSTMENTS

(a)
Represents liquidation of UOL's short-term investments portfolio to partially fund the cash portion of the purchase price.

(b)
Represents the reduction in interest income and the related income tax effect for the year ended December 31, 2007 and the quarter ended March 31, 2008 due to lower cash balances and lower interest rates.

(c)
Represents the preliminary allocation of the purchase price to the estimated fair value of the net liabilities assumed (in thousands):

Purchase price:
Cash ($7.34 per FTD share)	$221,752
UOL notes ($3.31 per FTD share)	100,000
UOL common stock (0.4087 UOL shares at $10.76 per FTD share)	132,858
Estimated transaction costs incurred by UOL	9,550

Total purchase price	$464,160

Description	Estimated Fair Value	Estimated Amortizable Life
Net liabilities assumed:
Cash and cash equivalents	$33,997
Accounts receivable	38,958
Inventories	4,356
Other current assets	11,844
Property and equipment	22,506
Computer software	12,674
Deferred tax assets, net	3,130
Other assets	18,433
Accounts payable	(70,547)
Accrued liabilities	(44,406)
Senior secured credit facility and senior subordinated notes	(305,546)
Dividends payable	(4,801)
Deferred tax liabilities, net	(121,924)
Other liabilities	(5,319)

Total net liabilities assumed	(406,645)

Intangible assets acquired:
Customer contracts and relationships	119,100	2-6 years
Technology	34,200	5 years
Trademarks and trade names	189,900	Indefinite

Total intangible assets acquired	343,200

Goodwill	527,605

Total purchase price	$464,160

  The estimated fair values of assets and liabilities are based, in part, on a preliminary valuation. The final valuation and related allocation of the purchase price at the closing of the merger may be different from the allocation based on this preliminary valuation.

  An adjustment of $3,130 has been made to deferred tax assets, net, to reflect the current tax benefits associated with the payment at the closing of the merger of transaction bonuses, transaction expenses, debt premium associated with the repayment of FTD's existing debt prior to maturity, and tax benefits related to the disqualified disposition of stock options of FTD, offset by the current tax liabilities associated with reflecting the differences between the financial statement carrying amounts of intangible assets and their tax bases.

  An adjustment of $2,714 has been made to other assets to reclassify the transaction costs capitalized by UOL through March 31, 2008 as part of the purchase price.

  An adjustment of $4,795 has been made to other assets to reflect the elimination of FTD's deferred financing costs associated with its existing debt.

  An adjustment of $6,836 has been made to accrued liabilities for the remaining estimated transaction costs to be incurred by UOL.

  An adjustment of $14,550 has been made to accrued liabilities to reflect $5,750 in transaction bonuses and $8,800 in transaction expenses incurred directly by FTD.

  An adjustment of $13,108 has been made to FTD's existing debt to reflect the premium at March 31, 2008 associated with repayment prior to maturity.

  An adjustment of $41,852 has been made to noncurrent deferred tax liabilities, net, to primarily reflect the differences between the financial statement carrying amounts of intangible assets and their tax bases.

(d)
Represents the reclassification of existing FTD long-term debt to current maturities of FTD long-term debt immediately prior to the repayment in connection with the draw down of the new FTD senior secured credit facilities upon the closing of the merger.

(e)
Represents the repayment of existing FTD debt; the draw down of the new FTD senior secured credit facilities upon the closing of the merger and the associated deferred financing costs; and the excess cash received in connection with the repayment and draw down.

Repayment of existing FTD debt:
Long-term debt reclassified to current maturities (see Note 2(d))	$291,196
Current maturities	1,242
Premium for early debt repayment	13,108

Total repayment of existing FTD debt	$305,546

Draw down of new FTD senior secured credit facilities:
Senior secured credit facility, Term Loan A, current	$3,750
Senior secured credit facility, Term Loan B, current	3,000
Discount on Term Loan B, current	(1,092)

Senior secured credit facilities, current	5,658

Senior secured credit facility, Term Loan A, long-term	71,250
Senior secured credit facility, Term Loan B, long-term	297,000
Discount on Term Loan B, long-term	(4,908)

Senior secured credit facilities, long-term	363,342

Total senior secured credit facilities	$369,000

(f)
The pro forma adjustments for the year ended December 31, 2007 and the quarter ended March 31, 2008 reflect increased estimated interest expense after giving effect to the expected repayment of the existing FTD debt, the draw down of the new FTD senior secured credit facilities and issuance of the UOL notes upon the closing of the merger. Based on the borrowing terms specified in the agreements, estimated pro forma interest expense and the related pro forma adjustments are as follows:

  Year Ended December 31, 2007:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	$4,784
Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	7.50%	22,416
UOL notes	$100,000		13.0%	13,000
Amortization of deferred financing costs				2,028
Accretion of discount on Term Loan B				1,092
Annual commitment and administrative fees				709

Total estimated interest expense				$44,029

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$44,029
Less: Interest expense incurred related to existing FTD debt	(23,536)
Less: Amortization of deferred financing costs related to existing FTD debt	(951)
Less: Annual commitment and administrative fees related to existing FTD debt	(543)

Pro forma adjustment	$18,999

  A 1/8% change in interest rates would increase estimated interest expense by an additional $0.47 million which is $0.29 million after tax, or $0.00 per share, for the year ended December 31, 2007.

  Quarter Ended March 31, 2008:

Debt Facility	Balance (in thousands)	Applicable Eurodollar Rate	Underlying Interest Rate (including applicable borrowing margin)	Estimated Interest Expense (in thousands)
Term Loan A	$75,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	6.50%	$1,158
Term Loan B	$300,000	Greater of (a) LIBOR floor of 3.00% and (b) Three-month LIBOR as of March 31, 2008	7.50%	5,568
UOL notes	$100,000		13.0%	3,250
Amortization of deferred financing costs				507
Accretion of discount on Term Loan B				271
Annual commitment and administrative fees				116

Total estimated interest expense				$10,870

Description	Estimated Interest Expense (in thousands)
Estimated interest expense on new financing	$10,870
Less: Interest expense incurred related to existing FTD debt	(5,001)
Less: Amortization of deferred financing costs related to existing FTD debt	(271)
Less: Annual commitment and administrative fees related to existing FTD debt	(57)

Pro forma adjustment	$5,541

  A 1/8% change in interest rates would increase estimated interest expense by an additional $0.12 million which is $70,000 after tax, or $0.00 per share, for the three months ended March 31, 2008.

(g)
The following represents the pro forma adjustments to FTD's straight-line estimated amortization of intangible assets expense (in thousands):

Description	Quarter Ended March 31, 2008	Year Ended December 31, 2007
Estimated amortization expense based on the preliminary valuation of FTD's intangible assets	$6,960	$27,840
Less: FTD's historical amortization expense	(810)	(4,145)

Pro forma adjustments	$6,150	$23,695

(h)
Represents the incremental compensation expense related to the new employment agreements entered into with certain members of FTD senior management that are directly attributable to the transaction for the year ended December 31, 2007 and the quarter ended March 31, 2008.

(i)
Represents the stock-based compensation associated with UOL restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management for the year ended December 31, 2007 and the quarter ended March 31, 2008.

(j)
Represents the shares issued in connection with the merger and, for the quarter ended March 31, 2008, includes the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

(k)
Includes the dilutive restricted stock units using the treasury stock method.

(l)
Includes the dilutive restricted stock units using the treasury stock method and the shares issued upon vesting on January 1, 2008 of restricted stock units to be issued in connection with the new employment agreements entered into with certain members of FTD senior management.

(m)
Represents the reclassification of FTD's inventory to conform to UOL's financial statement presentation.

(n)
Represents the reclassification of FTD's deferred tax assets to conform to UOL's financial statement presentation.

(o)
Represents the reclassification of FTD's computer software to conform to UOL's financial statement presentation.

(p)
Represents the reclassification of UOL's noncurrent deferred tax assets, net, to noncurrent deferred tax liabilities, net.

(q)
Represents the reclassification of FTD's amortization of intangible assets expense to conform to UOL's financial statement presentation.

(r)
Represents the reclassification of FTD's merchandising and customer service costs to sales and marketing expenses to conform to UOL's financial statement presentation.

(s)
Represents the reclassification of FTD's technology and product development expenses to technology and development expenses to conform to UOL's financial statement presentation.

(t)
Represents the reclassification of certain FTD payroll and related incidental costs to cost of revenues and sales and marketing to conform to UOL's financial statement presentation.

(u)
Represents the reclassification of FTD's printing and postage costs related to member statements to cost of revenues to conform to UOL's financial statement presentation.

(v)
The tax effect of the pro forma adjustments is calculated using a statutory U.S. tax rate of 40.0% and a statutory U.K. tax rate of 28.0%. Final tax rates may be different from the statutory rates.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table sets forth certain historical, pro forma combined and pro forma combined equivalent per share data for UOL common stock and FTD common stock. The pro forma combined and pro forma combined equivalent basic net income per share, diluted net income per share and cash dividends per share data reflect the merger as if it had occurred on January 1, 2007. The pro forma combined and pro forma combined equivalent net book value per share data reflects the merger as if it had occurred on March 31, 2008.

        The pro forma data in the tables assumes that the merger is accounted for using the purchase method of accounting and represents a current estimate based on available information of the combined company's results of operations for the periods presented. As of the date of this document, UOL has not completed the detailed valuation studies necessary to arrive at the final estimates of the fair market value of the FTD assets to be acquired and liabilities to be assumed and the related allocations of purchase price. However, UOL has made certain adjustments to the historical book values of the assets and liabilities of FTD as of March 31, 2008 to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma combined and pro forma combined equivalent data. The fair value adjustments included in the unaudited pro forma combined data and pro forma combined equivalent data represent management's estimate of these adjustments based upon currently available information. The preliminary purchase price allocation assigned value to certain identifiable intangible assets of FTD, including the trademarks and trade names, customer contracts and relationships, and technology. Actual results may differ from the pro forma results once UOL has completed the detailed valuation studies necessary to finalize the purchase price allocation and identified any necessary conforming accounting policy changes for FTD. Accordingly, the final purchase price allocation, which will be determined subsequent to the closing of the merger, may differ materially from the preliminary allocation used to calculate the pro forma data included in this section, although these amounts represent UOL management's best estimates as of the date of this document.

        The pro forma combined data and pro forma combined equivalent data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of UOL would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of the future consolidated results of operations or consolidated financial position.

        The table below should be read in conjunction with the audited and unaudited consolidated financial statements of UOL and FTD and the notes thereto referred to in the footnotes to the table.

	Quarter Ended March 31, 2008		Year Ended December 31, 2007
UOL common stock historical data:
Basic net income per share	$0.19		$0.87
Diluted net income per share	$0.19		$0.83
Cash dividends per share	$0.20		$0.80
Net book value per share(1)	$5.60
FTD common stock historical data:
Basic net income per share	$0.31	(2)	$1.29	(3)
Diluted net income per share	$0.31	(2)	$1.27	(3)
Cash dividends per share	$0.1625	(2)	$0.65	(3)
Net book value per share(1)	$9.41
Pro forma combined data (if UOL notes are issued)(4):
Basic net income per share(5)	$0.17		$0.78
Diluted net income per share(5)	$0.17		$0.76
Cash dividends per share	$0.10		$0.40
Net book value per share(1)	$6.39
Pro forma combined equivalent data (if UOL notes are issued)(6):
Basic net income per share	$0.07		$0.32
Diluted net income per share	$0.07		$0.31
Cash dividends per share	$0.04		$0.16
Net book value per share(1)	$2.61
Pro forma combined data (if no UOL notes are issued)(4):
Basic net income per share(5)	$0.19		$0.85
Diluted net income per share(5)	$0.18		$0.82
Cash dividends per share	$0.10		$0.40
Net book value per share(1)	$6.39
Pro forma combined equivalent data (if no UOL notes are issued)(6):
Basic net income per share	$0.08		$0.35
Diluted net income per share	$0.07		$0.34
Cash dividends per share	$0.04		$0.16
Net book value per share(1)	$2.61

    (1)
    The historical net book value per UOL and FTD share of common stock is computed by dividing stockholders' equity by the number of shares of UOL and FTD common stock outstanding at March 31, 2008, respectively. The pro forma combined net book value per share is computed by dividing the pro forma combined shareholders' equity by the pro forma number of shares of UOL common stock outstanding at March 31, 2008, assuming the merger had occurred as of that date.

    (2)
    The FTD historical basic net income, diluted net income and cash dividends per share for the quarter ended March 31, 2008 are contained in FTD's Quarterly Report on

      Form 10-Q for the quarter ended March 31, 2008, which is incorporated by reference into this proxy statement/prospectus.

    (3)
    The FTD historical basic net income per share, diluted net income per share and cash dividends per share are shown for the twelve months ended December 31, 2007 and have been derived by adding (a) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2007, which is incorporated by reference into this proxy statement/prospectus, and (b) the audited consolidated statement of operations and comprehensive income of FTD contained in FTD's Annual Report on Form 10-K for the year ended June 30, 2007, which is incorporated by reference into this proxy statement/prospectus, and subtracting (c) the unaudited condensed consolidated statement of income and comprehensive income of FTD contained in FTD's Quarterly Report on Form 10-Q for the six months ended December 31, 2006, which is incorporated by reference into this proxy statement/prospectus.

    (4)
    The pro forma combined data for the quarter ended March 31, 2008 has been developed from (a) the unaudited condensed consolidated financial statements of UOL contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is incorporated by reference into this proxy statement/prospectus, and (b) the unaudited condensed consolidated financial statements of FTD contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is incorporated by reference into this proxy statement/prospectus. The pro forma combined amounts for the year ended December 31, 2007 were derived from (a) the audited consolidated financial statements of UOL contained in its Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this proxy statement/prospectus, and (b) the historical financial information of FTD for the twelve months ended December 31, 2007, determined as described in Note 3 above.

    (5)
    Shares used to calculate pro forma combined basic net income per share were computed by adding 12.35 million shares assumed to be issued in the merger in exchange for the outstanding shares of FTD common stock at January 1, 2007 to UOL's weighted-average shares outstanding for the respective periods. Shares used to calculate pro forma combined diluted net income per share were computed by adding 12.35 million shares of UOL common stock assumed to be issued in the merger and approximately 0.3 million UOL restricted stock units to be issued to members of FTD's senior management in connection with employment agreements (using the treasury stock method) to UOL's weighted-average shares outstanding.

    (6)
    The pro forma combined equivalent data is calculated by multiplying the pro forma combined data amounts by the exchange ratio of 0.4087 of a share of UOL common stock for each share of FTD common stock.

RATIO OF EARNINGS TO FIXED CHARGES

        UOL's ratio of earnings to fixed charges for each of the periods presented is as follows (in thousands):

	Pro Forma(1)
	Quarter Ended March 31, 2008		Quarter Ended March 31, 2008	Year Ended December 31,				Six Months Ended December 31, 2003
		Year Ended December 31, 2007							Year Ended June 30, 2003
				2007	2006	2005	2004
Fixed Charges:
Interest expense	$10,218	$41,417	$—	$3	$53	$4,663	$356	$1	$86
Accretion of discount related to indebtedness	271	1,092	—	—	—	—	—	—	—
Amortization of debt issuance costs	507	2,028	—	—	1,541	1,244	28	—	—
Interest factor attributable to rent expense	874	3,641	564	2,442	2,178	2,145	1,419	429	1,089

Total fixed charges	$11,870	$48,178	$564	$2,445	$3,772	$8,052	$1,803	$430	$1,175

Earnings:
Income before income taxes	$22,674	$105,933	$22,005	$98,692	$77,524	$87,372	$83,429	$35,046	$26,011
Add: fixed charges	11,870	48,178	564	2,445	3,772	8,052	1,803	430	1,175

Total earnings	$34,544	$154,111	$22,569	$101,137	$81,296	$95,424	$85,232	$35,476	$27,186

Ratio of earnings to fixed charges(2)	2.9x	3.2x	40.0x	41.4x	21.6x	11.9x	47.3x	82.5x	23.1x

(1)
Assumes UOL notes are issued.

(2)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. UOL did not have capitalized interest during the periods presented. Fixed charges include: (i) interest expense, (ii) accretion of discount related to indebtedness, (iii) amortization of debt issuance costs, and (iv) the portion of rent expense that UOL believes is representative of the interest component of rent expense. UOL accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes, and therefore, these charges are not included as a component of interest expense within fixed charges.

COMPARATIVE PER SHARE MARKET PRICE DATA

        UOL common stock trades on the NASDAQ Global Select Market under the symbol "UNTD." FTD common stock trades on the New York Stock Exchange under the symbol "FTD."

        The following table sets forth the closing prices for UOL common stock and FTD common stock as reported on the NASDAQ Global Select Market and the New York Stock Exchange, respectively, on April 29, 2008, the last trading day before UOL and FTD announced the merger, and                        , 2008, the latest practicable trading date before the printing of this proxy statement/prospectus. The table also includes the market value of FTD common stock on an equivalent price per share basis, as determined by multiplying the applicable reported price of UOL common stock by the exchange ratio of 0.4087 and adding $10.15 representing the aggregate cash consideration to be received in respect of each share of FTD common stock in the merger (assuming that UOL is not required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus). These equivalent prices per share reflect the fluctuating value of the UOL common stock that FTD stockholders would receive in exchange for each share of FTD common stock if the merger were completed on either of these dates.

	UOL Common Stock		FTD Common Stock		Equivalent Value of FTD Common Stock(1)
April 29, 2008		$10.83		$13.50		$14.58
, 2008	$		$		$

(1)
If UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, the equivalent value of FTD common stock would have been $15.08 as of April 29, 2008 and $                                    as of                                    , 2008, as determined by multiplying the applicable reported price of UOL common stock by the exchange ratio of 0.4087 and adding $3.31 and $7.34, representing the aggregate principal amount of UOL notes and the aggregate cash consideration, respectively, to be received in respect of each share of FTD common stock in the merger.

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to FTD stockholders in determining whether to approve the principal terms of the merger agreement and the merger. FTD stockholders are urged to obtain current market quotations for UOL common stock and FTD common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus, when considering whether to approve the principal terms of the merger agreement and the merger. See "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

RISK FACTORS

        In addition to the other information included in this proxy statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before deciding whether to vote in favor of the Merger Proposal. In addition, you should read and consider the risks associated with each of the businesses of UOL and FTD, which risks can be found in the documents incorporated by reference into this proxy statement/prospectus, because these risks will also affect the combined company.

Risk Factors Relating to the Merger

Although UOL and FTD expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of various factors.

        UOL and FTD believe that the merger will result in the diversification of revenue streams and the expansion of marketing opportunities and efficiencies for the combined company. Realizing the benefits anticipated from the merger will depend, in part, on several factors, including:

  •
  retaining and attracting key employees;

  •
  successfully implementing cross-promotional and other future marketing initiatives, products and services directed at UOL's base of more than 50 million registered accounts; and

  •
  improving the overall performance of the FTD business.

        UOL intends to retain the senior management team of FTD and its subsidiaries following the closing of the merger, except as described below, to the extent that each such member of FTD's senior management team desires to remain at FTD following the merger. FTDI has entered into employment agreements with Michael Soenen (through December 31, 2008 in his capacity as Chief Executive Officer and President, with the option of FTDI to retain him as a consultant through March 15, 2009), Becky Sheehan, Jon Burney and certain other non-executive and operations personnel, which become effective upon the closing of the merger. For a further discussion of such employment agreements, see "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99. There can be no assurances that any of the members of FTD senior management will choose to remain with the combined company following the closing of the merger. If UOL fails to retain such members of FTD senior management, UOL may not realize the anticipated benefits of the merger. On June 9, 2008, Stephen Richards, an Executive Vice President of FTD and Chief Executive Officer of Interflora, submitted his resignation from his respective positions at FTD and Interflora to be effective as of the effective time of the merger.

        In addition, covenants in the UOL and FTD debt instruments limit the transfer of cash between the two companies and impose some limitations on intercompany dealings, which may affect the timing or amount of benefits realized from the integration of the two companies. The integration of a new company is a complex, costly and time-consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected by UOL and FTD. UOL and FTD cannot assure you that the combination of FTD with UOL will result in the realization of the anticipated benefits from the merger.

UOL and FTD will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the merger and diversion of management attention could harm UOL, FTD or the combined company, whether or not the merger is completed. In response to the announcement of the merger, existing or prospective customers, suppliers, members and retailers of FTD or UOL may delay or defer their purchasing or other decisions concerning UOL or FTD, or they may seek to change their existing business relationship. In addition, as a result of the merger, current and prospective employees could experience uncertainty about their future with UOL or FTD or the combined company. The success of the merger will depend in part on the retention of personnel critical to the business and operation of the combined company, as described in the preceding risk factor, and the uncertainties discussed above may impair each company's ability to retain, recruit or motivate key personnel. The closing of the merger will also require a significant amount of time and attention from management. In addition, the pendency of the merger could exacerbate the diversion of management resources from other transactions or activities that UOL or FTD may undertake. The diversion of management attention away from ongoing operations could adversely affect ongoing operations and business relationships. The merger agreement also restricts UOL and FTD from making certain acquisitions and taking other specified actions until the merger occurs. These restrictions may prevent UOL and FTD from pursuing attractive business opportunities that may arise prior to the closing of the merger.

Whether or not the proposed merger is completed, UOL and FTD will have incurred substantial costs that may adversely affect UOL's and FTD's financial results, operations and financial condition and the market price of UOL and FTD common stock.

        UOL and FTD have incurred and will incur substantial costs in connection with the proposed merger. These costs are primarily associated with the fees of attorneys, accountants and UOL's and FTD's financial advisors, as well as financing for the merger, and if the merger is completed, debt repayment and employee benefits, though additional unanticipated costs may also be incurred. In addition, UOL and FTD have each diverted significant management resources in an effort to complete the merger and are each subject to restrictions contained in the merger agreement on the conduct of its business. Although FTD has agreed that its board of directors will, subject to fiduciary exceptions, recommend that its stockholders approve the Merger Proposal, there is no assurance that the Merger Proposal will be approved, and there is no assurance that the other conditions to the closing of the merger will be satisfied. If the merger is not completed, UOL and FTD will have incurred significant costs, including the diversion of management resources, for which each will have received little or no benefit. In addition, FTD will be required to pay a termination fee of $11.75 million or UOL expenses up to $3.75 million if the merger agreement is terminated in specified circumstances. If the merger is not completed, the above risks and liabilities may adversely affect UOL's and FTD's business, financial results, financial condition, cash flows and stock price.

Certain directors and executive officers of FTD have interests in the merger that may be different from, or in addition to, the interests of FTD stockholders.

        When considering the FTD board of directors' recommendation that FTD stockholders vote in favor of the Merger Proposal, FTD stockholders should be aware that some directors and executive officers of FTD have interests in the merger that may be different from, or in addition to, the interests of FTD stockholders. These interests include the grant of bonuses and restricted stock unit awards to certain executive officers, the acceleration of outstanding FTD stock options and restricted stock awards granted to certain executive officers, transaction bonuses for certain executive officers payable upon consummation of the merger, new employment agreements and increased compensation for certain FTD executive officers at FTDI, including an employment agreement and a confidentiality and non-competition agreement entered into between FTDI and Michael J. Soenen, and the right to continued indemnification and insurance coverage by UOL for acts or omissions occurring prior to the merger. As a result of these interests, these directors and officers could be more likely to vote in favor of the Merger Proposal than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of other FTD stockholders. At the close of business on the record date, directors and executive officers of FTD owned or were entitled to vote approximately      % of the outstanding shares of FTD common stock. For a full description of the interests of directors and executive officers of FTD in the merger, see "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99.

A substantial number of UOL's shares will become eligible for future resale in the public market after the merger which could result in dilution and an adverse effect on the market price of those shares.

        If the merger is consummated, shares of UOL common stock issued as merger consideration will be immediately saleable. Consequently, after the closing of the merger, a substantial number of additional shares of UOL common stock will be eligible for resale in the public market. Following the merger, stockholders of UOL and former stockholders of FTD will own interests in a combined company operating an expanded business with more assets and a different mix of, and aggregate total of, liabilities. Current stockholders of UOL and FTD may not wish to continue to invest in the additional operations of the combined company, or for other reasons may wish to dispose of some or all of their interests in the combined company. Sales of substantial numbers of shares of UOL common stock in the public market following the merger could adversely affect the market price of such shares.

The issuance of shares of UOL common stock to FTD stockholders in the merger will initially have a negative impact on the earnings per share of the combined company.

        If the merger is completed, UOL and FTD expect that up to approximately 12.9 million shares of UOL common stock will be issued to FTD stockholders (based on the number of outstanding shares of FTD common stock on June 24, 2008, and issuable pursuant to the exercise of all outstanding options to purchase shares of FTD common stock on June 24, 2008). The companies expect that the merger will initially result in lower earnings per share than would have been earned by UOL in the absence of the merger. Based on the expected number of shares of UOL common stock to be issued to FTD stockholders in the merger, FTD stockholders will own approximately      % of the then outstanding shares of UOL common stock on a fully diluted basis (including options) immediately after the merger. The companies expect that over time the merger will yield benefits to the combined company such that the merger will ultimately be accretive to earnings per share on a GAAP basis. However, there can be no assurance that the increase in earnings per share on a GAAP basis expected over time will be achieved or that stockholders of either company will realize a benefit from the merger commensurate with the ownership dilution they will experience in connection with the merger. In order to achieve increases in earnings per share on a GAAP basis as a result of the merger, the combined company will, among other things, need to effectively continue the successful operations of FTD and UOL after the merger, develop successful marketing initiatives, products and services and improve the overall performance of the FTD business.

Because the market price of UOL common stock will fluctuate, FTD stockholders cannot be sure of the market value of the UOL common stock that they will receive. A decline in the price of UOL common stock will decrease the value of the merger consideration to be received by FTD stockholders.

        When UOL and FTD complete the merger, each share of FTD common stock will be converted into the right to receive (in addition to the fixed cash and note consideration) 0.4087 of a share of UOL common stock as part of the merger consideration. This per share amount is fixed and will not be adjusted for changes in the market price of either UOL common stock or FTD common stock. In addition, the merger agreement does not provide for any price-based termination right. Accordingly, the market value of the shares of UOL common stock that FTD stockholders will be entitled to receive when the companies complete the merger will depend on the market value of shares of UOL common stock at the time the companies complete the merger and could vary significantly from the market value on the date the merger agreement was entered into, the date of this proxy statement/prospectus or the date of the FTD special meeting.

        During the twelve-month period ending on June 25, 2008, the closing price of UOL common stock was volatile, varying from a low of $9.55 to a high of $17.97, and ended that period at $11.00. As such, the price of UOL common stock might decline from the $10.83 price per share at the close of trading on April 29, 2008, the last full trading day prior to the public announcement of the merger. If the price of UOL common stock declines prior to the closing of the merger, the value of the stock component of the merger consideration to be received by FTD stockholders in the merger will decrease as compared to the value on the date the merger was announced. See "The Merger Agreement—Merger Consideration" beginning on page 114. FTD stockholders are encouraged to obtain current market quotations for UOL common stock before voting their shares.

UOL and FTD may be unable to obtain the regulatory approvals required to complete the merger.

        The merger was subject to review by the Antitrust Division and the FTC under the HSR Act. Under the HSR Act, UOL and FTD were required to make pre-merger notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the merger. Such filings were made by both parties on May 28, 2008, and the FTC granted early termination of the applicable waiting periods on June 6, 2008.

        The merger also is subject to review under state antitrust laws and could be the subject of challenges by states or private parties under the antitrust laws. Any such review or challenges, if not timely resolved, could delay or possibly prevent the closing of the merger.

        In addition, during or after the statutory waiting periods and clearance of the merger, and even after the closing of the merger, any of the Antitrust Division, the FTC, or other United States or foreign governmental authorities could challenge or seek to block the merger under antitrust laws, as such authority deems necessary or desirable in the public interest. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. UOL and FTD cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, UOL and FTD will prevail. For a full description of the regulatory clearances, consents and approvals required for the merger, see "The Merger—Regulatory Matters" beginning on page 108.

Any delay in the closing of the merger may significantly reduce the benefits expected to be obtained from the merger.

        In addition to the required regulatory clearances and approvals, the merger is subject to a number of other conditions, some of which may prevent, delay or otherwise materially adversely affect its completion. See "The Merger—Regulatory Matters" beginning on page 108 and "The Merger Agreement—Conditions to Obligations to Complete the Merger" beginning on page 136. UOL and FTD cannot predict whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required clearances and approvals could delay the closing of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger may significantly reduce the benefits that UOL and FTD expect to achieve if they successfully complete the merger within the expected timeframe and integrate their respective businesses.

The merger agreement contains provisions that limit FTD's ability to pursue alternatives to the merger and could discourage a potential competing acquiror that might be willing to pay more to acquire FTD.

        The merger agreement contains provisions that make it more difficult for FTD to sell its business to a party other than UOL. These provisions include the prohibition on FTD generally from soliciting any acquisition proposal or offer for a competing transaction and the requirement that FTD pay a termination fee of $11.75 million or UOL expenses up to $3.75 million if the merger agreement is terminated in specified circumstances. See "The Merger Agreement—Termination of the Merger Agreement," "The Merger Agreement—Fees and Expenses," and "The Merger Agreement—Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting" beginning on pages 139, 140 and 133, respectively. These provisions might discourage a third party that might have an interest in acquiring all or a significant part of FTD from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share value than the current proposed merger consideration. Furthermore, the termination fee may result in a potential competing acquiror proposing to pay a lower per share value to acquire FTD than it might otherwise have proposed to pay.

UOL's stock price may be volatile following the merger.

        The price of UOL common stock on the NASDAQ Global Select Market constantly changes, and is expected to continue to fluctuate if the merger occurs. Some of the factors that may cause the market price of UOL's common stock to fluctuate include:

  •
  quarterly variations in the combined company's operating results;

  •
  changes in expectations as to the combined company's future financial performance;

  •
  the expected reduction in UOL's quarterly cash dividend or the unexpected further reduction or elimination of UOL's quarterly cash dividend;

  •
  the entry into, or termination of, key agreements;

  •
  the loss of key employees and the inability to hire new employees to fill key positions;

  •
  changes in expectations regarding the consummation of an initial public offering of Classmates Media Corporation;

  •
  the consummation of the Silicon Valley Bank financing and/or the issuance of the UOL notes in substitution of the Silicon Valley Bank financing as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus;

  •
  the announcement or introduction of new products, strategic developments, significant contracts, acquisitions and other material events by the combined company or its competitors;

  •
  the inability to develop and maintain successful marketing initiatives and products;

  •
  the failure to successfully integrate FTD into UOL and to achieve revenue and/or earnings guidance for the combined company;

  •
  the failure to comply with covenants associated with debt;

  •
  future impairments of goodwill and other intangible assets;

  •
  changes in estimates or recommendations by securities analysts, if any, who cover the combined company's common stock;

  •
  changes in general conditions in the combined company's industries and in the economy, the financial markets and the domestic or international political situation;

  •
  developments or disputes (including lawsuits) concerning proprietary rights;

  •
  future sales of the combined company's common stock; and

  •
  regulatory considerations.

        Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company's common stock.

        In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted class action securities litigation against that company. Such litigation against the combined company, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company's profitability and reputation.

The trading price of shares of UOL common stock and UOL notes, if issued, after the merger may be affected by factors different from those affecting the price of shares of FTD common stock or shares of UOL common stock before the merger.

        When UOL and FTD complete the merger, holders of FTD common stock will become holders of UOL common stock. In addition, if UOL issues the UOL notes in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing," holders of FTD common stock will also become holders of the UOL notes. The results of operations of UOL, as well as the trading price of UOL common stock and UOL notes, if issued, after the merger may be affected by factors different from those currently affecting UOL's or FTD's results of operations and the trading price of FTD common stock. For a discussion of the businesses of FTD and UOL and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

UOL expects to decrease its dividend following completion of the merger, which may adversely affect the trading price of UOL's common stock.

        Following the completion of the merger, UOL expects to decrease its regular quarterly cash dividend from $0.20 per share of UOL common stock to $0.10 per share of UOL common stock. Such a reduction in UOL's regular quarterly cash dividend may adversely affect the trading price of UOL's common stock. In the event the price of UOL's common stock declines following any such dividend reduction, the magnitude of the decline will depend on numerous factors, including, among others, whether investors perceive the dividend reduction as an indication of financial weakness of the combined company and the availability of other investments with greater yield (including other stocks).

The fairness opinion obtained by FTD from its financial advisor will not reflect changes in circumstances between signing the merger agreement and the merger.

        FTD has not obtained an updated opinion as of the date of this proxy statement/prospectus from its financial advisor. Changes in the operations and prospects of FTD or UOL, general market and economic conditions and other factors which may be beyond the control of FTD or UOL, and on which the fairness opinion was based, may alter the value of FTD or UOL or the prices of shares of FTD or UOL common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. Because FTD currently does not anticipate asking its financial advisor to update its opinion, the April 30, 2008 opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed, but only as of April 30, 2008. For a description of the opinion that FTD received from its financial advisor, please refer to "The Merger—Opinion of FTD's Financial Advisor" beginning on page 89 of this proxy statement/prospectus. For a description of the other factors considered by the FTD board of directors in determining to adopt the merger, please refer to "The Merger—Recommendation of the FTD Board of Directors; FTD's Reasons for the Merger" beginning on page 86 of this proxy statement/prospectus.

Current credit market conditions may affect the cost of the transaction to UOL and the combined company's future business operations.

        UOL has entered into a commitment letter with Wells Fargo Bank to provide financing for a portion of the cash consideration to be paid to FTD stockholders in the merger, as described under "Description of FTD Senior Secured Credit Facilities" beginning on page 145 of this proxy statement/prospectus. In the event that UOL fails to obtain such financing, it will be required to use its reasonable best efforts to obtain alternative financing from alternative sources, subject to the terms and conditions of the merger agreement. However, the receipt of alternative financing from alternative sources in an amount sufficient to consummate the merger may not be readily available to UOL or obtained prior to the termination date of the merger agreement. Pursuant to the merger agreement, UOL's obligation to consummate the merger is subject to, among other conditions which must be satisfied or waived, receipt by UOL of the proceeds of the Wells Fargo financing, and, if applicable, the alternative financing (or UOL would have received such proceeds assuming the issuance of the UOL notes or receipt by UOL of the proceeds from the Silicon Valley Bank financing, if applicable). Even if UOL is able to obtain alternative financing, such alternative financing may be obtained on terms that materially differ from the terms of the original financing arrangement and may delay the consummation of the merger. In addition, to the extent that market conditions make such alternative financing more expensive to UOL, UOL or the combined company may experience a material adverse effect on its business and/or financial condition.

        UOL has also entered into a commitment letter with Silicon Valley Bank to provide the remaining financing, together with UOL's cash on hand, for the cash merger consideration to be paid to FTD stockholders in the merger as described under "Description of UOL Term Loan Facility" beginning on page 147 of this proxy statement/prospectus. If UOL enters into definitive financing agreements with respect to the Silicon Valley Bank financing, UOL is required under the merger agreement to use its reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing) of the $60 million senior secured term loan facility pursuant to the Silicon Valley Bank financing no later than the eighth business day prior to the scheduled date of the FTD special meeting, unless such funds are unavailable to UOL (other than due to the failure of UOL or UNOLA Corp. to comply with their respective obligations under the merger agreement). If the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL is required, pursuant to the merger agreement, to adjust the merger consideration as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus by substituting $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration. UOL and FTD have agreed in the merger agreement to use their reasonable best efforts to take all actions necessary to enable UOL to issue $100 million aggregate principal amount of UOL notes in substitution of the Silicon Valley Bank financing to consummate the merger. If UOL issues the UOL notes to consummate the merger, UOL will be subject to the additional risks described in "—Risk Factors Relating to the UOL Notes (if issued)" beginning on page 57 of this proxy statement/prospectus. In addition, because the aggregate principal amount of UOL notes that would be issued would exceed the $60 million principal amount of the senior secured term loan facility to be provided pursuant to the Silicon Valley Bank financing and would be provided on substantially different terms than the Silicon Valley Bank financing, the issuance of the UOL notes may increase the risks described under "—Risk Factors Relating to the Combined Company's Indebtedness—The substantial leverage of the combined company following the merger could adversely affect its ability to raise additional capital to fund operations, limit its ability to react to changes in the economy or its industry and prevent it from satisfying its debt obligations" beginning on page 54 of this proxy statement/prospectus.

UOL may be unable to successfully manage, integrate or grow FTD's businesses.

        UOL does not have prior experience in FTD's lines of businesses and may not be able to compete successfully in such lines of businesses. To the extent UOL attempts to integrate various aspects of these businesses, it may not be successful. There may be unanticipated risks, liabilities and costs associated with these businesses, and UOL cannot assure you that these businesses will have a positive impact on its results of operations. In addition, UOL cannot assure you that it will be successful in maintaining or growing FTD's businesses.

Even if UOL is successful in acquiring additional businesses, product lines or technologies, acquisitions (including the FTD merger) may not improve its results of operations and may adversely impact its business and financial condition.

        UOL has evaluated (both in light of the merger with FTD and on a stand-alone basis), and expects to continue to evaluate, a wide variety of potential strategic transactions that it believes may complement its current or future business activities. UOL routinely engages in discussions regarding potential acquisitions, and any of these transactions could be material to its financial condition and results of operations. However, UOL cannot assure you that the anticipated benefits of an acquisition (including the FTD merger) will materialize. Acquiring a business, product line or technology involves many risks, including, but not limited to:

  •
  disruption of UOL's ongoing business and diversion of resources and management time;

  •
  unforeseen obligations or liabilities;

  •
  difficulty assimilating the acquired customer bases, technologies and operations;

  •
  difficulty assimilating and retaining employees from the acquired business;

  •
  risks of entering markets in which UOL has little or no direct prior experience;

  •
  lack of controls, policies and procedures appropriate for a public company, and the time and cost related to the remediation of such deficient controls, policies and procedures;

  •
  potential impairment of relationships with employees, users, or vendors as a result of changes in management; and

  •
  potential dilutive issuances of equity, large write-offs either at the time of the acquisition or in the future, the incurrence of restructuring charges, the incurrence of debt, the amortization of identifiable intangible assets, and the impairment of amounts capitalized as intangible assets, including goodwill.

The rights of FTD stockholders who become UOL stockholders in the merger will be governed by UOL's certificate of incorporation and bylaws.

        FTD stockholders who receive shares of UOL common stock in the merger will become UOL stockholders. Although their rights as stockholders will remain subject to the Delaware General Corporation Law, they will be governed by UOL's amended and restated certificate of incorporation, UOL's amended and restated bylaws and the rights agreement between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as amended, rather than FTD's amended and restated certificate of incorporation and FTD's restated bylaws. As a result, there will be material differences between the current rights of FTD stockholders, as compared to the rights they will have as UOL stockholders. For more information, see "Comparison of Stockholder Rights" beginning on page 213 of this proxy statement/prospectus.

Risk Factors Relating to the Combined Company's Indebtedness

The substantial leverage of the combined company following the merger could adversely affect its ability to raise additional capital to fund operations, limit its ability to react to changes in the economy or its industry and prevent it from satisfying its debt obligations.

        Following the merger, the combined company will have a substantial amount of indebtedness. As of March 31, 2008, UOL had no outstanding indebtedness for borrowed money (other than immaterial amounts for capital leases), and FTD had approximately $292 million in aggregate principal amount of outstanding indebtedness for borrowed money. After giving effect to the merger, the pro forma indebtedness of the combined company as of March 31, 2008 would have been approximately $429 million if the Silicon Valley Bank financing is consummated, including $369 million under FTD's new senior secured credit facilities and $60 million under UOL's new senior secured term loan facility, or $469 million in the event UOL issues the UOL notes, including $369 million under FTD's new senior secured credit facilities and $100 million aggregate principal amount of UOL notes. The combined company's substantial indebtedness could have important consequences to its business and financial condition. For example:

  •
  if the combined company fails to meet payment obligations or otherwise defaults under the agreements governing its indebtedness, the lenders under those agreements will have the right to accelerate the indebtedness and exercise other rights and remedies against the combined company;

  •
  the combined company will be required to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, dividends, acquisitions and other purposes;

  •
  the combined company's ability to obtain additional financing to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements could be limited;

  •
  the combined company will experience increased vulnerability to, and limited flexibility in planning for, changes to its business and adverse economic and industry conditions;

  •
  the combined company's credit rating could be adversely affected;

  •
  the combined company could be placed at a competitive disadvantage relative to other companies with less indebtedness;

  •
  the combined company's ability to apply excess cash flows of UOL or proceeds from certain types of securities offerings, asset sales and other transactions to purposes other than the repayment of debt could be limited; and

  •
  under FTD's new senior secured credit facilities and, if the Silicon Valley Bank financing is consummated, UOL's new senior secured term loan facility, rates with respect to a portion of the interest FTD and UOL will pay, respectively, will fluctuate with market rates and, accordingly, interest expense will increase if market interest rates increase.

        Under the terms of FTD's new senior secured credit facilities, UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) and, if the UOL notes are issued, the indenture governing the UOL notes, UOL, in the case of the new senior secured term loan facility and the indenture, and FTD, in the case of the new senior secured credit facilities, will be permitted to incur additional indebtedness subject to certain conditions, and the risks described above may be increased if either UOL, FTD or the combined company incurs additional indebtedness.

FTD's new senior secured credit facilities and UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) or the indenture governing the UOL notes (if UOL issues the UOL notes) will contain restrictions that will limit the combined company's flexibility in operating its businesses.

        FTD's new senior secured credit facilities and UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) or the indenture governing the UOL notes (if UOL issues the UOL notes) will contain covenants that will restrict the combined company's ability to engage in certain transactions and may impair its ability to respond to changing business and economic conditions. The UOL notes, if issued, will impose operating and financial restrictions on UOL and UOL's subsidiaries (other than UNOL Intermediate, Inc., UNOLA Corp., FTD and their respective subsidiaries), UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) will impose operating and financial restrictions on UOL and UOL's subsidiaries (other than UNOL Intermediate, Inc., FTD and their respective subsidiaries) and FTD's new senior secured credit facilities will impose operating and financial restrictions on FTD and FTD's subsidiaries, including restrictions, in the case of UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) or the indenture governing the UOL notes (if UOL issues the UOL notes), on UOL's ability to, and in the case of FTD's new senior secured credit facilities, on FTD's ability to:

  •
  pay dividends or distributions or repurchase equity;

  •
  incur additional debt;

  •
  make investments;

  •
  create liens on assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  issue stock of, or interests in, subsidiaries;

  •
  merge or consolidate with another company;

  •
  transfer and sell assets;

  •
  issue certain redeemable capital stock;

  •
  create dividend and other payment restrictions affecting subsidiaries; and

  •
  use excess cash flows or the proceeds of certain types of securities offerings and asset sales for purposes other than repayment of debt.

        FTD's new senior secured credit facilities and (if the Silicon Valley Bank financing is consummated) UOL's new senior secured term loan facility will also require FTD and UOL, respectively, to comply with financial covenants that prohibit each of FTD and UOL from exceeding a maximum ratio of indebtedness to adjusted EBITDA or specified amounts of capital expenditures in any one year and require FTD and UOL to maintain a minimum ratio of adjusted EBITDA to fixed charges, and future indebtedness or other contracts could contain additional financial or other covenants more restrictive than those applicable under FTD's new senior secured credit facilities and UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated) or the indenture governing the UOL notes (if UOL issues the UOL notes). Compliance with these covenants may adversely affect the combined company's ability to adequately finance its operations or capital needs in the future or to pursue attractive business opportunities that may arise in the future.

        The ability of UOL and FTD to comply with the covenants applicable to them may be affected by general economic conditions, industry conditions and other events beyond their respective control. The failure of either UOL or FTD to comply with the covenants applicable to them, including their failure as a result of events beyond their control, could result in an event of default under the applicable debt agreement (and any other debt agreement which contains a cross-default provision, including, without limitation, FTD's new senior secured credit facilities in the case of FTD and UOL's new senior secured term loan facility and indenture, as applicable, in the case of UOL), which could materially and adversely affect UOL, FTD and the combined company, their respective operating results and respective financial condition.

        If there were an event of default under the indenture governing the UOL notes or UOL's new senior secured term loan facility, as applicable, or FTD's new senior secured credit facilities, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. There can be no assurance that UOL's, FTD's or the combined company's assets or cash flow would be sufficient to fully repay outstanding amounts under such debt agreements if the obligations thereunder were accelerated, nor can there be any assurance that UOL, FTD or the combined company could refinance such indebtedness or otherwise restructure such indebtedness. Finally, because the indenture governing the UOL notes, if issued, and UOL's new senior secured term loan facility (if the Silicon Valley Bank financing is consummated), will restrict UOL's ability to make investments in FTD and FTD's subsidiaries and FTD's new senior secured credit facilities will restrict FTD's ability to pay dividends to UOL, there can be no assurance that the assets or cash flow of UOL will be available to service the indebtedness of FTD or that the assets or cash flow of FTD will be available to service the indebtedness of UOL.

Risk Factors Relating to the UOL Notes (if issued)

        UOL will only issue the UOL notes in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus. The risk factors set forth below address the risks associated with the UOL notes in the event that UOL issues the UOL notes.

UOL may not be able to generate sufficient cash to service all of its debt obligations, including the UOL notes, and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

        The ability of UOL to make scheduled payments on or to refinance its debt obligations, including the UOL notes, depends on its financial condition and operating performance. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, some of which are beyond UOL's control. If UOL is unable to generate sufficient cash from operations at levels sufficient to permit it to pay principal, premium, if any, and interest on its debt obligations and meet its other cash needs, it may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance its indebtedness, including the UOL notes. Any refinancing of indebtedness could be at higher interest rates and may require UOL to comply with more onerous covenants, which could further restrict its business operations. UOL may not be able to refinance its debt or sell additional debt or equity securities or assets on favorable terms, if at all, particularly because of the restrictions that will be imposed by the indenture governing the UOL notes. If UOL sells assets, its ability to generate revenue may be negatively affected. The inability to obtain additional financing could have a material adverse effect on UOL's financial condition and on its ability to service all of its debt obligations, including the UOL notes.

The value of the collateral securing the UOL notes may not be sufficient to satisfy UOL's obligations under the UOL notes. As a result, the holders of the UOL notes may not receive full payment on the UOL notes following an event of default.

        The UOL notes will be secured (equally and ratably with any secured senior debt of UOL) by the capital stock of Classmates Media Corporation owned directly or indirectly by UOL. The UOL notes are also required to be secured equally and ratably by liens on collateral that secure any senior secured debt of UOL (other than intercompany notes and liens in respect of the capital stock of any subsidiary of UOL other than Classmates Media Corporation). The proceeds of any sale of collateral following an event of default with respect to the UOL notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the UOL notes. No appraisal has been made of the collateral, and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that permitted liens and other rights granted to other parties encumber any of the collateral securing the UOL notes, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the trustee or the holders of the UOL notes to realize or foreclose on the collateral. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the UOL notes, the holders of the UOL notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against UOL's and the guarantors' remaining assets.

The UOL notes will not be secured by the capital stock of any subsidiary of UOL other than Classmates Media Corporation, and as such, any debt incurred by UOL in the future that is secured by such capital stock will have claims superior to the UOL notes to the extent of the value of such capital stock.

        The UOL notes will not be secured by the capital stock of any subsidiary of UOL other than Classmates Media Corporation or by the intercompany notes of any subsidiary of UOL. However, UOL may incur indebtedness in the future that will be secured by the capital stock and intercompany notes of subsidiaries of UOL other than Classmates Media Corporation, and such indebtedness may also be secured by the capital stock and intercompany notes of Classmates Media Corporation. If UOL becomes insolvent or is liquidated, or if payment of any indebtedness secured by the capital stock of any subsidiary of UOL other than Classmates Media Corporation or the intercompany notes of any subsidiary of UOL is accelerated, the holders of such secured indebtedness will be entitled to exercise the remedies available to them with respect to such capital stock or intercompany notes, as applicable, under applicable law, in addition to any remedies that may be available under documents pertaining to such secured indebtedness, including the ability to foreclose on and sell the capital stock or intercompany notes, as applicable, securing such indebtedness in order to satisfy such indebtedness.

Claims of UOL note holders will be structurally subordinated to claims of creditors of UOL's subsidiaries that do not guarantee the UOL notes.

        Claims of holders of the UOL notes will be structurally subordinated to the claims of creditors of UOL's subsidiaries that do not guarantee the UOL notes, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to UOL or creditors of UOL, including note holders.

UOL is permitted to create unrestricted subsidiaries, which generally will not be subject to any of the covenants in the indenture, and UOL may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay its indebtedness.

        On the date of the indenture, UNOL Intermediate, Inc., UNOLA Corp., FTD and their respective subsidiaries will be unrestricted subsidiaries. In addition, Classmates Media Corporation and its subsidiaries will automatically become unrestricted subsidiaries upon consummation of an initial public offering of Classmates Media Corporation. Unrestricted subsidiaries will generally not be subject to the covenants under the indenture governing the UOL notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans, dividends or other payments to UOL. Accordingly, UOL may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of its indebtedness, including the UOL notes.

UOL may commence voluntary bankruptcy proceedings to prevent foreclosure of the collateral.

        In connection with an exercise of remedies, the holders of the UOL notes may institute foreclosure proceedings against the collateral. To prevent foreclosure, UOL may be motivated to commence voluntary bankruptcy proceedings, or certain creditors may be motivated to institute involuntary bankruptcy proceedings against UOL under the United States Bankruptcy Code. The commencement of any such bankruptcy proceedings would expose the holders of the UOL notes to additional risks, including, without limitation, additional restrictions on exercising rights against collateral and on pursuing or obtaining repayment of the UOL notes.

Bankruptcy laws may significantly impair rights to repossess and dispose of collateral securing the UOL notes, and otherwise collect on any amounts due thereunder.

        If a bankruptcy case were to be commenced by or against UOL prior to the repossession and disposition of collateral securing the UOL notes, the right of the trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law. A bankruptcy case may be commenced by UOL or by certain of its creditors as provided in the United States Bankruptcy Code.

        The "automatic stay" under applicable bankruptcy law prohibits secured creditors, such as the holders of the UOL notes, from repossessing their collateral from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law and/or a bankruptcy court may permit the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection" of its interest in the collateral.

        The meaning of the term "adequate protection" may vary according to circumstances, but it is generally intended to protect the value of the secured creditor's interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. "Adequate protection" may include cash payments or the granting of additional collateral, of such type, at such time and in such amount as the bankruptcy court may determine. The bankruptcy court has broad discretionary powers in all these matters, including the valuation of the collateral and the nature, accessibility or value of any other collateral that may be substituted. In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the UOL notes could be delayed following commencement of a bankruptcy case, whether or when the note trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of "adequate protection," the holders of the UOL notes would be compensated for any delay in payment or loss of value of the collateral.

        Under the United States Bankruptcy Code, a claim is a secured claim up to the value of the collateral that secures it. In most cases, interest stops accruing on the date of commencement of the bankruptcy case, but if the collateral's value exceeds the amount of the claim, interest may continue to accrue on the claim up to the collateral's value. On the other hand, if the amount of the claim exceeds the collateral's value, the excess constitutes an unsecured claim. Generally, the United States Bankruptcy Code contemplates that secured creditors will be paid in full. If a bankruptcy proceeding is commenced by or against UOL, there can be no assurance that a bankruptcy court would find that the value of the collateral exceeds the amount outstanding under the UOL notes.

        In addition, in a bankruptcy proceeding, a bankruptcy court would have broad discretion to approve transactions that could disadvantage the holders of the UOL notes. For example, under certain circumstances, a bankruptcy court could grant other secured creditors relief from the automatic stay to foreclose their respective liens, approve UOL's or third parties' motions for sales of collateral, which may not be favorable to holders of the UOL notes, or require the holders of the UOL notes to accept subordinated or other securities in exchange for the UOL notes.

        Accordingly, regardless of the ultimate disposition of any motion or claim, there can be no assurance, pending or following the completion of a bankruptcy proceeding, with respect to whether and when any payments on the UOL notes would be made; whether or when the trustee could foreclose upon or sell the collateral; whether the terms and conditions of the UOL notes or any rights of the holders could be altered in a bankruptcy case without the trustee's or holders' consent; whether the trustee or the holders would be able to enforce the holders' rights against the subsidiary guarantors under their guarantees; and whether and to what extent holders would be compensated for any delay in payment or decline in the value of the collateral.

Federal and state statutes allow courts, under specific circumstances, to avoid the UOL notes, guarantees and liens, and to require holders to return payments received from UOL or the guarantors.

        UOL's creditors and the creditors of the guarantors of the UOL notes could challenge the issuance of the UOL notes or the guarantees, and the liens on the assets that secure the UOL notes, as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and similar provisions of state fraudulent transfer laws, the issuance of UOL notes and the guarantees, and the granting of the liens, could be avoided (that is, cancelled) as fraudulent transfers if a court determined that the issuer, at the time it issued the notes or granted the liens, or the guarantor, at the time it issued the guarantee (or, in some jurisdictions, when payment became due under the guarantee):

  •
  issued the notes or guarantees, as the case may be, or granted the liens with the intent to hinder, delay or defraud its existing or future creditors; or

  •
  received less than reasonably equivalent value or did not receive fair consideration for the delivery of the notes or guarantees, as the case may be, or granting of the liens, and if the issuer or guarantor:

  •
  was insolvent or rendered insolvent at the time it issued the notes or the guarantee, as the case may be, or granted the liens;

  •
  was engaged in a business or transaction for which the issuer's or guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts generally as they mature.

        A court likely would find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the notes. If the guarantees were avoided or limited under fraudulent transfer or other laws, any claim made against the guarantors for amounts payable on the notes would be unenforceable to the extent of such avoidance or limitation.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the sum of its property, at a fair valuation;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        UOL cannot be sure what standard a bankruptcy court would apply in making these determinations or, regardless of the standard, that a bankruptcy court would not avoid the guarantees.

UOL may not be able to fulfill its repurchase obligations with respect to the UOL notes upon a change of control.

        If UOL experiences certain specific change of control events, it will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that UOL will have available funds sufficient to pay the change of control purchase price for any or all of the UOL notes that might be delivered by holders of the UOL notes seeking to accept the change of control offer. In addition, UOL's ability to repurchase the UOL notes for cash may be limited by law or the terms of other agreements relating to its outstanding indebtedness. Important corporate events, such as acquisitions, refinancings or other recapitalizations, may not constitute a change of control under the indenture governing the UOL notes and thus will not permit the holders of the UOL notes to require UOL to repurchase the UOL notes.

There is no established trading market for the UOL notes, and an active trading market may not develop.

        The UOL notes are a new issue of securities, and there is currently no established trading market for the UOL notes. UOL does not intend to apply for listing of the UOL notes on any securities exchange or for quotation of the UOL notes on any automated dealer quotation system. An active market may not develop for the UOL notes or, if developed, may not continue. If an active market does not develop for the UOL notes, the market price and liquidity of the UOL notes may be adversely affected. Additionally, the UOL notes are subject to redemption under a number of circumstances that, if triggered, could further reduce the market price and liquidity of the UOL notes.

The market price for the UOL notes may be volatile.

        The market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the UOL notes. The market for the UOL notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of the UOL notes. In addition, subsequent to their initial issuance, the UOL notes may trade at a discount from their stated amount. Future trading prices of the UOL notes will depend on many factors, including, among other things, prevailing interest rates, UOL's operating results, financial performance and prospects, the market for similar securities and the overall securities market.

Risk Factors Relating to UOL and FTD

        In addition to the risks described above, UOL and FTD are, and will continue to be, subject to the risks described in Part I, Item 1A in UOL's annual report on Form 10-K for the year ended December 31, 2007, Part II, Item 1A in UOL's quarterly report on Form 10-Q for the quarter ended March 31, 2008, Part I, Item 1A in FTD's annual report on Form 10-K for the year ended June 30, 2007, and Part II, Item 1A in FTD's quarterly reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 and in any future filings with the SEC incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 234 for the location of information incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on current expectations, estimates and projections about UOL's and FTD's operations, industry, financial condition, performance and results of operations. Statements containing words such as "guidance," "may," "believe," "anticipate," "expect," "intend," "plan," "project," "projections," "business outlook," and "estimate" or similar expressions constitute forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus and those incorporated by reference into this proxy statement/prospectus. In addition to the risk factors identified elsewhere in this proxy statement/prospectus or identified in other SEC filings by UOL or FTD and incorporated by reference into this proxy statement/prospectus, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the fact that a termination under some circumstances could require FTD to reimburse UOL's reasonably documented out-of-pocket fees and expenses up to $3.75 million or pay a termination fee of $11.75 million (less any reimbursed fees and expenses);

  •
  the outcome of any litigation or judicial actions that have been or may be instituted against UOL, FTD or others relating to the merger agreement;

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  the ability to obtain the approval of FTD's stockholders, to obtain or meet the closing conditions in the merger agreement and to otherwise complete the merger in a timely manner;

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  the ability to cost-effectively manage the operations of the combined company and integrate financial, accounting administrative functions in a timely manner;

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  the ability of the combined company to service its substantial debt obligations following the closing of the merger;

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  the ability of the combined company to develop successful marketing initiatives, products and services, improve the overall performance of the FTD business and apply UOL's experience to maintain and build upon the FTD brand name;

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  the ability of the combined company to compete successfully in the markets for its products and services;

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  the ability to realize the expected benefits resulting from the merger;

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  the ability to retain key personnel both before and after the merger;

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  the ability of each company to maintain or increase the demand for its products and services;

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  the effects of vigorous competition in the markets in which UOL and FTD operate;

  •
  the failure of the transaction to be accretive to earnings per share on a GAAP basis when anticipated, if ever;

  •
  an adverse change in the ratings afforded to UOL, FTD or their credit facilities or debt securities, as applicable, by rating agencies or a lower rating afforded to the combined company's debt securities;

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  the amount of costs, fees, expenses and charges related to the merger;

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  UOL's or FTD's ability to enforce or defend their respective ownership and use of intellectual property;

  •
  changes in general economic and market conditions; and

  •
  changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither UOL nor FTD undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

        All subsequent written or oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to UOL and/or FTD or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this proxy statement/prospectus.

INFORMATION ABOUT THE COMPANIES

UOL
21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000

        UOL, a Delaware corporation headquartered in Woodland Hills, California, commenced operations in 2001 following the merger of dial-up Internet access providers NetZero, Inc. and Juno Online Services, Inc.

        UOL is a leading provider of consumer Internet and media services through a variety of brands including Classmates, MyPoints, NetZero and Juno. UOL's business consists of two segments: Classmates Media and Communications. Classmates Media services are online social networking and online loyalty marketing. UOL's primary Communications services are Internet access and email. UOL's Web properties, in aggregate, attract a significant number of Internet users each month among its base of more than 50 million registered accounts. UOL's large online audience enables UOL to offer a broad array of Internet marketing products and services for advertisers.

        Historically, UOL's operations were focused on providing value-priced dial-up Internet access services in the United States and Canada. In 2004, UOL's dial-up Internet access revenues began to decline and UOL began diversifying its business to include other Internet consumer offerings in an effort to provide new growth opportunities for UOL. In November 2004, UOL acquired Classmates, a provider of online social networking services, and in April 2006, UOL acquired MyPoints, a provider of online loyalty marketing services. UOL's strategy is to continue to leverage UOL's resources and core competencies to further expand UOL's businesses beyond dial-up Internet access services, through internal development and acquisitions (such as the proposed merger with FTD), while managing UOL's declining dial-up Internet access services primarily for profitability and cash flow.

FTD
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800

        FTD, a Delaware corporation headquartered in Downers Grove, Illinois, is a leading provider of floral and specialty gift products and services to consumers and retail florists, as well as other retail locations offering floral products, in the United States, Canada, the United Kingdom and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. FTD conducts its business through three operating segments: the consumer segment, the florist segment and the international segment.

        The consumer segment operates primarily through the www.ftd.com Website in the United States and Canada. As a result of FTD's same-day delivery capability and broad product selection, FTD's consumer segment is one of the largest direct marketers of floral arrangements and specialty gifts in the United States, generating 2.9 million orders from consumers in the nine-month period ended March 31, 2008.

        The florist segment provides a comprehensive suite of products and services that enable FTD members to send and deliver floral orders. This suite of products and services is also designed to promote revenue growth and enhance the operating efficiencies of FTD members in the United States and Canada.

        The international segment was formed as a result of the acquisition of Interflora on July 31, 2006. The international segment generated 1.7 million orders from consumers in the nine-month period ended March 31, 2008. Interflora also provides products and services to its network of members in the United Kingdom and the Republic of Ireland.

        FTD's consumer and florist businesses are highly complementary, as floral orders generated by the consumer business are delivered by the network of members. FTD's management believes that FTD's strong brand name recognition, complementary florist and consumer businesses, extensive customer database of floral and specialty gift consumers, network of FTD and Interflora members and international footprint provide FTD with competitive advantages.

UNOLA Corp.
21301 Burbank Boulevard
Woodland Hills, California 91367
(818) 287-3000

        UNOLA Corp., an indirect wholly owned subsidiary of UOL, is a Delaware corporation formed on April 25, 2008, for the purpose of effecting the merger. Upon completion of the merger, UNOLA Corp. will merge with and into FTD, with FTD surviving the merger as an indirect wholly owned subsidiary of UOL.

        UNOLA Corp. has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

THE FTD SPECIAL MEETING

Date, Time and Place

        These proxy materials are delivered in connection with the solicitation by the FTD board of directors of proxies to be voted at the FTD special meeting, which is to be held at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, on                        , 2008 at                        , local time. On or about            , 2008, FTD commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the FTD Special Meeting

        You will be asked to vote on the following proposals:

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  to approve the Merger Proposal (Item 1 on the proxy card);

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  to approve the Adjournment Proposal (Item 2 on the proxy card); and

  •
  to conduct any other business that properly comes before the FTD special meeting and any adjournment or postponement thereof.

FTD Record Date; FTD Common Stock Entitled to Vote

        The close of business on                        , 2008, which we refer to as the record date, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the FTD special meeting or any adjournments or postponements of the FTD special meeting. As of the record date there were                        shares of FTD common stock outstanding and entitled to vote. Each share of FTD common stock entitles its holder to one vote on all matters properly coming before the FTD special meeting.

        A complete list of FTD stockholders entitled to vote at the FTD special meeting will be available for examination by any FTD stockholder at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515 for purposes pertaining to the FTD special meeting, during normal business hours for a period of ten days before the FTD special meeting, and at the time and place of the FTD special meeting.

Quorum and Votes Required

        In order to carry on the business of the FTD special meeting, FTD must have a quorum. FTD stockholders who hold a majority of the FTD common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the FTD special meeting.

  Required Vote to approve the Merger Proposal (Item 1 on the proxy card)

        The affirmative vote of a majority of the outstanding shares of FTD common stock entitled to vote is required to approve the Merger Proposal.

  Required Vote to approve the Adjournment Proposal (Item 2 on the proxy card)

        The affirmative vote of a majority of the FTD common stock voting on the Adjournment Proposal is required to approve the Adjournment Proposal.

  Treatment of Abstentions, Not Voting and Incomplete Proxies

        If you fail to vote on the Merger Proposal or respond to the Merger Proposal with an "abstain" vote, it will have the same effect as a vote against the Merger Proposal. If you fail to vote on the

Adjournment Proposal or respond to the Adjournment Proposal with an "abstain" vote, it will have no effect on the outcome of the vote for the Adjournment Proposal. If you respond but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the Merger Proposal and in favor of the Adjournment Proposal.

Voting by FTD Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of FTD owned and were entitled to vote                        shares of FTD common stock, collectively representing approximately            % of the outstanding shares of FTD common stock on that date (and together with the shares held by affiliates of Leonard Green, approximately             %).

        At the close of business on the record date, affiliates of Leonard Green beneficially owned            shares of FTD common stock, representing approximately            % of the outstanding shares of FTD on that date. Affiliates of Leonard Green have entered into a voting and support agreement with UOL pursuant to which they have agreed, subject to the terms and conditions of the voting and support agreement, to vote the shares of FTD common stock they own as of the record date in favor of the Merger Proposal and in favor of any other matter necessary for the consummation of the transactions contemplated in the merger agreement. For more information regarding the voting and support agreement, see "The Voting and Support Agreement" beginning on page 143 of this proxy statement/prospectus. A copy of the Voting and Support Agreement is also attached as Annex B to this proxy statement/prospectus.

Voting of Proxies

        Giving a proxy means that you authorize the persons named in the enclosed proxy card to vote your shares at the FTD special meeting in the manner you direct. You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your shares of FTD common stock in your own name):

  •
  Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

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  Via the Internet, by going to the Web address www.investorvote.com and following the instructions on the proxy card; or

  •
  Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

        The shares of FTD common stock represented by your proxy will be voted at the FTD special meeting in accordance with the instructions contained on the proxy card. If any proxy is returned without indication as to how to vote, the FTD common stock represented by the proxy will be considered a vote in favor of all matters for consideration at the FTD special meeting. Unless you check the box on your proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the FTD special meeting.

        If your shares are held in "street name" by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or the Internet.

        Every FTD stockholder's vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the FTD special meeting in person.

Revocability of Proxies and Changes to an FTD Stockholder's Vote

        You have the power to change your vote at any time before your shares are voted at the FTD special meeting:

  •
  by sending a notice of revocation to FTD's corporate secretary;

  •
  by sending a completed proxy card bearing a later date than your original proxy card;

  •
  by logging onto the Internet Website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and follow the instructions on the proxy card; or

  •
  by attending the FTD special meeting and voting in person, however, your attendance alone will not revoke any proxy.

If you choose any of the first three methods, you must take the described action no later than the beginning of the FTD special meeting. If you have shares held through a broker, bank or other nominee, you may revoke your instructions only by informing the broker, bank or other nominee in accordance with any procedures it has established.

Solicitation of Proxies

        The solicitation of proxies from FTD stockholders is made on behalf of the FTD board of directors. UOL and FTD will share equally the costs and expenses of filing, printing and mailing this proxy statement/prospectus, except for attorneys', accountants', financial advisors' and consultants' fees and expenses which will be paid by the party incurring such expenses. FTD will pay the costs of soliciting and obtaining these proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by FTD officers and employees by mail, telephone, fax, personal interviews or other methods of communication. FTD has engaged the firm of Mackenzie Partners, Inc. to assist FTD in the distribution and solicitation of proxies from FTD stockholders and will pay Mackenzie Partners, Inc. an estimated fee of $15,000 plus out-of-pocket expenses for its services.

Attending the FTD Special Meeting

        Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the FTD special meeting. Since seating is limited, admission to the FTD special meeting will be on a first-come, first-served basis. Registration and seating will begin at                        , local time.

        Only record holders (registered stockholders who hold stock in their name) or beneficial owners (stockholders who hold stock through a bank, broker or other nominee) of FTD common stock or their proxies may attend the FTD special meeting in person. When you arrive at the FTD special meeting, you must present photo identification, such as a driver's license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Item 1.    The Merger Proposal

(Item 1 on proxy card)

        As discussed elsewhere in this proxy statement/prospectus, FTD is asking its stockholders to approve the Merger Proposal. Holders of FTD common stock should read carefully this proxy statement/prospectus in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of FTD common stock are directed to the merger agreement. Copies of the original merger agreement and amendment no. 1 to the original merger agreement are attached as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus.

The FTD board of directors recommends a vote FOR the Merger Proposal (Item 1).

Item 2.    The Adjournment Proposal

(Item 2 on proxy card)

        The FTD special meeting may be adjourned or postponed to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the FTD special meeting to approve the Merger Proposal (Item 1 on proxy card).

        As discussed elsewhere in this proxy statement/prospectus, FTD is asking its stockholders to approve the Adjournment Proposal.

The FTD board of directors recommends a vote FOR the Adjournment Proposal (Item 2).

Other Matters to Come Before the FTD Special Meeting

        No other matters are intended to be brought before the FTD special meeting by FTD, and FTD does not know of any matters to be brought before the FTD special meeting by others. If, however, any other matters properly come before the FTD special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on any such matter.

THE MERGER

        The following is a description of the material aspects of the merger, including the merger agreement. While UOL and FTD believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. UOL and FTD encourage you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger. Copies of the original merger agreement and amendment no. 1 to the original merger agreement are attached as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus.

Background of the Merger

        The FTD board of directors and FTD's management have regularly evaluated FTD's business strategy and prospects for growth and considered opportunities to improve FTD's operations and financial performance in order to create value for FTD stockholders. In connection with this ongoing evaluation, the FTD board of directors has considered, from time to time, various organic business opportunities, dispositions of non-core assets and potential acquisitions, business combinations and other strategic opportunities. In this regard, in August 2006, the FTD board of directors authorized FTD's management to contact Goldman, Sachs to assist with considering a possible sale of all or part of FTD. During August and September 2006, representatives of FTD's management met on several occasions with representatives of Goldman, Sachs to discuss a potential sale process.

        On September 22, 2006, the FTD board of directors convened telephonically to discuss the engagement letter FTD received from Goldman, Sachs on September 15, 2006. The FTD board of directors discussed the terms and conditions of the engagement letter, including the fee structure for Goldman, Sachs' services. Following further deliberation, the FTD board of directors unanimously authorized Mr. Michael Soenen, Chief Executive Officer and President of FTD, to execute the engagement letter on behalf of FTD and to direct Goldman, Sachs to commence discussions with third parties as part of an exploratory sale process.

        On September 28, 2006, after multiple discussions with FTD's management regarding potential purchasers, FTD instructed Goldman, Sachs to conduct a targeted search for potential purchasers. Since FTD had previously conducted a sale process with the assistance of Goldman, Sachs in the latter portion of 2003 whereby over 50 potential strategic and private equity buyers were contacted, which process resulted in an affiliate of Leonard Green & Partners, L.P., or Leonard Green, acquiring FTD, FTD and Goldman, Sachs believed they had a strong sense of the types of strategic and private equity buyers that might be interested in participating in a sale process. Goldman, Sachs targeted nine private equity sponsors and three strategic purchasers to involve in the sale process. Representatives of Goldman, Sachs initiated preliminary discussions on behalf of FTD with these twelve prospective bidders. Of the parties contacted, seven entered into confidentiality agreements with FTD and received a confidential information memorandum, and two private equity sponsors, PE Firm 1 and PE Firm 2, and one strategic bidder, Strategic Company 1, elected to attend management presentations. Upon review of the confidential information memorandum, the other four parties that had entered into confidentiality agreements with FTD did not express an interest in participating further in the sale process at that time.

        From October 18, 2006 to October 20, 2006, FTD held management presentations with PE Firm 1, PE Firm 2 and Strategic Company 1. FTD provided each such prospective bidder with access to FTD's business plan, financial projections and other diligence information and also answered diligence questions.

        On October 27, 2006, FTD received a preliminary, non-binding acquisition proposal from each of PE Firm 1 and PE Firm 2. PE Firm 1 proposed a preliminary purchase price between $16.50 and $17.00 per share of FTD common stock, and PE Firm 2 proposed a preliminary purchase price between $17.25 and $18.25 per share of FTD common stock. Both proposals were subject to numerous conditions, including completion of due diligence, availability of sufficient debt financing and negotiation and execution of a definitive merger agreement. The closing price of FTD common stock on October 27, 2006 was $15.27 per share.

        On October 30, 2006, FTD's management and representatives of Goldman, Sachs discussed the preliminary acquisition proposals received from PE Firm 1 and PE Firm 2. Representatives of Goldman, Sachs presented to FTD's management the key diligence items that PE Firm 1 and PE Firm 2 needed to review and other matters that PE Firm 1 and PE Firm 2 would need satisfied before submitting a more complete, binding proposal to acquire FTD. FTD's management thereafter updated the FTD board of directors about the sale process and the status of these two preliminary proposals. After receiving management's update, the FTD board of directors determined that FTD should continue discussions with PE Firm 1 and PE Firm 2.

        In early November 2006, before FTD resumed discussions with Strategic Company 1, Strategic Company 1 communicated to Goldman, Sachs that after conducting preliminary due diligence, it was not interested in pursuing a transaction with FTD and would not be submitting an acquisition proposal at that time.

        On November 16, 2006, Reuters reported that FTD had hired Goldman, Sachs to explore the possibility of selling FTD.

        On November 20, 2006, representatives of PE Firm 3 contacted representatives of Leonard Green to discuss PE Firm 3's interest in exploring opportunities with FTD. Leonard Green referred PE Firm 3 to representatives of Goldman, Sachs, who scheduled a management presentation with PE Firm 3.

        On November 22, 2006, FTD held a management presentation with PE Firm 3. Later that day, representatives of PE Firm 1 contacted representatives of Goldman, Sachs and indicated that PE Firm 1 would not be proceeding with the sale process. PE Firm 1's representatives conveyed that after conducting due diligence, they determined that PE Firm 1 would not be able to offer a purchase price per share at or above FTD's current trading price. The closing price of FTD common stock on November 22, 2006 was $17.84 per share.

        On November 30, 2006, representatives of PE Firm 2 contacted representatives of Goldman, Sachs and indicated that PE Firm 2 would not be proceeding with the sale process. PE Firm 2's representatives conveyed that after conducting due diligence, they determined that PE Firm 2 would not be able to offer a purchase price per share at or above FTD's current trading price. The closing price of FTD common stock on November 30, 2006 was $17.52 per share.

        On or around November 30, 2006, FTD's outside counsel, Latham & Watkins LLP, or Latham, delivered to PE Firm 3's outside counsel an initial draft of the merger agreement.

        On December 5, 2006, PE Firm 3, through its outside counsel, delivered a mark up of the merger agreement provided to it by Latham. After discussing the revised merger agreement with FTD's management, Latham delivered a revised draft of the merger agreement to PE Firm 3's outside counsel on December 10, 2006.

        On December 12, 2006, PE Firm 3 submitted a proposal to FTD to purchase all of the outstanding common stock of FTD for $17.00 per share. PE Firm 3 indicated that the proposal would remain open until December 31, 2006. The closing price of FTD common stock on December 12, 2006 was $17.54 per share.

        The FTD board of directors convened telephonically on December 13, 2006 to consider the proposal received from PE Firm 3. Also in attendance were representatives of Goldman, Sachs and Latham. Representatives of Latham presented to the FTD board of directors an overview of their fiduciary duties in considering and evaluating a transaction involving a potential sale of FTD. Representatives of Goldman, Sachs presented to the FTD board of directors an overview of the sale process to date and an analysis of PE Firm 3's acquisition proposal. The FTD board of directors deliberated at length regarding PE Firm 3's proposal, taking into consideration such factors as FTD's current stock price, the fact that PE Firm 3 was the only then-current bidder for FTD and the open issues remaining in the definitive documents, including the covenants and conditions relating to PE Firm 3's financing and the size of the termination fee and any reverse termination fee that would be payable and circumstances under which the termination fee and any reverse termination fee would be payable. After further deliberation, the FTD board of directors directed FTD's management and Goldman, Sachs to negotiate further with PE Firm 3 with the goal of arriving at terms that provided greater value to FTD stockholders. The closing price of FTD common stock on December 13, 2006 was $17.94 per share.

        Also, during the FTD board of directors' initial consideration of the sale process, representatives of Leonard Green, which then owned a majority of the outstanding common stock of FTD, advised the FTD board of directors that Leonard Green would only support a transaction that was supported by members of the FTD board of directors not affiliated with Leonard Green.

        On December 15, 2006, PE Firm 3 communicated to FTD's management that PE Firm 3 would not be proceeding with the sale process. Representatives of PE Firm 3 conveyed that PE Firm 3 could not offer FTD a purchase price at or above the current market price of FTD and that PE Firm 3 was involved with too many other transactions to pursue a transaction with FTD at that time. PE Firm 3 indicated that it would contact FTD after the new year if it remained interested in pursuing a transaction. No such contact was received by FTD or Goldman, Sachs.

        On March 6, 2007, four days after the SEC declared effective FTD's registration statement for a secondary offering of its common stock, representatives of Strategic Company 1 contacted representatives of Goldman, Sachs and expressed an interest in conducting a transaction with FTD. Strategic Company 1 indicated a preliminary interest in: (a) purchasing the entire 6 million shares of FTD common stock owned by an affiliate of Leonard Green and FTD's management that were to be sold in the secondary offering, which was scheduled to be priced the next day, and (b) obtaining an option to acquire the remaining shares of FTD owned by affiliates of Leonard Green following a 75-day diligence period. However, Strategic Company 1 never submitted a proposal regarding this transaction and the secondary offering was completed.

        On June 15, 2007, representatives of PE Firm 4 contacted representatives of Goldman, Sachs and provided an initial indication of interest of $19.00 per share of FTD common stock. After discussions between Goldman, Sachs and FTD's management, FTD's management authorized Goldman, Sachs to allow PE Firm 4 to conduct due diligence on FTD and to engage in further discussions with PE Firm 4 about a potential transaction. The closing price of FTD common stock on June 15, 2007 was $17.88 per share.

        On June 20, 2007, representatives of Strategic Company 1 contacted representatives of Goldman, Sachs to indicate that they would again like to consider a transaction with FTD. After Strategic Company 1 indicated to Goldman, Sachs that its target price for FTD was $19.00 per share subject to completion of due diligence, Goldman, Sachs began to provide Strategic Company 1 with updated diligence materials on FTD. The closing price of FTD common stock was $17.65 per share on June 20, 2007.

        On July 14, 2007, representatives of PE Firm 4 met with FTD's management for a management presentation.

        In mid-July 2007, representatives of PE Firm 4 communicated to representatives of Goldman, Sachs that after conducting substantial due diligence, PE Firm 4 would not be interested in acquiring FTD on a stand-alone basis and would only be interested in a transaction that involved combining Acquisition Company 1, a privately owned specialty retail company, and FTD. PE Firm 4 also indicated

that due to the worsening credit markets, it would have difficulty obtaining sufficient financing to consummate a transaction involving FTD. FTD's management and representatives of Goldman, Sachs met telephonically later that day to discuss the desirability of a transaction with PE Firm 4 and Acquisition Company 1. After lengthy discussions, FTD's management determined that FTD should not pursue a transaction involving PE Firm 4 given the high probability that PE Firm 4 would not be able to finance a transaction involving FTD and FTD's management's belief that PE Firm 4's involvement was not necessary for a transaction involving Acquisition Company 1 and FTD, which FTD was independently considering at such time. Representatives of Goldman, Sachs conveyed this message to PE Firm 4 later that day.

        On August 24, 2007, representatives of Strategic Company 1 communicated to representatives of Goldman, Sachs that after conducting further diligence on FTD, Strategic Company 1 would not be able to offer a price at or above the current trading price of FTD. Based upon this communication and the fact that Strategic Company 1's prior expressions of interest never materialized in a proposal to acquire FTD, FTD decided not to pursue further discussions with Strategic Company 1. The closing price of FTD common stock was $17.26 per share on August 24, 2007.

        On October 27, 2007, Mr. Mark Goldston, Chief Executive Officer and President of UOL, initiated discussions with representatives of Leonard Green regarding UOL's potential acquisition of FTD. Mr. Goldston expressed interest in a transaction with FTD and scheduled a meeting with representatives of FTD. A number of months prior to Mr. Goldston's call to Leonard Green, a representative of Leonard Green had initiated a preliminary discussion with Mr. Goldston regarding UOL's possible acquisition of FTD.

        On October 31, 2007, Mr. Goldston and Mr. Soenen met in Los Angeles to discuss UOL's potential acquisition of FTD.

        On November 14, 2007, representatives of UOL met with FTD's management in Chicago for an initial management presentation. The closing price of FTD common stock was $14.46 per share on November 14, 2007.

        On November 16, 2007, the UOL board of directors convened telephonically for a special board meeting. UOL's management and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden, outside counsel for UOL, discussed the potential transaction with FTD with the UOL board of directors.

        On November 20, 2007, the UOL board of directors convened telephonically for a special board meeting. UOL's management and representatives of Skadden updated the UOL board of directors on the potential transaction with FTD regarding, among other things, the potential financial terms of the transaction and the advisability of entering into an exclusivity agreement with FTD.

        Later that day, representatives of UOL submitted a preliminary proposal to representatives of Goldman, Sachs to acquire all of the issued and outstanding common stock of FTD for $15.25 in cash per share. UOL's representatives indicated that UOL would need a 60-day exclusivity agreement to proceed with a possible transaction with FTD. Representatives of UOL also conveyed to FTD's management that UOL would not be interested in pursuing a transaction with FTD if FTD consummated an acquisition of Acquisition Company 2, a privately owned company with which FTD had been negotiating a potential acquisition for an extended period of time. The closing price of FTD common stock was $13.40 per share on November 20, 2007.

        The FTD board of directors convened telephonically on November 21, 2007 to consider the status of UOL's potential acquisition of FTD. Also in attendance were representatives of Goldman, Sachs and Latham. Representatives of Goldman, Sachs reviewed with the FTD board of directors the financial terms of the transaction proposed by UOL. FTD's management updated the FTD board of directors on its recent discussions with representatives of UOL and, in particular, UOL's request for a 60-day exclusivity agreement. The FTD board of directors deliberated at length regarding UOL's exclusivity request. The FTD board of directors noted that neither it nor FTD's management was aware of any other interested potential purchaser, and due to the slowdown in strategic initiatives during the upcoming holiday season, the exclusivity arrangement was not likely to preclude discussions with other potential purchasers. The FTD board of directors also noted that postponing a potential transaction with Acquisition Company 2 would probably not prevent FTD from eventually consummating a transaction with Acquisition Company 2 if FTD chose to pursue it at a later date. Following further deliberation, the FTD board of directors unanimously authorized management to enter into an exclusivity agreement with UOL that would extend until December 15, 2007, at which time UOL would be required to submit a mark up of a draft merger agreement prepared by Latham to trigger an extension of the exclusivity arrangement until January 15, 2008.

        On November 27, 2007, FTD delivered to UOL an initial draft of the merger agreement.

        On November 29, 2007, FTD entered into an exclusivity agreement with UOL. Under the agreement, FTD agreed not to solicit any inquiries or enter into any discussions with other parties regarding a transaction with FTD until December 15, 2007, which date would be extended to January 15, 2008 if UOL provided comments on or before December 15, 2007 to the draft merger agreement provided to it by FTD. The closing price of FTD common stock was $13.36 per share on November 29, 2007.

        On December 14, 2007, representatives of Skadden delivered a mark up of the merger agreement sent by Latham on November 27, 2007.

        On December 16, 2007, representatives of Latham and representatives of Skadden had a preliminary discussion regarding the draft of the merger agreement that Skadden delivered to Latham on December 14, 2007. In addition to other issues, Latham conveyed to Skadden that the scope of the representations and warranties in the merger agreement and the conditions relating thereto were unacceptable to FTD. Skadden agreed to discuss these issues with UOL.

        On December 21, 2007, FTD's management discussed with representatives of Latham the draft of the merger agreement that Skadden sent to Latham on December 14, 2007. Representatives of Latham presented to FTD's management the issues raised by Skadden's draft of the merger agreement, including a "force the vote" provision which would require FTD to hold a stockholder meeting to vote on the merger even if the FTD board of directors changed its recommendation after a "superior proposal" was received, a financing condition and the parties' respective termination rights. FTD's management and representatives of Latham discussed these issues at length. Later that day, representatives of Latham and representatives of Skadden discussed these issues in detail.

        From December 22, 2007 to January 3, 2008, FTD's management discussed on several occasions the terms of the merger agreement and UOL's due diligence of FTD with representatives of Goldman, Sachs and Latham. In the course of FTD's management's consideration and negotiation of a transaction with UOL, FTD's management updated the FTD board of directors on numerous occasions and also consulted with Messrs. Timothy Flynn and Peter Nolan, directors of FTD who are also affiliated with Leonard Green, from time to time regarding FTD's strategy of negotiating with UOL.

        On December 27, 2007, FTD's management updated the FTD board of directors regarding the status of the ongoing negotiation with UOL.

        On January 4, 2008, representatives from Latham and representatives of Skadden discussed the merger agreement in detail. Among other issues discussed, Latham conveyed to Skadden that the proposed "force the vote" provision (which would require FTD to hold a stockholder meeting to vote on the merger even if the FTD board of directors withdrew its recommendation of the merger) coupled with the voting agreement anticipated to be entered into between UOL and affiliates of Leonard Green, which owned approximately 31.1% of the outstanding common stock of FTD, would not be acceptable to FTD and that FTD had to be permitted in certain circumstances to allow alternative transaction proposals to be made under standstill or confidentiality agreements. Representatives of Latham also objected to a financing condition and indicated that the covenants in the merger agreement relating to UOL's obligations to obtain financing would need to be restrictive. Representatives of Skadden indicated that UOL would not proceed with a transaction without a financing condition. Later that day, representatives of Skadden delivered to representatives of Latham a revised draft of the representations and warranties from the draft merger agreement representatives of Skadden delivered to Latham on December 14, 2008. The closing price of FTD common stock was $11.58 per share on January 4, 2008.

        On January 6, 2008, FTD's management updated the FTD board of directors regarding the status of the ongoing negotiations with UOL. FTD's management indicated that UOL had made substantial progress on its due diligence of FTD and that UOL was expected to complete its diligence within the next few days.

        From January 7, 2008 to January 10, 2008, representatives of Latham and representatives of Skadden negotiated the terms of the merger agreement.

        In early January 2008, representatives of Strategic Company 1 contacted representatives of Goldman, Sachs and indicated that they were again interested in considering a transaction with FTD. No further discussions took place between Strategic Company 1 and FTD or Goldman, Sachs at this time.

        On January 14, 2008, FTD's management discussed with representatives of Goldman, Sachs and Latham the status of the proposed transaction with UOL and the merger agreement, with particular focus on the fact that UOL had not yet delivered drafts of financing commitment letters to FTD. FTD's management discussed UOL's request to extend its exclusivity arrangement with FTD, which was scheduled to expire at midnight on January 16, 2008. FTD's management noted that if FTD were to extend exclusivity, UOL would likely ask for an extension until after FTD's Valentine's Day results became available. FTD's management, Goldman, Sachs and Latham discussed in detail whether and how long to extend exclusivity and whether FTD should attempt to resume communications with Strategic Company 1. Representatives from Goldman, Sachs noted that UOL appeared very motivated to proceed with a transaction with FTD and suggested extending exclusivity in exchange for affirmation by UOL of its valuation of FTD at the end of the exclusivity period. Goldman, Sachs stated that Strategic Company 1, by contrast, had shown relatively little interest and probably could not be relied on to propose a viable transaction because it had expressed interest in the past on multiple occasions and to date had not proceeded towards a transaction with FTD. It was also noted that FTD could not communicate with Strategic Company 1 or any other party other than UOL until UOL's exclusivity period expired. Representatives of Goldman, Sachs, Latham and FTD's management agreed that granting UOL two more weeks of exclusivity should provide UOL sufficient time to obtain financing commitments, as UOL was scheduled to meet with its potential financing sources on January 24, 2008. Taking into account prior board deliberations, FTD's management requested Goldman, Sachs to contact Strategic Company 1 after the expiration of UOL's exclusivity.

        After the expiration of the UOL exclusivity agreement, representatives of Goldman, Sachs returned Strategic Company 1's call from early January. Strategic Company 1 expressed to Goldman, Sachs that it remained interested in a transaction with FTD, but indicated that it would only be interested in an all-cash deal at a purchase price per share in the low teens. Strategic Company 1 acknowledged that such an offer, if any, would provide FTD stockholders with a low premium and that it would need to conduct substantial diligence on FTD before committing to any price. The closing price of FTD common stock on January 15, 2008 was $9.99 per share.

        The FTD board of directors convened telephonically on January 16, 2008 to discuss the status of the proposed transaction with UOL and the merger agreement. Also in attendance were representatives of Goldman, Sachs and Latham. Representatives of Goldman, Sachs informed the FTD board of directors that although UOL had completed substantial due diligence on FTD, UOL informed FTD that it would not be able to obtain firm commitments from its financing sources without FTD's financial results from Valentine's Day. Representatives of Goldman, Sachs then updated the FTD board of directors on their discussions with Strategic Company 1. Representatives of Latham updated the FTD board of directors on the status of the merger agreement and reviewed with the FTD board of directors its fiduciary duties under Delaware law and in particular the standard of care required of the FTD board of directors in considering and evaluating a sale of FTD. Representatives of Latham then presented to the FTD board of directors a number of issues raised by Skadden's latest draft of the merger agreement, including the consequences if UOL was unable to obtain financing to consummate the merger after entering into an agreement with FTD. The FTD board of directors expressed concern that a financing condition to UOL's obligation to close the merger created significant uncertainty to the consummation of the transaction and discussed ways to minimize FTD's risk considering UOL's refusal to proceed without a financing condition. The FTD board of directors also discussed UOL's request to extend the exclusivity arrangement with FTD. Given the progress on the merger agreement with UOL, the previous communications and lack of interest from Strategic Company 1, the FTD board of directors' belief, based on the fact that Goldman, Sachs and FTD's management conducted a sale process, that no other potential acquirers were likely to offer FTD an attractive acquisition proposal and the fact that starting a long diligence process with Strategic Company 1 would likely jeopardize the transaction with UOL, FTD's management recommended extending exclusivity with UOL for two more weeks, until January 30, 2008. FTD's management indicated that if FTD did not extend exclusivity with UOL to January 30, 2008, UOL would likely not be willing to continue to devote the time and expense necessary to attempt to obtain financing, complete its due diligence and negotiate the merger agreement. In addition, FTD's management recommended not extending exclusivity for any additional period following the expiration of exclusivity on January 30, 2008 unless UOL affirmed its $15.25 per share proposal and provided a detailed proposed capital structure for the transaction. Following lengthy deliberation concerning the factors discussed above, Goldman, Sachs' recent conversation with Strategic Company 1 and the previous communications and lack of interest from Strategic Company 1, the FTD board of directors unanimously authorized FTD's management to grant UOL a further two week exclusivity period, until January 30, 2008, during which time UOL was expected to complete its due diligence, provide FTD with documentation relating to its proposed financing and capital structure and reaffirm its $15.25 price per share of FTD preliminarily proposed in November 2007. The closing price of FTD common stock was $9.53 per share on January 16, 2008.

        On January 17, 2008, FTD granted UOL exclusivity until January 30, 2008. Also on January 17, 2008, representatives of Latham sent Skadden a revised draft of the merger agreement reflecting their discussions with the FTD board of directors and FTD's management the day before. From January 18, 2008 to January 30, 2008, representatives of Latham and Skadden continued to negotiate the terms and provisions of the merger agreement.

        On January 29, 2008, the UOL board of directors convened for its regularly scheduled board meeting. UOL's management updated the UOL board of directors on the potential transaction with FTD.

        The FTD board of directors convened telephonically on January 31, 2008 to consider the status of the proposed transaction with UOL and determine whether to further extend exclusivity to UOL. Also in attendance were representatives of Goldman, Sachs and Latham. Representatives of Goldman, Sachs informed the FTD board of directors that during a conversation with Mr. Mark Goldston on January 30, 2008, he indicated that given the weakness in the credit markets UOL could no longer finance approximately $100 million of the amount it had intended to finance when it made its initial $15.25 per share proposal in late November 2007. Goldman, Sachs indicated that as a result, Mr. Goldston reduced UOL's offer to $12.00 per share. Goldman, Sachs then reviewed with the FTD board of directors the financial terms of this proposal. After the FTD board of directors deliberated whether to further extend exclusivity to UOL, the FTD board of directors determined that further extending exclusivity at $12.00 per share, which was below the then current trading price of FTD, would not be in the interests of FTD stockholders. The FTD board of directors discussed with Goldman, Sachs whether UOL would consider adding a stock component to its proposal to bridge the gap in value created by its financing shortage. Representatives of Goldman, Sachs noted that although Mr. Goldston did not specifically mention adding a stock component to the merger consideration, he appeared open to alternative consideration structures. After further deliberation and unanimously agreeing that continuing to pursue a sale of FTD was still in the best interests of FTD stockholders, the FTD board of directors authorized representatives of Goldman, Sachs to respond to UOL with a $15.00 counter-offer comprised of $12.00 in cash and $3.00 in UOL common stock. Representatives of Latham then updated the FTD board of directors on the status of the merger agreement, and specifically discussed with the FTD board of directors the circumstances under which the FTD board of directors could change its recommendation in favor of the proposed merger with UOL. The closing price of FTD common stock was $12.73 per share on January 31, 2008.

        On February 4, 2008, Goldman, Sachs conveyed to Mr. Goldston that FTD was countering UOL's proposal with a proposal of $15.00 per share of FTD comprised of $12.00 in cash and $3.00 in UOL common stock.

        Mr. Soenen had a telephone conversation with Mr. Goldston on February 4, 2008 to discuss FTD's counteroffer of $15.00 per share. Mr. Goldston expressed his willingness to use UOL common stock to bridge the financing shortage. Mr. Goldston also stated that in order for UOL to continue its diligence and valuation work, UOL would need FTD to extend exclusivity to February 29, 2008. The closing price of FTD common stock was $13.36 per share on February 4, 2008.

        On February 4, 2008, FTD's management informed the FTD board of directors of Mr. Soenen's February 4, 2008 conversation with Mr. Goldston and recommended that the FTD board of directors approve extending UOL's exclusivity until February 29, 2008, provided UOL agreed to send FTD a revised draft of the merger agreement by February 12, 2008 and confirmed its commitment to a value of $15.00 per share for the potential transaction by February 19, 2008. The FTD board of directors approved extending UOL exclusivity until February 29, 2008 on these conditions, and, on February 5, 2008, Mr. Soenen relayed this message to Mr. Goldston. Later that day, FTD's management, along with representatives of Goldman, Sachs and Latham, began to conduct due diligence on UOL.

        On February 12, 2008, representatives of Skadden sent Latham a revised draft of the merger agreement in response to Latham's comments from January 17, 2008.

        On February 14, 2008, FTD's management discussed with FTD's legal and financial advisors the latest draft of the merger agreement that Latham received from Skadden. After receiving advice from FTD's management on the issues in the merger agreement, including the definition of "Company Material Adverse Effect," interim operating covenants and the circumstances under which the FTD board of directors could change its recommendation in favor of the proposed merger with UOL, representatives from Latham discussed the revised draft of the merger agreement with Skadden in detail and Latham delivered a markup of the merger agreement to Skadden later that same day.

        On February 16, 2008, representatives of Skadden sent Latham a revised draft of the merger agreement in response to Latham's comments from February 14, 2008.

        On February 17, 2008, representatives of Latham sent Skadden a revised draft of the merger agreement in response to Skadden's comments from February 16, 2008.

        On February 19, 2008, representatives of Latham and Skadden discussed the merger agreement in detail, and Skadden sent Latham a revised draft of the merger agreement in response to those discussions and Latham's comments from February 17, 2008.

        On February 21, 2008, the UOL board of directors convened telephonically for a special board meeting. UOL's management updated the UOL board of directors on the potential transaction with FTD.

        On February 22, 2008, Mr. Soenen and Mr. Goldston discussed the terms of the proposed transaction between FTD and UOL. Mr. Goldston conveyed that the credit markets continued to worsen and that UOL would have to issue more equity in order to consummate the transaction. Additionally, Mr. Goldston stated that given UOL's anticipated available financing, UOL could not offer FTD stockholders more than a slight premium to FTD's closing stock price on February 22, 2008 of $13.58. Based upon the prior deliberations of the FTD board of directors, Mr. Soenen expressed that such an offer would likely not be acceptable to the FTD board of directors. Later that day, representatives of Latham and FTD's management discussed open issues in the merger agreement, including the final termination date, the circumstances under which FTD would be obligated to pay UOL a termination fee and the amount of the termination fee.

        On February 25, 2008, after discussions with FTD's management and representatives of Latham, representatives of Goldman, Sachs sent Mr. Goldston a counterproposal outlining FTD's position on the major open issues. FTD's offer consisted of a total purchase price of $14.25 per share, consisting of $11.37 per share in cash and $2.88 per share in UOL common stock at a fixed exchange ratio, a termination fee of $10 million with no expense reimbursement and a final termination date that would mirror the expiration of the financing commitment letters. Later that day, Mr. Goldston sent a response to representatives of Goldman, Sachs outlining the key terms upon which UOL would be willing to proceed with a transaction with FTD. Mr. Goldston proposed a total purchase price per share of $14.00, consisting of $11.00 per share in cash and $3.00 per share in UOL common stock at a fixed exchange ratio and a termination fee of $12.75 million. Mr. Goldston's proposal also contemplated FTD reimbursing UOL for up to $2.75 million of its expenses incurred in connection with the proposed transaction in certain circumstances. Mr. Goldston agreed to FTD's proposal to have the final termination date mirror the expiration of the financing commitment letters to be received by UOL.

        On February 26, 2008, after discussing Mr. Goldston's counteroffer in detail with members of the FTD board of directors and representatives of Goldman, Sachs and Latham, FTD's management contacted the FTD board of directors and proposed to agree to the principal terms of Mr. Goldston's counteroffer, subject to board approval of a final proposal from UOL. In connection with its proposal, FTD proposed to cancel its dividend payments anticipated to be paid between signing the merger agreement and consummating the merger, resulting in a $0.33 cents per share savings for UOL, in exchange for a corresponding increase in the merger consideration. After the FTD board of directors authorized the proposed response, representatives of Goldman, Sachs, on behalf of FTD, sent an email to Mr. Goldston outlining FTD's response to UOL's counteroffer. Later that day, representatives of Skadden sent Latham another draft of the merger agreement, which included a stock component as part of the merger consideration.

        On February 29, 2008, Mr. Goldston and Mr. Soenen discussed the status of the proposed transaction. Mr. Goldston informed Mr. Soenen that UOL would need another week before being able to provide FTD with UOL's commitment letters from its financing sources. Later that day, Mr. Soenen updated the FTD board of directors regarding this telephone conversation. The FTD board of directors concluded that since it was not certain that a transaction with UOL on acceptable terms would materialize, representatives of Goldman, Sachs should reach out to other potential buyers after the expiration of UOL's exclusivity on February 29, 2008, to ascertain if there was interest in a transaction with FTD.

        In early March 2008, representatives of Goldman, Sachs contacted six third parties (two of which had not previously been contacted by Goldman, Sachs) including Strategic Company 2, to ascertain their interest in a potential transaction with FTD. Although Strategic Company 2 indicated that it perceived value in acquiring FTD, Strategic Company 2 was not interested in pursuing a transaction with FTD at or near $13.45 per share, the closing price of FTD common stock on March 6, 2008. None of the other five parties Goldman, Sachs approached indicated any interest in pursuing a transaction with FTD. FTD's management updated the FTD board of directors on March 7, 2008 regarding Goldman, Sachs' discussions with these other potential buyers.

        On March 3, 2008, the UOL board of directors convened for a special board meeting. UOL's management and representatives of Skadden updated the UOL board of directors on the potential transaction with FTD regarding, among other things, the current merger agreement.

        On March 10, 2008, the UOL board of directors convened telephonically for a special board meeting. UOL's management and representatives of Skadden updated the UOL board of directors on the potential transaction with FTD regarding, among other things, UOL's progress with its potential financing sources and the current merger agreement.

        On March 11, 2008, the FTD board of directors convened telephonically for its regularly scheduled board meeting. FTD's management and representatives of Goldman, Sachs and Latham updated the FTD board of directors on the potential transaction with UOL regarding, among other things, UOL's progress with its potential financing sources and the status of due diligence. Later that day, representatives of Latham sent Skadden an initial draft of the voting and support agreement to be entered into between affiliates of Leonard Green and UOL in connection with the proposed transaction.

        On March 13, 2008, Latham and Skadden discussed the merger agreement and the voting and support agreement. Because of the new stock component to the merger agreement, Latham recommended that the FTD board of directors should be able to change its recommendation if an unforeseeable intervening event not related to the proposed transaction adversely affected UOL. Latham further stated that the obligation of Leonard Green's affiliates to vote in favor of the transaction should be suspended during a change in the FTD board of directors' recommendation. Latham also indicated that the scope of UOL's representations and warranties and covenants in the merger agreement should be expanded because of the addition of the stock component to the merger consideration. In addition, Latham indicated that FTD should be entitled to a "Purchaser Material Adverse Effect" condition to closing. Latham and Skadden then extensively negotiated the provisions in the merger agreement relating to UOL's obligation to pursue the financing contemplated in its financing commitment letters and to consummate a debt tender offer for and/or defease FTD's outstanding senior subordinated notes. The next day, Latham delivered to Skadden new drafts of the merger agreement and the voting and support agreement that reflected these discussions.

        On March 17, 2008, Mr. Soenen and Mr. Goldston discussed the terms of the proposed transaction between FTD and UOL. Mr. Goldston conveyed to Mr. Soenen his view that FTD and UOL had reached agreement on most of the major issues and that the financing commitment letters were the main impediment to the parties entering into a definitive agreement. Mr. Goldston informed Mr. Soenen of UOL's principal open issues with the senior lender's commitment letters. Mr. Goldston also informed Mr. Soenen that the proposed mezzanine lender was prepared to fund a portion of the transaction subject to its review of the senior lender commitment letters.

        On March 24, 2008, Mr. Goldston contacted Mr. Soenen to reassure Mr. Soenen of UOL's commitment to completing a transaction with FTD and conveyed that commitment letters from its senior lender and proposed mezzanine lender would be available for FTD's review later that week. Later that day, Mr. Soenen updated the FTD board of directors about his discussion with Mr. Goldston. On March 28, 2008, Mr. Soenen again updated the FTD board of directors regarding the status of the proposed transaction.

        On March 27, 2008, representatives of Skadden sent Latham new drafts of the merger agreement and the voting and support agreement in response to Latham's comments from March 14, 2008.

        On March 28, 2008, representatives of Latham sent Skadden new drafts of the merger agreement and the voting and support agreement in response to Skadden's comments from March 27, 2008.

        On March 29, 2008, representatives of Skadden sent Latham UOL's commitment letters from the proposed senior lender. Later that day, representatives of Latham and Skadden discussed UOL's commitment letters from the proposed senior lender in detail.

        On March 31, 2008, representatives of Skadden sent Latham UOL's commitment letters from the proposed mezzanine lender. After discussing the commitment letters from the proposed senior lender and the proposed mezzanine lender with FTD's management and Goldman, Sachs, Latham sent Skadden a mark up of those commitment letters later that day to address a number of issues related to the conditionality of the financing commitments. Later that day, after proposing telephonically to FTD a purchase price per share of $13.89, consisting of $11.00 in cash and .2737 shares of UOL common stock (based on UOL's March 31, 2008 closing price of $10.56 per share), representatives of UOL delivered to FTD and representatives of Goldman, Sachs information relating to the proposed capital structure for the transaction. Representatives of FTD and UOL discussed UOL's proposed financing and capital structure for the transaction extensively over the next several days. The closing price of FTD common stock was $13.42 per share on March 31, 2008.

        On April 1, 2008, Mr. Goldston informed Mr. Soenen that UOL was attempting to resolve conflicts between the proposed mezzanine lender's commitment letters and the proposed senior lender's commitment letters. On April 2, 2008, Mr. Soenen updated the FTD board of directors and FTD's representatives about his discussion with Mr. Goldston.

        On April 4, 2008, Mr. Goldston contacted Mr. Soenen to inform him that UOL was considering eliminating the proposed mezzanine lender as a financing source and had started searching for alternative financing sources.

        In early April 2008, Mr. Soenen and Mr. Goldston discussed alternatives to obtaining financing from the proposed mezzanine lender. Among the alternatives discussed was the possibility of using a bridge loan and/or adding UOL notes to the merger consideration.

        On April 6, 2008, the UOL board of directors convened telephonically for a special board meeting. UOL's management updated the UOL board of directors on the potential transaction with FTD regarding, among other things, UOL's progress with its potential financing sources.

        On April 10, 2008, Mr. Goldston updated Mr. Soenen regarding the status of the proposed senior lender's and the proposed mezzanine lender's commitment letters. Mr. Goldston conveyed that he expected FTD to cancel the dividend anticipated to be paid in the first quarter of FTD's fiscal year 2009 and provide other compromises in light of certain costs and expenses associated with the transaction that UOL had not previously considered when arranging its financing. Mr. Soenen indicated to Mr. Goldston that FTD's board would likely not agree to lower the purchase price proposed on March 29, 2008. Mr. Soenen updated the FTD board of directors and FTD's representatives regarding the status of the proposed transaction on April 12, 2008. Later that day, representatives of Skadden sent Latham revised drafts of the merger agreement and the voting and support agreement.

        On April 14, 2008, Mr. Goldston contacted Mr. Soenen and indicated that UOL was still negotiating with its financing sources but expected to have substantially final drafts of commitment letters available by April 16, 2008. Mr. Goldston also indicated that representatives of Skadden were preparing new employment agreements for some of FTD's officers, which UOL indicated would need to be entered into as part of the transaction. Mr. Soenen updated FTD's legal and financial advisors regarding this telephone conversation. Later that day, Mr. Goldston sent Mr. Soenen a letter in which he again indicated that the contemplated sources of financing were not sufficient to cover transaction costs that UOL had not anticipated, an increase in accrued expenses related to interest on FTD's outstanding bonds due to the delay in the projected consummation of the proposed transaction and a projected increase in FTD's net debt. To account for these expenses, Mr. Goldston proposed to decrease the total consideration to $13.75 per share, consisting of $10.53 in cash and $3.22 of UOL's stock, and to cancel the dividend anticipated to be paid by FTD in the first quarter of FTD's fiscal year 2009.

        On April 15, 2008, Mr. Soenen updated FTD's legal and financial advisors regarding the letter he received from Mr. Goldston. After FTD's management discussed at length with representatives of Goldman, Sachs and Latham FTD's response to Mr. Goldston's proposal, FTD's management concluded, based upon the FTD board of directors' prior deliberations, that it believed any price below $14.00 per share would be unacceptable to the FTD board of directors. Mr. Soenen conveyed this message to Mr. Goldston later that day. Representatives of Latham then sent Skadden revised drafts of the merger agreement and the voting and support agreement in response to Skadden's comments from April 10, 2008. The closing price of FTD common stock was $13.12 per share on April 15, 2008.

        On April 16, 2008, the UOL board of directors convened telephonically for a special board meeting. UOL's management and representatives of Skadden updated the UOL board of directors on the potential transaction with FTD regarding, among other things, UOL's progress with its potential financing sources, the results of legal due diligence and the current merger agreement.

        Later that day, Mr. Goldston contacted Mr. Soenen and conveyed to Mr. Soenen that UOL was unlikely to be able to finalize financing commitment letters with the proposed mezzanine lender on acceptable terms, and UOL would likely have to find alternative sources of financing.

        On April 17, 2008, certain members of the FTD board of directors and FTD's management and representatives of Goldman, Sachs and Latham discussed UOL's financing alternatives. The members of the FTD board of directors expressed their belief that pursuing a sale of FTD was still in the best interests of FTD stockholders. After discussing at length various alternatives in light of the substantial deterioration in the credit markets, including increasing the amount of the proposed senior lender's financing commitment, it was agreed that FTD's management would propose that UOL issue senior secured notes to FTD stockholders as part of the merger consideration, which could be substituted with cash consideration if UOL was able to obtain additional financing at a later date.

        On April 18, 2008, representatives of Goldman, Sachs, on behalf of FTD, sent Mr. Goldston a proposal for a total purchase price per share of $15.00, consisting of $7.19 in cash, 0.4298 shares of UOL common stock (having a value of $4.50 based on UOL's April 18, 2008 closing price per share of $10.47) and $3.31 in senior secured notes, and if UOL was able to obtain additional financing prior to mailing the proxy statement/prospectus, UOL could substitute the senior secured notes in full with a $2.81 increase in cash consideration for a total purchase price per share of $14.50. The senior secured notes would accrue interest at a rate of 13% per year and would mature five years after issuance. The closing price of FTD common stock was $14.04 per share on April 18, 2008.

        On April 21, 2008, the UOL board of directors convened telephonically for a special board meeting. UOL's management and representatives of Skadden updated the UOL board of directors on the potential transaction with FTD regarding, among other things, UOL's progress with its potential financing sources and the current merger agreement.

        Also on April 21, 2008, Mr. Goldston contacted Mr. Soenen and indicated that UOL would likely accept the proposal FTD sent to UOL on April 18, 2008, subject to certain modifications to the cash and stock portion of the consideration to be paid by UOL and the approval of UOL's board. Later that day, representatives of UOL contacted Goldman, Sachs and proposed a purchase price of $15.00 per share, consisting of $7.34 in cash, 0.4087 shares of UOL common stock (having a value of $4.35 based on UOL's April 21, 2008 closing price per share of $10.65) and $3.31 in senior secured notes. Later that day, representatives of Skadden sent Latham a revised draft of the merger agreement, which included a notes component as part of the merger consideration.

        On April 22, 2008, Mr. Soenen and Mr. Goldston met in Chicago to discuss open issues regarding the proposed transaction.

        On April 23, 2008, Mr. Goldston met with certain FTD officers to discuss potential continuing employment opportunities at FTD after consummation of the proposed transaction. Mr. Goldston and Mr. Soenen also discussed certain terms of the merger agreement and the UOL senior secured notes to be issued as part of the merger consideration. Also on April 23, 2008, representatives of Latham and Skadden discussed the revised merger agreement in detail. Later that day, representatives of Latham sent Skadden a revised draft of the merger agreement in response to those discussions and the draft circulated by Skadden on April 21, 2008.

        The FTD board of directors convened telephonically on April 24, 2008 to consider the status of the proposed transaction. Also in attendance were members of FTD's management and representatives of Goldman, Sachs and Latham. Representatives of Goldman, Sachs reviewed the details of UOL's latest proposal and provided an updated financial analysis of the proposed transaction. FTD's management also reviewed with the FTD board of directors the risks and uncertainties of achieving FTD's financial projections. Representatives of Latham reviewed with the FTD board of directors the fiduciary duties of directors in connection with the proposed merger, the key terms of the current merger agreement and the voting and support agreement and the recent negotiations with UOL and responded to questions from the directors regarding the terms and conditions of the current merger agreement and the voting and support agreement and their fiduciary duties. Latham reviewed with the FTD board of directors the principal terms of UOL's senior secured notes to be issued as part of the merger consideration. The FTD board of directors deliberated at length as to whether to give UOL a firm deadline to finalize the merger agreement. The FTD board of directors determined that if the transaction could not be executed shortly, FTD should terminate discussions with UOL. The FTD board of directors recommended that FTD should not be sold for less than $15.00 per share (consisting of cash, shares of UOL common stock and UOL senior secured notes) unless the UOL senior secured notes were fully substituted for cash, in which case the purchase price could adjust to $14.50 per share. Mr. Goldston briefly joined the call to address the FTD board of directors. Mr. Goldston expressed his preference for a purchase price of $14.75 per share that would not be adjusted in the event additional financing became available to replace the UOL senior secured notes. Based upon its prior deliberations, the FTD board of directors rejected Mr. Goldston's proposal and indicated that it would not accept a price less than $15.00 per share. After Mr. Goldston left the meeting, the FTD board of directors discussed further its desire to receive not less than $15.00 per share, which could be adjusted to $14.50 if the UOL senior secured notes were replaced with cash. The FTD board of directors also discussed certain provisions of the merger agreement, including the net debt closing condition, the limit on the amount of cash that UOL would be required to contribute to the transaction and suspending the dividend anticipated to be paid in the first quarter of FTD's fiscal year 2009. The closing price of FTD common stock was $13.31 per share on April 24, 2008.

        From April 24 to April 29, 2008, management and certain board members of FTD and UOL, along with representatives of Latham and Skadden, negotiated the final terms and conditions of the merger agreement, including UOL's debt financing commitment letters and the terms of the UOL senior secured notes.

        The FTD board of directors convened telephonically on April 28, 2008. Also in attendance were members of FTD's management and representatives of Goldman, Sachs and Latham. Representatives of Goldman, Sachs provided an overview of the sale process to date and summarized the key financial terms of the UOL senior secured notes. Representatives of Latham reviewed with the FTD board of directors the fiduciary duties of directors in connection with the proposed merger and reviewed the key terms of the merger agreement, which had been provided to the directors prior to the meeting. The FTD board of directors decided to reconvene the following day, when it expected commitment letters from UOL's senior lender to be finalized, to consider approving the merger agreement and the merger.

        Also on April 28, 2008, the UOL board of directors convened telephonically. Also in attendance were members of UOL's management and representatives of Skadden and UOL's financial advisor. Representatives of UOL's financial advisor provided an overview of the key financial terms of the transaction with FTD. Representatives of Skadden reviewed with the UOL board of directors the fiduciary duties of directors in connection with the proposed merger and reviewed the key terms of the merger agreement and the voting and support agreement, which had been provided to the directors prior to the meeting. The UOL board of directors decided to reconvene the following day, when it expected commitment letters from UOL's senior lender to be finalized, to consider approving the merger agreement, the voting and support agreement and the merger.

        On April 29, 2008, representatives of Skadden delivered to representatives of Latham final commitment letters from the senior lender. Later that day, the UOL board of directors met telephonically. Also in attendance were members of UOL's management and representatives of Skadden and UOL's financial advisor. At the meeting, the UOL board of directors unanimously adopted resolutions approving the merger agreement with FTD, the voting and support agreement with affiliates of Leonard Green, the merger and the other transactions contemplated by the merger agreement and the voting and support agreement, declaring the merger advisable and in the best interests of UOL stockholders and authorizing UOL to enter into the merger agreement and the voting and support agreement and to consummate the transactions contemplated thereby.

        Also on April 29, 2008, the FTD board of directors met telephonically later that day to discuss the final terms and conditions of the merger agreement. Also in attendance were members of FTD's management and representatives of Goldman, Sachs and Latham. The Compensation Committee reviewed and discussed the amounts of bonuses to be paid to certain FTD officers if the merger was consummated, and such amounts were approved by the Compensation Committee. Representatives of Latham and FTD's management then reviewed with the FTD board of directors the final changes to the merger agreement, which had been provided to the directors prior to the meeting, and the voting and support agreement, discussed considerations relating to UOL's financing commitment letters and the terms of the UOL notes and responded to questions from the directors regarding the terms and conditions of the merger agreement. Representatives of Goldman, Sachs then presented an updated financial analysis of the proposed transaction and delivered its oral opinion to the FTD board of directors, which was subsequently confirmed in writing, that, based upon and subject to certain factors and assumptions set forth in such opinion, the merger consideration to be received by holders of FTD common stock in the proposed merger was fair, from a financial point of view, to such holders. The full text of the written opinion by Goldman, Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken with respect to the opinion, is attached as Annex C to this proxy statement/prospectus.

        At the conclusion of the April 29, 2008 meeting, the FTD board of directors unanimously adopted resolutions approving the merger agreement with UOL, the merger and the other transactions contemplated by the merger agreement, declaring the merger advisable and in the best interests of FTD stockholders, authorizing FTD to enter into the merger agreement and recommending that FTD stockholders approve the merger agreement and the merger.

        The merger agreement was executed by FTD, UOL and UNOLA Corp. on April 30, 2008, and the voting and support agreement was executed by affiliates of Leonard Green and UOL on April 30, 2008. On April 30, 2008, prior to the commencement of trading on NASDAQ Global Select Market and the

New York Stock Exchange, UOL and FTD issued a joint press release announcing the signing of the merger agreement and the voting and support agreement.

        On June 20, 2008, UOL delivered to FTD a draft commitment letter from Silicon Valley Bank, relating to a $60 million term loan to be provided to UOL. UOL proposed to use the financing from Silicon Valley Bank as "Additional Financing" under the merger agreement in order to, together with its available cash resources, increase the cash consideration to be provided to FTD stockholders in the merger by $2.81 per share in full substitution for the UOL notes, as provided in the merger agreement. UOL indicated that it would request that the FTD board of directors approve the Silicon Valley Bank commitment letter as "Approved Additional Financing" (as defined in the merger agreement) once the Silicon Valley Bank commitment letter was approved by the UOL board of directors. After discussing the Silicon Valley Bank commitment letter with FTD's management, certain members of the FTD board of directors and Goldman, Sachs, Latham discussed with Skadden a number of issues related to the conditionality of the Silicon Valley Bank commitment letter as well as the supplemental information that the FTD board of directors would need in order to consider approving the Silicon Valley Bank commitment letter as Approved Additional Financing. The supplemental information principally related to UOL's ability to satisfy the conditions in the Silicon Valley Bank commitment letter and to comply with the financial covenants contemplated by the Silicon Valley Bank commitment letter.

        On June 26, 2008, UOL delivered to FTD a revised draft of the commitment letter from Silicon Valley Bank, together with an analysis of UOL's cash position on a pro forma basis for the merger and the financing contemplated by the Silicon Valley Bank commitment letter. UOL inquired whether the FTD board of directors would approve the Silicon Valley Bank commitment letter as Approved Additional Financing.

        On June 27, 2008, the UOL board of directors convened telephonically for a board meeting. Also in attendance were members of UOL management and representatives of Skadden. UOL's management reviewed with the UOL board of directors the key terms of the Silicon Valley Bank commitment letter and the status of the discussions with FTD in connection therewith. At the conclusion of the meeting, the UOL board of directors unanimously approved the Silicon Valley Bank commitment letter and the transactions contemplated thereby.

        The FTD board of directors convened telephonically on June 29, 2008, to consider whether to approve the Silicon Valley Bank commitment letter as Approved Additional Financing. Also in attendance were members of FTD's management and representatives of Goldman, Sachs and Latham. Representatives of Latham reviewed with the FTD board of directors the terms of the merger agreement relating to Approved Additional Financing as well as the terms of the Silicon Valley Bank commitment letter which, together with illustrative information prepared by Goldman, Sachs relating to the consideration to be received by FTD stockholders, had been provided to the directors prior to the meeting. The FTD board of directors discussed the provisions of the merger agreement relating to UOL's ability to substitute the UOL notes with additional cash consideration and concluded that in order for the FTD board of directors to approve the financing contemplated by the Silicon Valley Bank commitment letter as Approved Additional Financing, the terms of the merger agreement would need to be revised to provide that UOL would be required to use its reasonable best efforts to issue the UOL notes in the event that, for any reason, the financing contemplated by the Silicon Valley Bank commitment letter became unavailable for any reason prior to the closing of the merger. FTD's management also recommended that FTD conduct updated financial and business diligence on UOL to ensure that UOL would be in a position to satisfy the conditions and covenants contemplated by the Silicon Valley Bank commitment letter and to ascertain the additional amount of cash on hand that UOL would be required to commit to use, together with the Silicon Valley Bank financing, to increase the cash merger consideration. The FTD board of directors instructed management and Latham to attempt to negotiate revisions to the merger agreement as discussed and to conduct additional diligence.

        On June 30, 2008, members of FTD's management engaged in detailed discussions with members of UOL's management about UOL's ability to satisfy the conditions and financial covenants contemplated by the Silicon Valley Bank commitment letter as well as other matters relating to UOL's business. From June 30, 2008 to July 9, 2008, management of FTD and UOL and certain board members of FTD, along with representatives of Latham and Skadden, negotiated revised terms of the merger agreement, including the amount of cash UOL would be required to commit to use as consideration in the merger.

        On July 10, 2008, representatives of Latham sent Skadden a draft of amendment no. 1 to the original merger agreement that reflected the negotiations. The draft provided, among other things, that the financing contemplated by the Silicon Valley Bank commitment letter will constitute Approved Additional Financing, but that if the Silicon Valley Bank financing becomes unavailable to UOL for any reason no later than the eighth business day prior to the scheduled date of the FTD special meeting or such financing is not available to UOL at the closing of the merger, then UOL is required to use its reasonable best efforts to substitute the UOL notes for the $2.81 increase in the per share cash merger consideration such that the merger consideration will consist of $7.34 in cash, 0.4087 shares of UOL common stock and $3.31 principal amount of UOL notes. Representatives of Skadden and Latham exchanged several drafts of amendment no. 1 to the original merger agreement from July 11 though July 15, 2008.

        The FTD board of directors convened telephonically on July 15, 2008, to consider amendment no. 1 to the original merger agreement. Also in attendance were members of FTD's management and representatives of Goldman, Sachs and Latham. Representatives of Latham reviewed with the directors the terms of amendment no. 1 to the original merger agreement, including the substitution of additional cash for the UOL notes in the merger as a result of the Silicon Valley Bank financing that was not available at the time the merger agreement was executed, as well as UOL's obligations to issue the UOL notes if the contemplated Silicon Valley Bank financing is unavailable for any reason. The FTD board of directors discussed the liquidity and valuation factors that were previously considered with respect to the UOL notes, including the relatively small issue size of the UOL notes, the expected absence of an active trading market for the UOL notes and the composition of the holders of the UOL notes and confirmed that such factors were likely to cause the UOL notes to trade at a discount to their principal amount. It was also discussed that these factors were the principal reason that the board insisted that the nominal consideration for the merger be higher if the UOL notes were to be issued as consideration to the FTD stockholders. In addition, the directors reviewed the liquidity and valuation factors relating to the UOL notes as well as the certainty to the FTD stockholders of the value of the additional cash to be received in the merger pursuant to proposed amendment no. 1 to the original merger agreement. Finally, the FTD board of directors discussed that the current depressed conditions in the credit markets could adversely affect the trading price and value of the UOL notes.

        The FTD board of directors asked a number of questions of both Latham and Goldman, Sachs, and confirmed that it continued to believe that receiving cash rather than UOL notes was preferable for FTD's stockholders. The FTD board of directors also confirmed its view at the time the merger agreement was entered into that the certainty of value presented by additional cash would more than offset the higher nominal value represented by the UOL notes. The FTD board of directors after considering the factors discussed above, the availability of additional cash from the Silicon Valley Bank financing and the terms of amendment no. 1 to the original merger agreement, unanimously adopted resolutions approving amendment no. 1 to the original merger agreement.

        On July 16, 2008, the UOL board of directors convened telephonically. Also in attendance were members of UOL's management and representatives of Skadden. Representatives of Skadden reviewed with the UOL board of directors the key terms of amendment no. 1 to the original merger agreement, which had been provided to the directors prior to the meeting. At the meeting, the UOL board of directors unanimously adopted resolutions approving amendment no. 1 to the original merger agreement and the transactions contemplated thereby, including the delivery of a substitution notice to FTD in accordance with the terms of the merger agreement, and authorizing UOL to enter into amendment no. 1 to the original merger agreement and to consummate the transactions contemplated thereby, including the delivery of a substitution notice to FTD in accordance with the terms of the merger agreement.

        On July 16, 2008, UOL delivered a substitution notice to FTD in accordance with the terms of the merger agreement. Amendment no. 1 to the original merger agreement was executed by FTD, UOL and UNOLA Corp. on July 16, 2008. On July 17, 2008, before the opening of trading on NASDAQ Global Select Market and the New York Stock Exchange, each of UOL and FTD issued a press release announcing the signing of amendment no. 1 to the original merger agreement.

Recommendation of the FTD Board of Directors; FTD's Reasons for the Merger

        By unanimous vote, the FTD board of directors, at a meeting held on April 29, 2008, determined that the merger agreement and the transactions contemplated by the merger agreement were advisable for, fair to and in the best interests of FTD and its stockholders, and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The FTD board of directors unanimously recommends that FTD stockholders vote FOR the Merger Proposal and FOR the Adjournment Proposal.

Reasons for the Merger

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that FTD stockholders vote in favor of adopting the merger agreement, the FTD board of directors consulted extensively with FTD's management and FTD's financial and legal advisors. The FTD board of directors considered a number of potentially positive factors, including the following material factors, among others:

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  its belief that the merger was more favorable to FTD stockholders than the alternative of remaining a stand-alone independent company because of the uncertain returns to FTD stockholders if FTD remained independent (taking into account, in particular, the risks and uncertainties of achieving FTD's financial projections on a stand-alone basis due to, among other factors, escalating marketing costs, which could negatively impact margins, and uncertain floral order growth rates, the potential difficulty FTD would encounter in achieving its objective to expand its markets through acquisitions due to conditions in the financial markets, the nature of the industry in which FTD competes and general industry and economic and market conditions, both on a historical and on a prospective basis);

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  the financial terms of the merger, including the right of FTD stockholders to receive, for each share of FTD common stock held by them, 0.4087 of a share of UOL common stock and $10.15 in cash, which represented $14.58 per share in total consideration and a premium of approximately 8% (based on UOL's and FTD's closing stock prices on April 29, 2008, the last trading date prior to the announcement of the merger agreement), unless UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, in which case, FTD stockholders will instead receive 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock, which represented $15.08 per share in total consideration and a premium of approximately 12% (based on UOL's and FTD's closing stock price on April 29, 2008, the last trading date prior to the announcement of the merger agreement and assuming that the UOL notes would have a value equal to their principal amount);

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  its belief that, as a result of the extended process leading to the announcement of the merger agreement and the number of private equity firms and strategic companies that considered acquiring FTD as described in "The Merger—Background of the Merger" beginning on page 70 of this proxy statement/prospectus, the merger consideration represented a fair price for the shares of common stock of FTD and that accepting UOL's merger proposal would be in the best interests of FTD stockholders;

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  the financial analyses of Goldman, Sachs and its opinion that, as of the date of its opinion and based upon and subject to certain factors and assumptions set forth in such opinion, the merger consideration to be received by FTD stockholders in the proposed merger was fair, from a financial point of view, to such holders (see "The Merger—Opinion of FTD's Financial Advisor" beginning on page 89 and Annex C to this proxy statement/prospectus);

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  the potential benefits of the merger identified by FTD's management and UOL's management, including the opportunities for enhancing growth through new marketing initiatives to be introduced by UOL, including marketing to UOL's over 50 million registered accounts, potentially integrating UOL's My Points loyalty marketing program with FTD's operations and the opportunity for cost savings as a combined company;

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  the fact that FTD's largest stockholder agreed to vote for adoption of the merger agreement pursuant to the voting and support agreement that will terminate if the FTD board of directors terminates the merger agreement or will be suspended if the FTD board of directors changes its recommendation due to an "Intervening Event" as described under "The Merger Agreement—Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting" beginning on page 133 of this proxy statement/prospectus (see "The Voting and Support Agreement" beginning on page 143 of this proxy statement/prospectus);

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  the fact that, based upon the number of shares of FTD common stock outstanding as of the record date, FTD stockholders will own approximately            % of UOL's outstanding shares of common stock immediately following the closing of the merger, which will allow FTD stockholders to participate in all of the benefits of the combined company while retaining the flexibility of selling all or a portion of those shares for cash into a liquid market at any time;

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  the opportunity for FTD stockholders to benefit from any increase in the price of UOL common stock between announcement of the merger and the closing of the merger because the exchange ratio is fixed;

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  the terms of the merger agreement, including:

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  the conditions to UOL's obligation to consummate the merger;

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  the provisions of the merger agreement that allow the FTD board of directors to withdraw or modify or publicly propose to withdraw or modify its recommendation in favor of the merger, or recommend or publicly propose to approve or recommend an acquisition proposal under certain circumstances;

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  FTD's ability to furnish information to third parties regarding acquisition proposals, including to third parties who previously entered into standstill arrangements with FTD, under certain circumstances;

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  FTD's ability to terminate the merger agreement in order to accept a superior proposal, subject to paying UOL an $11.75 million termination fee, under certain circumstances;

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    the conclusion of the FTD board of directors that both the $11.75 million termination fee payable under certain circumstances and the requirement to reimburse UOL for up to $3.75 million in transaction-related expenses under certain circumstances, were reasonable in light of the benefits of the merger to FTD stockholders and would not reasonably be expected to preclude a bona fide acquisition proposal involving FTD;

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    the nature of the representations, warranties and covenants of UOL in the merger agreement;

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  the conditions to UOL's financing set forth in the financing commitment letters obtained by UOL (see "Description of FTD Senior Secured Credit Facilities" and "Description of UOL Term Loan Facility" beginning on pages 145 and 147, respectively, of this proxy statement/prospectus);

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  the regulatory and other approvals required in connection with the merger and the likelihood that such approvals would be received in a timely manner without unacceptable conditions;

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  the fact that the proposed merger will be subject to the approval by the holders of a majority of the outstanding shares of FTD common stock;

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  the fact that holders of FTD common stock that do not vote in favor of adoption of the merger agreement or otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Delaware law; and

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  the results of the due diligence review of UOL's businesses and operations by FTD's management, legal advisors and financial advisors.

        The FTD board of directors was also aware of and considered the following adverse factors associated with the proposed merger, among others:

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  the risks and costs that the merger might not be completed, including as a result of a failure by UOL to obtain its financing for the merger, the potential for diversion of management and employee attention and for increased employee attrition pending completion of the merger and the potential effect of these factors on FTD's business and relations with customers and service providers;

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  the risk that FTD stockholders may receive less value for their shares upon the closing of the merger than calculated pursuant to the exchange ratio on the date of announcement of the merger and on the date of the FTD special meeting in the event of a decrease in the price of UOL common stock between announcement of the merger and the closing of the merger because the exchange ratio is fixed;

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  the fact that the receipt by FTD stockholders of cash, UOL notes, if issued, and UOL common stock in exchange for shares of FTD common stock pursuant to the merger would be a taxable transaction for U.S. federal income tax purposes;

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  the risk that the expected benefits of the merger might not be fully achieved or may not be achieved within the time frames expected;

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  the restrictions on FTD's ability to solicit proposals for alternative transactions involving FTD;

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  the risks associated with the UOL notes, if issued, as set forth in "Risk Factors—Risk Factors Relating to the UOL Notes (if issued)" on page 57 of this proxy statement/prospectus;

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  the provisions of the merger agreement that require FTD to suspend the payment of dividends for six months;

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  the requirement that FTD pay a termination fee of $11.75 million to UOL and up to $3.75 million in UOL's expenses incurred in connection with the proposed merger under certain circumstances (see "The Merger Agreement—Fees and Expenses—Termination Fee" beginning on page 141 of this proxy statement/prospectus);

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  the fact that some of FTD's directors and executive officers may have interests in the merger and arrangements that are different from, or are in addition to, those of FTD stockholders generally, including as a result of employment and compensation arrangements with FTD and/or UOL and the manner in which they would be affected by the merger (see "—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99 of this proxy statement/prospectus); and

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  the fees and expenses associated with completing the merger.

        The FTD board of directors concluded, however, that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the transaction and that many of these risks could be managed or mitigated by FTD or by the combined company or were unlikely to have a material impact on the merger or the combined company.

        The foregoing discussion of the factors considered by the FTD board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the FTD board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the FTD board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The FTD board of directors considered all these factors as a whole, including discussions with, and questioning of, FTD's management and FTD's financial and legal advisors and overall considered the factors to be favorable to, and to support, its determination. The FTD board of directors also considered the experience of Goldman, Sachs, its financial advisor, for analyses of the financial terms of the merger and for its opinion as to the fairness of the merger consideration to be received by FTD stockholders.

Opinion of FTD's Financial Advisor

        Goldman, Sachs rendered its oral opinion on April 29, 2008, which was subsequently confirmed in writing on April 30, 2008, to the FTD board of directors that, as of April 30, 2008, and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of the outstanding shares of FTD common stock, taken in the aggregate, pursuant to the merger agreement was fair from a financial point of view to such holders. Under the merger agreement, holders of FTD common stock will receive 0.4087 of a share of the common stock of UOL and $10.15 in cash for each share of FTD common stock, unless UOL is required to substitute $3.31 principal amount of UOL 13% Senior Secured Notes due 2013 for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

        The full text of the written opinion of Goldman, Sachs, dated April 30, 2008, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C. Goldman, Sachs provided its opinion for the information and assistance of the FTD board of directors in connection with the board's consideration of the merger. The Goldman, Sachs opinion does not constitute a recommendation as to how any holder of shares of FTD common stock should vote with respect to the adoption of the merger agreement or any other matter.

        In connection with rendering the opinion and performing its related financial analyses, Goldman, Sachs reviewed, among other things:

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  the merger agreement;

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  FTD's annual reports to stockholders and Annual Reports on Form 10-K for the five fiscal years ended June 30, 2007;

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  UOL's annual reports to stockholders and Annual Reports on Form 10-K for the five fiscal years ended December 31, 2007;

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  certain of FTD's and UOL's interim reports to stockholders and Quarterly Reports on Form 10-Q;

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  certain other communications from FTD and UOL to their respective stockholders;

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  certain publicly available research analyst reports for FTD and UOL;

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  certain internal financial analyses and forecasts for FTD prepared by FTD's management (the "FTD Forecasts") and approved for Goldman, Sachs' use by FTD; and

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  certain internal financial analyses and forecasts for UOL prepared by UOL's management (the "UOL Forecasts" and, together with the FTD Forecasts, the "Forecasts") and approved for Goldman, Sachs' use by FTD.

        Goldman, Sachs also held discussions with members of FTD's management and UOL's management regarding their assessment of the strategic rationale for, and potential benefits of, the merger and the past and current business operations and financial condition of their respective companies. In addition, Goldman, Sachs reviewed the reported price and trading activity for the shares of FTD common stock and UOL common stock, compared certain financial and stock market information for FTD and UOL with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the direct marketing and merchant processing industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as Goldman, Sachs considered appropriate.

        For purposes of rendering its opinion, Goldman, Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. In that regard, FTD instructed Goldman, Sachs to consider the risks and uncertainties of achieving the FTD Forecasts and the possibility that such FTD Forecasts will not be realized. Goldman, Sachs has assumed with FTD's consent that the UOL Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of UOL. In addition, Goldman, Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of FTD or UOL or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of FTD or UOL or any of their respective subsidiaries furnished to Goldman, Sachs. Goldman, Sachs did not express any opinion as to the impact of the merger on the solvency or viability of FTD or UOL or the ability of FTD or UOL to pay their respective obligations when they come due. Goldman, Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger contemplated by the merger agreement will be obtained without any adverse effect on FTD or UOL or on the expected benefits of the merger in any way meaningful to its analysis. Goldman, Sachs' opinion does not address any legal, regulatory, tax or accounting matters.

        Goldman, Sachs' opinion does not address FTD's underlying business decision to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to FTD. Goldman, Sachs' opinion addresses only the fairness from a financial point of view, as of April 30, 2008, of the consideration to be received by the holders of the outstanding shares of FTD common stock, taken in the aggregate, pursuant to the merger agreement. Goldman, Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or merger, including, without limitation, the limitations, requirements and procedures in the merger agreement relating to the conversion of outstanding FTD shares into the merger consideration, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of FTD or UOL; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of FTD or UOL, or class of such persons in connection with the merger, whether relative to the consideration to be received by the holders of the outstanding shares of FTD common stock pursuant to the merger agreement or otherwise. Goldman, Sachs did not express any opinion as to the prices at which shares of UOL common stock or the UOL notes, if issued, will trade at any time. Goldman, Sachs' opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman, Sachs as of, April 30, 2008, and Goldman, Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after such date. Goldman, Sachs' opinion has been approved by a fairness committee of Goldman, Sachs.

        The following is a summary of the material financial analyses delivered by Goldman, Sachs to the FTD board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman, Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman, Sachs. As used in this summary of the material financial analyses, "EBITDA" means earnings before interest, taxes, depreciation and amortization, "EPS" means earnings per share, "LTM" means latest twelve months, "FY" means fiscal year and "CY" means calendar year. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of financial analyses performed by Goldman, Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed before April 30, 2008, and is not necessarily indicative of current or future market conditions.

        The merger agreement provides for two different categories of merger consideration, either (i) common stock of UOL and cash (referred to in this summary as the "Cash and Stock Consideration") or (ii) common stock of UOL, UOL notes and cash (referred to in this summary as the "Cash, Stock and Notes Consideration"), in each case described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus. The following summary of the material financial analyses delivered by Goldman, Sachs to the FTD board of directors in connection with rendering the opinion described illustrates, where applicable, the results of such analyses utilizing both the Cash and Stock Consideration (assuming nominal merger consideration of $14.50 per share of FTD common stock) and the Cash, Stock and Notes Consideration (assuming nominal merger consideration of $15.00 per share of FTD common stock). For purposes of this analysis, the nominal merger consideration values the UOL notes at par and is based on the closing price of UOL common stock on April 21, 2008.

  Historical Stock Trading Analysis

        Goldman, Sachs reviewed the historical trading prices and volumes for FTD common stock for various trading periods ended April 25, 2008. In addition, Goldman, Sachs analyzed the merger consideration in relation to the closing price of FTD common stock on April 25, 2008, the average closing prices of FTD common stock for the one-month and three-month trading periods ended

April 25, 2008, the 2008 CY high and low closing price of FTD common stock, and the price of FTD's initial public offering on February 9, 2005.

        This analysis indicated that the implied value of the merger consideration represented a premium of the following:

Implied Consideration Per Share	Cash and Stock Consideration (nominal value of $14.50)	Cash, Stock and Notes Consideration (nominal value of $15.00)
Premium based on the closing stock price on April 25, 2008 of $13.24	9.5%	13.3%
Premium based on the one-month average closing price of $13.60	6.6%	10.3%
Premium based on the three-month average closing price of $13.41	8.1%	11.8%
Premium (discount) based on CY 2008 high of $14.58	(0.5)%	2.9%
Premium based on CY 2008 low of $9.18	57.9%	63.3%
Premium based on IPO price of $13.00	11.5%	15.4%

  Implied Transaction Multiples

        Goldman, Sachs calculated and compared various financial multiples and ratios of FTD based on estimates provided by FTD's management, including the FTD Forecasts, for 2008 and analyst estimates for 2008 and 2009.

        Goldman, Sachs calculated an implied equity value by multiplying both $14.50 and $15.00 by the total number of outstanding shares of FTD common stock on a fully diluted basis. Goldman, Sachs then calculated an implied enterprise value based on the implied equity value by adding the amount of FTD's debt less cash and cash equivalents, as provided by management, to the implied equity value. The results of the analyses are summarized in the table below:

Analyst Median Estimate and Management Estimate Multiples	Multiple at $14.50 (nominal value of the Cash and Stock Consideration)		Multiple at $15.00 (nominal value of the Cash, Stock and Notes Consideration)
Enterprise Value as a multiple of
Sales LTM ending March 31, 2008	1.1	x	1.1	x
Sales FY2008E (Management's Public Guidance in January 30, 2008 press release)	1.1	x	1.1	x
Sales CY2008E (Institutional Brokers Estimate System)	1.1	x	1.1	x
EBITDA LTM ending March 31, 2008	7.2	x	7.4	x
FY2008E EBITDA (Management's Public Guidance in January 30, 2008 press release)	7.1	x	7.3	x
FY2008E EBITDA (FTD Forecast) (confirmed with management on April 23, 2008)	7.0	x	7.2	x
CY2008E EBITDA (Institutional Brokers Estimate System)	6.8	x	7.0	x
Merger Consideration as a multiple of:
FY2008E EPS (Management's Public Guidance in January 30, 2008 press release)	10.7	x	11.1	x
FY2008E EPS (FTD Forecast) (confirmed with management on April 23, 2008)	10.7	x	11.0	x
CY2008E EPS (Institutional Brokers Estimate System)	10.5	x	10.9	x
CY2009E EPS (Institutional Brokers Estimate System)	9.7	x	10.0	x

  Selected Companies Analysis

        Goldman, Sachs reviewed and compared certain financial information, ratios and public market multiples for FTD with corresponding financial information, ratios and public market multiples for selected publicly traded corporations, including:

  •
  a selected direct marketing company (1-800-FLOWERS.com, Inc.);

  •
  selected payment processor companies (Alliance Data Systems, Inc., Total System Services, Inc., Global Payments, Inc. and Heartland Payment Systems, Inc.); and

  •
  selected social expression companies (American Greetings Corp., CSS Industries, Inc., and Blyth, Inc.).

        Although none of the selected companies is directly comparable to FTD, the companies included were chosen by Goldman, Sachs because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain of FTD's operations.

        The multiples and ratios for FTD were calculated based on the closing price of FTD common stock as of April 25, 2008, the latest publicly available financial statements and analyst estimates for 2008 and 2009. The multiples and ratios for each of the selected companies were calculated based on the closing price of the selected companies' common stock as of April 25, 2008, the latest publicly available financial statements and analyst estimates for 2008 and 2009. With respect to the selected companies, Goldman, Sachs calculated the following and compared them to the results for FTD:

  •
  enterprise value, referred to as EV, which is the market value of common equity on a fully diluted basis (including restricted shares and outstanding stock options) plus debt less cash and cash equivalents, as a multiple of (1) LTM sales, (2) LTM EBITDA, (3) 2008E EBITDA, and (4) 2009E EBITDA;

  •
  the April 25, 2008, closing stock price as a multiple of estimated calendar year 2008 EPS and estimated calendar year 2009 EPS;

  •
  projected fiscal year growth for (1) 2007 - 2008E revenues, (2) 2008E - 2009E revenues, (3) 2007 - 2008E EBITDA, (4) 2008E - 2009E EBITDA, (5) 2007 - 2008E EPS, and (6) 2008E - 2009E EPS; and

  •
  LTM EBITDA margin.

        The results of these analyses are summarized as follows:

		Selected Information for Payment Processors		Selected Information for Social Expression
	Selected Information for Direct Marketing
Enterprise Value As a multiple of:
		Range	Median	Range	Median	FTD
LTM Sales	0.6x	2.4x - 3.7x	2.8x	0.5x - 0.8x	0.7x	1.1x
LTM EBITDA	9.7x	7.5x - 12.3x	10.8x	5.5x - 8.6x	7.3x	7.0x
2008E EBITDA	8.8x	8.0x - 10.6x	9.8x	N/A	N/A	6.6x
2009E EBITDA	7.6x	7.1x - 9.3x	8.6x	N/A	5.1x	N/A
Calendarized P/E Multiples
2008E EPS	23.6x	13.0x - 20.8x	18.8x	10.8x - 11.7x	11.1x	9.6x
2009E EPS	N/A	11.4x - 18.3x	16.2x	10.0x - 12.4x	10.4x	8.8x
Projected Fiscal Year Growth for:
2007 - 2008E Revenues	2.5%	(6.3)% - 18.4%	12.4%	(2.2)% - (0.4%)	(2.0)%	5.4%
2008E - 2009E Revenues	6.4%	8.9% - 17.2%	11.5%	1.3% - 3.0%	1.7%	4.8%
2007 - 2008E EBITDA	16.9%	(0.1)% - 8.5%	1.7%	N/A	24.2%	5.0%
2008E - 2009E EBITDA	16.4%	9.0% - 19.5%	12.7%	N/A	3.5%	8.9%
2007 - 2008E EPS	28.8%	2.3% - 19.8%	9.7%	(13.0)% - 2.1%	(5.5)%	25.0%
2008E - 2009E EPS	23.9%	11.5% - 21.7%	14.0%	10.7% - 15.4%	12.1%	4.4%
LTM EBITDA Margin	6.5%	22.5% - 37.6%	28.0%	7.6% - 11.0%	10.0%	15.2%

  Illustrative Present Value of Return to Stockholders Analysis

        Goldman, Sachs performed an illustrative analysis of the implied present value of the potential return to stockholders, which is designed to provide an indication of the present value of a theoretical value of a company's equity as a function of such company's estimated future earnings and its assumed price to future earnings per share multiple. For this analysis, Goldman, Sachs used ranges of EPS estimates for fiscal year 2008 through fiscal year 2012 that were derived from the FTD Forecasts. Goldman, Sachs first calculated the implied values per share by applying projected earnings per share to one-year forward P/E multiples ranging from 9.8x to 13.2x and then discounted the implied values back using a discount rate of 14%. This analysis resulted in a range of implied present values of $13.03 to $19.59 per share of FTD common stock.

  Illustrative Discounted Cash Flow Analyses

        Goldman, Sachs performed several illustrative discounted cash flow analyses to determine a range of implied present values per share of FTD common stock. These analyses are designed to represent the present value of a company based on its projected future cash flows. The FTD Forecasts were used for projected results, EBITDA and CAGR (which means compounded annual growth rate) for each of CY2008E - CY2013E. As instructed by FTD, Goldman, Sachs considered the risks and uncertainties of achieving the FTD Forecasts and the possibility that the FTD Forecasts will not be realized. In performing the illustrative discounted cash flow analysis, Goldman, Sachs applied discount rates ranging from 10.0% to 14.0% to the projected cash flows of FTD for terminal year 2013. This analysis resulted in a range of implied present values of $13.30 to $22.45 per share of FTD common stock. Goldman, Sachs performed a sensitivity analysis to illustrate the effect of different assumptions for changes in projected annual revenue growth and projected annual EBITDA margins from the FTD Forecasts. The sensitivity adjustments to the projected annual revenue growth rates for calendar years 2008 through 2013 ranged from 2.1% to 6.1%. The sensitivity adjustments to the projected annual EBITDA margin for terminal year 2013 ranged from 14.5% to 16.5%. This sensitivity analysis, assuming a 12.0%

discount rate and a 7.0x EBITDA terminal year multiple, resulted in a range of implied present values of $10.66 to $17.53 per share of FTD common stock.

  Selected Precedent Transactions

        Goldman, Sachs analyzed certain information relating to the following 13 transactions in the direct marketing industry since 1996:

  •
  FTD's acquisition of Interflora Holdings Limited announced in July 2006.

  •
  Liberty Media Corporation's acquisition of Provide Commerce, Inc. announced in December 2005.

  •
  Charming Shoppes Inc.'s acquisition of Crosstown Traders Inc. announced in May 2005.

  •
  IAC/InterActiveCorp.'s acquisition of Cornerstone Brands, Inc. announced in March 2005.

  •
  The Scotts Miracle-Gro Co.'s acquisition of Smith & Hawken Ltd. announced in August 2004.

  •
  Green Equity Investors IV, L.P.'s (an affiliate of Leonard Green) acquisition of FTD announced in October 2003.

  •
  Liberty Media Corporation's acquisition of QVC, Inc. (56.5%) announced in June 2003.

  •
  Federated Department Stores Inc.'s acquisition of Fingerhut Cos. announced in February 1999.

  •
  Benchmark Capital Partners II, L.P., Benchmark Capital Partners III, L.P., Benchmark Investors III, L.P., and SoftBank America Inc.'s acquisition of 1-800-FLOWERS.com, Inc. (6.2%) announced in August 1999.

  •
  Pinault-Printemps-Redoute SA's acquisition of Brylane, Inc. (50.1%) announced in December 1998.

  •
  1-800-FLOWERS.com, Inc.'s acquisition of Plow & Hearth, Inc. (70%) announced in April 1998.

  •
  Pinault-Printemps-Redoute SA's acquisition of Brylane, Inc. (43.7%) announced in February 1998.

  •
  Brylane, Inc.'s acquisition of Chadwick's of Boston, Ltd. announced in October 1996.

        Goldman, Sachs analyzed the enterprise value in each transaction as a multiple of LTM sales and LTM EBITDA for each of the above transactions, based on publicly available financial information and analyst estimates. The results of these analyses are set forth below:

Selected Transactions
	Range	Median
Enterprise Value as a multiple of:
LTM Sales	0.5x - 2.2x	1.0x
LTM EBITDA	6.8x - 23.5x	9.9x

        Goldman, Sachs analyzed certain information relating to the following 14 transactions in the merchant processing industry since 1999:

  •
  Fiserv, Inc.'s acquisition of CheckFree Corporation announced in August 2007.

  •
  Kohlberg Kravis Roberts & Co.'s acquisition of First Data Corporation announced in April 2007.

  •
  CheckFree's Corporation acquisition of Carreker Corporation announced in January 2007.

  •
  Travelport Ltd.'s acquisition of Worldspan L.P. announced in December 2006.

  •
  One Equity Partners' acquisition of NCO Group, Inc. announced in May 2006.

  •
  iPayment Holdings, Inc. and iPayment MergerCo Inc.'s acquisition of iPayment Inc. announced in December 2005.

  •
  Bank of America Corp.'s acquisition of National Processing Inc. announced in July 2004.

  •
  Travel Transaction Processing Corporation's acquisition of Worldspan L.P. announced in March 2003.

  •
  First Data Corporation's acquisition of Concord EFS, Inc. announced in December 2003.

  •
  eBay Inc.'s acquisition of PayPal, Inc. announced in July 2002.

  •
  US Bancorp's acquisition of NOVA Corporation announced in May 2001.

  •
  GTCR Golder Rauner, LLC's acquisition of PSINet Transaction Solutions announced in March 2001.

  •
  Global Payments Inc.'s acquisition of Canadian Imperial Bank of Commerce Merchant Card announced in November 2000.

  •
  First Data Corporation's acquisition of Paymentech Inc. announced in March 1999.

        Goldman, Sachs analyzed the enterprise value in each transaction as a multiple of LTM revenue and LTM EBITDA for each of the above transactions, based on publicly available financial information and analyst estimates. The results of these analyses are set forth below:

Selected Transactions
Enterprise Value as a multiple of:
	Range	Median
LTM Revenue	1.1x - 8.1x	1.5x
LTM EBITDA	3.7x - 16.0x	9.4x

  UOL Illustrative Discounted Cash Flow Analysis

        Goldman, Sachs performed an illustrative discounted cash flow analysis to determine a range of implied present values per share of UOL's common stock. The UOL Forecasts were used for projected results, EBITDA and CAGR for CY2008E - CY2012E. Other assumptions were also applied. Goldman, Sachs did not independently verify the UOL Forecasts or the assumptions or procedures used to produce them. In performing the illustrative discounted cash flows analysis, Goldman, Sachs applied discount rates ranging from 10.0% to 14.0% to the projected cash flows of UOL for terminal year 2012. This analysis resulted in a range of implied present values of $9.91 to $15.23 per share of UOL common stock. Goldman, Sachs performed a sensitivity analysis to illustrate the effect of different assumptions for changes in projected annual revenue growth and projected annual EBITDA margins from the UOL Forecasts. The sensitivity adjustments to the projected annual revenue growth rates for calendar years 2008 through 2012 ranged from 2.5% to 4.5%. The sensitivity adjustments to the projected annual EBITDA margin for terminal year 2012 ranged from 20.8% to 22.8%. This sensitivity analysis, assuming a 12.0% discount rate and a 5.0x EBITDA terminal year multiple, resulted in a range of implied present values of $11.68 to $13.23 per share of UOL common stock.

        Goldman, Sachs also analyzed the price of UOL common stock over the three-year period from April 26, 2005 through April 25, 2008 in the context of the major events occurring in the corporate history of UOL during such period.

  Pro Forma Discounted Cash Flow Analyses

        Goldman, Sachs prepared illustrative pro forma analyses of the potential financial impact of the contemplated merger for the combined company, based solely on the Forecasts.

        Goldman, Sachs performed several illustrative discounted cash flow analyses for the combined company to determine a range of implied potential values of the combined company's common stock. These analyses are designed to represent the present value of a company based on its projected future cash flows. The Forecasts were used for projected results, EBITDA and CAGR for each of CY2008E—CY2012E. As instructed by FTD, Goldman, Sachs considered the risks and uncertainties of achieving the FTD Forecasts and the possibility that the Forecasts will not be realized. In performing the illustrative discounted cash flow analysis, Goldman, Sachs applied discount rates ranging from 10.0% to 14.0% to the projected cash flows of the combined company for terminal year 2012. This analysis resulted in a range of implied present values of $10.21 to $16.37 per share of the combined company's common stock. Goldman, Sachs performed a sensitivity analysis to illustrate the effect of different assumptions for changes in projected annual revenue growth and projected annual EBITDA margins from the Forecasts. The sensitivity adjustments to the projected annual revenue growth rates for calendar years 2008 through 2012 ranged from 2.1% to 6.1%. The sensitivity adjustments to the projected annual EBITDA margin for terminal year 2012 ranged from 16.5% to 20.5%. This sensitivity analysis, assuming a 12.0% discount rate and a 6.5x EBITDA terminal year multiple, resulted in a range of implied present values of $9.85 to $16.74 per share of the combined company's common stock.

  General

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of Goldman, Sachs. In arriving at its fairness determination, Goldman, Sachs considered the results of all of its analyses and did not form any conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, Goldman, Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses as a whole. No company or transaction used in the above analyses as a comparison is directly comparable to FTD or the merger.

        Goldman, Sachs prepared these analyses solely for purposes of providing its opinion to the FTD board of directors as to the fairness from a financial point of view to the holders of the shares of FTD common stock of the consideration to be received by such holders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of FTD, Goldman, Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arm's-length negotiations between FTD and UOL and was approved by the FTD board of directors. Goldman, Sachs provided advice to FTD during these negotiations. Goldman, Sachs did not, however, recommend any specific amount of consideration to FTD or the FTD board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, the opinion of Goldman, Sachs to the FTD board of directors was one of a number of factors taken into consideration by the FTD board of directors in making its determination to approve the merger agreement and the transactions contemplated thereby. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman, Sachs in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman, Sachs attached as Annex C.

        Goldman, Sachs and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of FTD, UOL, Leonard Green & Partners, L.P., an affiliate of a significant shareholder of FTD, which is referred to as Leonard Green, and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the merger contemplated by the merger agreement for their own account and for the accounts of their customers. Goldman, Sachs has acted as financial advisor to FTD in connection with, and has participated in certain of the negotiations leading to, the contemplated merger.

        In addition, Goldman, Sachs has provided certain investment banking and other financial services to FTD and FTD's affiliates from time to time, including having acted as financial advisor to FTD in connection with FTD's sale to Leonard Green and its affiliates in February 2004; as bookrunner with respect to FTD's initial public offering (gross proceeds of $170,300,000) in February 2005; and as bookrunner with respect to FTD's equity offering (gross proceeds of $105,000,000) in March 2007. Goldman, Sachs also has provided certain investment banking and other financial services to UOL and its affiliates from time to time, including having acted as bookrunner in the proposed initial public offering of UOL's subsidiary, Classmates Media Corporation, announced in August 2007. Goldman, Sachs also has provided certain investment banking and other financial services to Leonard Green and its affiliates and portfolio companies from time to time, including having acted as: bookrunner with respect to a term loan (aggregate principal amount of $160,000,000) and a revolving credit facility (aggregate principal amount of $60,000,000) provided in connection with the financing of the acquisition of Motorsport Aftermarket Group, Inc. in November 2006; and as lender in connection with investments by affiliates of Leonard Green in Claim Jumper Restaurants LLC (aggregate principal amount of $14,000,000) in October 2005, Sagittarius Brands, Inc. (aggregate principal amount of $250,000,000) in March 2006, and Petco Animal Supplies, Inc. (aggregate principal amount of $405,000,000) in October 2006. Goldman, Sachs also may provide investment banking and other financial services to FTD, UOL, Leonard Green and all respective affiliates and portfolio companies in the future. In connection with the above-described services Goldman, Sachs has received, and may receive, compensation. In addition, affiliates of Goldman, Sachs have co-invested with Leonard Green and its affiliates from time to time and may do so in the future, and such affiliates of Goldman, Sachs also have invested and may invest in the future in limited partnership interests of affiliates of Leonard Green.

        The FTD board of directors selected Goldman, Sachs as its financial advisor because Goldman, Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated September 15, 2006, FTD engaged Goldman, Sachs to act as its financial advisor in connection with the contemplated merger. Pursuant to the terms of this engagement letter, FTD has agreed to pay Goldman, Sachs a transaction fee of approximately $5,000,000, all of which is contingent upon consummation of the merger, and FTD has agreed to reimburse Goldman, Sachs' expenses, including attorneys' fees and disbursements, and indemnify Goldman, Sachs and related persons against various liabilities arising out of Goldman, Sachs' engagement, including certain liabilities under the federal securities laws.

UOL's Reasons for the Merger

        UOL believes that the FTD acquisition will meaningfully diversify UOL's revenue base within a large global market experiencing significant migration to the Internet. UOL anticipates that its expertise in implementing marketing initiatives to drive results should enable it to leverage the FTD brand and bring FTD products and services to UOL's over 50 million registered accounts. In approving the transaction, the UOL board of directors considered a variety of factors related to these expected benefits, including the following key benefits that UOL expects the merger to provide:

  •
  Significant Increase in Scale resulting in significantly higher pro forma combined company revenues and pro forma combined company operating income than UOL generates as a stand-alone company.

  •
  Diversification of Revenue Streams resulting in revenues of UOL's fully matured Communications segment, which are principally driven by its NetZero and Juno Internet access services, representing a smaller percentage of total UOL revenues. The addition of FTD to the UOL family will provide additional revenue streams—e-Commerce and Retail (either directly or in FTD's capacity as a provider of products and services to retail florists)—in addition to the existing Communications and Classmates Media businesses.

  •
  Attractive Financial Characteristics, including anticipated future earnings per share accretion on a GAAP basis, stable and recurring cash flows and growth opportunities for the combined company.

  •
  Expansion into an Attractive Market Segment by enabling UOL to participate in a large domestic and international floral market that is experiencing growth in the Internet sector.

  •
  Expanded Marketing Opportunities and Efficiencies resulting from UOL's marketing expertise to attract consumers to FTD's Websites and thousands of member florists while cross-selling FTD products and services to UOL's existing member base of over 50 million registered accounts that have similar demographic characteristics as FTD's customer base.

Interests of Executive Officers and Directors of FTD in the Merger

        In considering the recommendation of the FTD board of directors with respect to its approval of the merger agreement, FTD stockholders should be aware that some of FTD's directors and executive officers have interests in the merger that are different from, or in addition to, those of FTD stockholders generally. These interests relate to (i) new employment agreements entered into between certain executive officers and FTDI, which provide for, among other things, increased compensation, including an employment agreement and a confidentiality and non-competition agreement entered into between FTDI and Michael J. Soenen, the current chief executive officer and president of FTD; (ii) transaction bonuses for certain executive officers payable upon consummation of the merger; (iii) the grant of restricted stock unit awards to certain executive officers and the acceleration of outstanding FTD stock options and restricted stock awards granted to certain executive officers; and (iv) indemnification and insurance for FTD's directors and executive officers. The FTD board of directors was aware of the interests as further described below and considered them, among other matters, when approving the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that FTD stockholders vote to adopt the merger agreement.

Employment Agreements with Becky A. Sheehan and Jon R. Burney

        On April 30, 2008, in connection with the execution of the merger agreement, FTDI entered into new employment agreements, which we refer to as the Employment Agreements, with each of Becky A. Sheehan, the Executive Vice President and Chief Financial Officer of FTDI, and Jon R. Burney, the Executive Vice President and General Counsel of FTDI, whom we refer to as the Executives. Each

Employment Agreement replaces and supersedes the December 3, 2007 employment agreements between FTDI and each Executive.

        Each Employment Agreement will become effective upon the consummation of the merger and extend for two years from the consummation of the merger. In the event that the merger is not consummated, the prior employment agreements of each Executive will remain in full force and effect. Each Employment Agreement provides for automatic one-year extensions of the term, unless FTDI provides at least 90 days notice of non-renewal.

        The Employment Agreements provide for:

  •
  An annual base salary, subject to increase as determined from time to time by FTDI, as follows: Ms. Sheehan ($400,000); and Mr. Burney ($225,000);

  •
  Eligibility for an annual bonus under FTDI's bonus program, based on the satisfaction of performance criteria established by FTDI in accordance with the terms of such program, for which the maximum annual bonus will be 100% of each Executive's base salary. The Executive will generally be entitled to a bonus award only if the Executive is employed by and in good standing with FTDI on the date the bonus is paid for that fiscal year. It is anticipated that FTDI's fiscal year-end will change to December 31 from June 30, and therefore, each Executive's bonus will be pro-rated for the fiscal year ending December 31, 2008;

  •
  A transaction bonus as further described below;

  •
  Effective on the 15th day of the second month of the calendar quarter coinciding with or next following the date of closing of the merger, and pursuant to the terms of UOL's stock plan, a grant of restricted stock units, which we refer to as RSUs, to each Executive covering the following amount of shares of UOL common stock: Ms. Sheehan (75,000); and Mr. Burney (30,000). Subject to each Executive's continued employment with FTDI, 25% of the RSUs will vest and the underlying shares will be issued on each succeeding anniversary of the date of grant; and

  •
  Eligibility to participate in FTDI's employee benefit plans generally available to FTDI's senior Executives.

        The Employment Agreement for each Executive provides that, if the Executive's employment is terminated by FTDI without "cause" or by the Executive for "good reason" (each as defined in the applicable Employment Agreement), and subject to the Executive's execution and non-revocation of a general release of claims, provided such release is completed no later than the later of (i) the 15th day of the third month following the end of the Executive's taxable year in which such termination of employment occurs and (ii) the 15th day of the third month following the end of the Company's taxable year in which such termination of employment occurs, the Executive will be entitled to receive a separation payment payable on a monthly basis over 12 months in an amount equal to the sum of (i) 12 months of the Executive's then current annual base salary, (ii) the lesser of (A) 100% of the Executive's then current annual base salary and (B) the most recent annual bonus paid to the Executive for a full fiscal year, and (iii) a pro-rated portion of the Executive's annual bonus described in clause (ii). In addition, if the Executive's termination occurs after the end of a fiscal year and prior to the date the annual bonus is paid for such fiscal year, the Executive will receive the annual bonus that the Executive would have received had the Executive remained employed by and in good standing with FTDI through the date the bonus for such fiscal year is paid. The vesting and payment of the RSUs and any other equity awards held as of the date of termination will be accelerated by the additional number of shares in which the Executive would have otherwise been vested at the time of termination had the Executive completed an additional 12 months of employment with FTDI. In no event will the number of shares which vest on such an accelerated basis with respect to any particular equity grant exceed the number of shares unvested immediately prior to the date of such termination with respect to such grant.

        The Employment Agreement for each Executive provides that, if the Executive's employment is terminated by FTDI without cause or by the Executive for good reason in connection with, or within 12 months after, a change in control of UOL (as defined in the applicable stock plan, stock option agreement or RSU agreement), and subject to the Executive's execution and non-revocation of a general release of claims, provided such release is completed no later than the later of (i) the 15th day of the third month following the end of the Executive's taxable year in which such termination of employment occurs and (ii) the 15th day of the third month following the end of the Company's taxable year in which such termination of employment occurs, then the vesting and payment of the RSUs and any other equity awards held as of the date of termination will be accelerated by the additional number of shares in which the Executive would have otherwise been vested at the time of termination had the Executive completed an additional 12 months of employment with FTDI, or, if greater, an additional period of service equal in duration to the actual period of service the Executive completed between the date of closing of the merger (or the date vesting commenced with respect to any other equity awards held outstanding as of the date of termination) and the date of such termination. In no event will the number of shares which vest on such an accelerated basis with respect to any particular equity grant exceed the number of shares unvested immediately prior to the date of such termination with respect to such grant.

        The Employment Agreement for each Executive provides that, if the Executive's employment is terminated as a result of the Executive's death or Disability, as defined in the Employment Agreement, the Executive or his or her estate will be entitled to accelerated vesting and payment of any RSUs and any other equity awards held as of the date of termination as though the Executive had completed an additional 12 months of service.

        If any payments or benefits received or to be received by the Executive would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits provided under the Employment Agreement will be reduced to the extent necessary to make such payments and benefits not subject to the excise tax, but only if such reduction results in a higher after-tax payment to the Executive after taking into account the excise tax and any additional taxes the Executive would pay if such payments and benefits were not reduced.

Employment Agreement and Confidentiality and Non-Competition Agreement with Michael J. Soenen

        On April 30, 2008, in connection with the execution of the merger agreement, FTDI entered into an employment agreement and a confidentiality and non-competition agreement with Michael J. Soenen which will become effective upon the closing of the merger. If the merger is not consummated, these agreements will be of no force or effect.

        Under his Employment Agreement, Mr. Soenen will continue to have such duties and responsibilities consistent with Mr. Soenen's current position as Chief Executive Officer and President of FTD or such other duties and responsibilities as may be determined from time to time by the Chief Executive Officer of UOL. The term of the Employment Agreement will expire on December 31, 2008 unless FTDI or UOL provides ten days notice of termination or pay in lieu thereof.

        The Employment Agreement provides for:

  •
  An annualized base salary of $750,000;

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  A bonus equal to 100% of the base salary earned by Mr. Soenen during the term of the Employment Agreement which is in lieu of any Management Incentive Plan Bonus that may otherwise be payable to Mr. Soenen under FTDI's Management Incentive Plan;

  •
  A transaction bonus as further described below. In consideration of such bonus, Mr. Soenen has entered into a confidentiality and non-competition agreement with FTDI; and

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  Eligibility to participate in FTD's employee benefit plans generally available to FTD's senior executives.

        FTD will have the option, with at least ten days written notice, to continue to engage Mr. Soenen as a consultant at the conclusion of the term of the Employment Agreement, on a monthly basis until March 15, 2009. Mr. Soenen will receive a consulting fee of up to $50,000 per month for up to 20 hours per week of consulting services, with such consulting fee paid no later than March 15, 2009.

Transaction Bonuses

        Subject to and upon consummation of the merger, certain officers of FTD will receive lump sum transaction bonuses payable in the aggregate amount of up to $5,750,000 within ten business days following the consummation of the merger, of which the executives will receive the following respective amounts: Mr. Burney ($250,000); Mr. Stephen W. Richards ($500,000); Ms. Sheehan ($500,000); Mr. Soenen ($3,000,000); and the remaining officers ($1,500,000 in the aggregate).

Director and Officer Indemnification and Insurance

        Under the terms of the merger agreement, FTD must purchase from an insurer reasonably acceptable to UOL a six-year pre-paid noncancellable directors' and officers' insurance policy covering the current and all former directors and officers of FTD and its subsidiaries, and their heirs and representatives, with respect to acts or failures to act prior to the effective time, in a single aggregate amount over the six-year period immediately following the closing date of the merger equal to the policy limits for FTD's current directors' and officers' insurance policies as in effect on the date of the merger agreement; provided that FTD is only required to obtain such coverage as can be obtained at a cost of no more than 300% of the annual premium paid for such insurance in 2007.

        For a period of six years after the closing of the merger, the surviving corporation must (i) honor all obligations of FTD to indemnify and hold harmless (to the extent not paid by insurance) the current and former directors and officers of FTD in respect of acts or omissions occurring prior to the closing of the merger to the extent, subject to Delaware corporate law and the certificate of incorporation and bylaws of FTD, in each case, as in effect on the date of the merger agreement, and (ii) periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law.

        For a period of six years after the closing of the merger, UOL must (i) indemnify and hold harmless (to the extent not paid by insurance or by the surviving corporation as described above), to the fullest extent permitted under applicable law, each person who is, had been prior to the date of the merger agreement or becomes prior to the effective time, a director or officer of FTD or any subsidiary of FTD, and their heirs and representatives, against all losses from litigation arising prior to or after the closing of the merger as a result of or pertaining to acts or omissions, or alleged acts or omissions, by them to the extent attributable to their capacities as such, which acts or omissions occurred prior to the closing of the merger except for losses arising from their gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to FTD, and (ii) periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted by law (and to the extent not advanced by the surviving corporation as described above).

        Under the merger agreement, if any of the obligations to indemnify described above arise, the surviving corporation will control the defense of such action and select counsel reasonably acceptable to the indemnified party. The indemnified party will be allowed to participate in the defense at its own expense.

Treatment of Stock Options Held by Directors and Executive Officers

        The following table summarizes the outstanding vested and unvested stock options held by FTD's executive officers and directors as of July 11, 2008, the consideration that each of them is expected to receive pursuant to the merger agreement in connection with the cancellation of such options, under the column "Resulting Consideration" and the consideration that each of them is expected to receive pursuant to the terms of the merger agreement in connection with the cancellation of such options if the merger consideration is adjusted as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, under the column, "Resulting Adjusted Consideration," in each case based on the closing price of UOL common stock on July 11, 2008:

	Unvested Options	Weighted- Average Exercise Price of Unvested Options	Vested Options	Weighted- Average Exercise Price of Vested Options	Resulting Consideration	Resulting Adjusted Consideration
Directors:
Robert S. Apatoff	2,500	$14.58	45,000	$13.08	$61,754	$83,540
Adam M. Aron	2,500	$14.58	30,000	$11.42	$93,341	$107,627
William C. Chardavoyne	10,833	$14.63	19,167	$14.96	$—	$4,266
Ted C. Nark	2,500	$14.58	27,500	$12.75	$42,341	$56,627
Thomas M. White	2,500	$14.58	27,500	$10.11	$121,980	$135,016
Carrie A. Wolfe	10,833	$15.51	19,167	$15.96	$—	$536
Executive Officers:
Michael J. Soenen	330,833	$11.98	282,922	$10.00	$2,696,551	$2,815,929
Becky A. Sheehan	180,000	$13.57	103,877	$13.57	$207,008	$348,947
Jon R. Burney	40,000	$12.90	20,000	$9.60	$225,884	$235,884

        The amounts reflected in the above table are gross and are subject to any required withholding of taxes. For a further discussion of the treatment of stock options in the merger, see "The Merger Agreement—Treatment of FTD Stock Options and Restricted Stock" beginning on page 116 of this proxy statement/prospectus.

Treatment of Restricted Stock Held by Executive Officers

        The following table summarizes the restricted stock held by FTD's executive officers as of July 11, 2008, the consideration that each of them is expected to receive pursuant to the merger agreement in connection with the conversion of such restricted stock into the merger consideration under the column, "Resulting Consideration" and the consideration that each of them is expected to receive pursuant to the terms of the merger agreement in connection with the conversion of such restricted stock into the merger consideration if the merger consideration is adjusted as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus, under the column "Resulting

Adjusted Consideration," in each case based on the closing price of UOL common stock on July 11, 2008:

	Number of Shares of Unvested Restricted Stock	Number of Share of Vested Restricted Stock	Resulting Consideration	Resulting Adjusted Consideration
Executive Officers:
Michael J. Soenen	76,000	19,000	$1,357,951	$1,405,451
Becky A. Sheehan	24,000	6,000	$428,827	$443,827
Jon R. Burney	4,000	1,000	$71,471	$73,971
Stephen W. Richards	8,000	2,000	$142,942	$147,942

        The amounts reflected in the above table are gross and are subject to any required withholding of taxes. For a further discussion of the treatment of restricted stock in the merger, see "The Merger Agreement—Treatment of FTD Stock Options and Restricted Stock" beginning on page 116 of this proxy statement/prospectus.

Listing of UOL Common Stock Issued in the Merger

        Application will be made to have the shares of UOL common stock issued in the merger approved for listing on the NASDAQ Global Select Market, where UOL common stock currently is traded under the symbol "UNTD."

No Listing of UOL Notes (if issued) in the Merger

        If the UOL notes are issued, UOL does not intend to apply for listing of the UOL notes on any securities exchange or for quotation of the UOL notes on any automated dealer quotation system.

Delisting and Deregistration of FTD Common Stock

        If the merger is completed, FTD common stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act, and FTD will no longer file periodic reports with the SEC.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of the material United States federal income tax considerations of the merger applicable to FTD stockholders. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all aspects of United States federal income taxation which may be relevant to particular FTD stockholders in light of their individual investment circumstances, such as stockholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations) or to stockholders who acquired FTD common stock in connection with stock option, stock purchase or restricted stock plans or in other compensatory transactions, or as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. This summary does not discuss any (i) United States federal income tax considerations to FTD stockholders who are not "United States persons" as defined below ("Non-U.S. Holders") that (A) are engaged in the conduct of a United States trade or business, (B) are nonresident alien individuals who are present in the United States for 183 or more days during the taxable year, (C) are corporations which operate through a United States branch, or (D) own actually and/or constructively more than 5% of any class of FTD common stock or that will own actually and/or constructively more than 5% of any class of UOL common stock after the merger and (ii) state, local, or non-United States tax considerations. This summary is limited to FTD stockholders that (i) hold their FTD common stock as a "capital asset" (generally, property held for investment) under the Internal Revenue Code of 1986 (the "Code") and (ii) will hold their UOL common stock received in the merger as a "capital asset." FTD stockholders are urged to consult their own tax advisors regarding the United States federal income tax considerations of the merger, as well as the effects of state, local, and non-United States tax laws.

        For purposes of this summary, "United States persons" are, for United States federal income tax purposes, (i) individuals who are citizens or residents of the United States; (ii) corporations or other entities taxable as a corporation that are created in, or organized under the law of, the United States or any state or political subdivision thereof; (iii) estates, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or (iv) trusts, (A) the administration of which are subject to the primary supervision of a United States court and which have one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that have otherwise elected to be treated as United States persons under the Code. References herein to the "fair market value" of any common stock shall be determined by reference to the value of such common stock as reflected on an established securities market on or immediately prior to the effective date of the merger.

        If a partnership holds FTD common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding FTD common stock, you should consult your tax advisor regarding the tax considerations of the merger.

U.S. Holders

Merger Consideration

        FTD stockholders that are United States persons ("U.S. Holders") should generally recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between the fair market value of the merger consideration received for the FTD common stock held by a stockholder and such stockholder's adjusted tax basis in the FTD common stock surrendered pursuant the merger. The fair market value of the merger consideration should be equal to the sum of (i) the "issue price" of the UOL notes, if any, received (ii) the fair market value of UOL common stock received, and (iii) the amount of cash received. If issued, the "issue price" of the UOL notes should be equal to the excess of (i) the fair market value of FTD common stock surrendered in the merger over (ii) the fair market value of UOL common stock and the amount of cash received in the merger. Gain or loss recognized in the transaction must be determined separately for each identifiable block of FTD common stock surrendered in the merger (i.e., shares of stock acquired at the same cost in a single transaction). Any such gain or loss should be long-term if the FTD common stock is held for more than one year prior to such disposition. The deductibility of capital loss is subject to certain limitations.

        Following the closing date, if the UOL notes are issued, UOL shall determine the "issue price" of the UOL notes issued pursuant to the merger. You may obtain the "issue price" by contacting Erik Randerson at the following telephone number: (818) 287-3350.

UOL Common Stock

Distributions

        Distributions paid in cash to U.S. Holders that are individuals who hold their UOL common stock for the requisite statutory period should generally be subject to United States federal tax at a 15% maximum tax rate for "qualified dividend income." The 15% maximum individual tax rate for "qualified dividend income" is scheduled to expire on December 31, 2010. U.S. Holders that are corporations may be able to claim a "dividends-received deduction" for United States federal income tax purposes in respect of any distributions paid in cash.

Sale, Exchange, or Other Disposition

        Upon the sale, exchange, or other disposition of UOL common stock (other than in the case of a redemption, which may be subject to tax as described in the preceding paragraph), U.S. Holders should generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value of any other property received from such disposition and (ii) the adjusted tax basis of the UOL common stock exchanged therefor. The adjusted tax basis of the UOL common stock received pursuant to the merger should be the fair market value of such stock. Any such gain or loss should be long-term if the UOL common stock is held for more than one year prior to such disposition. Each U.S. Holder's holding period in the UOL common stock received pursuant to the merger will begin the day immediately after the effective date of the merger. The deductibility of capital loss is subject to certain limitations.

UOL Notes (only applicable if the UOL notes are issued)

Interest Income

        Payment of interest on the UOL notes should generally be taxable to U.S. Holders as ordinary income when received or accrued in accordance with the U.S. Holder's regular method of United States federal income tax accounting.

        The UOL notes will be issued with original issue discount ("OID") if the stated principal amount at maturity exceeds the "issue price" of such UOL notes by more than a statutorily-defined de minimis amount. If the UOL notes are issued with OID, U.S. Holders must generally include such OID in ordinary income for United States federal income tax purposes on an annual basis as determined under a constant yield method regardless of their regular method of United States federal income tax accounting. As a result, U.S. Holders will include OID in income in advance of the receipt of cash attributable to such income.

        If the "issue price" of the UOL notes exceeds their stated principal amount, each U.S. Holder may elect to amortize the excess, or premium, against interest income over the term of the UOL notes in accordance with the provisions of section 171 of the Code. If an election is made, such election automatically applies to all debt instruments with bond premium owned during or after the taxable year for which the election is made, unless the Internal Revenue Service permits you to revoke the election.

Sale, Exchange, or Other Disposition

        Upon the sale, exchange, or other disposition of the UOL notes, U.S. Holders should generally recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the sum of the amount of any cash and the fair market value of any other property received from such disposition (exclusive of any amounts attributable to accrued but unpaid interest, which will be subject to tax as ordinary income to the extent not previously included in income) and (ii) the adjusted tax basis of the UOL notes. The adjusted tax basis of the UOL notes received pursuant to the merger should be the "issue price", adjusted for any accrued OID or amortized bond premium. Any such gain or loss should be long-term if the UOL notes are held for more than one year prior to such disposition. Each U.S. Holder's holding period in the UOL notes will begin the day immediately after the effective date of the merger. The deductibility of capital loss is subject to certain limitations.

Non-U.S. Holders

Merger Consideration

        Non-U.S. Holders should not generally be subject to United States federal income tax in respect of the merger consideration received in exchange for the FTD common stock surrendered pursuant to the merger.

UOL Common Stock

Distributions

        Distributions paid in cash to Non-U.S. Holders should generally be subject to United States federal withholding tax at a 30% rate subject to reduction or complete exemption under an applicable income tax treaty if such Non-U.S. Holders provide an Internal Revenue Service Form W-8BEN (or suitable substitute form) certifying that they (i) are not a U.S. person for United States federal income tax purposes and (ii) are entitled to such treaty benefits.

Sale, Exchange, or other Disposition

        Upon the sale, exchange, or other disposition of UOL common stock (other than in the case of a redemption, which may be subject to withholding tax as a distribution as described in the preceding paragraph), Non-U.S. Holders should not generally be subject to United States federal income tax.

UOL Notes (only applicable if the UOL notes are issued)

Interest Income

        Payments of interest on the UOL notes made to Non-U.S. Holders should not generally be subject to United States federal income or withholding tax provided that (i) such holders (A) do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UOL entitled to vote and (B) are not a controlled foreign corporation that is related to UOL, through stock ownership for United States federal income tax purposes and (ii) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "Owner's Statement Requirement."

Sale, Exchange, or Other Disposition

        Non-U.S. Holders should not generally be subject to United States federal income tax on gain recognized on the sale, exchange, or other disposition of the UOL notes.

Owner's Statement Requirement

        In order to avoid withholding tax on interest, either the beneficial owner of the UOL notes or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds the UOL notes on behalf of such owner must file a statement with UOL (or agent thereof) to the effect that the beneficial owner is not a United States person. This requirement will be satisfied if UOL (or agent thereof) receives (i) a statement (an "Owner's Statement") from the beneficial owner of the UOL notes in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address on an Internal Revenue Service Form W-8BEN (or suitable substitute form) or (ii) a statement from the Financial Institution holding the UOL notes on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement, together with a copy of the Owner's Statement. The beneficial owner must inform UOL or agent thereof (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.

Information Reporting and Backup Withholding

        The merger consideration paid to FTD stockholders in the merger, and any amounts received in respect of the UOL common stock and the UOL notes (if issued), will generally be subject to information reporting to the Internal Revenue Service. In the case of a Non-U.S. Holder, copies of any such information reporting may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        In order to avoid backup withholding, (i) U.S. Holders will be required to provide UOL with a completed and signed Internal Revenue Service Form W-9, which requires a U.S. Holder to provide its taxpayer identification number and certify that such holder is a "U.S. person" for United States federal income tax purposes, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding and (ii) Non-U.S. Holders will be required to provide UOL with evidence that such holder is not a "U.S. person" for United States federal income tax purposes by signing and completing an appropriate Internal Revenue Service Form W-8 (in addition to providing an Owner's Statement, if necessary, in respect of the UOL notes as described above). The backup withholding rate is currently 28%.

Regulatory Matters

        The merger is subject to review by the Antitrust Division and the FTC under the HSR Act. Under the HSR Act, UOL and FTD are required to make pre-merger notification filings and must await the expiration of statutory waiting periods prior to completing the merger. UOL and FTD each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 28, 2008, and the FTC granted early termination of the applicable waiting periods on June 6, 2008. The completion of the merger is conditioned upon the expiration or earlier termination of any applicable waiting period or the receipt of required approval under the HSR Act, or any other similar applicable laws.

        In addition, during or after the statutory waiting periods, and even after completion of the merger, any of the Antitrust Division, the FTC, or other United States or foreign governmental entities could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. UOL and FTD cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, UOL and FTD will prevail.

        Under the terms of the merger agreement, neither UOL nor any of its subsidiaries (including UNOLA Corp. and the surviving corporation) would be required to take or refrain from taking any action that would (i) limit the ownership or operation of all or any material portion of the business or assets of FTD and its subsidiaries taken as a whole or compel the disposal of or separate holding of all or any material portion of the business or assets of UOL and its subsidiaries taken as a whole, or impose any material limitation on the ability of UOL and its subsidiaries taken as a whole to conduct its business or own such assets, or (ii) impose material limitations on the ability of UOL or UNOLA Corp. to consummate the merger or the transactions contemplated by the merger agreement. UOL may refuse to complete the merger if any such limitations are required by governmental entities as a condition to approving the merger. UOL and FTD do not expect that any such limitations would be required by governmental entities as a condition to approving the merger; however, if such limitations were required following the approval by holders of a majority of the outstanding shares of FTD common stock of the Merger Proposal and the parties agreed to complete the merger, additional stockholder approval could be required.

Accounting Treatment of the Merger

        In accordance with GAAP, UOL will account for the merger using the purchase method of accounting for business combinations.

Appraisal Rights

        Holders of shares of FTD's common stock who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law, which we refer to as Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262 which is attached as Annex D to this proxy statement/prospectus. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, holders of shares of FTD common stock who do not vote in favor of the Merger Proposal and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery, which we refer to as the Court, and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available for any and all shares and include in the notice a copy of Section 262. This proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached as Annex D to this proxy statement/prospectus. Any holder of FTD common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, FTD believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Filing Written Demand.    Any holder of FTD common stock wishing to exercise appraisal rights must deliver to FTD, before the vote on the Merger Proposal at the FTD special meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of the Merger Proposal. A holder of shares of FTD common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the closing date of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective date of the merger. The holder must not vote in favor of the Merger Proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. The demand must reasonably inform FTD of the identity of the stockholder as well as the intention of the stockholder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the Merger Proposal at the FTD special meeting will constitute a waiver of appraisal rights.

        Only a holder of record of shares of FTD common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of FTD common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or other nominee, the broker, bank or other nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of FTD common stock held in the name of the record owner. FTD stockholders whose shares of FTD common stock are held in a stock brokerage account or by a bank or other nominee and who wish to exercise appraisal rights are urged to consult with their broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to Jon Burney at FTD at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

        At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the terms offered pursuant to the merger agreement by delivering to FTD, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the closing date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

        Notice by the Surviving Corporation.    Within ten days after the effective date of the merger, the surviving corporation must notify each holder of FTD common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the merger has become effective.

        Filing a Petition for Appraisal.    Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any holder of FTD common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition with the Court demanding a determination of the fair value of the shares held by all dissenting holders. The surviving corporation is under no obligation to, and has no present intention to, file a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of FTD common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of FTD common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of FTD common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of FTD common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from FTD the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a holder of shares of FTD common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares of FTD common stock have not been reached. After notice to the FTD stockholders as required by the Court, the Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the stockholders who demanded an appraisal for their shares and who hold shares of FTD common stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court may dismiss the proceedings as to the stockholder.

        Determination of Fair Value.    After the Court determines the holders of FTD common stock entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although FTD believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither UOL nor FTD anticipate offering more than the applicable merger consideration to any stockholder exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of FTD common stock is less than the applicable merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of FTD common stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, such stockholder's shares of FTD common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Restrictions on Sale of Shares of UOL Common Stock and, if issued, UOL Notes, Received in the Merger

        The shares of UOL common stock and UOL notes, if any, to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of

UOL common stock and UOL notes, if any, issued to any person who is deemed to be an "affiliate" of UOL for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be "affiliates" of UOL include individuals or entities that control, are controlled by, or are under common control with UOL and may include the executive officers, directors and significant stockholders of UOL. Former FTD stockholders who were affiliates of FTD at the time of the FTD special meeting, and who do not become affiliates of UOL after the completion of the merger, may sell their UOL common stock and UOL notes, if any, received in the merger at any time without regard to the volume and manner of sale limitations of Rule 144 under the Securities Act. Former FTD stockholders who become affiliates of UOL after completion of the merger will be subject to the volume and manner of sale limitations of Rule 144 under the Securities Act, until each such stockholder is no longer, and has not been for the period specified in Rule 144, an affiliate of UOL.

        This proxy statement/prospectus does not cover resales of shares of UOL common stock or UOL notes, if any, received by any affiliate of UOL upon completion of the merger, and no such affiliate is authorized to make any use of this proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. This summary may not contain all of the information about the merger agreement that is important to you. The original merger agreement and amendment no. 1 to the original merger agreement are attached as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus and are incorporated by reference into this proxy statement/prospectus, and we encourage you to read them carefully in their respective entireties for a more complete understanding of the merger agreement.

The Merger

        The merger agreement provides for the merger of UNOLA Corp., a newly formed, indirect wholly owned subsidiary of UOL, with and into FTD. FTD will survive the merger as an indirect wholly owned subsidiary of UOL.

Closing and Effective Time of the Merger

        The effective time of the merger, which we refer to in this proxy statement/prospectus as the "effective time," will occur on the closing date of the merger at the time that FTD files a certificate of merger with the Secretary of State of the State of Delaware (or a later time as UOL and FTD may agree and specify in the certificate of merger). The closing date of the merger will occur on the second business day following the satisfaction (or waiver if permissible under applicable laws and the terms of the merger agreement) of the conditions described under "—Conditions to Obligations to Complete the Merger" beginning on page 136 of this proxy statement/prospectus (other than those which, by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver, if permissible, of such conditions), or such other date as is mutually agreeable to UOL and FTD.

Merger Consideration

        Upon completion of the merger, each outstanding share of FTD common stock (other than shares owned by FTD, UOL, UNOLA Corp. or any subsidiary of FTD or UOL and shares held in the treasury of FTD, which shares will be cancelled and retired, and other than shares as to which an FTD stockholder has properly perfected appraisal rights, which shares will be treated as described below under "The Merger—Appraisal Rights" beginning on page 109 of this proxy statement/prospectus) will be cancelled and converted into the right to receive (subject to the provisions described below under "—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus) $10.15 in cash and 0.4087 of a share of UOL common stock upon surrender of the certificate representing such share of FTD common stock in the manner provided in the merger agreement. Upon completion of the merger, holders of outstanding options to purchase FTD common stock and restricted shares of FTD common stock will also be entitled to receive a combination of the merger consideration, as it may be adjusted under the limited circumstances described under "—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus; however, if at the effective time of the merger, the exercise price of an option is greater than the aggregate value of the merger consideration, such option will be cancelled and the holder of such option will not receive any merger consideration in exchange for such option. For more information see "—Treatment of FTD Stock Options and Restricted Stock" beginning on page 116 of this proxy statement/prospectus.

        The consideration payable to FTD stockholders in the merger will be equitably adjusted to reflect any change in the outstanding shares of capital stock of UOL or FTD between the date of the merger agreement and the effective time by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any stock dividend thereon with a record date during such period, or any issuance, exercise or exchange of any rights under UOL's rights agreement. However, the taking of such actions by UOL or FTD are limited by the covenants in the merger agreement as described below under "—Conduct of Business of FTD Pending Completion of the Merger" beginning on page 122 of this proxy statement/prospectus.

        Based on the number of shares of FTD common stock outstanding as of                        , 2008, FTD stockholders will receive a total merger consideration of approximately $             million in cash and             million shares of UOL common stock, subject to the receipt of cash in respect of fractional shares as described below and the provisions described below under "—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

        Upon completion of the merger, UOL stockholders will continue to own their existing shares of UOL common stock. However, because UOL will be issuing new shares of UOL common stock to FTD stockholders in the merger, each outstanding share of UOL common stock immediately prior to the merger will represent a smaller percentage of the total number of shares of UOL common stock outstanding after the merger. UOL stockholders before the merger will hold approximately      % of the then outstanding UOL common stock upon completion of the merger.

Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing

        UOL plans to finance a portion of the cash merger consideration with $60 million of financing from Silicon Valley Bank, which Silicon Valley Bank has, subject to certain conditions, committed to provide to UOL, as described under "Description of UOL Term Loan Facility" beginning on page 147 of this proxy statement/prospectus. If UOL enters into definitive financing agreements with respect to the Silicon Valley Bank financing, UOL is required under the merger agreement to use its reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing) of the $60 million senior secured term loan facility no later than the eighth business day prior to the scheduled date of the FTD special meeting, unless such funds are unavailable to UOL (other than due to the failure of UOL or UNOLA Corp. to comply with their respective obligations under the merger agreement).

        If the Silicon Valley Bank financing is unavailable to UOL for any reason UOL is required, pursuant to the merger agreement, to adjust the merger consideration by substituting $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration, in which case FTD stockholders will instead receive 0.4087 of a share of UOL common stock, $3.31 principal amount of UOL notes and $7.34 in cash for each share of FTD common stock. For a description of the material terms of the UOL notes, see "Description of UOL's Senior Secured Notes due 2013" beginning on page 155 of this proxy statement/prospectus. If the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL and FTD have agreed to use their reasonable best efforts to take all actions necessary to enable UOL to issue the UOL notes in substitution for the Silicon Valley Bank financing.

        If such a substitution is required to be made, FTD and UOL will announce such substitution by press release, on or before the fifth business day prior to the scheduled date of the FTD special meeting. If the Silicon Valley Bank financing is unavailable for any reason on or after the fifth business day prior to the scheduled date of the FTD special meeting, FTD and UOL have agreed in the merger agreement to postpone or adjourn the FTD special meeting until a date that permits FTD and UOL to make such announcement on or before the fifth business day prior to the scheduled date of the FTD special meeting.

        Notwithstanding anything in the merger agreement to the contrary, in the event that the Silicon Valley Bank financing is unavailable to UOL for any reason and the closing does not occur by October 27, 2008, neither UOL nor UNOLA Corp., nor any of their respective subsidiaries, officers or directors, will have any liability or obligation under the merger agreement as a result of the Silicon

Valley Bank financing being unavailable to UOL for any reason, provided that each of UOL and UNOLA Corp. has complied with its obligations described under "—Further Actions; Financing."

Treatment of FTD Stock Options and Restricted Stock

        The merger agreement provides that prior to the effective time of the merger the FTD board of directors will adopt resolutions or take such actions as required to permit any outstanding options that are not exercisable or vested to become exercisable and vested immediately prior to the effective time of the merger, and to cause all unvested restricted shares of FTD common stock to become vested immediately prior to the effective time of the merger. At the closing of the merger, each outstanding option to purchase shares of FTD common stock (except as described under "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 95 of this proxy statement/prospectus) will be cancelled in exchange for the same merger consideration payable to FTD stockholders for shares of FTD common stock, reduced ratably by the exercise price of the unexercised options in the same proportion that the value of the cash and fraction of a share of UOL common stock (and UOL notes, if UOL is required to substitute $3.31 principal amount of UOL notes for $2.81 of the per share cash merger consideration in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus) comprising the merger consideration bear to each other. The value of the shares of UOL common stock issuable as merger consideration will be determined based on the last reported sales price of UOL common stock at the end of regular trading hours on the NASDAQ Global Select Market on the closing date of the merger. As a result of this formula, if, at the effective time of the merger, the exercise price of an option is greater than the aggregate value of the merger consideration, such option will be cancelled and the holder of such option will not receive any merger consideration in exchange for such option.

        Each restricted share of FTD common stock (except as described under "The Merger—Interests of Executive Officers and Directors of FTD in the Merger" beginning on page 99 of this proxy statement/prospectus) will be automatically converted into the right to receive the merger consideration.

        The cash portion of the merger consideration payable in respect of an unexercised option to acquire FTD common stock will equal the positive difference, if any, between (i) the total cash merger consideration payable in respect of the shares of FTD common stock issuable upon exercise of the option (determined by multiplying $10.15 by the number of shares of FTD common stock issuable upon exercise of the option), less (ii) the portion of the exercise price attributable to the cash merger consideration. The portion of the exercise price attributable to the cash merger consideration will equal the total exercise price of the option to acquire FTD common stock (determined by multiplying the exercise price per share by the number of shares of FTD common stock subject to the option), multiplied by the percentage the cash payment bears to the total merger consideration to be paid in respect of a share of FTD common stock.

        The fraction of a share of UOL common stock payable in respect of an unexercised option to acquire FTD common stock will equal the positive difference, if any, between (i) the total number of shares of UOL common stock payable in respect of the FTD shares issuable upon exercise of the option, less (ii) the portion of the exercise price attributable to the stock merger consideration. The portion of the exercise price attributable to the stock merger consideration will equal the total exercise price of the option to acquire FTD common stock (determined by multiplying the exercise price per share by the number of shares of FTD common stock subject to the option), multiplied by the percentage the value of the UOL common stock to be issued in the merger bears to the total merger consideration to be paid in respect of a share of FTD common stock.

        In the event UOL issues the UOL notes, the UOL notes portion of the merger consideration payable in respect of an unexercised option to acquire FTD common stock will equal the positive difference, if any, between (i) the total UOL notes merger consideration payable in respect of the shares of FTD common stock issuable upon exercise of the option, less (ii) an amount of the exercise price attributable to the UOL notes merger consideration. The portion of the exercise price attributable to the UOL notes merger consideration will equal the total exercise price of an option to acquire FTD common stock (determined by multiplying the exercise price per share by the number of shares of FTD common stock subject to the option), multiplied by the percentage the UOL notes portion of the merger consideration bears to the total merger consideration to be paid in respect of a share of FTD common stock.

        The exact amount of the merger consideration payable in respect of an option, and the reduction applicable to the cash payment, UOL common stock and UOL notes payment components, as applicable, will depend on the market price of UOL common stock at the end of regular trading hours on the NASDAQ Global Select Market on the closing date of the merger and the exercise price of the unexercised option.

Assumption of FTD's 2005 Amended and Restated Equity Incentive Award Plan

        The merger agreement provides that, except as otherwise may be agreed to by the parties or as set forth below, at the effective time, UOL will assume FTD's 2005 Amended and Restated Equity Incentive Award Plan, which we refer to as the 2005 Plan. However, UOL may instead, upon providing written notice to FTD no later than ten days prior to UOL's good faith estimation of the effective time, elect to require FTD to amend the 2005 Plan to limit or reduce the number of shares of FTD common stock available under the 2005 Plan (but not below the number of shares of FTD common stock issuable upon the then outstanding options) or to terminate the 2005 Plan effective as of the effective time. As soon as reasonably practicable after receipt of such notice, FTD must amend or terminate (as applicable), effective as of the effective time, the 2005 Plan as requested in writing by UOL. In addition, effective as of the effective time, FTD must (i) cancel any other stock option plans and any other plans or agreements providing for the issuance or grant of any interest in respect of the capital stock of FTD or any of its subsidiaries and (ii) accelerate and cancel, in exchange for the applicable option consideration described above under "—Treatment of FTD Stock Options and Restricted Stock" beginning on page 116 of this proxy statement/prospectus, the options granted under the 2005 Plan.

        Based on the number of options available for grant under the 2005 Plan as of                        , 2008, a total of approximately             million shares of UOL common stock will be reserved for issuance by UOL under the 2005 Plan. However, the exact number of shares of UOL common stock to be reserved for issuance by UOL under the 2005 Plan may not be known until as late as ten days before the completion of the merger.

Fractional Shares and Notes

        UOL will not issue fractional shares of UOL common stock in connection with the merger. Instead, each holder of FTD common stock who would otherwise be entitled to receive a fraction of a share of UOL common stock will receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by the last reported sales price of UOL common stock at the end of regular trading hours on the NASDAQ Global Select Market on the closing date of the merger.

        In the event UOL issues the UOL notes, UOL will not issue any UOL notes in connection with the merger with a principal amount of less than $1.00. Instead, each holder of FTD common stock who would otherwise be entitled to receive a UOL note with a principal amount of less than $1.00 will receive, in lieu thereof, cash (without interest) in an amount equal to the principal amount of such UOL note.

Exchange Procedures

        Prior to the effective time, UOL will select a commercial bank or trust company reasonably satisfactory to FTD to act as the paying agent under the merger agreement. At or prior to the effective time, UOL will deposit with the paying agent an amount of cash sufficient to pay the total cash merger consideration, certificates evidencing the aggregate number of shares of UOL common stock to be issued to FTD stockholders in the merger and notes evidencing the total principal amount of UOL notes, if any, to be issued to FTD stockholders in the merger. In addition, as necessary after the effective time, UOL will deposit with the paying agent cash to be issued in lieu of fractional shares of UOL common stock, cash to be issued in lieu of UOL notes, if any, with a principal amount of less than $1.00, any dividends or other distributions on UOL common stock with a record date occurring after the effective time that are payable to FTD stockholders as a result of the merger and any interest payments or other payments with respect to the UOL notes, if any, to be issued by UOL in the merger with a record date or interest payment date occurring after the effective time. The foregoing cash and securities deposited with the paying agent are collectively referred to herein as the "exchange fund."

        Promptly after the effective time, the paying agent will mail to each record holder of FTD common stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for the merger consideration issuable to each such holder in connection with the merger. Upon proper surrender of an FTD stock certificate together with a duly executed and completed letter of transmittal covering such shares (or, if applicable, delivery of an "agent's message") and such other documents as may be reasonably required by the paying agent, in accordance with the paying agent's instructions, each such holder of an FTD stock certificate will be entitled to receive:

  •
  the cash merger consideration payable to such holder in connection with the merger;

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  a certificate representing the whole number of shares of UOL common stock issuable to such holder in connection with the merger;

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  a UOL note representing the principal amount of UOL notes, if any, (if $1.00 or more) issuable to such holder in connection with the merger;

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  cash in lieu of any fractional share of UOL common stock issuable to such holder in connection with the merger;

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  cash in lieu of any UOL notes with a principal amount of less than $1.00 issuable to such holder in connection with the merger; and

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  any dividends, distributions, interest payments or other payments, if any, to which such holder is entitled under the terms of the merger agreement.

        As of the effective time, all shares of FTD common stock (other than shares owned by FTD, UOL or UNOLA Corp. or any subsidiary of FTD or UOL and shares held in the treasury of FTD which will be cancelled for no consideration and other than shares as to which an FTD stockholder has properly perfected dissenter's rights, which shares will be treated as described below under "—Appraisal Rights" beginning on page 109 of this proxy statement/prospectus) will be cancelled and will cease to have any rights except the right to receive (without interest, other than interest accruing after the closing date of the merger on the UOL notes, if any, issued as notes merger consideration) the cash, UOL common stock and notes issuable to the holder thereof in connection with the merger, cash in lieu of any fractional share of UOL common stock or any UOL notes, if issued, with a principal amount of less than $1.00 and dividends, distributions, interest payments or other payments, if any, to which the holder of any such certificate is entitled under the merger agreement. After the effective time, FTD will not register any transfers of FTD common stock on its stock transfer books other than transfers that occurred prior to the effective time.

        Any portion of the exchange fund deposited with the paying agent that remains unclaimed by former holders of FTD common stock for one year after the effective time will be delivered to the surviving corporation. Former holders of FTD common stock who have not complied with the above-described exchange and payment procedures may thereafter only look to the surviving corporation for payment of the cash, UOL common stock and UOL notes, if any, issuable to the holder thereof in connection with the merger, cash in lieu of any fractional share of UOL common stock or any UOL notes, if issued, with a principal amount of less than $1.00 and dividends, distributions, interest payments, if any, or other payments, if any, to which the holder of any such certificate is entitled in respect of those shares of FTD common stock without any interest thereon (other than interest accruing after the closing date on the UOL notes, if any, issued as notes merger consideration). None of UOL, FTD, the surviving corporation or the paying agent will be liable to any holders of UOL common stock or FTD common stock for any merger consideration or option consideration (or any dividends or distributions or payments with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        Holders of FTD common stock should not send in their FTD stock certificates until they receive a letter of transmittal from the paying agent with instructions for the surrender of FTD stock certificates.

Distributions, Interest Payments or Other Payments with Respect to Unexchanged Shares

        Holders of FTD common stock are not entitled to receive any dividends or other distributions on UOL common stock or interest payments or other payments on the UOL notes, if any, issued in connection with the merger until the merger is completed. After the merger is completed, holders of FTD common stock will be entitled to dividends and other distributions with a record date after the effective time with respect to the number of whole shares of UOL common stock that they are entitled to receive upon exchange of their FTD common stock and interest payments and other payments with a record date after the effective time with respect to the principal amount of UOL notes issued, if any (provided such principal amount is $1.00 or more), that they are entitled to receive upon exchange of their FTD common stock. Such holders will not be entitled to receive these dividends, distributions, interest payments or other payments, however, until they surrender their FTD common stock certificates to the paying agent in accordance with the paying agent's instructions.

Lost, Stolen and Destroyed Certificates

        If an FTD stock certificate is lost, stolen or destroyed, the person claiming that such certificate is lost, stolen or destroyed must deliver an affidavit of that fact and, if required by the surviving corporation, may also have to provide an indemnity bond, prior to receiving any merger consideration.

Representations and Warranties of FTD and UOL

        The merger agreement contains customary representations and warranties made by FTD on the one hand, and each of UOL and UNOLA Corp. on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Many of the representations and warranties described below and included in the merger agreement were made by UOL and FTD to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important materiality, knowledge and other similar qualifications and limitations agreed to by UOL and FTD in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between UOL and FTD rather than establishing matters as facts. The merger agreement is described in this proxy statement/prospectus and the original merger agreement and amendment no. 1 to the original merger agreement are included as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information regarding UOL, FTD or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about UOL or FTD, and you should read the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus for information regarding UOL and FTD and their respective businesses. See "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

        The representations and warranties made by FTD to UOL and UNOLA Corp. in the merger agreement include representations and warranties relating to the following matters:

  •
  corporate existence and organization, good standing, corporate power and authority;

  •
  authority relative to, and validity and binding effect of, the merger agreement and the ancillary documents related thereto to which it is a party;

  •
  compliance with laws by FTD, its subsidiaries and their respective directors and officers;

  •
  capital structure, including the particular number of outstanding shares of FTD common stock, stock options and other equity-based interests;

  •
  ownership of, and absence of restrictions and encumbrances with respect to, the capital stock of subsidiaries;

  •
  absence of (i) any conflict with or violation of the certificate of incorporation or bylaws of FTD or its subsidiaries, (ii) any conflict with or violation of any contract, (iii) creation of encumbrances (other than certain permitted encumbrances) on any properties of FTD or its subsidiaries, (iv) any required approvals, consents or other similar action of any governmental entity (other than certain specified consents and approvals), or (v) violations of applicable law, in each case as a result of entering into and carrying out the obligations contained in the merger agreement and the ancillary documents related thereto;

  •
  SEC filings and the financial statements contained in those filings;

  •
  absence of certain changes from June 30, 2007 to April 30, 2008;

  •
  taxes and tax returns;

  •
  employee benefits;

  •
  entitlements to finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the merger agreement or the consummation of the transactions contemplated thereby;

  •
  maintenance of and compliance with licenses and permits;

  •
  environmental compliance and disclosure;

  •
  title to assets;

  •
  labor and employment matters;

  •
  intellectual property;

  •
  material contracts and the absence of breaches of material contracts;

  •
  absence of certain undisclosed liabilities;

  •
  litigation;

  •
  insurance;

  •
  real estate;

  •
  absence of certain affiliate transactions;

  •
  receipt of a fairness opinion of Goldman, Sachs;

  •
  internal accounting controls and disclosure controls and procedures;

  •
  accuracy of information supplied for this proxy statement/prospectus and other documents filed or to be filed with the SEC in connection with the transactions provided for in the merger agreement; and

  •
  United Kingdom data protection.

        The representations and warranties made by UOL and UNOLA Corp. to FTD in the merger agreement include representations and warranties relating to the following subject matters:

  •
  corporate existence and organization, good standing, corporate power and authority;

  •
  authority relative to, and validity and binding effect of, the merger agreement, the ancillary documents related thereto to which it is or will be a party, and the documents to be executed by UOL in connection with the issuance, if any, of the UOL notes in the merger;

  •
  compliance with laws by UOL, its subsidiaries and their respective directors and officers;

  •
  capital structure, including the particular number of outstanding shares of UOL common stock, stock options and other equity-based interests;

  •
  absence of (i) any conflict with or violation of the certificate of incorporation or bylaws of UOL or UNOLA Corp., (ii) any conflict with or violation of any contract, (iii) creation of encumbrances (other than certain permitted encumbrances) on any properties of UOL or its subsidiaries, (iv) any required approvals, consents or other similar action of any governmental entity (other than certain specified consents and approvals), or (v) violations of applicable law, in each case as a result of entering into and carrying out the obligations contained in the merger agreement and the ancillary documents related thereto;

  •
  SEC filings and the financial statements contained in those filings;

  •
  absence of certain changes from December 31, 2007 to April 30, 2008;

  •
  absence of certain undisclosed liabilities;

  •
  litigation;

  •
  internal accounting controls and disclosure controls and procedures;

  •
  validity of the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and the sufficiency, together with UOL's cash on hand, of the funds to be provided under the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter;

  •
  absence of UOL-owned shares of FTD common stock;

  •
  interim operations of UNOLA Corp.;

  •
  entitlements to finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations lending to the merger agreement or the consummation of the transactions contemplated thereby;

  •
  accuracy of information supplied for this proxy statement/prospectus and other documents filed or to be filed with the SEC in connection with the transactions provided for in the merger agreement;

  •
  title to all of the outstanding shares of common stock of Classmates Media Corporation and the absence of certain encumbrances thereon; and

  •
  effectiveness, as of the closing of the merger, of the pledge agreement to be executed by UOL pledging its shares of Classmates Media Corporation as security for the UOL notes, if issued.

Conduct of Business of FTD Pending Completion of the Merger

        FTD has agreed, until the effective time, except (i) for certain scheduled exceptions, (ii) as required by applicable law, (iii) as required by the merger agreement or (iv) as consented to in writing by UOL (which consent will not be unreasonably withheld or delayed), to and to cause each of its subsidiaries to:

  •
  conduct their respective businesses and operations in its usual, regular and ordinary course consistent in all material respects with past practice;

  •
  use their commercially reasonable efforts to (i) preserve intact their business organizations, (ii) maintain in effect existing material qualifications, licenses, permits, approvals and other authorizations, (iii) keep available the services of the officers and key employees of FTD and each of its subsidiaries, and (iv) preserve existing relationships with and goodwill of any governmental entity, distributors, creditors, licensors, licensees, customers and suppliers and those persons having business relationships with them; and

  •
  promptly deliver to UOL copies of any report, statement or schedule filed with the SEC subsequent to the date of the merger agreement.

        In addition, FTD has also agreed, until the effective time, except (i) for certain scheduled exceptions, (ii) as required by applicable law, (iii) as required by the merger agreement or (iv) as consented to in writing by UOL (which consent will not be unreasonably withheld or delayed), it will not and will not permit its subsidiaries to:

  •
  amend, or propose to its stockholders any amendment to, its organizational documents;

  •
  issue, sell or encumber or register for issuance or sale any of its equity securities except with respect to options outstanding on the date of the merger agreement, or accelerate any right to convert or acquire any securities of FTD or any of its subsidiaries (other than acceleration of options and restricted shares of FTD common stock, in each case as contemplated by the merger agreement);

  •
  effect any stock split, combination, reclassification or conversion or exchange of any of its capital stock or otherwise change its capitalization;

  •
  redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock or the capital stock of any of its subsidiaries (other than by repurchasing restricted stock or upon the cashless exercise of options) or invest in a person other than FTD or its wholly owned subsidiaries;

  •
  sell, lease, license or otherwise dispose of any of its assets or encumber any material assets except in the ordinary course of business consistent with past practice (excluding capital stock of FTD's subsidiaries), or create, subject to or assume any encumbrance on any of its material assets outside of the ordinary course of business consistent with past practice, in each case other than certain permitted encumbrances;

  •
  merge with or acquire any person or any equity interests or other securities of a person, any division or business of any person or all or substantially all of the assets of any person;

  •
  incur or assume any indebtedness except for (i) working capital purposes in the ordinary course of business under existing credit facilities, or (ii) capital expenditures made in accordance with previously adopted capital budgets;

  •
  make or forgive any loans, advances or capital contributions to, or investments in, any person (other than FTD or its subsidiaries) in excess of $200,000 individually or $1,000,000 in the aggregate, or redeem, repurchase or otherwise acquire any indebtedness of FTD or any of its subsidiaries (other than at stated maturity and other than the making of any required amortization payments and prepayments, in each case in accordance with the terms of the instrument governing such indebtedness);

  •
  (i) enter into any new employment, severance, consulting, salary continuation agreements or any other similar agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing employees or alter or amend in any way, except as may be required by law or pursuant to any contract or commitment, any compensation, benefits, rights or entitlements due to employees other than increases in the ordinary course of business consistent with past practice; (ii) except as required by law or any existing FTD employee benefit plans and material contracts, or in the ordinary course of business consistent with past practice, increase the amount of compensation of, or grant new incentive awards to any director, officer or employee of FTD or any of its subsidiaries other than annual restricted stock granted to directors; (iii) except as required by law, adopt certain employee benefit plans; or (iv) except as required by any existing FTD employee benefit plan or agreement thereunder, provide for the payment of any amounts as a result of the consummation of the transactions contemplated by the merger agreement;

  •
  (i) at any time within the 90-day period before the effective time, without complying fully with the Worker Adjustment and Retraining Notification Act of 1988 and any similar laws relating to plant closings and layoffs, effectuate a "plant closing" or "mass layoff," (in each case as defined in the Worker Adjustment and Retraining Notification Act of 1988) or (ii) terminate or lay off employees in such numbers as to give rise to liability under applicable laws;

  •
  make any material changes in insurance coverage or permit any material insurance policy to be cancelled or terminated other than in the ordinary course of business;

  •
  make any change in accounting methods, principles or practices except as required by changes in applicable law or GAAP;

  •
  settle or otherwise dispose of any litigation or proceeding other than those that (i) involve the payment of monetary damages not in excess of $2.0 million in the aggregate and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of FTD or its subsidiaries, and (ii) provide for a complete release of FTD and its subsidiaries of all claims and do not provide for any admission of liability by FTD or any of its subsidiaries;

  •
  (i) make any material tax election or take any position on any tax return filed on or after the date of the merger agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable law or the Internal Revenue Code of 1986, as amended, (ii) enter into any settlement or compromise of any material tax liability, (iii) file any amended tax return that would result in a material change in tax liability, taxable income or loss, (iv) change any annual tax accounting period, (v) enter into any closing agreement relating to any material tax liability, or (vi) give or request any waiver of a statute of limitation with respect to any tax return;

  •
  make any capital expenditures or enter into any new line of business involving capital expenditures, in each case, in excess of $6.0 million;

  •
  liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize FTD or any of its subsidiaries or alter the corporate structure of any of its subsidiaries (other than the merger);

  •
  enter into any contract other than in the ordinary course of business consistent with past practice that (i) would be material to FTD and its subsidiaries, taken as a whole, (ii) has a term in excess of one year and (iii) is not cancellable (without material cost, penalty or liability) within one year;

  •
  except as required by applicable law or GAAP, revalue in any material respect any assets;

  •
  permit to lapse registrations or applications for material intellectual property;

  •
  prior to October 27, 2008, declare or set aside or pay any dividend or other distribution in respect of the capital stock of FTD;

  •
  except as contemplated by the merger agreement, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire any capital stock of, or ownership interest in, FTD, or any securities convertible into or exchangeable for such capital stock or ownership interest;

  •
  except in the ordinary course of business consistent with past practice, amend, modify or terminate any material contract, or otherwise waive, release or assign any material rights, claims or benefits of FTD or any of its subsidiaries other than in connection with allowing an acquisition proposal to be made under a standstill or confidentiality agreement pursuant to the terms of the merger agreement; or

  •
  authorize or agree in writing or otherwise to take any of the foregoing actions.

Conduct of Business of UOL Pending Completion of the Merger

        Under the merger agreement, UOL has agreed, until the effective time, except (i) for certain scheduled exceptions, (ii) as required by applicable law, (iii) as required by the merger agreement or (iv) as consented to in writing by FTD (which consent will not be unreasonably withheld or delayed), to and to cause each of its subsidiaries to:

  •
  conduct their respective businesses and operations in its usual, regular and ordinary course consistent in all material respects with past practice;

  •
  use their commercially reasonable efforts to (i) preserve intact their business organizations and (ii) maintain in effect all existing material qualifications and licenses; and

  •
  promptly deliver to FTD copies of any report, statement or schedule filed with the SEC subsequent to the date of the merger agreement.

        In addition, UOL has also agreed, until the effective time, except (i) for certain scheduled exceptions, (ii) as required by applicable law, (iii) as required by the merger agreement or (iv) as consented to in writing by FTD (which consent will not be unreasonably withheld or delayed), it will not and will not permit its subsidiaries to:

  •
  amend, or propose to its stockholders any amendment to, its organizational documents;

  •
  grant, issue, sell, pledge, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in UOL or any of its subsidiaries, or any securities convertible into or exercisable or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible, exercisable or exchangeable securities; or accelerate any right to convert, exercise or exchange or acquire any securities of UOL or any of its subsidiaries for any such shares or ownership interest; except that UOL can issue common stock pursuant to the exercise of outstanding options and otherwise issue or grant securities to management or employees of UOL or any of its subsidiaries pursuant to benefit plans or as otherwise approved by the UOL board of directors or a compensation committee of UOL or any of its subsidiaries;

  •
  except in the ordinary course of business and except with respect to the issuance of securities to UOL's management and employees pursuant to benefit plans or as otherwise approved by the UOL board of directors or a compensation committee of UOL or any of its subsidiaries, amend or modify the terms of any outstanding rights, warrants or options to acquire any capital stock of, or ownership interest in, UOL, or any securities convertible into or exchangeable for such capital stock or ownership interest;

  •
  effect any stock split, combination, reclassification or conversion or exchange of any capital stock or otherwise change its capitalization;

  •
  except pursuant to repurchase programs in effect on the date of the merger agreement, redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of capital stock (other than by repurchasing restricted stock or upon the cashless exercise of options);

  •
  merge with or acquire any person or any equity interests or other securities of any person, division or business of any person or all or substantially all of the assets of any person (other than any such acquisitions where the total consideration does not exceed $50 million in the aggregate for all such acquisitions);

  •
  make any change in accounting methods, principles or practices except as required by changes in applicable law or GAAP;

  •
  liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize UOL or any of its material subsidiaries or alter the corporate structure of any of its material subsidiaries (other than the merger);

  •
  except for quarterly dividends not in excess of $0.20 per share declared and paid in the ordinary course of business consistent with past practice, declare or set aside or pay any dividend or other distribution in respect of the capital stock of UOL;

  •
  consummate the issuance of capital stock of Classmates Media Corporation in an underwritten initial public offering after the date a definitive proxy statement/prospectus is mailed to the stockholders of FTD in connection with the merger;

  •
  other than the Silicon Valley Bank financing and subject to certain other exceptions, incur or assume any indebtedness, issue any disqualified stock (as such term is defined in the "Description of UOL's Senior Secured Notes due 2013") or permit any of UOL's subsidiaries to issue any shares of preferred stock;

  •
  except for certain permitted liens, incur any lien of any kind securing indebtedness on any asset; or

  •
  authorize or agree in writing or otherwise to take any of the foregoing actions.

Efforts and Assistance; HSR Act

        Under the terms of the merger agreement (other than with respect to the matters described below under "—Further Action; Financing" beginning on page 126 of this proxy statement/prospectus, which are governed by the provisions described thereunder), each of UOL, FTD and UNOLA Corp. must use its reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement and the ancillary documents related thereto, including:

  •
  negotiating mutually acceptable forms of the documents to be executed by UOL in connection with its issuance of the UOL notes, if any, that are, in each case, consistent with the terms and provisions set forth in the "Description of UOL's Senior Secured Notes due 2013" beginning on page 155 of this proxy statement/prospectus;

  •
  obtaining all necessary approvals of governmental entities or third parties; and

  •
  refraining from taking any action which would materially impair its ability to consummate the merger and the other transactions contemplated by the merger agreement.

        In addition, each of UOL, FTD and UNOLA Corp. must cooperate with one another to determine whether any action by or in respect of, or filings with, any governmental entity are required or whether any actions, consents, approvals or waivers are required pursuant to the terms of any material contracts of FTD or its subsidiaries and must take all reasonable actions necessary to attempt to obtain any required approval of any governmental entity or third party requested by UOL or FTD in writing to the other.

        Furthermore, if required, each of FTD, UOL and UNOLA Corp. must respond as promptly as practicable to any inquiries from the Antitrust Division and the FTC for information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other governmental entity in connection with antitrust matters related to the merger or the other transactions contemplated by the merger agreement and the ancillary documents related thereto and use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with the terms of the merger agreement to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act. However, the merger agreement provides that neither UOL nor any of its subsidiaries (including UNOLA Corp. and the surviving corporation) will be required to take or refrain from taking any action that would (i) restrict, prohibit or limit the ownership or operation by UOL or UNOLA Corp. or their subsidiaries of all or any material portion of the business or assets of FTD and its subsidiaries taken as a whole or compel UOL or UNOLA Corp. or any of their respective subsidiaries to dispose of or hold separately all or any material portion of the business or assets of UOL and its subsidiaries (including the surviving corporation) taken as a whole, or impose any material limitation, restriction or prohibition on the ability of UOL and its subsidiaries (including the surviving corporation) taken as a whole to conduct its business or own such assets, or (ii) impose material limitations on the ability of UOL or UNOLA Corp. to consummate the merger or the transactions contemplated by the merger agreement.

        Additionally, pursuant to the terms of the merger agreement, each of UOL, FTD and UNOLA Corp. must provide all information required in any application or other filing with any governmental entity to be made in connection with the merger and each has the right to review in advance all the information relating to the other that appears in any filings made with or materials sent to any government entities or third parties in connection with the merger and the other transactions contemplated by the merger agreement.

Further Action; Financing

        Under the terms of the merger agreement, UOL and UNOLA Corp. must use their reasonable best efforts to close, concurrently with or (in the case of the Silicon Valley Bank financing) prior to the closing of the merger, debt financing on the terms and conditions described in the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and, if applicable, any alternative financing commitment letter, including using reasonable best efforts to:

  •
  maintain in effect the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and, if applicable, any alternative financing commitment letter and negotiate and enter into definitive agreements contemplated by the Wells Fargo financing commitment letter and, if applicable, any alternative financing commitment letter on the terms and conditions contained therein (as such terms may be altered in accordance with any "flex" provisions in the related fee letters);

  •
  negotiate and enter into definitive financing agreements on terms and conditions contained in the Silicon Valley Bank financing commitment letter;

  •
  comply on a timely basis with obligations under the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and, if applicable, any alternative financing commitment letter to assist the arrangers of the financing contemplated thereby in accordance with the terms set forth and contemplated therein;

  •
  satisfy on a timely basis all conditions and other requirements to the consummation of the Wells Fargo financing and the Silicon Valley Bank financing and, if applicable, any alternative financing applicable to UOL and UNOLA Corp. in the Wells Fargo financing commitment letter and the Silicon Valley Bank commitment letter and, if applicable, any alternative financing commitment letter, and the definitive financing agreements that are within their respective control; provided, however, that in no event will financial tests applicable to UOL or FTD, as the case may be, under the Wells Fargo financing commitment letter, and the Silicon Valley Bank financing commitment letter and, if applicable, any alternative financing commitment letter, be deemed to be within such party's control;

  •
  cause the lenders and other persons providing the Wells Fargo financing and the Silicon Valley Bank financing, and, if applicable, any alternative financing to provide such financing in accordance with the terms of the definitive financing agreements if all conditions to the definitive financing agreements have been satisfied or upon funding and consummation of the merger agreement will be satisfied; and

  •
  use the funds from the Silicon Valley Bank financing and UOL's cash on hand to fund the increase in the cash merger consideration in full substitution of the UOL notes merger consideration unless the Silicon Valley Bank financing is unavailable for any reason; provided, however, that in no event will UOL or any of its affiliates be required to make an equity contribution (including cash and/or common equity or other equity securities of UOL or any of its subsidiaries) to UNOLA Corp. or any other direct or indirect subsidiary of UOL in excess of (i) $230.0 million, excluding the funds from the Silicon Valley Bank financing, which will be used to fund a portion of the cash merger consideration (if the Silicon Valley Bank financing is available) or (ii) $203.0 million (if the Silicon Valley Bank financing is unavailable), less, in each case, related fees and expenses.

        If UOL enters into definitive financing agreements with respect to the Silicon Valley Bank financing, UOL is required under the merger agreement to use its reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing) of the $60 million senior secured term loan facility pursuant to the Silicon Valley Bank financing no later than the eighth business day prior to the scheduled date of the FTD special meeting, unless such funds are unavailable to UOL (other than due to the failure of UOL or UNOLA Corp. to comply with their respective obligations under the merger agreement).

        In addition, UOL must, upon the written request of FTD, inform the FTD board of directors on a reasonably current basis and in reasonable detail of the status of its efforts to comply with the terms of, and satisfy the conditions contemplated by, the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and, if applicable, any alternative financing commitment letter and cannot, and cannot permit UNOLA Corp. to, amend or modify the terms of the Wells Fargo financing commitment letter or the Silicon Valley Bank financing commitment letter to increase the conditionality of the Wells Fargo financing commitment letter or the Silicon Valley Bank financing commitment letter in a manner that would adversely impact the ability of UOL to consummate the transactions provided for in the merger agreement or the likelihood of the consummation of the merger without obtaining the prior written consent of FTD. UOL must give the FTD board of directors prompt written notice of any material breach by any party to the Wells Fargo financing commitment letter or the Silicon Valley Bank financing commitment letter, any termination of any of the Wells Fargo financing commitment letter or the Silicon Valley Bank financing commitment letter or any other circumstance, event or condition (other than in respect of FTD and its affiliates), in each case, that would reasonably be likely to prevent, delay or impede the consummation of the financing contemplated by the Wells Fargo financing commitment letter or the Silicon Valley Bank financing commitment letter.

        In the event that all or any portion of the financing contemplated by the Wells Fargo financing commitment letter is unavailable on the terms and conditions set forth in the Wells Fargo financing commitment letter (as such terms may be altered in accordance with any "flex" provisions in the related fee letters), UOL must notify FTD and use reasonable best efforts to arrange as promptly as practicable following the occurrence of such event and after giving FTD prior written notice, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement on terms that (as determined in the reasonable judgment of UOL and UNOLA Corp.) are no less favorable to UOL and UNOLA Corp. than the terms set forth in the Wells Fargo financing commitment letter and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement. UOL must deliver to FTD true and complete copies of all agreements pursuant to which it has received commitments for alternative financing, after which the covenants provided with respect to the Wells Fargo financing commitment letter will be applicable with respect to the alternative financing commitment letter.

        If the Silicon Valley Bank financing is unavailable for any reason, FTD and UOL have agreed to use their reasonable best efforts to announce the adjustment of the merger consideration by press release, on or before the fifth business day prior to the scheduled date of the FTD special meeting. If the Silicon Valley Bank financing is unavailable for any reason on or after the fifth business day prior to the scheduled date of the FTD special meeting, FTD and UOL have agreed in the merger agreement to postpone or adjourn the FTD special meeting until a date that permits FTD and UOL to make such announcement on or before the fifth business day prior to the scheduled date of the FTD special meeting.

        Notwithstanding anything in the merger agreement to the contrary, in the event that the Silicon Valley Bank financing is unavailable to UOL for any reason and the closing does not occur by October 27, 2008, neither UOL nor UNOLA Corp., nor any of their respective subsidiaries, officers or directors, will have any liability or obligation under the merger agreement as a result of the Silicon Valley Bank financing being unavailable for any reason, provided that each of UOL and UNOLA Corp. has complied with its obligations described above in this section.

        FTD must, and must cause its subsidiaries to, use commercially reasonable best efforts to cooperate in connection with the arrangement of the Wells Fargo financing and the Silicon Valley Bank financing (and if applicable, any alternative financing) as may be reasonably requested by UOL (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of FTD or any of its subsidiaries), including by:

  •
  participating in meetings, presentations and other sessions;

  •
  assisting with preparing materials in connection with the Wells Fargo financing (and, if applicable, any alternative financing) and the Silicon Valley Bank financing;

  •
  furnishing UOL and its financing sources with historical financial information, business and financial projections and similar information regarding FTD and its subsidiaries to use in connection with the Wells Fargo financing and the Silicon Valley Bank financing and any alternative financing, including such information, as requested to determine whether any financial tests or conditions therein are satisfied;

  •
  using commercially reasonable efforts to obtain customary accountants' comfort letters, legal opinions, surveys and various other closing documents reasonably requested by UOL or the lenders under the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter (and, if applicable, the alternative financing commitment letter);

  •
  executing and delivering certain definitive financing documents as may be reasonably requested by UOL and taking all necessary corporate actions in connection therewith;

  •
  taking all other customary actions reasonably requested by UOL in connection with the Wells Fargo financing and the Silicon Valley Bank financing and any alternative financing; and

  •
  facilitating the pledge of collateral and the perfection of the security interests therein.

        Notwithstanding the foregoing, pursuant to the terms of the merger agreement, (i) neither FTD nor any of its subsidiaries will be required to pay any commitment or other similar fee in connection with the Wells Fargo financing contemplated by the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter or any alternative financing prior to the closing date of the merger, and (ii) none of FTD or any of its subsidiaries will be required to indemnify any person in connection with the financing contemplated by the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter or any alternative financing prior to the closing date of the merger.

        UOL must, promptly upon request by FTD, reimburse FTD for all reasonable out-of-pocket costs, fees and expenses incurred by FTD or any of its subsidiaries in connection with such cooperation. UOL and UNOLA Corp. must, on a joint and several basis, indemnify and hold harmless FTD and each of its subsidiaries and FTD's representatives from all liabilities suffered or incurred by them in connection with the arrangement of the financing contemplated by the Wells Fargo financing commitment letter and the Silicon Valley Bank financing commitment letter and any alternative financing and any information utilized in connection therewith.

Director and Officer Indemnification and Insurance

        Under the terms of the merger agreement, FTD must purchase from an insurer reasonably acceptable to UOL a six-year pre-paid noncancellable directors' and officers' insurance policy covering the current and all former directors or officers of FTD and its subsidiaries, and their heirs and representatives, with respect to acts or failures to act prior to the effective time, in a single aggregate amount over the six-year period immediately following the closing date of the merger equal to the policy limits for the current directors' and officers' insurance policies as in effect on the date of the merger agreement; provided that FTD is only required to obtain such coverage as can be obtained at a cost of no more than 300% of the annual premium paid for such insurance in fiscal 2007.

        For a period of six years after the effective time, the surviving corporation must (i) honor all obligations of FTD to indemnify and hold harmless (to the extent not paid by insurance) the present and former officers and directors of FTD in respect of acts or omissions occurring prior to the effective time to the extent, subject to applicable law, provided under Delaware corporate law and the certificate of incorporation and bylaws of FTD, in each case, as in effect on the date of the merger agreement, and (ii) periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law.

        For a period of six years after the effective time, UOL must (i) indemnify and hold harmless (to the extent not paid by insurance or by the surviving corporation as described above), to the fullest extent permitted under applicable law, each person who is, had been prior to the date of the merger agreement or becomes prior to the effective time, an officer or director of FTD or any subsidiary of FTD, and their heirs and representatives, against all losses from litigation arising prior to or after the effective time as a result of or pertaining to acts or omissions, or alleged acts or omissions, by them to the extent attributable to their capacities as such, which acts or omissions occurred prior to the effective time except for losses arising from their gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to FTD, and (ii) periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted by law (and to the extent not advanced by the surviving corporation as described above).

        If after the effective time, the surviving corporation (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or (ii) transfers all or substantially all of its properties or assets to any person, then proper provisions will be made so that successors and assigns of UOL or the surviving corporation, as the case may be, will assume all of the obligations described above related to director and officer indemnification and insurance.

        Under the merger agreement, if any of the obligations to indemnify described above arise, the surviving corporation will control the defense of such action and select counsel reasonably acceptable to the indemnified party. The indemnified party will be allowed to participate in the defense at its own expense.

Employee Benefits

        The merger agreement provides that, after the effective time, UOL will, and will cause the surviving corporation and its subsidiaries to, honor all obligations and provide all other benefits under FTD's employee benefit plans and compensation, employment and severance arrangements and agreements in accordance with their terms as in effect immediately prior to the effective time. During the one-year period following the effective time, UOL has agreed to provide, or cause the surviving corporation to provide, to each continuing employee of FTD and its subsidiaries, compensation and employee benefits that, with respect to each such employee, are substantially comparable in the aggregate to those provided under FTD's employee benefit plans immediately prior to the effective time.

        In addition, the merger agreement provides that UOL will, or will cause its subsidiaries (including the surviving corporation) to, give each continuing employee of FTD and its subsidiaries full credit, without duplication, for their service to the same extent that such service was counted under similar FTD employee benefit plans for purposes of eligibility, vesting, or eligibility for retirement and determination of the level of benefits, but not for purposes of benefit accruals, under any benefit plans made generally available to employees or officers of UOL, the surviving corporation or their subsidiaries. Furthermore, UOL will, or will cause its subsidiaries (including the surviving corporation) to, (i) waive any preexisting condition limitations otherwise applicable to each continuing employee of FTD and its subsidiaries and their eligible dependents under UOL health benefits plans other than any limitations that were in effect as of the effective time under analogous FTD employee benefit plans, (ii) honor deductible, co-payment and out-of-pocket maximums incurred by each continuing employee of FTD and its subsidiaries and their eligible dependents under the health plans in which they participated immediately prior to the effective time in satisfying the same under UOL health plans, and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a continuing employee of FTD or its subsidiaries and his or her eligible dependents on or after the effective time to the extent that such person had satisfied a similar limitation or requirement under an analogous FTD employee benefit plan prior to the effective time.

Access to Information; Confidentiality

        Under the terms of the merger agreement, during the period prior to the effective time, FTD and its subsidiaries must, and must instruct their respective representatives to, provide UOL and its representatives reasonable access during normal business hours, upon prior notice, to their respective offices, properties, books, contracts, commitments, personnel, records and other documents as UOL may reasonably request, including furnishing promptly to UOL (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) reasonably available financial and operating data or information that UOL may reasonably request. FTD must also instruct its representatives to cooperate with reasonable requests of UOL in its investigation. In addition, FTD must provide unaudited consolidated balance sheets and related statements of income, stockholder's equity and cash flows of FTD and its subsidiaries for each calendar month following the date of the merger agreement, up to and including the month ended at least 30 days prior to the effective time and after the most recently completed fiscal quarter of FTD for which unaudited financial statements have been prepared.

        Except as required by applicable law, the parties must hold, and must cause their respective representatives to hold, any non-public information in confidence to the extent required by the confidentiality agreement, dated October 30, 2007, between UOL and FTD.

        UOL must give prompt notice to FTD of any facts, events or notice received by UOL that may be reasonably expected to cause, individually or in the aggregate, the Wells Fargo financing to be unavailable by October 27, 2008. Upon discovery, FTD must give prompt notice to UOL, and UOL must give prompt notice to FTD, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, any representation or warranty of such party contained in the merger agreement to be untrue or inaccurate in any material respect or any condition to the obligations of such party to effect the transactions contemplated by the merger agreement not to be satisfied by October 27, 2008, (ii) any failure of FTD or UOL to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, the failure by such party to materially comply with or satisfy, any covenant or agreement to be complied with or satisfied by it under the merger agreement or any condition to the obligations of such party to effect the transactions contemplated by the merger agreement not to be satisfied by October 27, 2008, (iii) any notice or other communication from any governmental entity or other third party alleging that the consent of such governmental entity or third party is or may be required in connection with the transactions contemplated by the merger agreement or the ancillary documents related thereto, (iv) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, or affecting such party or any of its subsidiaries or any of their respective properties or assets or business which, if pending on the date of the merger agreement, would have been required to have been disclosed or which relate to the consummation of the transactions contemplated thereby or by the ancillary documents related thereto, and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a material adverse effect with respect to UOL or FTD (as described below under "—Definition of Material Adverse Effect" beginning on page 138 of this proxy statement/prospectus).

No Solicitation by FTD

        Under the terms of the merger agreement, subject to certain exceptions described below, FTD has agreed that it will not, and that it will cause its subsidiaries and its and their representatives not to:

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  solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an acquisition proposal (as defined below);

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  enter into, participate in, continue or engage in discussions or negotiations with any person regarding an acquisition proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal; or

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  approve or recommend, or publicly propose to approve or recommend, or enter into any agreement or agreement in principle regarding an acquisition proposal or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal.

        Under the merger agreement, an "acquisition proposal" is any inquiry, offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of UOL or its affiliates) for, or any indication of interest in:

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  a transaction (or series of transactions) pursuant to which any person or group of persons acquires or would acquire, directly or indirectly, beneficial ownership of more than 15% of the outstanding voting power or shares of capital stock of FTD or any of its subsidiaries, whether from FTD or pursuant to a tender offer, exchange offer or otherwise;

  •
  any transaction (or series of transactions) which would result in any person (or group of persons) other than UOL, UNOLA Corp. or any of their affiliates acquiring 15% or more of the fair market value of the assets (including, without limitation, the capital stock of any subsidiary of FTD), net income, net revenues or cash flow of FTD and its subsidiaries, taken as a whole, immediately prior to such transaction (whether by a merger, consolidation, business combination, reorganization, share exchange, sale or purchase of assets, recapitalization, liquidation, dissolution, purchase of securities, acquisition of stock of a subsidiary of FTD or otherwise); or

  •
  any combination of the foregoing.

        Notwithstanding the foregoing, at any time prior to the adoption of the merger agreement by the stockholders of FTD, in response to a bona fide written acquisition proposal that was not initiated or solicited by FTD or its subsidiaries or any of its or their representatives after the date of the merger agreement, and which the FTD board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below), FTD may furnish information and/or draft agreements with respect to FTD and its subsidiaries to the person making such acquisition proposal (and its representatives) pursuant to a customary confidentiality agreement no less restrictive in any material respect than the confidentiality agreement, dated October 30, 2007, between UOL and FTD (except that such confidentiality agreement does not need to include any provision limiting the ability of the other party thereto to make an acquisition proposal to FTD or the FTD board of directors) and which agreement does not prohibit FTD from complying with its obligations below to provide notices and other information to UOL. In such event, FTD must promptly, in no event later than 24 hours after providing such information to such other party, provide to UOL any information concerning FTD and its subsidiaries which was not previously provided to UOL.

        In addition, FTD may (i) permit an acquisition proposal to be made under a standstill or confidentiality agreement, and (ii) waive any provision thereof in connection with an acquisition proposal or to permit an acquisition proposal to be made, in each case if the FTD board of directors determines in good faith, after consultation with its outside counsel, that such action is necessary for the FTD board of directors to comply with its fiduciary duties imposed by Delaware law.

        Under the merger agreement, a "superior proposal" is any bona fide written acquisition proposal (with all of the percentages included in the definition of acquisition proposal increased to 50.01% for purposes of this definition) not solicited or initiated in violation of the merger agreement, that is on terms that the FTD board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, is more favorable to the holders of FTD common stock, from a financial point of view, than the transactions contemplated by the merger agreement, taking into account all relevant aspects of such offer (in comparison with the terms of the merger agreement and any revised offer by UOL), including:

  •
  financial considerations (including additional transaction costs and the effect of the payment of the termination fee, expenses or amounts payable under the merger agreement);

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  the person or group of persons making such offer; and

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  the likelihood that the proposed transaction would be consummated substantially in accordance with its terms (taking into account all financing, regulatory, legal and other aspects of the proposal).

        FTD must promptly advise UOL, telephonically and in writing, of FTD's receipt of any acquisition proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal, in each case, within 24 hours of receipt thereof. FTD must promptly provide UOL in writing and in reasonable detail (within such 24 hour time frame) with a summary of the terms and conditions of any such acquisition proposal or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal. FTD must promptly inform UOL of any material changes in the meaningful terms or conditions of any such acquisition proposal or any proposal, inquiry, offer or request that is reasonably likely to lead to an acquisition proposal, and the current status of any related discussions or negotiations. Under the merger agreement, FTD and its subsidiaries must not enter into any confidentiality agreement that prohibits FTD from providing such information to UOL. Promptly upon determination by the FTD board of directors that an acquisition proposal constitutes a superior proposal, FTD must deliver to UOL a written notice advising it that the FTD board of directors has so determined, specifying in reasonable detail the terms and conditions of the superior proposal.

Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting

        Under the terms of the merger agreement, FTD has agreed to call and hold a meeting of its stockholders as promptly as practicable for the purpose of obtaining approval of the adoption of the merger agreement by the FTD stockholders; provided, however, in no event will FTD mail or make available the proxy statement/prospectus to its stockholders prior to August 13, 2008, without the prior written consent of UOL. FTD has also agreed in the merger agreement to, unless it withdraws its recommendation described below under "—Superior Proposal," include in this proxy statement/prospectus the recommendation of the FTD Board of Directors that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and use its reasonable best efforts to solicit from its stockholders proxies in favor of the Merger Proposal.

        Under the terms of the merger agreement, the FTD board of directors has agreed that it will not, and will not permit any committee thereof to, (i) withdraw or modify, or publicly propose to withdraw or modify, its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, (ii) approve or recommend or publicly propose to approve or recommend any acquisition proposal, or (iii) enter into any letter of intent, agreement, or understanding or agreement in principle regarding or to implement an acquisition proposal other than a confidentiality agreement that FTD is permitted to enter into pursuant to the terms of the merger agreement.

  Superior Proposal

        Notwithstanding the obligations described above, at any time prior to the adoption of the merger agreement by the holders of a majority of the outstanding shares of FTD common stock, the FTD board of directors is permitted to (i) withdraw or modify (or publicly propose to withdraw or modify) its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement in connection with, or approve or recommend or publicly propose to approve or recommend, a superior proposal (that at the time such action is taken has not been withdrawn), or (ii) terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal if, but only if, the FTD board of directors and FTD has prior thereto complied, in the case of the foregoing clause (i), with the following first, second and third clauses, and, in the case of the foregoing clause (ii), the following four clauses:

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  the FTD board of directors has determined in good faith, after consultation with its outside legal counsel, that such action is necessary for it to comply with its fiduciary duties imposed by Delaware law;

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  FTD has given UOL and UNOLA Corp. four business days prior written notice of its intention to take such action, which notice must attach the most recent draft of any agreement with respect to, and specify the terms and conditions of, the superior proposal (including the identity of the person or group of persons making the superior proposal) and any material modifications to any of the foregoing, and during the four-day notice period, FTD has negotiated, and has directed its financial advisors and outside counsel to negotiate, with UOL in good faith (to the extent UOL desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute (in the judgment of the FTD board of directors, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel) a superior proposal, and if during the four-day notice period any revisions are made to the superior proposal and the FTD board of directors in its good faith judgment determines, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, that such revisions are material (it being understood that any change in the purchase price or form of consideration in such superior proposal will be deemed a material revision), FTD has delivered a new written notice to UOL and has complied with the notice requirements with respect to such new written notice with a new notice period of three business days (rather than four);

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  FTD has complied in all material respects with its obligations described in this section of this proxy statement/prospectus and those described above under "—No Solicitation by FTD" beginning on page 132 of this proxy statement/prospectus; and

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  simultaneously with entering into any such acquisition agreement, FTD pays UOL the termination fee described below under "—Fees and Expenses—Termination Fee" beginning on page 141 of this proxy statement/prospectus.

  Intervening Event

        At any time prior to the adoption of the merger agreement by the holders of a majority of the outstanding shares of FTD common stock, the FTD board of directors is permitted to change its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement in response to intervening events with respect to or otherwise affecting UOL or any of its subsidiaries or its or their business, properties, assets, liabilities, results of operation or condition (financial or otherwise) occurring or arising after the date of the merger agreement that:

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  are materially adverse to UOL and its subsidiaries taken as a whole;

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  were not known to the FTD board of directors prior to the execution of the merger agreement;

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  did not arise out of any action taken or omitted to be taken by UOL or any of its subsidiaries at the written request or with the written consent of FTD given after the date of the merger agreement;

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  the FTD board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of such intervening events, such action is necessary for the FTD board of directors to comply with its fiduciary duties imposed by Delaware law; and

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  are not due to the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof.

        The FTD board of directors expressly states in the merger agreement that it has considered and understands that the announcement of both the merger agreement and the transactions contemplated thereby (and limited to the announcement of both the merger agreement and the transactions contemplated thereby) could affect the value of the stock merger consideration.

        The FTD board of directors is not entitled to exercise its right to change its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement in connection with an intervening event unless FTD (i) has given UOL and UNOLA Corp. at least four business days' prior written notice advising UOL and UNOLA Corp. that the FTD board of directors intends to take such action and specifying the facts underlying the determination by the FTD board of directors that an intervening event has occurred, and the reasons for such change in its recommendation, in reasonable detail, and (ii) during such four business day period, if requested by UOL, has engaged in good faith negotiations with UOL to amend the merger agreement in such manner that obviates the need for such change in recommendation as a result of the intervening event.

Treatment of FTDI's 7.75% Senior Subordinated Notes

        Under the terms of the merger agreement, UOL and UNOLA Corp. have agreed, substantially concurrently with the closing of the merger, to:

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  cause the defeasance of FTDI's 7.75% senior subordinated notes pursuant to the defeasance provisions of the indenture governing such notes; or

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  in UOL's discretion, fund the purchase of all of FTDI's 7.75% senior subordinated notes that are validly tendered and not withdrawn pursuant to an offer to purchase by FTDI, and a related consent solicitation by FTDI, and, to the extent any such notes are not validly tendered or are withdrawn in connection with such debt tender offer, cause the defeasance of such notes.

        Following the mailing of this proxy statement/prospectus, FTDI intends to commence an offer to purchase for cash, and a related consent solicitation, for all of its outstanding 7.75% senior subordinated notes due 2014. Commencement of, and any material changes to, the tender offer will be announced by press release and a Form 8-K, which will be incorporated by reference into this proxy statement/prospectus. We encourage you to carefully read any such press releases and related Forms 8-K in their respective entireties. FTDI currently anticipates that any defeasance of its 7.75% senior subordinated notes will be a covenant defeasance.

        The closing of the debt tender offer will be conditioned on the occurrence of the closing of the merger, and the parties must use reasonable best efforts to cause the debt tender offer and defeasance (as applicable) to close on the closing date of the merger.

        FTDI has agreed to, and to cause its subsidiaries and their respective representatives to, provide all cooperation reasonably requested by UOL and take all actions reasonably requested by UOL that are necessary, appropriate or desirable to facilitate (and, to the extent reasonably requested by UOL, not take or fail to take any actions that would impair, prevent or are contrary to) the defeasance of

FTDI's 7.75% senior subordinated notes or the commencement and consummation of the debt tender offer.

        UOL is responsible for depositing, or causing to be deposited, with the trustee under FTDI's indenture for its 7.75% senior subordinated notes, sufficient funds to effect the defeasance and for providing, or causing to be provided, immediately available funds for the full payment at the closing of the merger of all of FTDI's 7.75% senior subordinated notes properly tendered and not withdrawn pursuant to the terms of any debt tender offer.

Conditions to Obligations to Complete the Merger

        Under the terms of the merger agreement, the respective obligations of UOL and UNOLA Corp., on the one hand, and FTD, on the other, to consummate the merger are subject to the satisfaction or waiver of the following conditions:

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  the adoption of the merger agreement by a majority of the outstanding shares of FTD common stock;

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  expiration, termination or receipt (as applicable) of any applicable waiting period or required approval under the HSR Act, or any other similar applicable laws that are required prior to the completion of the merger (the FTC granted early termination of the applicable waiting periods under the HSR Act in connection with the merger on June 6, 2008);

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  no governmental entity of competent authority or jurisdiction having issued any laws or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger or the issuance of UOL common stock or, if the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL notes in the merger, provided that the parties to the merger agreement must use their respective reasonable best efforts to have any such law or other legal restraint vacated and the right to assert this condition is not be available to any party whose breach of any provision of the merger agreement results in the imposition of any such action, or the failure of such action to be resolved or lifted, as applicable;

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  (i) the Registration Statement of which this proxy statement/prospectus is a part having been declared effective by the SEC under the Securities Act, and no stop order or proceedings for a stop order suspending the effectiveness of such Registration Statement having been issued or initiated or threatened in writing by the SEC and not concluded or withdrawn, and (ii) the indenture governing the UOL notes, if any, to be issued by UOL in the merger having been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder; and

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  approval of the shares of UOL common stock to be issued in the merger for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

        The obligations of FTD to consummate the merger also are subject to the satisfaction or waiver of the following further conditions:

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  performance by UOL and UNOLA Corp. in all material respects of all obligations required to be performed by them at or prior to the effective time;

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  the representations and warranties of UOL and UNOLA Corp. in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger as if made at and as of such dates (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date), disregarding any exception in such representations and warranties relating to materiality or a UOL material adverse effect (as described below under "—Definition of Material Adverse Effect" beginning on page 138 of this proxy statement/prospectus), except for such failures to be true and correct which do not result in a material adverse effect on UOL;

    provided that, if the Silicon Valley Bank financing is unavailable to UOL for any reason, the representations and warranties with respect to the documents to be executed by UOL in connection with such issuance of the UOL notes in the merger must be true and correct in all material respects as of the date of the merger agreement and the closing date of the merger as if made at and as of such dates; and

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  absence of any changes, circumstances, developments, occurrences, events, facts or effects since the date of the merger agreement, except for certain scheduled exceptions, which constitute or have resulted in a material adverse effect on UOL (as described below under "—Definition of Material Adverse Effect" beginning on page 138 of this proxy statement/prospectus).

        The respective obligations of UOL and UNOLA Corp. to consummate the merger also are subject to the satisfaction or waiver of the following further conditions:

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  performance by FTD in all material respects of all obligations required to be performed by it at or prior to the effective time;

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  the representations and warranties of FTD in the merger agreement must be true and correct as of the date of the merger agreement and the closing date of the merger as if made at and as of such dates (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or an FTD material adverse effect (as described below under "—Definition of Material Adverse Effect" beginning on page 138 of this proxy statement/prospectus), except for such failures to be true and correct which do not result in a material adverse effect on FTD;

  •
  absence of any changes, circumstances, developments, occurrences, events, facts or effects since the date of the merger agreement, except for certain scheduled exceptions, which constitute or have resulted in a material adverse effect on FTD (as described below under "—Definition of Material Adverse Effect" beginning on page 138 of this proxy statement/prospectus);

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  receipt by UOL of the proceeds of the Wells Fargo financing, and, if applicable, the alternative financing (or UOL would have received such proceeds assuming the issuance by UOL of the UOL notes or receipt by UOL of the proceeds from the Silicon Valley Bank financing, if applicable);

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  receipt by UOL of the proceeds of the Silicon Valley Bank financing (and such proceeds of the Silicon Valley Bank financing are available to be used to pay the cash merger consideration at the closing), unless the Silicon Valley Bank financing is unavailable to UOL for any reason (in which case UOL is required to comply with its obligations under the merger agreement with respect to using reasonable best efforts to issue the UOL notes in substitution for such financing);

  •
  receipt by UOL of a certificate signed by the chief executive officer and the chief financial officer of FTD demonstrating in reasonable detail that FTD's closing net debt does not exceed $286.0 million. Under the merger agreement, FTD's "closing net debt" is the difference between (i) the sum of (a) the aggregate balance sheet amount of all "indebtedness" (as defined in FTD's First Amended and Restated Credit Agreement, dated as of August 7, 2006, with Wells Fargo Bank, National Association, as administrative agent) of FTD and its subsidiaries determined on a consolidated basis in accordance with GAAP as of the close of business on the day immediately preceding the closing date of the merger, (b) accrued but unpaid interest in respect of such indebtedness as of the close of business on the day immediately preceding the closing date of the merger, and (c) the "letter of credit usage" (as defined in FTD's credit agreement referred to above) as of the close of business on the day immediately preceding the closing date of the merger (excluding letters of credit used solely to purchase inventory in the ordinary course of business consistent with past practices), and (ii) the aggregate amount of cash of FTD that is available to repay the amounts referenced in clause (i) above as of the close of business on the day immediately preceding the closing date of the merger; and

  •
  the exercise of appraisal rights by holders of no more than 10% of FTD's common stock.

Definition of Material Adverse Effect

        Under the terms of the merger agreement, a material adverse effect on either FTD or UOL means any change, circumstance, development, occurrence, event, fact or effect that, when considered either individually or together with all such changes, circumstances, developments, occurrences, events, facts or effects is or is reasonably likely to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations or condition (financial or otherwise) of FTD and its subsidiaries, taken as a whole, or UOL and its subsidiaries, taken as a whole, as the case may be, or (ii) the ability of FTD or UOL, as the case may be, to consummate the transactions contemplated by the merger agreement. However, under the terms of the merger agreement, no change, circumstance, development, occurrence, event, fact or effect resulting or arising from or relating to any of the following matters can be considered when determining whether a material adverse effect has occurred or would reasonably be expected to occur with respect to FTD or UOL, as the case may be:

  •
  any conditions, developments or changes affecting the industries in which FTD or UOL, as the case may be, and their respective subsidiaries operate;

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  any conditions affecting the United States general economy or the general economy in any geographic area in which FTD or UOL, as the case may be, and their respective subsidiaries operate or developments or changes therein;

  •
  political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein;

  •
  any conditions resulting from natural disasters;

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  compliance by FTD and its subsidiaries or UOL and its subsidiaries, as the case may be, with the covenants contained in the merger agreement, provided that this exception does not apply to changes, circumstances, developments, occurrences, events, facts or effects resulting from compliance by UOL or FTD, as the case may be, with its affirmative covenants in the merger agreement;

  •
  the failure of the financial or operating performance of FTD or UOL, as the case may be, or their respective subsidiaries to meet internal projections or budgets for any period in and of itself (it being understood that any fact or development giving rise to or contributing to such failure may be the cause of a material adverse effect if not otherwise excluded pursuant to the definition thereof);

  •
  any action taken or omitted to be taken by or at the written request or with the written consent of the other party;

  •
  any announcement of the merger agreement or the transactions contemplated thereby, in each case, solely to the extent due to such announcement;

  •
  changes in any laws or accounting principles; or

  •
  any changes, circumstances, developments, occurrences, events, facts or effects arising out of or resulting from any legal claims or other proceedings made by any of FTD's stockholders (on their own behalf or on behalf of FTD) arising out of or related to the merger agreement or the merger.

Notwithstanding the forgoing, under the terms of the merger agreement, changes, circumstances, developments, occurrences, events, facts or effects set forth in the first, second, third, fourth and ninth clauses above may be taken into account in determining whether there has been or is a material adverse effect if and only to the extent such changes, circumstances, developments, occurrences, events, facts or effects have a disproportionate impact on (i) in the case of FTD, FTD and its subsidiaries, taken as a whole, relative to the other participants in the floral industry in North America and the United Kingdom (after taking into account the size of FTD and its subsidiaries relative to such other participants), or (ii) in the case of UOL, UOL and its subsidiaries, taken as a whole, relative to the other participants in the businesses in which UOL operates (after taking into account the size of UOL and its subsidiaries relative to such other participants).

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after adoption of the merger agreement by a majority of the outstanding shares of FTD common stock:

  •
  by mutual written agreement of UOL and FTD, in each case duly authorized by their respective boards of directors;

  •
  by either UOL or FTD, if:

  •
  the merger does not occur on or prior to October 27, 2008, provided that neither UOL nor FTD may terminate the merger agreement on this basis if such party's breach of any provision of the merger agreement has resulted in the failure of the merger to occur on or before such date;

  •
  there is any law that makes consummation of the merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any governmental entity having competent jurisdiction enjoining FTD or UNOLA Corp. from consummating the merger is entered and such ruling, judgment, injunction, order or decree has become final and nonappealable and, prior to termination, the parties have used reasonable best efforts to resist, resolve or lift, as applicable, any such law, ruling, judgment, injunction, order or decree, provided that neither UOL nor FTD may terminate the merger agreement on this basis if such party's breach of any provision of the merger agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable; or

  •
  if the adoption of the merger agreement by a majority of the outstanding shares of FTD common stock is not obtained at a meeting of the holders of FTD's common stock or any adjournment or postponement thereof at which the merger agreement has been voted upon;

  •
  by FTD, if UOL or UNOLA Corp. has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform would cause any of FTD's closing conditions to not be satisfied, and such condition is either incapable of being satisfied on or prior to October 27, 2008 or such breach or failure to perform is not cured within 30 days after notice from FTD (provided that FTD is not also in material breach of the merger agreement);

  •
  by UOL, if FTD has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform would cause any of UOL's or UNOLA Corp.'s closing conditions to not be satisfied, and such condition is either incapable of being satisfied on or prior to October 27, 2008 or such breach or failure to perform is not cured within 30 days after notice from UOL (provided that UOL or UNOLA Corp. is not also in material breach of the merger agreement);

  •
  by UOL, if:

  •
  there has occurred a change in the recommendation of the FTD board of directors that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or the FTD board of directors fails to include such recommendation in this proxy statement/prospectus) due to an intervening event or a superior proposal; or

  •
  the FTD board of directors approves or recommends that FTD's stockholders tender their shares of FTD common stock in any tender or exchange offer that is an acquisition proposal (other than by UOL, UNOLA Corp. or their affiliates); and

  •
  by FTD, if, prior to the adoption of the merger agreement by a majority of the outstanding shares of FTD common stock:

  •
  FTD receives a superior proposal in accordance with the terms of the merger agreement;

  •
  the FTD board of directors determines in good faith, after consultation with its outside legal counsel, that such action is necessary in order to comply with its fiduciary duties imposed by Delaware law;

  •
  FTD has given UOL and UNOLA Corp. four business days' prior written notice of its intention to take such action, has negotiated in good faith with UOL during that period to make such adjustments to the terms and conditions of the merger agreement so that the acquisition proposal ceases to constitute (in the judgment of the FTD board of directors after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel) a superior proposal and has otherwise complied in all material respects with its other obligations described above under "—No Solicitation by FTD" beginning on page 132 of this proxy statement/prospectus and "—Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting" beginning on page 133 of this proxy statement/prospectus; and

  •
  simultaneously with such termination, FTD has paid to UOL the termination fee discussed below under "—Fees and Expenses—Termination Fee" beginning on page 141 of this proxy statement/prospectus.

Effect of Termination

        If the merger agreement is terminated as described above under "—Termination of the Merger Agreement" beginning on page 139 of this proxy statement/prospectus, the merger agreement will be void, and there will be no liability or obligation on the part of UOL or FTD or their respective subsidiaries, officers or directors, except:

  •
  each party will remain liable for its willful and material breach of the merger agreement or any ancillary document related thereto; and

  •
  designated provisions of the merger agreement, including the confidential treatment of information and the allocation of fees and expenses, including, if applicable, the termination fees and reimbursement of certain expenses described below, will survive termination.

Fees and Expenses

        Generally, the merger agreement provides that whether or not the merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring such expenses except that UOL and FTD will equally share all fees and expenses, other than attorneys', accountants', financial advisors' and consultants' fees and expenses (which shall be paid by the party incurring the same), incurred for filing, mailing and printing this proxy statement/prospectus. However, if the merger agreement is terminated in certain circumstances described below, FTD will be required to pay certain termination fees or reimburse certain expenses to UOL.

  Reimbursement of UOL Expenses

        Under the terms of the merger agreement, FTD must pay to UOL an amount equal to the reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by UOL and its affiliates on or prior to the termination of the merger agreement in an amount up to $3.75 million within one business day after such termination if:

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to an intervening event; or

  •
  UOL or FTD terminates the merger agreement because holders of a majority of the outstanding shares of FTD common stock do not adopt the merger agreement at a meeting of the holders of FTD's common stock or any adjournment or postponement thereof at which the merger agreement has been voted upon and prior to such termination an acquisition proposal was received by FTD and publicly announced and not withdrawn or abandoned (which, for purposes of this provision, refers to "acquisition proposal" as defined in the merger agreement, except that each reference to 15% in the definition of "acquisition proposal" is replaced by 50%).

        If FTD pays UOL's expenses as described above, such payment will be the sole and exclusive remedy of UOL and UNOLA Corp. under the merger agreement, unless FTD is obligated to pay the termination fee in the circumstances described below (provided that any UOL expenses so paid by FTD shall be set-off against the termination fee). In no event will FTD be obligated to pay UOL's expenses on more than one occasion.

  Termination Fee

        The merger agreement provides that FTD must pay UOL a termination fee of $11.75 million if:

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to a superior proposal, or the FTD board of directors approves or recommends that FTD's stockholders tender their shares of FTD common stock in any tender or exchange offer that is an acquisition proposal (other than by UOL, UNOLA Corp. or their affiliates);

  •
  FTD terminates the merger agreement because, prior to the adoption of the merger agreement by a majority of the outstanding shares of FTD common stock, it received a superior proposal, the FTD board of directors determines in good faith after consultation with its outside legal counsel, that it is necessary to terminate the merger agreement in order to comply with its fiduciary duties imposed by Delaware law and it has complied with its obligations described above under "—No Solicitation by FTD" beginning on page 132 of this proxy statement/prospectus and "—Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting" beginning on page 133 of this proxy statement/prospectus;

  •
  UOL terminates the merger agreement because the FTD board of directors changes its recommendation that the stockholders of FTD adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement (or fails to include such recommendation in this proxy statement/prospectus) due to an intervening event and prior to such termination an acquisition proposal has been received by FTD and publicly announced and not withdrawn or abandoned and within 12 months following the termination of the merger agreement an acquisition proposal (which, for purposes of this provision, refers to an "acquisition proposal" as defined in the merger agreement, except that each reference to 15% in the definition of "acquisition proposal" is replaced by 50%) is consummated (and, provided, that at least one of the parties to such acquisition proposal is the same as, or an affiliate of, a party to the acquisition proposal that was received by FTD and not withdrawn or abandoned prior to such termination), in which case the termination fee is set off by the amount of all expenses paid to UOL by FTD as described above under "—Fees and Expenses—Reimbursement of UOL Expenses" beginning on page 141 of this proxy statement/prospectus; or

  •
  UOL or FTD terminates the merger agreement because holders of a majority of the outstanding shares of FTD common stock do not adopt the merger agreement at a meeting of the holders of FTD's common stock or any adjournment or postponement thereof at which the merger agreement has been voted upon and prior to such termination an acquisition proposal has been received by FTD and publicly announced and not withdrawn or abandoned and within 12 months following the termination of the merger agreement FTD enters into a definitive agreement providing for an acquisition proposal (which, for purposes of this provision, refers to an "acquisition proposal" as defined in the merger agreement, except that each reference to 15% in the definition of "acquisition proposal" is replaced by 50%), in which case the termination fee is set off by the amount of all expenses paid to UOL by FTD as described above under "—Fees and

  Expenses—Reimbursement of UOL Expenses" beginning on page 141 of this proxy statement/prospectus.

        If FTD pays the termination fee as described above, such payment will be the sole and exclusive remedy of UOL and UNOLA Corp. under the merger agreement. In no event will FTD be obligated to pay the termination fee on more than one occasion.

Amendment

        The merger agreement may be amended prior to the effective time, if, and only if, the amendment is in writing and signed by FTD, UOL and UNOLA Corp.

Extension; Waiver

        At any time prior to the effective time, any party to the merger agreement may with respect to any other party thereto, to the extent permitted by applicable law:

  •
  extend the time for the performance of any of the obligations or other acts of such party;

  •
  waive any inaccuracies in the representations and warranties of such party contained in the merger agreement or in any document delivered pursuant thereto; or

  •
  waive compliance by any other party to the merger agreement with any of the agreements or conditions contained therein.

Governing Law

        The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

THE VOTING AND SUPPORT AGREEMENT

        The following summary describes the material provisions of the voting and support agreement. The provisions of the voting and support agreement are complicated and not easily summarized. This summary may not contain all of the information about the voting and support agreement that is important to you. The voting and support agreement is attached as Annex B to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus, and we encourage you to read it carefully in its entirety for a more complete understanding of the voting and support agreement.

        As a condition to UOL's willingness to enter in the merger agreement, concurrently with the execution and delivery of the merger agreement, on April 30, 2008, UOL entered into a voting and support agreement with Green Equity Investors IV, L.P. and FTD Co-Investment, LLC, each an affiliate of Leonard Green, and together, the "Principal Stockholders." The Principal Stockholders owned a total of                        shares of FTD common stock, or approximately      % of FTD common stock outstanding on the record date, all of which shares are subject to the voting and support agreement. We refer to these shares as the "Covered Shares."

Agreement to Vote and Irrevocable Proxy

        The Principal Stockholders have agreed to (i) appear, or cause the record holder of the FTD common stock they owned on the record date to appear, in person or by proxy, at any FTD annual or special meeting of stockholders for the purpose of obtaining a quorum and (ii) vote shares of FTD common stock that they owned as of the record date or cause the record holder of the FTD common stock they owned on the record date to vote as follows:

  •
  in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger, at every meeting of stockholders of FTD at which such matters are considered and at every adjournment or postponement thereof;

  •
  against any acquisition proposal or any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FTD under the merger agreement or of the Principal Stockholders under the voting and support agreement;

  •
  against any liquidation, dissolution, recapitalization of FTD, extraordinary dividend or significant corporate reorganization of FTD or any of its subsidiaries;

  •
  except as otherwise agreed to in writing by UOL, against any other action, proposal, transaction or agreement that would reasonably be expected to compete or interfere with, or would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of, the merger; and

  •
  in favor of any other matter necessary for the consummation of the transactions contemplated by the merger agreement which is considered at any meeting of FTD stockholders.

        In addition, the Principal Stockholders have granted to UOL an irrevocable proxy and have irrevocably appointed UOL and any individual nominated by UOL as the Principal Stockholders' proxy to vote the Covered Shares at the FTD special meeting (and any adjournment or postponement thereof).

        Notwithstanding the foregoing, each Principal Stockholder will remain free to vote the Covered Shares with respect to any matter not covered by the foregoing in any manner it deems appropriate, provided that such vote would not reasonably be expected to violate or conflict with the provisions of the voting and support agreement or materially impair the ability of each Principal Stockholder to perform its obligations under the voting and support agreement.

        The Principal Stockholders' obligation to appear at the FTD special meeting and to vote their shares as described above and the irrevocable proxy granted to UOL will be suspended during the pendency of the FTD board of director's withdrawal or modification of its recommendation in favor of the merger due to an "Intervening Event," as described under "The Merger Agreement—Obligation of FTD Board of Directors with Respect to its Recommendation and Holding of a Stockholder Meeting" beginning on page 133 of this proxy statement/prospectus, but such obligations and the irrevocable proxy will be reinstated if the FTD board of directors withdraws its recommendation change or approves or recommends the merger agreement subsequent to its recommendation change.

        Pursuant to the voting and support agreement, the Principal Stockholders have waived, and agreed not to assert or perfect, any appraisal rights or any similar rights they may have by virtue of their ownership of the Covered Shares. In addition, the Principal Stockholders have agreed to similar no solicitation provisions as those agreed to by FTD in the merger agreement as described under "The Merger Agreement—No Solicitation by FTD."

        Under the voting and support agreement, any additional shares of FTD common stock or other FTD voting securities acquired or purchased by the Principal Stockholders will be subject to the terms of the voting and support agreement to the same extent as the Covered Shares and must be voted by the Principal Stockholders in the same manner as the Covered Shares.

Transfer Restrictions

        Each Principal Stockholder has agreed to certain restrictions on the Covered Shares. For a period beginning on April 30, 2008 and continuing until the termination of the voting and support agreement, each Principal Stockholder may not transfer, or enter into any agreement with respect to a transfer of, any of the Covered Shares, or such Principal Stockholder's voting or economic interest therein. For a period beginning on April 30, 2008 and continuing until the termination of the voting and support agreement, each Principal Stockholder may not (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Covered Shares, (ii) permit any of the Covered Shares to become subject to any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or (iii) enter into any voting agreement, voting trust or any other voting arrangement with respect to any of the Covered Shares. Notwithstanding the foregoing, each Principal Stockholder may transfer, or enter into an agreement with respect to a transfer of, any of the Covered Shares or take any action described in clause (ii) of this paragraph, so long as such Principal Stockholder provides UOL with prior written notice and the other party to the transfer executes the voting and support agreement (or a joinder thereto in a form reasonably satisfactory to UOL) and agrees to be bound by its terms.

Termination

        The voting and support agreement terminates upon the earliest to occur of (i) the mutual agreement of UOL and Green Equity Investors IV, L.P., (ii) the effective time of the merger, (iii) the termination of the merger agreement pursuant to its terms and (iv) the execution by FTD of any amendment, supplement, waiver or modification to the merger agreement that has not previously been approved in writing by Green Equity Investors IV, L.P. Green Equity Investors IV, L.P. has approved in writing amendment no. 1 to the original merger agreement.

 DESCRIPTION OF FTD SENIOR SECURED CREDIT FACILITIES

Overview

        In connection with the merger agreement, it is expected that FTD will enter into new senior secured credit facilities, which we refer to as the "credit facilities," with Wells Fargo Bank, National Association as lead arranger. Pursuant to a commitment letter, dated April 30, 2008, which we refer to as the "Wells Fargo commitment letter," with UOL, Wells Fargo has, subject to certain conditions, committed to provide the credit facilities in an aggregate principal amount of up to $450 million.

        A copy of the Wells Fargo commitment letter is filed as an exhibit to UOL's Current Report on Form 8-K filed with the SEC on May 6, 2008, which is incorporated by reference in this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus. We encourage you to carefully read that document in its entirety.

        The description below assumes that FTD enters into the credit facilities, although there can be no assurances that such financing will be obtained. If UOL fails to obtain such financing, it will be required to use its reasonable best efforts to obtain alternative financing from alternative sources, subject to the terms and conditions of the merger agreement, as described under "The Merger Agreement—Further Actions; Financing" beginning on page 126 of this proxy statement/prospectus.

Interest Rate

        Borrowings under the credit facilities will bear interest at either LIBOR or a base rate, in each case, plus the applicable margin. The applicable margin may change depending on FTD's leverage ratio. Interest will be payable quarterly in arrears.

Mandatory Prepayments

        Subject to certain exceptions (including reinvestment rights), the credit facilities will require FTD to prepay the outstanding loans with:

  •
  100% of the net cash proceeds of all asset dispositions;

  •
  100% of the net cash proceeds from debt issuances;

  •
  100% of net insurance and condemnation proceeds;

  •
  50% of the net proceeds from equity issuances; and

  •
  75% of excess cash flow for each fiscal year, with leverage-based step-downs to 50% and 0%.

Guarantees and Security

        The credit facilities will be guaranteed by FTD's direct parent, UNOL Intermediate, Inc., and each of FTD's domestic subsidiaries. The credit facilities will be secured by substantially all of the assets of FTD and the guarantors and the capital stock of FTD and FTD's domestic subsidiaries, provided that no more than 66% of the capital stock of any non-U.S. subsidiaries owned by FTD or a guarantor will be required to be pledged as security.

Covenants and Events of Default

        The credit facilities will contain customary covenants that, among other things, limit FTD's ability to:

  •
  pay dividends or distributions or repurchase equity;

  •
  incur additional debt;

  •
  make investments;

  •
  create liens on assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  merge or consolidate with another company;

  •
  transfer or sell assets;

  •
  issue disqualified stock (as defined therein); and

  •
  create dividend and other payment restrictions affecting FTD's subsidiaries.

        The credit facilities will also require FTD to comply with financial covenants that prohibit FTD from exceeding a maximum ratio of indebtedness to adjusted EBITDA or specified amounts of capital expenditures in any one year and require FTD to maintain a minimum ratio of adjusted EBITDA to fixed charges. The credit facilities will contain customary events of default.

 DESCRIPTION OF UOL SENIOR SECURED TERM LOAN FACILITY

Overview

        It is expected that UOL will enter into a new senior secured term loan facility with Silicon Valley Bank as lead arranger. Pursuant to the Silicon Valley Bank commitment letter, Silicon Valley Bank has, subject to certain conditions, committed to provide a four year senior secured term loan facility in an aggregate principal amount of $60 million, which we refer to as the "UOL new senior secured term loan facility."

        A copy of the Silicon Valley Bank commitment letter is filed as an exhibit to UOL's Current Report on Form 8-K filed with the SEC on July 17, 2008, which is incorporated by reference in this proxy statement/prospectus, see "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus. We encourage you to carefully read that document in its entirety.

        The description below assumes that UOL enters into the UOL new senior secured term loan facility, although there can be no assurances that such financing will be obtained. If the Silicon Valley Bank financing is unavailable to UOL for any reason, UOL is required, pursuant to the merger agreement, to adjust the merger consideration as described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

Interest Rate

        The term loan will bear interest at UOL's option at either LIBOR plus 3.5% per annum (with a LIBOR floor of 3.0%) or the base rate plus 2.0% per annum; provided, however, in no event shall LIBOR be less than 3.0%.

Mandatory Prepayments

        Subject to certain exceptions, the UOL new senior secured term loan facility will require UOL to prepay the outstanding term loans:

  •
  with, upon the consummation of an initial public offering of the capital stock of Classmates Media Corporation, the greater of (x) $30 million and (y) 50% of the net cash proceeds received by UOL; and

  •
  with 50% of excess cash flow for each fiscal year.

Guarantees and Security

        The UOL new senior secured term loan facility will be guaranteed by each of UOL's existing and future domestic subsidiaries (other than UNOL Intermediate, Inc., FTD and their respective subsidiaries). The UOL new senior secured term loan facility will be secured by substantially all of UOL's and the guarantors' assets and the capital stock of subsidiaries owned by UOL and the guarantors (other than the capital stock of UNOL Intermediate, Inc., FTD and their respective subsidiaries); provided, that no more than 66% of the capital stock of any non-U.S. subsidiaries owned by UOL or a guarantor will be required to be pledged as security.

Covenants and Events of Default

        The UOL new senior secured term loan facility will contain customary covenants that, among other things, limit UOL's ability to:

  •
  transfer or sell assets;

  •
  merge or consolidate with another company;

  •
  pay dividends or distributions or repurchase equity;

  •
  incur additional debt;

  •
  make investments;

  •
  create liens on assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  enter into sale-leaseback transactions; and

  •
  change the conduct of the business.

        In addition, the UOL new senior secured term loan facility will require UOL to comply with a maximum leverage ratio (total debt to adjusted EBITDA) and a minimum fixed charge coverage ratio (adjusted EBITDA to fixed charges), and to achieve a minimum level of adjusted EBITDA. The UOL new senior secured term loan facility will contain customary events of default.

DESCRIPTION OF UOL'S CAPITAL STOCK

        This section describes the material terms of UOL's capital stock, its amended and restated certificate of incorporation, its amended and restated bylaws and its stockholders' rights agreement. This section also summarizes relevant provisions of the Delaware General Corporation Law. We urge you to carefully read UOL's amended and restated certificate of incorporation, amended and restated bylaws and stockholders' rights agreement which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find Additional Information" beginning on page 234 of this proxy statement/prospectus.

Authorized Capital Stock

        UOL has authority to issue a total of 305,000,000 shares of capital stock consisting of:

  •
  300,000,000 shares of common stock, par value $0.0001 per share; and

  •
  5,000,000 shares of preferred stock, par value $0.0001 per share.

        As of July 14, 2008, 69,037,202 shares of UOL common stock and no shares of UOL preferred stock were issued and outstanding.

UOL's Common Stock

        Holders of UOL common stock are entitled to one vote for each share held on all matters submitted to a vote of UOL stockholders. Holders of UOL common stock are entitled to receive dividends, ratably, if any, as may be declared by the UOL board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. In the event of UOL's liquidation, dissolution or winding up, the holders of UOL common stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of UOL common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to UOL common stock. The rights, preferences and privileges of holders of UOL common stock are subject to, and could be adversely affected by, the rights of holders of shares of any series of preferred stock which UOL may designate and issue in the future without further stockholder approval.

UOL's Preferred Stock

        The UOL board of directors is expressly authorized to provide for the issuance from time to time, without further stockholder approval, up to an aggregate of 5,000,000 shares of preferred stock in one or more classes or series, and to fix each such class or series such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions of the shares of each class or series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. UOL may issue preferred stock in ways which may delay, defer or prevent a change of control of UOL without further action by UOL stockholders and may adversely affect the voting and other rights of the holders of UOL common stock. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of UOL common stock, including any voting control. UOL has designated and reserved for issuance 1,000,000 shares of preferred stock as Series A junior participating preferred stock under its stockholders' rights agreement as described below under "—Stockholders' Rights Agreement" beginning on page 152 of this proxy statement/prospectus. UOL does not have any present plans to issue any shares of preferred stock other than any shares of Series A junior participating preferred stock that may be issued pursuant to its stockholders' rights agreement.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law, UOL's Amended and Restated Certificate of Incorporation and UOL's Amended and Restated Bylaws

        The Delaware General Corporation Law, UOL's amended and restated certificate of incorporation and UOL's amended and restated bylaws contain a number of provisions which could have the effect of discouraging transactions that involve an actual or threatened change of control of UOL. In addition, provisions of UOL's amended and restated certificate of incorporation and UOL's amended and restated bylaws may be deemed to have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by UOL stockholders. UOL also has a stockholders' rights agreement which could have similar anti-takeover effects and is designed to cause significant dilution to a person or group that attempts to acquire or merge with UOL in a manner or on terms that are not approved by the UOL board of directors. See "—Stockholders' Rights Agreement" below.

        Delaware Section 203.    A corporation may elect not to be governed by Section 203 of the Delaware General Corporation Law, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. UOL has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless:

  •
  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by the board of directors and by the affirmative votes of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to UOL and, accordingly, could discourage attempts to acquire UOL.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period. The provisions of Section 203 could encourage companies interested in acquiring UOL to negotiate in advance with the UOL board of directors because the stockholder approval requirement would be avoided if the UOL board of directors approves either the business combinations or the transactions that result in the stockholder becoming an interested stockholder. Section 203 also may make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    UOL's amended and restated bylaws provide that in order for a stockholder to make a nomination or propose business at an annual meeting of stockholders, the stockholder must give timely written notice to UOL's secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. These provisions could preclude stockholders from bringing matters before UOL's annual meeting of stockholders or from making nominations for directors at UOL's annual meeting of stockholders by limiting the window of time available to present such matters to UOL for presentation to stockholders at such annual meeting.

        Authorized but Unissued Shares.    UOL's authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to NASDAQ Marketplace Rule 4350(i)(1)(D), which generally requires that an issuer obtain approval from its stockholders in connection with the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of UOL by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for the UOL board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of control of UOL.

        Classified Board of Directors; Removal; Filling Vacancies and Amendments.    UOL has a classified board of directors. UOL's amended and restated certificate of incorporation provides that the UOL board of directors is divided into three classes of as nearly equal size as practicable, with board members serving three-year terms, and that at each annual meeting of stockholders, directors shall be elected to succeed the directors of the class whose terms expire at such annual meeting. This classification of the UOL board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the UOL board of directors. In addition, UOL's amended and restated bylaws provide that the number of directors may not be increased by more than one unless approved by (a) two-thirds of each class of directors or (b) two-thirds of each outstanding class or series of such class of UOL stock. Subject to the rights of holders of any outstanding series of preferred stock, UOL's amended and restated certificate of incorporation provides that vacancies occurring on the UOL board of directors for any reason may be filled by vote of a majority of the remaining members of the UOL board of directors, even if less than a quorum, at any meeting of the UOL board of directors. A person so elected by the UOL board of directors to fill a vacancy holds office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor has been duly elected and qualified. Accordingly, those provisions could prevent a stockholder from obtaining majority representation on the UOL board of directors by enlarging the UOL board of directors and filling the new directorships with its own nominees. UOL's amended and restated certificate of incorporation provides that a director or the entire board may be removed from office for cause by the affirmative vote of 66 2/3% of the shares entitled to be cast. Unless the UOL board of directors has made a determination that removal is in the best interests of UOL (in which case the following definition does not apply), "cause" for removal of a director is deemed to exist only if (1) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the UOL board of directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of his or her duties to UOL in a matter of substantial importance to UOL; or (3) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of UOL.

        Action by Written Consent of Stockholders.    UOL's amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders may only be effected at a duly called annual or special meeting of the stockholders and not by consent in lieu thereof. UOL's amended and restated certificate of incorporation further provides that special meetings of stockholders may be called only by the UOL board of directors pursuant to a resolution stating the purpose or by the chairman of the UOL board of directors, and only the business stated in the notice of a special meeting of stockholders may be transacted at any such special meeting. This limitation on the right of stockholders to call a meeting could make it more difficult for stockholders to initiate actions that are opposed by the UOL board of directors. In addition, the limited ability of stockholders to call a special meeting of stockholders could make it more difficult to change UOL's existing board of directors and management.

        Supermajority Vote to Amend Charter and Bylaws.    UOL's amended and restated certificate of incorporation and UOL's amended and restated bylaws each provide that a 66 2/3% vote of the outstanding shares is required (a) to remove a director and that removal may only be for cause, (b) to amend provisions of UOL's amended and restated certificate of incorporation relating to authorized capital stock, the composition of the UOL board of directors, stockholder nominations for the election of directors, proposals for other business, director liability, stockholder meetings, certain stockholder matters and director and officer indemnification or (c) to amend or repeal UOL's amended and restated bylaws.

Stockholders' Rights Agreement

        On November 15, 2001, the UOL board of directors declared a dividend of one preferred share purchase right for each outstanding share of UOL's common stock. The dividend was paid on November 26, 2001 to the stockholders of record at the close of business on that date. Each right entitles the registered holder to purchase from UOL one unit consisting of one one-thousandth of a share of its Series A junior participating preferred stock at a price of $140 per unit. The description and terms of the rights are set forth in the UOL Rights Agreement, dated as of November 15, 2001, between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as rights agent, as amended on April 29, 2003, which we refer to as the UOL Rights Agreement. The following description of the UOL Rights Agreement is qualified in its entirety by reference to the full text of the UOL Rights Agreement. You should read the UOL Rights Agreement carefully. For information on how to get a copy of the UOL Rights Agreement, see "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

        Exercisability of Rights.    Subject to certain exceptions, the rights become exercisable on the earlier of: (1) the close of business on the tenth day following a public announcement by UOL or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of UOL's outstanding common stock (under the UOL Rights Agreement, such person or group is referred to as an "Acquiring Person"); or (2) the tenth business day (or such later date as may be determined by action of the UOL board of directors prior to such time as any person becomes an Acquiring Person) following commencement of, or announcement of an intention to make, a tender offer which would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock. Under the UOL Rights Agreement, the "Distribution Date" means the earlier of the two dates.

        "Flip-In" Feature.    If any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of UOL's outstanding common stock, provision will be made so that each holder of a right, other than rights beneficially owned by the Acquiring Person (which will be void), will have the right to receive upon exercise that number of shares of Series A junior participating preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

        "Flip-Over" Feature.    If, after the rights become exercisable, UOL is acquired in a merger or other business combination transaction with an Acquiring Person or one of its affiliates, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or one of its affiliates, provision will be made so that each holder of a right will have the right to receive, upon exercise at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the exercise price of the right.

        "Exchange" Feature.    At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of UOL's outstanding common stock and prior to the acquisition by such person or group of 50% or more of UOL's outstanding common stock, the UOL board of directors may exchange the rights (other than rights owned by that person or group which have become void), in whole or in part, at an exchange ratio per unit of Series A junior participating preferred stock which shall equal the purchase price divided by the then current market price per unit of Series A junior participating preferred stock on the earlier of (i) the date on which any person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer is announced that would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock.

        Redemption of Rights.    At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group has acquired beneficial ownership of 15% or more of UOL's outstanding common stock or (ii) the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer that would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock, the UOL board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the UOL board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the rights will no longer be exercisable and the only right of the holders of rights will be to receive the redemption price. The rights are also redeemable under other circumstances as specified in the UOL Rights Agreement.

        Amendment of Rights.    Prior to the Distribution Date, UOL may supplement or amend the UOL Rights Agreement in any respect, without the approval of any holders of rights, by action of the UOL board of directors. From and after the Distribution Date, UOL may from time to time supplement or amend the UOL Rights Agreement without the approval of any holders of rights, by action of the UOL board of directors in order (1) to cure any ambiguity, (2) to correct or supplement any provision that may be defective or inconsistent with any other provision therein, (3) to shorten or lengthen any time period thereunder, or (4) to change or supplement the provisions thereunder in any manner that UOL may deem necessary or desirable and that does not adversely affect the interests of the holders of rights certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person), any such supplement or amendment to be evidenced by a writing signed by UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation); provided, however, that from and after such time as any person becomes an Acquiring Person, the UOL Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of rights.

        Final Expiration Date.    The rights will expire at the close of business on November 26, 2011 unless the final expiration date is extended or the rights are earlier redeemed or exchanged by UOL.

        Anti-Takeover Effects.    The UOL Rights Agreement is designed to cause significant dilution to a person or group that attempts to acquire or merge with UOL in a manner or on terms that are not approved by the UOL board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired.

        References in this proxy statement/prospectus to shares of UOL common stock are deemed to include the associated Series A junior participating preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for UOL common stock is Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation) of Glendale, California.

Listing

        UOL common stock is listed on the NASDAQ Global Select Market under the symbol "UNTD."

 DESCRIPTION OF UOL SENIOR SECURED NOTES DUE 2013

        UOL will only issue the UOL notes in the limited circumstances described under "The Merger Agreement—Change in Merger Consideration Upon Unavailability of Silicon Valley Bank Financing" beginning on page 115 of this proxy statement/prospectus.

        In this description, "UOL" refers only to United Online, Inc. or its successors, and not to any of its Subsidiaries.

        In the event the notes are issued, UOL will issue the notes under an indenture among itself, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Collateral Documents referred to below under the caption "—Security" define the terms of the security arrangements that will secure the notes.

        The following description is a summary of the material provisions of the indenture and the Collateral Documents. It does not summarize those agreements in their entirety. Certain defined terms used in this description but not defined herein will have the meanings assigned to them in the indenture and the Collateral Documents.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Description of the Notes and the Note Guarantees

  The Notes

        The notes:

  •
  will be general obligations of UOL;

  •
  will be secured (equally and ratably with any Secured Senior Debt) by a first priority pledge of the Capital Stock of CMC directly or indirectly owned by UOL, as set forth under "Security" below;

  •
  will be secured (equally and ratably with any Secured Senior Debt) by other collateral that may be pledged to secure such Secured Senior Debt; provided that the notes will not be secured by Capital Stock of any Subsidiary of UOL other than CMC or pledges of or Liens upon any intercompany notes of CMC, UOL or any other Subsidiary of UOL;

  •
  will be pari passu in right of payment with all existing and future Senior Debt of UOL;

  •
  will be senior in right of payment to any future Subordinated Indebtedness of UOL; and

  •
  will be unconditionally guaranteed by the Guarantors.

  The Note Guarantees

        The notes will be guaranteed by each of UOL's current and future Domestic Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries.

        Each Guarantee of the notes:

  •
  will be a general obligation of the Guarantor;

  •
  will be pari passu in right of payment with all existing and future Senior Debt of that Guarantor; and

  •
  will be senior in right of payment to any future Subordinated Indebtedness of that Guarantor.

As of the date of the indenture, all of UOL's Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries, will be "Restricted Subsidiaries," and CMC will be a direct or indirect Wholly Owned Restricted Subsidiary of UOL, except in the event of a CMC IPO or a transaction of the type described in clause 2(b) of the first paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales," or the issuance of Equity Interests of CMC in accordance with clause (8)(b) of the second paragraph of the definition of "Asset Sale." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," UOL will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." In addition, CMC and its Subsidiaries will automatically become Unrestricted Subsidiaries upon consummation of a CMC IPO. Unrestricted Subsidiaries will not be subject to any of the covenants or defaults in the indenture. Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        UOL will issue $100 million in aggregate principal amount of notes. UOL may not issue additional notes under the indenture. UOL will issue notes in denominations of $1.00 and integral multiples of $1.00 in excess of $1.00. The notes will mature on the fifth anniversary of the date of the indenture.

        Interest on the notes will accrue at the rate of 13.0% per annum and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31, commencing on December 31, 2008. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the interest rate on the notes. UOL will make each interest payment to the holders of record on the immediately preceding March 15, June 15, September 15 and December 15.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        The notes will be represented by one or more global notes in registered form, without interest coupons attached (collectively, the "Global Notes"). Global Notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. UOL will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. See "—Book-Entry, Delivery and Form" beginning on page 209 of this proxy statement/prospectus. With respect to definitive notes in registered certificated form ("Certificated Notes"), if (a) any holder has requested payment by mail or (b) a holder of at least $100,000 in principal amount of notes has given wire transfer instructions to UOL, then UOL will pay all principal, premium, if any, and interest on that holder's notes in accordance with those instructions. All other payments on Certificated Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless UOL elects to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. UOL may change the paying agent or registrar without prior notice to the holders of the notes, and UOL or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. UOL will not be required to transfer or exchange any note selected for redemption. Also, UOL will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The notes will be guaranteed by each of UOL's current and future Domestic Subsidiaries, other than Intermediate Co., Merger Co., FTD and their respective Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

        A Guarantor will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than UOL or another Guarantor, unless:

  (1)
  immediately after such transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Guarantor under its Note Guarantee, the indenture and appropriate Collateral Documents pursuant to a supplemental indenture and other agreements reasonably satisfactory to the trustee; or

  (b)
  the transaction is otherwise permitted by the indenture.

The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) UOL or a Restricted Subsidiary of UOL that is a Guarantor, if the sale or other disposition is otherwise permitted by the indenture;

  (2)
  in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) UOL or a Restricted Subsidiary of UOL, if:

  (a)
  the sale or disposition is otherwise permitted by the indenture; and

  (b)
  that Guarantor ceases to be a Restricted Subsidiary upon completion of such sale or disposition;

  (3)
  if UOL designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or, in the case of CMC and its Subsidiaries, upon consummation of a CMC IPO; or

  (4)
  upon legal or covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

Security

        The notes will be secured (equally and ratably with any Secured Senior Debt) by a first priority pledge of the Capital Stock of CMC directly or indirectly owned by UOL. If any Restricted Subsidiary of UOL owns Capital Stock of CMC, such Restricted Subsidiary will be required to pledge such Capital Stock of CMC on the same equal and ratable basis as the pledge by UOL of the Capital Stock of CMC owned by UOL described herein. The notes are also required to be secured, together with any Secured Senior Debt of UOL, equally and ratably by first priority Liens on the Collateral granted to the Collateral Trustee for the benefit of the holders of the Secured Senior Debt (and the Note Guarantees of any Guarantor granting Liens on Collateral to secure such Guarantor's obligations in respect of Secured Senior Debt are required to be secured equally and ratably by first priority Liens on such Collateral), subject to Permitted Liens and excluding (i) Liens in respect of the Capital Stock of any Subsidiary of UOL other than CMC and (ii) Liens in respect of intercompany notes of CMC, UOL or any other Subsidiary of UOL. To the extent that the Secured Senior Debt is secured by the Capital Stock of any Subsidiary of UOL other than CMC or by intercompany notes of CMC, UOL or any Subsidiary of UOL, the holders of the notes will not have any rights with respect to such Capital Stock or intercompany notes. The Collateral in respect of which Liens are granted to the Collateral Trustee to secure both the notes and the Note Guarantee, on the one hand, and the Secured Senior Debt, on the other hand, is referred to as the "Joint Collateral." The Joint Collateral shall not include pledges of or Liens upon the Capital Stock of any Subsidiary of UOL other than CMC or pledges of or Liens upon any intercompany notes of CMC, UOL or any other Subsidiary of UOL. "Secured Senior Debt Collateral" shall mean assets securing the Secured Senior Debt, which assets do not secure the notes and the Note Guarantees.

        On the date of the indenture, UOL and the trustee will enter into a pledge agreement defining the terms of the pledge of the Capital Stock of CMC directly or indirectly owned by UOL that secures the notes (provided that if Secured Senior Debt is to be incurred on the date of the indenture, such pledge agreement will instead be entered into directly by the Collateral Trustee). Any transfer of the Capital Stock of CMC by UOL to a subsidiary of UOL shall be subject to such pledge. Upon the incurrence by UOL or any Guarantor of Secured Senior Debt, the trustee will assign its pledge to a Collateral Trustee pursuant to documentation in respect of such assignment attached to the indenture. Concurrently therewith, UOL, the Guarantors granting Liens on Collateral, the trustee and the Collateral Trustee will enter into Collateral Documents defining the terms of the Liens granted on the Joint Collateral. The Liens created by the Collateral Documents will secure the payment and performance when due of all of the Obligations of UOL and the Guarantors under the Secured Senior Debt, all Obligations of UOL (to the extent granting such Liens) under the indenture and the notes and all Obligations of the Guarantors (to the extent granting such Liens) under the Note Guarantees, as provided in the Collateral Documents. If additional Collateral is to be provided in the future to secure the notes or the Note Guarantees, UOL or any or all of the Guarantors, as the case may be, the trustee and the Collateral Trustee will enter into such additional Collateral Documents as UOL may request from time to time.

        The trustee shall execute all Collateral Documents requested by UOL if such Collateral Documents collectively provide for (i) an equal and ratable first priority Lien (subject to Permitted Liens) on the Joint Collateral to secure the payment and performance when due of all of the Obligations of UOL and the Guarantors granting such Liens under the Secured Senior Debt, the indenture, the notes and the Note Guarantees, (ii) allocation of the proceeds of the Joint Collateral on an equal and ratable basis in accordance with the outstanding principal amounts of the notes and the Secured Senior Debt (including letters of credit, but subject to payment of expenses, of collection and of other Collateral maintenance and enforcement costs), (iii) all instructions with respect to enforcement of remedies in respect of the Capital Stock of CMC directly or indirectly owned by UOL and, except as provided below or as otherwise provided in the indenture, any release of the Liens thereon to be provided by the holders of more than 50% of the outstanding principal amount of the notes, (iv) all required instructions with respect to all Joint Collateral other than the Capital Stock of CMC (including, without limitation, in connection with the enforcement of remedies with respect thereto or any release of the Liens thereon) to be provided by the holders of more than 50% of the outstanding principal amount of the Secured Senior Debt (including unfunded commitments that remain in effect) or the representatives thereof, or as otherwise specified in documents governing Secured Senior Debt, (v) no limitations on the ability of the trustee to accelerate the notes or the Note Guarantees or on the ability of the Collateral Trustee to exercise remedies against the Capital Stock of CMC directly or indirectly owned by UOL on behalf of the holders of the notes or the trustee (in each case, following the occurrence and during the continuance of an Event of Default and in accordance with the indenture), and (vi) no limitations on the ability of the holders of the Secured Senior Debt (or representatives thereof) to accelerate the Secured Senior Debt or on the ability of the Collateral Trustee to exercise remedies against the other Joint Collateral following the occurrence and during the continuance of an event of default under the Secured Senior Debt in accordance with the documentation in respect of the Secured Senior Debt.

        The Collateral Documents will provide that all remedies with respect to Secured Senior Debt Collateral will be exercised as determined by holders of the Secured Senior Debt and all proceeds relating thereto will be applied solely to the satisfaction of the Secured Senior Debt and payment of related expenses. The trustee will not be a party to or have rights with respect to the documentation relating to the Secured Senior Debt Collateral.

        The Collateral Documents will set forth rights of holders of Secured Senior Debt to provide debtor-in-possession financing, permit the use of cash collateral, and secure Liens on the Joint Collateral as security therefor with priority to the Liens in favor of the Collateral Trustee and the Secured Senior Debt. The Collateral Documents will also contain other provisions consistent with the provisions of the indenture described in this section entitled "—Security" relating to the rights of the holders of the notes and the holders of the Secured Senior Debt with respect to the Joint Collateral, following the commencement of an insolvency proceeding.

        UOL will be entitled to receive all cash dividends made upon or with respect to the Capital Stock of CMC directly or indirectly owned by UOL and pledged by UOL, and to exercise any voting and other consensual rights pertaining to the Capital Stock of CMC directly or indirectly owned by UOL and pledged by UOL until (i) the occurrence and continuation of an Event of Default and (ii) notice from the trustee that UOL is not permitted to receive dividends or exercise such rights (provided that no such notice shall be required in the context of an insolvency Event of Default).

        Upon the occurrence and during the continuance of an Event of Default and after the giving of notice by the Collateral Trustee of its intent to exercise such remedies (provided that no such notice shall be required in the context of an insolvency Event of Default):

  (1)
  all rights of UOL to exercise such voting or other consensual rights will cease, and all such rights will become vested in the trustee or the Collateral Trustee, as the case may be, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

  (2)
  all rights of UOL to receive cash dividends made upon or with respect to the Capital Stock of CMC directly or indirectly owned by UOL will cease and such cash dividends will be paid to the trustee or the Collateral Trustee, as the case may be; and

  (3)
  the trustee or the Collateral Trustee, as the case may be, may sell the Collateral or any part of the Collateral in accordance with the terms of Collateral Documents. In the event any Secured Senior Debt is outstanding, the trustee or the Collateral Trustee, as the case may be, in accordance with the Collateral Documents will distribute all funds realized with respect to the Joint Collateral for the benefit of the holders of the notes and the holders of the Secured Senior Debt (subject to payment of enforcement and administrative costs). In the event no Secured Senior Debt is outstanding, the trustee will distribute all funds realized with respect to the Collateral for the benefit of the holders of the notes (subject to payment of enforcement and administrative costs) until the notes have been repaid in full, with any excess funds to be distributed in accordance with the Collateral Documents.

        Prior to execution of the collateral trust agreement or other intercreditor agreement, the trustee will determine, in accordance with the indenture, the circumstances and manner in which the Collateral will be disposed of following the occurrence and during the continuance of an Event of Default, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following the occurrence and during the continuance of an Event of Default. Upon execution of the collateral trust agreement or other intercreditor agreement, the Collateral Trustee will determine the circumstances and manner in which the Collateral will be disposed of following the occurrence of an Event of Default, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the security documents and whether to foreclose on the Collateral following an Event of Default (based on instructions from the trustee, in the case of the Collateral consisting of Capital Stock of CMC and, in all other cases, based on instructions from the holders of Secured Senior Debt or their representative).

        Under the Collateral Documents, if the Collateral Trustee at any time receives written notice that any event has occurred that constitutes an Event of Default under the indenture or any Secured Senior Debt document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to the trustee under the indenture and each representative of the Secured Senior Debt. Thereafter, the Collateral Trustee shall await direction by (i) in the case of the Capital Stock of CMC directly or indirectly owned by UOL, holders of the notes as required under the indenture and (ii) in the case of all other Collateral (including all other Joint Collateral) subject to the Collateral Documents, holders of the Secured Senior Debt in accordance with the documentation in respect of the Secured Senior Debt, and will act, or decline to act, as directed by the applicable holders under clause (i) or (ii) above, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Collateral Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the applicable holders under clause (i) or (ii) above.

        Notwithstanding anything to the contrary expressed or implied herein, the Liens securing the notes and Note Guarantees will be released without any act by or notice to the holders of the notes:

  (1)
  upon the full and final payment and performance of all Obligations of UOL under the indenture and the notes;

  (2)
  if, and to the extent, the Capital Stock of CMC directly or indirectly owned by UOL is sold in accordance with the terms of the indenture;

  (3)
  with respect to Collateral other than Capital Stock of CMC owned by UOL, (i) in the event the holders of Secured Senior Debt release their Lien on such Collateral or the Secured Senior Debt is paid in full, (ii) as provided in the Collateral Documents relating to such Collateral or the agreements governing such Secured Senior Debt or (iii) upon the sale or disposition of such Collateral to a Person other than UOL or a Guarantor in accordance with the terms of the indenture; and

  (4)
  upon legal or covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        The trustee and the Collateral Trustee are authorized to release the Liens securing the Collateral pursuant to any of the foregoing and as otherwise set forth in the Collateral Documents, and will be obligated to execute such documents and instruments as UOL may require to effectuate any such release.

        To the extent applicable, UOL will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer of UOL except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, UOL will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

Redemption of Notes

  Optional Redemption

        UOL may redeem all or a part of the notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) upon not less than 30 nor more than 60-days notice (except as otherwise provided under the caption "—Selection and Notice," below), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period ending on the anniversary of the date of the indenture in the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2009	100%
2010	106%
2011	103%
2012 and thereafter	100%

        Unless UOL defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

  Mandatory Redemption

        Within one business day following consummation of a CMC IPO, UOL shall deposit with the trustee an amount in cash equal to the lesser of (i) $50 million and (ii) the then-outstanding principal amount of notes plus accrued interest to the date of redemption, and will direct the trustee to issue a notice to the holders of notes for the redemption of the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be redeemed with respect to such amount deposited, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Such redemption shall be required no later than 45 days following consummation of a CMC IPO. Unless

UOL defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

  Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.

        Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, UOL will make an offer to each holder of Notes to purchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that holder's notes for an amount in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Offer"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, UOL will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the payment date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        On the Change of Control Payment Date, UOL will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

        The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Change of Control Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. UOL will publicly announce the results of the Change of Control Offer within 90 days after the Change of Control Payment Date. The provisions described above that require UOL to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.

        UOL will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by UOL and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "—Redemption of Notes—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        Notes purchased by UOL pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled at the option of UOL. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

        UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

        This Change of Control provision is a result of negotiations between UOL and FTD. UOL has no present intention to engage in a transaction involving a Change of Control, although it is possible that UOL could decide to do so in the future. Subject to the limitations discussed below, UOL could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect UOL's capital structure or credit rating.

        Future Indebtedness of UOL may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require UOL to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on UOL. Finally, UOL's ability to pay cash to the holders upon a repurchase may be limited by UOL's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of the assets of UOL and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require UOL to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of UOL and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Excess Cash Flow Offer

        If the Excess Cash Flow of UOL for any Excess Cash Flow Period is greater than zero, UOL will make an offer (an "Excess Cash Flow Offer") to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of such Excess Cash Flow for such Excess Cash Flow Period, for an amount in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date; provided that the maximum principal amount of notes required to be purchased in such Excess Cash Flow Offer (the "Required Amount") shall be (a) for the Excess Cash Flow Period ending on September 30, 2009, the lesser of (i) $20 million and (ii) the amount of Excess Cash Flow for such Excess Cash Flow Period, and (b) for any Excess Cash Flow Period ending after September 30, 2009, the lesser of (i) $10 million and (ii) the amount of Excess Cash Flow for such Excess Cash Flow Period; provided, further, that UOL may, in its sole discretion, increase the amount of any such Excess Cash Flow Offer (the amount of such increase, the "Optional Amount," and together with the Required Amount, the "Total Amount"). If an Excess Cash Flow Offer is required to be made, UOL will mail a notice to each holder (x) on or before May 15 following any Excess Cash Flow Period ending on March 31 of the same year, and (y) on or before November 15 following any Excess Cash Flow Period ending on September 30 of the same year, offering to repurchase notes on the payment date specified in the notice (the "Excess Cash Flow Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        On the Excess Cash Flow Payment Date, UOL will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered (up to the Total Amount) pursuant to the Excess Cash Flow Offer;

  (2)
  deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Total Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Excess Cash Flow Offer; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

        The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Excess Cash Flow Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. UOL will publicly announce the results of the Excess Cash Flow Offer within 90 days after the related Excess Cash Flow Payment Date.

        If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, UOL may use that Excess Cash Flow for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered pursuant to an Excess Cash Flow Offer exceeds the Total Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements.

        UOL will not be required to make an Excess Cash Flow Offer if notice of redemption has been given pursuant to the indenture as described above under the caption "—Redemption of Notes—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

  Asset Sales

        UOL will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  UOL (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by UOL's Board of Directors); and

  (2)
  (a)    at least 75% of the consideration therefor received in the Asset Sale by UOL or such Restricted Subsidiary is in the form of cash or Cash Equivalents, provided that the amount of:

    (i)
    any liabilities, as shown on UOL's most recent consolidated balance sheet, of UOL or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases UOL or such Restricted Subsidiary from or indemnifies against further liability; or

    (ii)
    any securities, notes or other obligations received by UOL or any such Restricted Subsidiary from such transferee that are converted by UOL or such Restricted Subsidiary into cash within 90 days following the receipt thereof, to the extent of the cash received in that conversion, shall be deemed to be Cash Equivalents for the purposes of this provision; or

    (b)
    with respect to any Asset Sale that involves the issuance or transfer (including in any merger or consolidation) of Capital Stock of a Restricted Subsidiary, the consideration received therefor is in the form of (i) Capital Stock of another Person, or (ii) cash or Cash Equivalents, and any combination thereof, and, after giving effect to any such acquisition of Capital Stock, such other Person (A) is or becomes a Wholly Owned Restricted Subsidiary of (x) UOL or (y) a Restricted Subsidiary of UOL that is a Guarantor, and (B) is or becomes a Guarantor.

        Any Net Proceeds from Asset Sales that are not in the form provided in clause (2)(b)(i) of the first paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, UOL will, within 15 days thereof, make an offer (an "Asset Sale Offer") to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of the Excess Proceeds in an amount equal to:

  (1)
  the Excess Proceeds, multiplied by

  (2)
  a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Asset Sale Offer (such product, the "Excess Proceeds Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of the holders of notes on the relevant record date to receive interest due on the relevant interest payment date. If an Asset Sale Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (an "Asset Sale Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, UOL may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. In addition, if holders of Senior Secured debt and other pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture. If the aggregate principal amount of notes tendered pursuant to an Asset Sale Offer exceeds the Excess Proceeds Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        On the Asset Sale Payment Date, UOL will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered (up to the Excess Proceeds Amount) pursuant to the Asset Sale Offer;

  (2)
  deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Excess Proceeds Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Asset Sale Offer; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

        The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Asset Sale Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. UOL will publicly announce the results of the Asset Sale Offer within 90 days after the Asset Sale Payment Date.

        UOL will not be required to make an Asset Sale Offer if notice of redemption has been given pursuant to the indenture as described above under the caption "—Redemption of Notes—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

  Subordinated Debt Issuances

        Within 90 days following consummation of any Subordinated Debt Issuance, UOL (or the applicable Guarantor, as the case may be) may apply the Net Proceeds from such Subordinated Debt Issuance to acquire all or substantially all of the assets of, or any Capital Stock of, a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor.

        Within 95 days following the consummation of such Subordinated Debt Issuance, UOL will make an offer (a "Debt Repurchase Offer") to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of any Net Proceeds of such Subordinated Debt Issuance remaining after the acquisitions permitted by the first paragraph of this covenant in an amount equal to:

  (1)
  the Net Proceeds, multiplied by

  (2)
  a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed or tendered for in connection with the Subordinated Debt Issuance (such product, the "Debt Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of notes on the relevant record date to receive interest due on the relevant interest payment date. If a Debt Repurchase Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (a "Debt Repurchase Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        If any Net Proceeds remain after consummation of a Debt Repurchase Offer, UOL may use those Net Proceeds for any purpose not otherwise prohibited by the indenture. In addition, if holders of Senior Secured Debt or other pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture. If the aggregate principal amount of notes tendered pursuant to a Debt Repurchase Offer exceeds the Debt Repurchase Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Upon completion of each Debt Repurchase Offer, the amount of Net Proceeds with respect to Subordinated Debt Issuances will be reset at zero.

        On the Debt Repurchase Payment Date, UOL will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered (up to the Debt Repurchase Amount) pursuant to the Debt Repurchase Offer;

  (2)
  deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Debt Repurchase Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Debt Repurchase Offer; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

        The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Debt Repurchase Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. UOL will publicly announce the results of the Debt Repurchase Offer within 90 days after the Debt Repurchase Payment Date.

        UOL will not be required to make a Debt Repurchase Offer if notice of redemption has been given pursuant to the indenture as described above under the caption "—Redemption of Notes—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Debt Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the Debt Repurchase Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

  Equity Issuances

        Within 90 days following consummation of any Equity Issuance, UOL may apply the Net Proceeds from such Equity Issuance:

  (1)
  to acquire all or substantially all of the assets, or any Capital Stock, of a Person, if, after giving effect to any such acquisition of Capital Stock, the Person is or becomes a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor; or

  (2)
  to acquire other assets that are not classified as current assets under GAAP; provided that such assets must be held by a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor.

        Within 95 days following the consummation of such Equity Issuance, UOL will make an offer (an "Equity Repurchase Offer") to all holders of notes to purchase the maximum principal amount of notes (equal to $1.00 or an integral multiple of $1.00 in excess thereof) that may be purchased out of 50% of any Net Proceeds of such Equity Issuance remaining after the acquisitions permitted by the first paragraph of this covenant in an amount equal to:

  (1)
  50% of the Net Proceeds remaining after such acquisitions permitted by the first paragraph of this covenant, multiplied by

  (2)
  a fraction (a) the numerator of which is equal to the outstanding principal amount of the notes and (b) the denominator of which is equal to the outstanding principal amount of notes and all Secured Senior Debt and other pari passu Indebtedness (excluding intercompany Indebtedness) that has been or is required to be repaid, redeemed, pre-paid or tendered for in connection with the Equity Issuance (such product, the "Equity Repurchase Amount"), for an amount in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of notes on the relevant record date to receive interest due on the relevant interest payment date. If an Equity Repurchase Offer is required to be made, UOL will mail a notice to each holder, offering to repurchase notes on the payment date specified in the notice (an "Equity Repurchase Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        If any Net Proceeds remain after consummation of an Equity Repurchase Offer, UOL may use those Net Proceeds for any purpose not otherwise prohibited by the indenture. In addition, if holders of Senior Secured Debt or other pari passu Indebtedness do not accept any such offers, UOL may use such amounts for any purpose not prohibited by the indenture. If the aggregate principal amount of notes tendered pursuant to an Equity Repurchase Offer exceeds the Equity Repurchase Amount, the trustee will select the notes to be purchased on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Upon completion of each Equity Repurchase Offer, the amount of Net Proceeds with respect to Equity Issuances will be reset at zero.

        On the Equity Repurchase Payment Date, UOL will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered (up to the Equity Repurchase Amount) pursuant to the Equity Repurchase Offer;

  (2)
  deposit with the paying agent an amount for the payment of all notes or portions of notes properly tendered (up to the Equity Repurchase Amount plus accrued and unpaid interest on the notes so accepted) pursuant to the Equity Repurchase Offer; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by UOL.

        The paying agent will promptly mail to each holder of notes properly tendered and accepted for payment in the Equity Repurchase Offer payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. UOL will publicly announce the results of the Equity Repurchase Offer within 90 days after the Equity Repurchase Payment Date.

        UOL will not be required to make an Equity Repurchase Offer if notice of redemption has been given pursuant to the indenture as described above under the caption "—Redemption of Notes—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        UOL will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to any Equity Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the Equity Repurchase Offer provisions of the indenture, UOL will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Certain Covenants

  Restricted Payments

        UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of UOL's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving UOL or any of its Restricted Subsidiaries) or to the direct or indirect holders of UOL's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of UOL and other than dividends or distributions payable to UOL or a Restricted Subsidiary of UOL);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving UOL) any Equity Interests of UOL or any direct or indirect parent of UOL;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of UOL or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness payable to UOL or any of its Wholly Owned Restricted Subsidiaries that is a Guarantor), except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, UOL's Total Indebtedness Leverage Ratio is less than 1.0 to 1.0; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by UOL and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (12), (13), and (14) of the next succeeding paragraph) is less than the sum, without duplication, of:

  (a)
  100% of the Excess Cash Flow of UOL for the period (taken as one accounting period) beginning on the first day of the first month commencing after the date of the indenture to the end of UOL's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Excess Cash Flow for such period is a deficit, less 100% of such deficit); plus

  (b)
  100% of the aggregate net cash proceeds received by UOL since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of UOL or from the issue or sale of convertible or exchangeable Disqualified Stock of UOL or convertible or exchangeable debt securities of UOL, in each case that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of UOL); plus

  (c)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise cancelled, liquidated or repaid for cash, the initial amount of such Restricted Investment (or if less, the amount of cash received upon repayment or sale); plus

  (d)
  to the extent that any Unrestricted Subsidiary of UOL (excluding Intermediate Co., FTD and their respective Subsidiaries and, after a CMC IPO, CMC and its Subsidiaries) designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of UOL's Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

  (e)
  to the extent of any Restricted Investment made after the date of the indenture made in an entity that subsequently becomes a Wholly Owned Restricted Subsidiary that is a Guarantor and such Restricted Investment remains outstanding, the aggregate amount of such Restricted Investment; plus

  (f)
  $40 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of UOL) of, Equity Interests of UOL (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to UOL; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for the purpose of clause 3(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of UOL or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of UOL to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of UOL or any Restricted Subsidiary of UOL held by any current or former officer, director or employee of UOL or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, stockholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5 million;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  payments required to be made under the Tax Sharing Agreements or other similar tax sharing agreements with any Subsidiary of UOL on terms no less favorable to UOL in any material respect, taken as a whole, than the Tax Sharing Agreements;

  (8)
  payments made in connection with the acquisition by UOL of FTD, including, without limitation, payments made concurrently with the issuance of the notes (including, without limitation, fees and expenses), and payments following the issuance of the notes, including, without limitation, payments in connection with any appraisal or dissenter's rights exercised by the former stockholders of FTD;

  (9)
  payments of cash, dividends, distributions, advances or other Restricted Payments by UOL or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

  (10)
  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions "—Change of Control" or "—Asset Sales"; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (11)
  so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments made prior to September 30, 2009 in an aggregate amount not to exceed $20 million since the date of the indenture; provided that at the time of any such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the end of the most recently ended four full fiscal quarters for which internal financial statements are available immediately prior to such Restricted Payment, UOL's Total Indebtedness Leverage Ratio is greater than 1.0 to 1.0 and less than 1.25 to 1.0;

  (12)
  cash payments in respect of purchases of options to purchase Capital Stock of UOL acquired substantially concurrently with and in connection with an offering of convertible debt securities of UOL in an amount not to exceed 15% of the gross proceeds to UOL of such convertible debt securities (determined net of concurrent sales of any warrants with respect to (or options to acquire) UOL's Capital Stock) and subsequent acquisitions of Capital Stock by UOL pursuant to the exercise of such options;

  (13)
  acquisitions of Capital Stock of a Restricted Subsidiary of UOL to the extent such Restricted Subsidiary becomes a Wholly Owned Restricted Subsidiary that is a Guarantor promptly following such acquisition; and

  (14)
  effective repurchases of restricted stock or restricted stock units from employees for the purposes of satisfying withholding tax obligations.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by UOL or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For the avoidance of doubt, the distribution of Capital Stock of any Unrestricted Subsidiary (including CMC or any of its Subsidiaries after a CMC IPO) to stockholders of UOL shall constitute a Restricted Payment. If, pursuant to the definition of "Fair Market Value," the Board of Directors is required to determine the Fair Market Value of any assets or securities that are required to be valued by this covenant, such determination by the Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20 million.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and UOL will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that:

          (a)   UOL and the Guarantors may incur Senior Debt or Guarantor Senior Debt (including Acquired Debt) if on the date of such incurrence, after giving effect to such incurrence on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Senior Debt Leverage Ratio is less than 1.5 to 1.0; provided that the Senior Debt and Guarantor Senior Debt incurred pursuant to this clause (a) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (a)) shall not, without duplication, exceed $60 million at any time outstanding; and

          (b)   UOL and the Guarantors may incur Subordinated Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for UOL's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Subordinated Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Subordinated Indebtedness had been incurred at the beginning of such four-quarter period; provided that (i) Subordinated Indebtedness incurred pursuant to this clause (b) (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Subordinated Indebtedness incurred pursuant to this clause (b)), shall not exceed $100 million at any time outstanding and (ii) the Stated Maturity of such Subordinated Indebtedness with respect to the principal amount thereof shall not in any event be earlier than the 91st day following the final maturity of the notes.

        This covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  (a) the incurrence by UOL and its Restricted Subsidiaries of up to $5 million of unsecured Indebtedness existing on the date of the indenture and (b) other Indebtedness existing on the date of the indenture; provided that Indebtedness incurred under this sub-clause (1)(b) shall be deemed to have been incurred on the day after the date of the indenture for purposes of, and subject to compliance with, this covenant;

  (2)
  the incurrence by UOL and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture;

  (3)
  the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (which may be within 90 days of the date of acquisition or completion of such design, construction, installation or improvement) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of UOL or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $20 million at any time outstanding;

  (4)
  the incurrence by UOL or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under clauses (1), (2) or (4) of this paragraph;

  (5)
  the incurrence by UOL or any of its Restricted Subsidiaries of intercompany Indebtedness between or among UOL and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if UOL or any Guarantor is the obligor on such Indebtedness and the payee is not UOL or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of UOL, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than UOL or a Restricted Subsidiary of UOL and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either UOL or a Restricted Subsidiary of UOL, will be deemed, in each case, to constitute an incurrence of such Indebtedness by UOL or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  the issuance by any of UOL's Restricted Subsidiaries to UOL or to any of its Wholly Owned Restricted Subsidiaries that are Guarantors of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor; and

    (b)
    any sale or other transfer of any such preferred stock to a Person that is not either UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor,

    will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

  (7)
  the incurrence by UOL or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

  (8)
  the Guarantee by UOL or any of the Guarantors of Indebtedness of UOL or a Guarantor that was permitted to be incurred by another provision of this covenant; provided that if the other Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (9)
  the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness in respect of (including the issuance of letters of credit to secure obligations or insurance related thereto) workers' compensation claims or reimbursement type obligations regarding workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance obligations, bankers' acceptances, performance, bid, appeal and surety bonds and completion guarantees in the ordinary course of business, or maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities;

  (10)
  the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (11)
  the incurrence by UOL or any of its Restricted Subsidiaries of additional unsecured Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed $15 million;

  (12)
  the Guarantee by any Restricted Subsidiary of UOL that is not a Guarantor of Indebtedness of another Restricted Subsidiary of UOL that is not a Guarantor;

  (13)
  the incurrence by UOL or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums; and

  (14)
  the incurrence of Indebtedness arising from agreements of UOL or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the Merger or any other acquisition or disposition of any business, assets or a Subsidiary of UOL in accordance with the terms of the indenture, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, UOL will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment in respect of Indebtedness is included in the Consolidated Interest Expense of UOL as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that UOL or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        UOL will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to UOL or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to UOL or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to UOL or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to UOL or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes, the Note Guarantees and the Collateral Documents;

  (3)
  applicable law, rule, regulation or order;

  (4)
  any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by UOL or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by the terms of the indenture;

  (5)
  customary nonassignment provisions in contracts and licenses entered into in the ordinary course of business;

  (6)
  Indebtedness incurred pursuant to clause (3) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" that imposes restrictions on the property purchased, leased, constructed, designed, improved, installed or otherwise financed as described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of UOL's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts or imposed by landlords, utilities or other similar entities, entered into in the ordinary course of business;

  (12)
  agreements governing Indebtedness incurred by UOL or its Restricted Subsidiaries in accordance with the indenture (other than Subordinated Indebtedness);

  (13)
  agreements governing Subordinated Indebtedness; provided that such agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment or asset transfer restrictions than those contained in the indenture;

  (14)
  any Restricted Investment not prohibited by the covenant described under "—Restricted Payments" and any Permitted Investment; and

  (15)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) of the second paragraph of this covenant; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of UOL, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, the subordination of loans or advances made to UOL or a Restricted Subsidiary of UOL to other Indebtedness incurred by UOL or any such Restricted Subsidiary of UOL shall not be deemed a restriction on the ability to make loans or advances.

  Merger, Consolidation or Sale of Assets

        UOL will not, directly or indirectly, consolidate or merge with or into another Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of UOL and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either (a) UOL is the surviving Person or (b) the Person formed by or surviving any such consolidation or merger (if other than UOL) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than UOL) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of UOL under the notes, the indenture and the Collateral Documents pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  UOL or the Person formed by or surviving any such consolidation or merger (if other than UOL), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Consolidated Interest Coverage Ratio equal to or greater than 2.0 to 1.0.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among UOL and its Wholly Owned Restricted Subsidiaries that are Guarantors; or

  (2)
  except for clauses (1) and (2) of the first paragraph of this covenant, a merger of UOL with an Affiliate solely for the purpose of reincorporating UOL in another jurisdiction.

  Transactions with Affiliates

        UOL will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of UOL, involving consideration in excess of $1 million (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to UOL or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by UOL or such Restricted Subsidiary with an unrelated Person; and

  (2)
  UOL delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the UOL Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the UOL Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to UOL or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by UOL or any of its Restricted Subsidiaries in the ordinary course of business and payments or issuances of Equity Interests pursuant thereto;

  (2)
  transactions between or among UOL and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of UOL) that is an Affiliate of UOL solely because UOL owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  any issuance of Equity Interests (other than Disqualified Stock) of UOL to Affiliates of UOL;

  (5)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Restricted Payments" and Permitted Investments;

  (6)
  loans or advances to employees in the ordinary course of business not to exceed $5 million in the aggregate at any one time outstanding;

  (7)
  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of UOL or any of its Restricted Subsidiaries;

  (8)
  the Tax Sharing Agreements or other similar tax sharing agreements of UOL entered into with any Subsidiary of UOL on terms no less favorable to UOL in any material respect, taken as a whole, than the Tax Sharing Agreements and all payments required to be made under the Tax Sharing Agreements (and such other similar agreements);

  (9)
  transactions in which UOL or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an independent financial advisor of national standing stating that such transaction is fair to UOL or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

  (10)
  any agreement or transaction to which UOL or a Restricted Subsidiary of UOL is a party described in UOL's filings with the SEC under Section 13 or 15(d) of the Exchange Act as of the date of the indenture, and any renewals or replacements thereof or amendments thereto so long as the terms of such agreement, together with such renewals, replacements or amendments, are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of the indenture;

  (11)
  the existence of, or the performance by UOL or any of its Restricted Subsidiaries of its obligations under the terms of the Acquisition Documents;

  (12)
  agreements and transactions with customers, clients, suppliers, purchasers or sellers of goods or services of UOL or any of its Restricted Subsidiaries, in each case (a) in the ordinary course of business and (b) in compliance with clause (1) or clause (2)(a) of the first paragraph of this covenant, as applicable;

  (13)
  any agreement or transaction between UOL or any of its Restricted Subsidiaries and (a) a joint venture of either UOL or a Restricted Subsidiary of UOL or (b) an Unrestricted Subsidiary of UOL (including FTD, Intermediate Co. and their respective Subsidiaries and, upon the consummation of a CMC IPO, CMC or any of its Subsidiaries), in each case on terms (i) that are not less favorable to UOL and its Restricted Subsidiaries, taken as a whole, in any material respect, as compared to the terms contained in the forms of agreements filed as exhibits to the Form S-1 of CMC filed with the SEC on or prior to the date of the Merger Agreement (without regard to dates or durational limitations set forth in such forms of agreements) or (ii) that involve the provision of services by UOL or any of its Restricted Subsidiaries at or above any out-of-pocket cost of such agreement or transaction incurred by UOL or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs (x) in a manner reasonably consistent with UOL's historical segment reporting practices or (y) as otherwise reasonably determined by the UOL Board of Directors;

  (14)
  marketing, advertising and cross-promotional arrangements (including, without limitation, arrangements regarding the promotion and sale of the products and services of UOL or any of its Subsidiaries) provided by (a) UOL and any of its Restricted Subsidiaries to any Unrestricted Subsidiaries at or above any out-of-pocket cost of such arrangements incurred by UOL or any such Restricted Subsidiary, as applicable, including an allocation of any applicable departmental and other overhead costs of UOL and its Restricted Subsidiaries, or (b) any Unrestricted Subsidiary to UOL or any Restricted Subsidiary at or below Fair Market Value of such arrangements, in each case (i) in a manner reasonably consistent with UOL's historical segment reporting practices or (ii) as otherwise reasonably determined by the UOL Board of Directors; and

  (15)
  the issuance of Equity Interests of CMC in accordance with clause (8)(b) of the second paragraph of the definition of "Asset Sale."

  Additional Note Guarantees

        If UOL or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute and deliver to the trustee a supplemental indenture pursuant to which such Domestic Subsidiary will guarantee payment of the notes. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. Each Note Guarantee shall be released in accordance with the provisions of the indenture described under "—Note Guarantees."

  Designation of Restricted and Unrestricted Subsidiaries

        On the date of the indenture, Intermediate Co., Merger Co., FTD and their respective Subsidiaries shall constitute Unrestricted Subsidiaries, without designation. CMC and its Subsidiaries shall automatically become Unrestricted Subsidiaries, without designation, upon consummation of a CMC IPO. Except in connection with a CMC IPO, CMC, Classmates, and MyPoints shall not be designated as Unrestricted Subsidiaries.

        The UOL Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by UOL and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by UOL (for the avoidance of doubt, this provision will not apply to CMC or its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD or their respective Subsidiaries). Designation as an Unrestricted Subsidiary will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The UOL Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. UOL and its Restricted Subsidiaries shall cause their Unrestricted Subsidiaries to meet the requirements of the definition of "Unrestricted Subsidiary." Any designation of a Subsidiary of UOL as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the UOL Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of an "Unrestricted Subsidiary," it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of UOL as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," UOL will be in default of such covenant; provided that this sentence will not apply to CMC and its Subsidiaries upon a CMC IPO, Intermediate Co., Merger Co., FTD and their respective Subsidiaries. The UOL Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of UOL; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of UOL of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

  FTD and CMC Taxes

        UOL shall cause FTD and, following a CMC IPO, CMC, to pay timely to either (i) the relevant tax authority or (ii) UOL or the relevant Restricted Subsidiary, as the case may be, all amounts required to be paid under the Tax Sharing Agreements.

  Other Covenants

        The indenture also contains customary covenants with respect to payment of notes; maintenance of office or agency; taxes; stay, extension and usury laws; and corporate existence.

Reports

        UOL shall furnish to the trustee, within 15 days after UOL files the same with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports that UOL is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, UOL will be deemed to have furnished such reports referred to above to the trustee if UOL has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

        If, at any time, UOL is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, UOL will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within 15 days after the time periods that would apply if UOL were required to file those reports with the SEC unless the SEC will not accept such a filing. UOL will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept UOL's filings for any reason, UOL will post the reports referred to in the preceding paragraphs on its Website within 15 days after the time periods that would apply if UOL were required to file those reports with the SEC.

        In addition, UOL and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by UOL or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Excess Cash Flow Offer," "—Repurchase at the Option of the Holders—Equity Issuances," "—Repurchase at the Option of the Holders—Subordinated Debt Issuances," "—Redemption of Notes—Mandatory Redemption" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by UOL or any of its Restricted Subsidiaries for 10 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  failure by UOL or any of its Restricted Subsidiaries for 30 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions "—Certain Covenants—Restricted Payments" or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (6)
  failure by UOL or any of its Restricted Subsidiaries for 60 days after notice to UOL by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Collateral Documents;

  (7)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by UOL or any of its Significant Subsidiaries (or the payment of which is guaranteed by UOL or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal at final maturity thereof (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $10 million or its foreign currency equivalent;

  (8)
  failure by UOL or any of its Significant Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million or its foreign currency equivalent (net of any amount covered by enforceable insurance policies carried by solvent carriers), which judgments are not paid, discharged, waived or stayed for a period of 60 days;

  (9)
  any security interest with respect to Collateral created by the Collateral Documents shall cease to be in full force and effect (except as permitted by the terms of the indenture or the Collateral Documents), or shall cease to give the trustee (or Collateral Trustee, if applicable), for the benefit of the holders of the notes, the security interests, rights, powers and privileges purported to be created and granted under the Collateral Documents (including a perfected first priority (subject to Permitted Liens) security interest in all of the Collateral thereunder (except as otherwise provided in the indenture or the Collateral Documents)) in favor of the trustee (or Collateral Trustee, if applicable), or shall be asserted by UOL or any of its Restricted Subsidiaries not to be a valid, perfected, first priority (except as otherwise provided in the indenture or the Collateral Documents and subject to Permitted Liens) security interest in the Collateral covered thereby;

  (10)
  except as permitted by the indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

  (11)
  certain events of bankruptcy or insolvency described in the indenture with respect to UOL or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to UOL or, prior to a CMC IPO, CMC, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then-outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then-outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then-outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        UOL is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, UOL is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of UOL or any Guarantor, as such, will have any liability for any obligations of UOL or the Guarantors under the notes, the indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

        UOL may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  UOL's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and UOL's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, UOL may, at its option and at any time, elect to have the obligations of UOL and the Guarantors released with respect to certain covenants (including, among others, its obligation to make

Change of Control Offers, Excess Cash Flow Offers, Asset Sale Offers, Debt Repurchase Offers and Equity Repurchase Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events with respect to UOL) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. In addition, certain undertakings and covenants described under "—Merger, Consolidation or Sale of Assets" will not apply. The Liens securing the notes and the Note Guarantees will be released without any act by or notice to the holders of the notes upon the occurrence of Legal Defeasance or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  UOL must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, noncallable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the stated date for payment thereof or on the redemption date selected by UOL, as the case may be (and UOL must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date);

  (2)
  in the case of Legal Defeasance, UOL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) UOL has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, UOL must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and other Indebtedness being defeased, discharged or replaced) to which UOL or any of its Guarantors is a party or by which UOL or any of its Guarantors is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (6)
  UOL must deliver to the trustee an Officers' Certificate stating that the deposit was not made by UOL with the intent of preferring the holders of notes over the other creditors of UOL with the intent of defeating, hindering, delaying or defrauding any creditors of UOL or others; and

  (7)
  UOL must deliver to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Collateral will be released from the Liens securing the Notes as provided under the Collateral Documents upon Legal Defeasance or Covenant Defeasance in accordance with the indenture.

Amendment, Supplement and Waiver

        Except as provided below, the indenture, the notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then-outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a nonconsenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then-outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

  (9)
  release all or substantially all of the Collateral except in accordance with the indenture and Collateral Documents; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, UOL, the Guarantors and the trustee may amend or supplement the indenture, the notes, the Note Guarantees or the Collateral Documents:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption by a successor Person of the obligations of UOL or any Guarantor under the indenture as described under the captions "—Certain Covenants—Merger, Consolidation or Sale of Assets" and "—Note Guarantees";

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture, the Note Guarantees, the Collateral Documents or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees, the Collateral Documents or the notes, which intent shall be evidenced by an Officers' Certificate to that effect;

  (7)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

  (8)
  to release any Guarantor from any of its obligations under its Note Guarantee or the indenture in accordance with the terms of the indenture;

  (9)
  to enter into additional or supplemental Collateral Documents;

  (10)
  to release Collateral in accordance with the terms of the indenture and the Collateral Documents;

  (11)
  to add to the covenants of UOL for the benefit of the holders or to surrender any right or power herein conferred to UOL; or

  (12)
  to make any other change not specified in clauses (1) through (11) above that do not adversely affect the rights of any holder of notes.

        In addition, the trustee and the Collateral Trustee may, without the consent of any holder of notes, execute any Collateral Documents not inconsistent with the terms of the indenture on behalf of the holders of notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to UOL, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and UOL or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination of cash in U.S. dollars and noncallable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which UOL or any Guarantor is a party or by which UOL or any Guarantor is bound (other than with respect to the borrowing of funds to be applied to make the deposit required to effect such satisfaction and discharge and any similar deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  UOL or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  UOL has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, UOL must deliver an Officers' Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The Liens securing the notes and the Note Guarantees will be released without any act by or notice to the holders of the notes upon the consummation of satisfaction and discharge as described above.

Concerning the Trustee

        If the trustee becomes a creditor of UOL or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition Documents" means the Merger Agreement and any other document entered into in connection therewith (as amended, restated, renewed, replaced, modified or supplemented).

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights by UOL or any of UOL's Restricted Subsidiaries (including, without limitation, Capital Stock of CMC and Capital Stock of Subsidiaries of UOL directly owned by UOL or Restricted Subsidiaries of UOL); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of UOL and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets"; and

  (2)
  the issuance of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of UOL's Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2 million;

  (2)
  any single transaction that involves assets having a Fair Market Value of not more than $5 million (subject to an overall limit of $15 million in the aggregate pursuant to this clause (2)) that satisfies the provisions of the indenture described above in clause (1) of the first paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (3)
  a transfer of assets between or among UOL and its Wholly Owned Restricted Subsidiaries that are Guarantors, or a transfer of assets from Restricted Subsidiaries that are not Guarantors to UOL or any other Restricted Subsidiaries of UOL;

  (4)
  an issuance of Equity Interests by a Restricted Subsidiary of UOL to UOL or to a Wholly Owned Restricted Subsidiary of UOL;

  (5)
  the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (6)
  the sale or other disposition of cash or Cash Equivalents;

  (7)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (8)
  (a) the issuance of Capital Stock by CMC in a CMC IPO and (b) the issuance of Equity Interests of CMC to employees, officers or directors of UOL or of any of its Subsidiaries of up to 15% of the fully diluted shares of common stock of CMC (after giving effect to the issuance of such Equity Interests), in the form of stock, options, restricted stock or restricted stock units, or any combination thereof;

  (9)
  any exchange of assets (subject to an overall limit of $5 million in the aggregate pursuant to this clause (9)), including a combination of assets and Cash Equivalents, for assets of comparable or greater market value or usefulness to the business of UOL and Restricted Subsidiaries of UOL as a whole, as determined in good faith by the UOL Board of Directors;

  (10)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business;

  (11)
  any sale of inventory in the ordinary course of business;

  (12)
  licenses and sublicenses by UOL or any of its Restricted Subsidiaries of software, intellectual property and other general intangibles in the ordinary course of business;

  (13)
  any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course or other litigation;

  (14)
  terminations of Hedging Obligations;

  (15)
  the abandonment or other sale, transfer or other disposition of intellectual property that is, in the reasonable judgment of UOL, no longer economically practicable to maintain or useful in the conduct of the business of UOL and its Restricted Subsidiaries taken as a whole; and

  (16)
  the granting of Liens not prohibited by the covenant entitled "Liens" and any foreclosure or exercise in respect thereof.

        "Asset Sale Offer" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Asset Sales."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations) and maintenance, refurbishment or upgrading equipment, machinery, fixed assets and real property improvements that would be regarded as a capital expenditure under GAAP.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be pre-paid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars and, in the case of non-U.S. Restricted Subsidiaries, local foreign equivalents;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case maturing not more than one year from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case, with any commercial bank having at the time of investment capital and surplus in excess of $250 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency);

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper issued by a corporation (other than an Affiliate of UOL) rated at the time of investment at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency) and in each case maturing within 270 days after the date of acquisition;

  (6)
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at the time of investment one of the two highest rating categories obtainable from Moody's or S&P (or reasonably equivalent ratings of another nationally recognized rating agency) in each case with maturities not exceeding two years from the date of acquisition; and

  (7)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of UOL and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of UOL;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of UOL, measured by voting power rather than number of shares;

  (4)
  UOL consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, UOL, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of UOL or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of UOL outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

  (5)
  the first day on which a majority of the members of the UOL Board of Directors are not Continuing Directors.

        "Change of Control Offer" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Change of Control."

        "Change of Control Payment Date" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Change of Control."

        "Classmates" means Classmates Online, Inc., a Washington corporation, and any of its successors.

        "CMC" means Classmates Media Corporation, a Delaware corporation, and any of its successors.

        "CMC IPO" means the issuance of CMC Capital Stock by CMC in an underwritten initial public offering.

        "CMC Tax Sharing Agreement" means the tax sharing agreement most recently filed as an exhibit to any Form S-1 of CMC filed with the SEC prior to the date of a CMC IPO, between UOL and CMC (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to the form of such agreement so filed).

        "Collateral" means all of the assets and property of UOL and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted as security for the Obligations under the notes and the Note Guarantees and/or the obligations under Secured Senior Debt; provided that Collateral shall not include Secured Senior Debt Collateral.

        "Collateral Documents" means the pledge agreement by UOL in favor of the trustee for the benefit of the holders of the notes, any other pledge agreements, the collateral trust agreement, or other security documents governing the Lien granted to or for the benefit of the collateral agent on the Collateral or Joint Collateral.

        "Collateral Trustee" means U.S. Bank National Association.

        "Consolidated Adjusted EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication:

  (1)
  the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

  (2)
  the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the total depreciation expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total depreciation expense was deducted in computing such Consolidated Net Income; plus

  (4)
  the total amortization expense of such Person and its Restricted Subsidiaries for such period, to the extent that such total amortization expense was deducted in computing such Consolidated Net Income; plus

  (5)
  the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

  (6)
  any foreign currency translation or transaction gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains or losses were deducted in computing such Consolidated Net Income; plus

  (7)
  all extraordinary, unusual or non-recurring losses, charges or expenses (minus any extraordinary, unusual or non-recurring gains) (it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination and unusual or non-recurring losses, charges, expenses or gains shall be determined by UOL in good faith) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses, charges or expenses were deducted or such gains were added in computing such Consolidated Net Income; plus

  (8)
  all other non-cash items, including, without limitation, non-cash stock compensation expenses for officers, directors, employees and consultants (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period) of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash items were deducted in computing such Consolidated Net Income; plus

  (9)
  all expenses incurred in connection with the prepayment, amendment or refinancing of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent that such expenses were deducted in computing such Consolidated Net Income; plus

  (10)
  all amounts deducted in computing such Consolidated Net Income in connection with expenses, overhead and other costs attributable to Unrestricted Subsidiaries for which UOL or any of its Restricted Subsidiaries has been reimbursed or paid in cash; plus

  (11)
  each of the following for such period, but only to the extent that such amount was deducted in computing such Consolidated Net Income:

  (a)
  any non-cash impairment charge or asset write-off or write-down of such Person and its Restricted Subsidiaries, in each case relating to an intangible asset, pursuant to Financial Accounting Standards Board Statements No. 142 and No. 144, plus

  (b)
  the amortization of intangible assets of such Person and its Restricted Subsidiaries arising pursuant to Financial Accounting Standards Board Statement No. 141, plus

  (c)
  the amortization or write-off of deferred financing fees of such Person and its Restricted Subsidiaries, plus

  (d)
  the amortization of other intangible assets of such Person and its Restricted Subsidiaries, but only, in the case of clauses (1) through (10), to the extent added or deducted, as applicable, in the calculation of Consolidated Net Income, minus

  (12)
  non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash items to the extent expected to result in the receipt of cash payments in any future period),

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the foregoing, Consolidated Adjusted EBITDA for the quarters ended June 30, 2007, September 30, 2007 and December 31, 2007, shall be deemed to be $38.2 million, $39.3 million and $42.4 million, respectively, subject to any applicable pro forma adjustments for ratio calculation purposes.

        "Consolidated Cash Interest Expense" means with respect to any specified Person for any period the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period payable in cash, excluding amortization of financing fees. For purposes of the foregoing, Consolidated Cash Interest Expense shall be determined after giving effect to any net cash payments made or received with respect to Hedging Obligations of the kind described in paragraphs (1) and (2) of the definition of "Hedging Obligations."

        "Consolidated Interest Coverage Ratio" means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Consolidated Cash Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Consolidated Interest Coverage Ratio Calculation Date"), then the Consolidated Interest Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption "—Mandatory Redemption" shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

        In addition, for purposes of calculating the Consolidated Interest Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Consolidated Interest Coverage Ratio Calculation Date, or that are to be made on the Consolidated Interest Coverage Ratio Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter period;

  (2)
  the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded;

  (3)
  the Consolidated Cash Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Consolidated Interest Coverage Ratio Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Cash Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Consolidated Interest Coverage Ratio Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Consolidated Interest Coverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if pro forma effect is to be given to any Indebtedness that bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Consolidated Interest Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Consolidated Interest Coverage Ratio Calculation Date in excess of 12 months).

        "Consolidated Interest Expense" means, with respect to any specified Person and its Restricted Subsidiaries for any period, the total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of the specified Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the specified Person and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Hedging Obligations and fees that are considered interest expense in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and without any reduction in respect of preferred stock dividends; provided that there shall be excluded (only to the extent included in computing such net income (or loss) and without duplication):

  (1)
  the income (or loss) of any Person (other than a Restricted Subsidiary of such specified Person) in which any other Person (other than such specified Person or any of its Restricted

    Subsidiaries) has a joint interest, except to the extent of the amount of any dividends or other distributions actually paid in cash to such specified Person or any of its Restricted Subsidiaries by that Person during such period, but in any case not in excess of such specified Person's pro rata share of that Person's net income for such period;

  (2)
  the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of such specified Person or is merged into or consolidated with such specified Person or any of its Restricted Subsidiaries or that Person's assets are acquired by such specified Person or any of its Restricted Subsidiaries (provided that the exclusion in this clause (2) shall not apply in connection with the calculation of the Consolidated Interest Coverage Ratio, the Senior Debt Leverage Ratio or the Total Indebtedness Leverage Ratio);

  (3)
  the income of any Restricted Subsidiary of such specified Person to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time, directly or indirectly, permitted (a) without any prior governmental approval (that has not been obtained), or (b) by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

  (4)
  non-cash gains and losses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133;

  (5)
  any after-tax gains or losses attributable to asset sales or returned surplus assets of any employee benefit plan (other than a multiemployer plan); and

  (6)
  to the extent not included in clauses (1) through (5) above, any net extraordinary gains or net extraordinary losses.

The net income (or loss) of any Unrestricted Subsidiary will be excluded from and after the date such Person becomes an Unrestricted Subsidiary, whether or not such net income is distributed to the specified Person or its Restricted Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the UOL Board of Directors who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Covenant Defeasance" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Legal Defeasance and Covenant Defeasance."

        "Debt Repurchase Amount" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Subordinated Debt Issuances."

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require UOL to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute

Disqualified Stock if the terms of such Capital Stock provide that UOL may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that UOL and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means a Wholly Owned Restricted Subsidiary of UOL that is formed under the laws of the United States or any state of the United States or the District of Columbia.

        "equally and ratably" and "equal and ratable" mean equal and ratable with respect to allocations of the proceeds of the Collateral proportionally among (i) the notes and the Note Guarantees, on the one hand, without duplication, and (ii) the Secured Senior Debt, on the other hand, without duplication, according to the then outstanding principal amount of the notes and the Secured Senior Debt (including outstanding letters of credit, whether or not drawn); provided that voting with respect to the exercise of remedies on the Collateral shall be directed (i) in the case of the exercise of remedies on the Capital Stock of CMC, by the trustee or, following the incurrence of Senior Secured Debt, the Collateral Trustee as instructed by the holders of the notes as provided in the indenture and the Collateral Documents and (ii) in the case of the exercise of remedies on any Collateral other than the Capital Stock of CMC, by the representatives of the holders of the Secured Senior Debt, as provided for in the documents relating to the Secured Senior Debt and the Collateral Documents; provided further that other creditor rights with respect to the Collateral (whether prior to or after any bankruptcy or insolvency proceedings) shall be as provided in the Collateral Documents.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Issuance" means a public or private sale or issuance of any shares of Capital Stock of UOL; provided, however, that any options or warrants issued under clause (12) of the second paragraph of the covenant entitled "Restricted Payments" shall not be deemed to be an Equity Issuance.

        "Equity Repurchase Amount" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Equity Issuances."

        "Excess Cash Flow" means, without duplication, with respect to any specified Person for any period, the Consolidated Adjusted EBITDA of such Person for such period plus cash dividends received by UOL or any Guarantor from any Unrestricted Subsidiary (that are not included in Consolidated Net Income), minus:

  (1)
  the amount of cash taxes paid by such Person and its Restricted Subsidiaries (including with respect to Unrestricted Subsidiaries) during such period, adjusted by payments made and received in such period pursuant to tax sharing agreements as follows:

  (a)
  minus payments made by UOL or any of its Restricted Subsidiaries to Unrestricted Subsidiaries with respect to net operating losses, credits and similar tax attributes ("NOLs");

  (b)
  plus payments received by UOL or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to NOLs; and

  (c)
  plus payments received by UOL or any of its Restricted Subsidiaries from Unrestricted Subsidiaries with respect to such Unrestricted Subsidiaries' proportionate obligation for UOL's tax liability; minus

  (2)
  the amount of Consolidated Cash Interest Expense of such Person and its Restricted Subsidiaries in respect of such period; minus

  (3)
  the amount of Capital Expenditures made by such Person and its Restricted Subsidiaries in such period (excluding Capital Expenditures financed with (a) Indebtedness (not to exceed $50 million in the aggregate or $30 million in any four-quarter period and excluding short-term borrowings under revolving lines of credit), (b) proceeds received in connection with any casualty or condemnation event, and (c) the Net Proceeds of any Equity Issuances or any sale of the Equity Interests in CMC remaining after completion of all required redemptions and offers to purchase Indebtedness); minus

  (4)
  (a) repayments of Senior Debt not to exceed $10 million for the Excess Cash Flow Period ending September 30, 2009 and $5 million for any other Excess Cash Flow Period, (b) mandatory repayments of Indebtedness incurred under clause (3) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" not to exceed $2 million for the Excess Cash Flow Period ending September 30, 2009 and $1 million for any other Excess Cash Flow Period and (c) any voluntary or optional redemption of the notes (in each case, other than repayments of revolving credit borrowings that may be reborrowed and repayments, redemptions or repurchases financed with other long-term Indebtedness, proceeds of any Equity Issuances, proceeds received from the sale of Capital Stock of CMC and proceeds of Asset Sales or dispositions of assets excluded from the definition of "Asset Sale" by clause (1) or (2) of the second paragraph of the definition of such term), by such Person and its Restricted Subsidiaries; minus

  (5)
  any cash items added back in calculating Consolidated Adjusted EBITDA for such period pursuant to clauses (6) and (7) of the definition thereof, plus

  (6)
  the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

For the avoidance of doubt, no pro forma adjustment shall be made in the calculation of Excess Cash Flow.

        "Excess Cash Flow Offer" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Excess Cash Flow Offer."

        "Excess Cash Flow Payment Date" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Excess Cash Flow Offer."

        "Excess Cash Flow Period" means (i) the period commencing on the first day of the month immediately following the date of the indenture and ending on September 30, 2009, and (ii) each 6-month period ending on March 31 or September 30 thereafter.

        "Excess Proceeds Amount" has the meaning assigned to that term in the section entitled "—Repurchase at the Option of Holders—Asset Sales."

        "Existing Indebtedness" means all Indebtedness of UOL and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid; provided that such Indebtedness shall be deemed to be incurred under the first paragraph under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, which shall be determined in good faith by the UOL Board of Directors for all transactions greater than $3 million (unless otherwise provided in the indenture).

        "FTD" means FTD Group, Inc., a Delaware corporation, and any of its successors.

        "FTD Tax Sharing Agreement" means the tax sharing agreement, as in effect as of the date of the indenture, between UOL and FTD (and any renewals or replacements thereof or amendments thereto so long as the terms of such renewals, replacements or amendments are not less favorable to UOL or any of its Restricted Subsidiaries in any material respect, taken as a whole, as compared to such agreement as in effect on the date of the indenture).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Government Securities" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantor Senior Debt" means (other than the notes and the Note Guarantees) one or more debt facilities or commercial paper facilities of any Guarantor providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Guarantor Senior Debt or Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the notes or such Guarantor's Note Guarantee (for the avoidance of doubt, Guarantor Senior Debt (a) will not include the Note Guarantees or the notes and (b) will be pari passu in right of payment with the Note Guarantees).

        "Guarantors" means (i) Classmates International, Inc., a Delaware corporation, Classmates Media Corporation, a Delaware corporation, Classmates Online, Inc., a Washington corporation, Classmates Yearbooks, Inc., a Delaware corporation, FreeInternet.com, Inc., a Delaware corporation, Juno Internet Services, Inc., a Delaware corporation, Juno Online Services, Inc., a Delaware corporation, MyPoints.com, Inc., a Delaware corporation NetZero, Inc., a Delaware corporation, Opobox, Inc., a Delaware corporation, United Online Advertising Network, Inc., a Delaware corporation, United Online Communications, Inc., a Delaware corporation, United Online Web Services, Inc., a Delaware corporation and UOL Advertising , Inc., a Delaware corporation, and (ii) any Domestic Subsidiary of UOL that executes a Note Guarantee in accordance with the provisions of the indenture (provided that if a CMC IPO occurs on or prior to the date of the indenture, notwithstanding the foregoing, CMC and its Subsidiaries shall be Unrestricted Subsidiaries and shall not be Guarantors), and its respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP. In addition, to the extent not otherwise included, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and the Guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) deferred or pre-paid revenues; (2) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other underperformed obligations of the respective seller; or (3) obligations under the Acquisition Documents.

        Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under the indenture.

        "intercompany note" means any promissory note, loan, advance or similar obligation owing by UOL or any Subsidiary of UOL to UOL or any Restricted Subsidiary of UOL.

        "Intermediate Co." means UNOL Intermediate, Inc., a Delaware corporation, and any of its successors.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credits and advances to customers and commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If UOL or any Restricted Subsidiary of UOL sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of UOL such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of UOL, UOL will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of UOL's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments"; provided that this sentence shall not apply to a CMC IPO.

        For purposes of the definition of "Unrestricted Subsidiary" and the section entitled "—Certain Covenants—Restricted Payments":

  (1)
  Investments shall include the portion (proportionate to UOL's Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of UOL at the time that such Subsidiary is designated an Unrestricted Subsidiary (it being understood that this shall not apply to CMC and its Subsidiaries in the event of a CMC IPO); provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, UOL shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

  (a)
  UOL's Investment in such Subsidiary at the time of such redesignation; minus

  (b)
  the portion (proportionate to UOL's Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer,

in each case as determined in good faith by the UOL Board of Directors.

        "Joint Collateral" has the meaning assigned to that term in the section entitled "—Security."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, or any lease in the nature thereof.

        "Merger" means the merging of Merger Co. with and into FTD pursuant to and in accordance with the Merger Agreement.

        "Merger Agreement" means that certain agreement and plan of merger, dated as of April 30, 2008, among UOL, FTD and Merger Co., as amended by Amendment No. 1 thereto, dated as of July 16, 2008 (and any renewals or replacements thereof or amendments thereto).

        "Merger Co." means UNOLA Corp., a newly formed Delaware corporation, and any of its successors.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereof.

        "MyPoints" means MyPoints.com, Inc., a Delaware corporation, and any of its successors.

        "Net Proceeds" means:

  (1)
  with respect to an Asset Sale, the aggregate amount of cash and Cash Equivalents received as consideration in respect of any Asset Sale received by UOL or any of its Restricted Subsidiaries (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (a)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets or indemnification obligations relating to such Asset Sale established in accordance with GAAP; and

  (b)
  amounts, if any, required to be, and in fact, applied to the prepayment of purchase money Indebtedness or Capital Lease Obligations permitted under the indenture (other than Indebtedness that is subordinated in right of payment to the notes or the Note Guarantees) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale that ranks prior to the security interest, if any, of the trustee in those assets, after giving effect to any provisions in the Collateral Documents as to the relative ranking of security interests;

  (2)
  with respect to any Subordinated Debt Issuance, the aggregate amount of cash and Cash Equivalents received by UOL or any of its Restricted Subsidiaries in respect of any Subordinated Debt Issuance, net of the direct costs relating to such Subordinated Debt Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Subordinated Debt Issuance; and

  (3)
  with respect to any Equity Issuance, the aggregate amount of cash and Cash Equivalents received by UOL in respect of any Equity Issuance, net of the direct costs relating to such Equity Issuance including, without limitation, legal, accounting and investment banking fees and sales commissions incurred as a result of the Equity Issuance.

        "Non-Recourse Debt" means Indebtedness as to which neither UOL nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

        "Note Guarantee" means the Guarantee by each Guarantor of UOL's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Officers' Certificate" means a certificate signed on behalf of UOL by two officers of UOL, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of UOL, which meets the requirements set forth in the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Investments" means:

  (1)
  any Investment in UOL or in a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by UOL or any Restricted Subsidiary of UOL in a Person or a Person's business, if as a result of such Investment:

  (a)
  such Person becomes a Wholly Owned Restricted Subsidiary of UOL or of another Restricted Subsidiary, and such Person becomes a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, UOL or a Wholly Owned Restricted Subsidiary of UOL that is a Guarantor;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of UOL;

  (6)
  any Investments received in compromise or resolution of

  (a)
  obligations of trade creditors or customers that were incurred in the ordinary course of business of UOL or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout, reorganization or recapitalization or insolvency of any trade creditor or customer;

  (b)
  a foreclosure by UOL or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

  (c)
  litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  repurchases of the notes;

  (9)
  any Guarantee of Indebtedness of UOL or any Restricted Subsidiary of UOL permitted by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Additional Note Guarantees";

  (10)
  Investments in FTD or any of FTD's Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such Investments, excluding, for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $20 million;

  (11)
  any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture or an Investment consisting of any extension, modification or renewal of any Investment existing on the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (12)
  loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice;

  (13)
  any transaction to the extent it constitutes an Investment, between UOL or any Restricted Subsidiary and FTD or between UOL or any Restricted Subsidiary and CMC, that is permitted by and made in accordance with clauses (12), (13) and (14) of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates";

  (14)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (15)
  Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, each in the ordinary course of business;

  (16)
  Investments of a Restricted Subsidiary of UOL acquired after the date of the indenture or of an entity merged into, amalgamated with, or consolidated with UOL or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant entitled "Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (17)
  Investments in connection with the Merger and the Acquisition Documents, including Investments made to consummate the transactions contemplated by the Acquisition Documents and any payments made as a result of the exercise by stockholders of FTD of dissenter's rights or appraisal rights;

  (18)
  Investments consisting of pre-paid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business;

  (19)
  extensions of credit to customers in the ordinary course of business; and

  (20)
  Investments in Subsidiaries and joint ventures having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding (and giving effect to all interest, dividends, distributions, principal or other payments received in respect of such Investments, excluding for the avoidance of doubt, payments in respect of the Tax Sharing Agreements) not to exceed $10 million.

        "Permitted Liens" means:

  (1)
  Liens to secure any Senior Debt and Guarantor Senior Debt permitted by clause (a) of the first paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such Liens (except for Liens on the Capital Stock, intercompany notes and securities of UOL or any Subsidiary of UOL (other than Liens on the Capital Stock of CMC)) will only be permitted to the extent they are shared on an equal and ratable basis with the holders of the notes, and UOL and its Restricted Subsidiaries shall not be under any obligation to provide Liens on the Capital Stock, intercompany notes and securities of any Subsidiary of UOL (other than the Capital Stock of CMC) to the holders of notes or the trustee;

  (2)
  Liens in favor of UOL or any of the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of UOL or is merged with or into or consolidated with UOL or any Restricted Subsidiary of UOL; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of UOL or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of UOL or is merged into or consolidated with UOL or a Restricted Subsidiary of UOL;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by UOL or any Subsidiary of UOL; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (10)
  survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (11)
  Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

  (12)
  Liens to secure any Permitted Refinancing Indebtedness; provided, however, that:

  (a)
  the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (13)
  Liens incurred in the ordinary course of business of UOL or any Restricted Subsidiary of UOL with respect to assets that do not exceed $3 million at any one time outstanding;

  (14)
  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

  (15)
  filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignments of goods;

  (16)
  banker's Liens, rights of setoff and other similar Liens arising out of judgments or awards not constituting an Event of Default;

  (17)
  Liens on cash, Cash Equivalents or other property arising in connection with defeasance or discharge or redemption of Indebtedness;

  (18)
  Liens securing Hedging Obligations not incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

  (19)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (20)
  grants of software and other technology licenses in the ordinary course of business;

  (21)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; and

  (22)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business.

        "Permitted Refinancing Indebtedness" means any Indebtedness of UOL or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of UOL or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, (a) the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) at least 91 days after the final maturity of the notes;

  (3)
  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or Note Guarantees, as applicable, on terms at least as favorable to the holders of notes or Note Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

  (4)
  such Indebtedness is incurred either by UOL or by the Restricted Subsidiary of UOL that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (or who were obligated to become guarantors of such Indebtedness prior to such renewal, refunding, refinancing, replacement, defeasance or discharge, under the terms of such Indebtedness).

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group or any successor thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Senior Debt" means any Senior Debt or Guarantor Senior Debt of UOL or any Guarantor that is secured by Collateral and is incurred under clause (a) of the first paragraph under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Secured Senior Debt Collateral" means the assets securing the Secured Senior Debt, which assets do not also secure the notes and the Note Guarantees.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means (other than the notes and the Note Guarantees), one or more debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities and any Guarantees of Senior Debt, in each case (i) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time and (ii) which is not expressly subordinated by its terms to the notes or the Note Guarantees (for the avoidance of doubt, Senior Debt (a) will not include the Notes or the Note Guarantees and (b) will be pari passu in right of payment with the Notes).

        "Senior Debt Leverage Ratio" means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of Senior Debt on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Senior Debt Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Senior Debt Leverage Ratio is made (the "Senior Debt Leverage Ratio Calculation Date"), then the Senior Debt Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption "—Mandatory Redemption" shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

        For purposes of making the computation of the Senior Debt Leverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Senior Debt Leverage Ratio Calculation Date, or that are to be made on the Senior Debt Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Senior Debt Leverage Ratio Calculation Date, will be excluded;

  (3)
  any Person that is a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

  (4)
  any Person that is not a Restricted Subsidiary on the Senior Debt Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the issuance of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Debt Issuance" means a public or private sale, incurrence or issuance of any Subordinated Indebtedness of UOL or any of its Restricted Subsidiaries.

        "Subordinated Indebtedness" means, with respect to UOL or a Guarantor, any Indebtedness (including any Guarantee of Indebtedness) of UOL or such Guarantor that is by its terms subordinated in right of payment to the notes or any Note Guarantee, as applicable, which shall contain the terms substantially in the form set forth in an exhibit to the indenture.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity).

        "Tax Sharing Agreements" means the CMC Tax Sharing Agreement (as and when entered into) and the FTD Tax Sharing Agreement.

        "TIA" means the Trust Indenture Act, as amended.

        "Total Indebtedness Leverage Ratio" means with respect to any specified Person for any date, the ratio of (1) the aggregate outstanding principal amount of Indebtedness on such date to (2) the aggregate amount of Consolidated Adjusted EBITDA of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the "Total Indebtedness Leverage Ratio Calculation Date"), then the Total Indebtedness Leverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. The deposit of up to $50 million with the trustee following a CMC IPO as required under the caption "—Mandatory Redemption" shall constitute a repayment of the principal amount of notes to be redeemed following a CMC IPO for the purposes of this definition.

        For purposes of making the computation of the Total Indebtedness Leverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter period or subsequent to such four-quarter period and on or prior to the Total Indebtedness Leverage Ratio Calculation Date, or that are to be made on the Total Indebtedness Leverage Ratio Calculation Date, will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter period;

  (2)
  the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Total Indebtedness Leverage Ratio Calculation Date, will be excluded;

  (3)
  any Person that is a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

  (4)
  any Person that is not a Restricted Subsidiary on the Total Indebtedness Leverage Ratio Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        "Transaction Costs" means the fees, costs and expenses payable by UOL or any of its Restricted Subsidiaries in connection with the transaction contemplated by the Acquisition Documents (including the financings utilized to consummate the Merger).

        "Unrestricted Subsidiary" means, with respect to any specified Person, any Subsidiary of such specified Person that is designated by the Board of Directors of such specified Person as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not (except as permitted under the caption "—Certain Covenants—Transactions with Affiliates") party to any agreement, contract, arrangement or understanding with such specified Person or any Restricted Subsidiary of such specified Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such specified Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such specified Person;

  (3)
  is a Person with respect to which neither such specified Person nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results; and

  (4)
  is not a Guarantor and does not otherwise directly or indirectly provide credit support for any Indebtedness of such specified Person or any of its Restricted Subsidiaries.

        The foregoing notwithstanding, each of Intermediate Co., Merger Co., FTD and their respective subsidiaries will, on the date of the indenture, be "Unrestricted Subsidiaries."

        "UOL" means United Online, Inc., a Delaware corporation, or any of its successors.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

        "Working Capital" means current assets (excluding cash and Cash Equivalents) minus current liabilities (excluding Indebtedness that was, at the time incurred, classified as indebtedness in accordance with GAAP), each calculated in accordance with GAAP.

Book-Entry, Delivery and Form

        Upon consummation of the transactions contemplated by the Merger Agreement (i) holders of shares of FTD common stock (except for The Depository Trust Company ("DTC")) who held such shares in registered form immediately prior to the date of the indenture will receive Certified Notes and (ii) holders of beneficial interests of shares of FTD common stock who held such shares through DTC immediately prior to the date of the indenture will receive beneficial interests in one or more Global Notes, in each case except as otherwise requested by any such holder. Global Notes will be deposited with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certificated form. See "—Exchange of Global Notes for Certificated Notes." In addition, Certificated Notes may be exchanged for other Certificated Notes or interests in a Global Note representing the principal amount of notes being transferred.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. UOL takes no responsibility for these operations and procedures and urges investors to contact the respective systems or their participants directly to discuss these matters.

        DTC has advised UOL that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised UOL that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

        All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems as well. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

        Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of Certified Notes and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, UOL and the trustee will treat the persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither UOL, the trustee nor any agent of UOL or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised UOL that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or UOL. Neither UOL nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any notes, and UOL and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised UOL that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the applicable Global Notes and only in respect of the portion of the aggregate principal amount of the applicable notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither UOL, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for a Certificated Note of the same series if:

  •
  DTC notifies UOL that (a) it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed within 120 days of such notice; or

  •
  UOL, at its option, notifies the trustee in writing that it elects to exchange Global Notes for Certificated Notes; or

  •
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        UOL will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. With respect to Certificated Notes, if (a) any holder has requested payment by mail or (b) a holder of at least $100,000 in principal amount of notes has given wire transfer instructions to UOL, then UOL will pay all principal, premium, if any, and interest on that holder's notes in accordance with those instructions. All other payments on Certificated Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless UOL elects to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. UOL expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised UOL that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

COMPARISON OF STOCKHOLDER RIGHTS

        Both UOL and FTD are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the Delaware General Corporation Law. Before the consummation of the merger, the rights of holders of FTD common stock are also governed by the second amended and restated certificate of incorporation of FTD, which we refer to in this section as the FTD Certificate of Incorporation, and the second amended and restated bylaws of FTD, which we refer to in this section as the FTD Bylaws. After the consummation of the merger, FTD stockholders will become stockholders of UOL, and their rights will be governed by the Delaware General Corporation Law, the amended and restated certificate of incorporation of UOL, which we refer to in this section as the UOL Certificate of Incorporation, the amended and restated bylaws of UOL, which we refer to in this section as the UOL Bylaws, and the UOL Rights Agreement.

        The following is a summary of the material differences between the rights of FTD stockholders and the rights of UOL stockholders. While we believe that this summary covers the material differences between the two companies, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of FTD stockholders and UOL stockholders and is qualified in its entirety by reference to the Delaware General Corporation Law and the various documents of FTD and UOL that we refer to in this summary. You should carefully read this entire proxy statement/prospectus and the other documents we refer to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of FTD and being a stockholder of UOL. FTD and UOL have filed their respective documents referred to herein with the SEC and will send copies of these documents to you upon your request. See "Where You Can Find More Information" beginning on page 234 of this proxy statement/prospectus.

	FTD	UOL
Authorized Capital Stock	The FTD Certificate of Incorporation authorizes the issuance of 75,200,000 shares, consisting of two classes: 75,000,000 shares of common stock, $0.01 par value per share, and 200,000 shares of preferred stock, $0.01 par value per share.	The UOL Certificate of Incorporation authorizes the issuance of 305,000,000 shares, consisting of two classes: 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.
Number of Directors
The FTD Certificate of Incorporation provides that the number of directors shall be fixed by, or in the manner provided in, the FTD Bylaws.

The FTD Bylaws provide that the number of directors shall be not less than two nor more than ten, and may be changed by an amendment to the FTD Bylaws duly adopted by the FTD board of directors or by its stockholders, or by a duly adopted amendment to the FTD Certificate of Incorporation, with the actual number being fixed by board resolution. The FTD board of directors currently consists of nine directors.
The UOL Certificate of Incorporation provides that the number of directors shall be fixed by resolution of the UOL board of directors. In addition, the UOL Bylaws provide that the number of directors may not be increased by more than one unless approved by (a) two-thirds of each class of directors or (b) two-thirds of each outstanding class or series of such class of UOL stock. The UOL board of directors currently consists of six directors.

Cumulative Voting	The FTD Certificate of Incorporation does not provide for cumulative voting, and as a result, holders of FTD common stock have no cumulative voting rights in connection with the election of directors.	The UOL Certificate of Incorporation does not provide for cumulative voting, and as a result, holders of UOL common stock have no cumulative voting rights in connection with the election of directors.
Classification of Board of Directors
FTD does not have a classified board of directors. The FTD Bylaws provide that all directors shall be elected annually and hold office until their successors are duly elected and qualified, unless sooner displaced as provided in the FTD Bylaws.
UOL has a classified board of directors. The UOL Certificate of Incorporation provides that the UOL board of directors is divided into three classes of as nearly equal size as practicable, with board members serving three-year terms, and that at each annual meeting of stockholders, directors shall be elected to succeed the directors of the class whose terms expire at such annual meeting. A person elected by a majority of the remaining members of the UOL board of directors to fill a vacancy holds office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor has been duly elected and qualified. If the number of directors is changed, each director then serving as such nevertheless continues as a director of the class of which she or he is a member until the expiration of her or his current term, and any newly created directorships or decrease in directorships are so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

Removal of Directors
The FTD Bylaws provide that unless otherwise restricted by the FTD Certificate of Incorporation or by law, a director may be removed from office only for cause and only by the affirmative vote of a majority of FTD's outstanding stock then entitled to vote generally in the election of directors, voting together as a single class. The FTD Bylaws do not define the term "cause."

The FTD Certificate of Incorporation is silent as to the removal of directors.
The UOL Certificate of Incorporation provides that a director or the entire UOL board of directors may be removed from office for cause by the affirmative vote of 66 2/3% of the shares entitled to be cast. Unless the UOL board of directors has made a determination that removal is in the best interests of UOL (in which case the following definition does not apply), "cause" for removal of a director is deemed to exist only if (1) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the UOL board of directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his or her duties to UOL in a matter of substantial importance to UOL; or (3) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of UOL.

Vacancies on the Board of Directors
The FTD Bylaws provide that any vacancies on the FTD board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any director so chosen holds office until the next annual election of directors and until such director's successor is duly elected and qualified, unless sooner displaced.
The UOL Certificate of Incorporation provides that vacancies occurring on the UOL board of directors for any reason may be filled by vote of a majority of the remaining members of the UOL board of directors, even if less than a quorum, at any meeting of the UOL board of directors. A person so elected by the UOL board of directors to fill a vacancy holds office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor has been duly elected and qualified.
Stockholder Action by Written Consent
The FTD Bylaws specify that unless otherwise provided in the FTD Certificate of Incorporation, stockholder action by written consent of the stockholders is permitted if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The FTD Certificate of Incorporation is silent as to stockholder action by written consent.
The UOL Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders may only be effected at a duly called annual or special meeting of the stockholders and not by consent in lieu thereof.

Amendment to Certificate of Incorporation	The FTD Certificate of Incorporation may be amended in any manner otherwise permitted by law.
The UOL Certificate of Incorporation may be amended in any manner otherwise permitted by law, with the exception that Article 4 (relating to authorized capital stock), Article 5 (relating to the powers and composition of the UOL board of directors, alterations and amendments to the UOL Bylaws, stockholder nominations for the election of directors, proposals for other business and director liability), Article 6 (relating to stockholder meetings and stockholder actions) and Article 8 (relating to director and officer indemnification) require the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of UOL then entitled to vote on the election of directors of UOL.
Amendment of Bylaws
The FTD Bylaws permit their amendment by the stockholders or by the FTD board of directors (when such power is conferred upon the FTD board of directors by the FTD Certificate of Incorporation) at any regular meeting of the stockholders or of the FTD board of directors, or at any special meeting of the stockholders or of the FTD board of directors (if notice of such amendment is contained in the notice of such special meeting). If the power to adopt, amend or repeal the FTD Bylaws is conferred upon the FTD board of directors by the FTD Certificate of Incorporation, such grant will not divest or limit the power of the stockholders to adopt, amend or repeal the FTD Bylaws.
The UOL Bylaws provide that except as otherwise provided in the UOL Certificate of Incorporation, the UOL Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by (1) a majority of the outstanding shares of UOL voting stock or (2) the UOL board of directors.

The UOL Certificate of Incorporation provides that directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the UOL Bylaws.
	The FTD Certificate of Incorporation permits the FTD board of directors to adopt, amend or repeal the FTD Bylaws.	The UOL Certificate of Incorporation provides that directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the UOL Bylaws.

Special Meeting of Stockholders
The FTD Certificate of Incorporation and the FTD Bylaws provide that special meetings of the stockholders may be called for any purpose, unless otherwise prescribed by law, at the request of (1) the chairman or co-chairman, if any, of the FTD board of directors, (2) the FTD board of directors or (3) the chief executive officer or president.
The UOL Certificate of Incorporation and the UOL Bylaws provide that special meetings of the stockholders may be called, for any purpose, only at the request of (1) a majority of the members of the UOL board of directors or (2) the chairman. The UOL Bylaws further provide that any power of stockholders to call a special meeting is specifically denied.
Notice of Stockholder Meetings	The FTD Bylaws require that notice of a meeting of stockholders be given to stockholders entitled to vote not less than 10 days nor more than 60 days before the date of the meeting.	The UOL Bylaws require that notice of a special meeting of stockholders be given to stockholders entitled to vote not less than 10 days nor more than 60 days before the date of the meeting.
Delivery and Notice Requirements of Stockholder Nominations and Proposals
The FTD Bylaws provide that in order for a stockholder to make a nomination for election to the FTD board of directors or propose business at an annual meeting of the stockholders, the stockholder must give timely written notice thereof to FTD's secretary, and such proposed business (other than a nomination) must constitute a proper matter for stockholder action. Such notice must be delivered not later than the 90th day nor earlier than the 120th day in advance of the first anniversary of the preceding year's annual meeting; provided, however, that if the annual meeting is more than 30 days before or 70 days after such anniversary date, notice by the stockholder must be received (1) not earlier than the 120th day prior to such annual meeting and (2) not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the tenth day following the day on which public announcement thereof was made.
The UOL Bylaws provide that in order for a stockholder to make a nomination or propose business at an annual meeting of the stockholders, the stockholder must give timely written notice to UOL's secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A FTD stockholder's written notice must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such stockholder, as they appear on FTD's books, and of such beneficial owner, (b) the class and number of shares of capital stock of FTD that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of FTD entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of FTD's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise solicit proxies from stockholders in support of such proposal or nomination.
A UOL stockholder's written notice of a director nomination must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of UOL that are owned beneficially or of record by the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (2) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of UOL capital stock which are owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in such notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The UOL stockholder's written notice for proposals other than a director nomination must set forth: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of UOL capital stock that are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
Preemptive Rights	The FTD Certificate of Incorporation does not grant any preemptive rights and the FTD Bylaws are silent as to preemptive rights.	The UOL Certificate of Incorporation does not grant any preemptive rights and the UOL Bylaws are silent as to preemptive rights.

Dividends
The FTD Bylaws provide that, subject to the provisions of the FTD Certificate of Incorporation, the FTD board of directors may declare dividends pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the FTD Certificate of Incorporation. Before payment of any dividend, the FTD board of directors may set aside out of any funds of FTD available for dividends such sum or sums as the FTD board of directors from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of FTD, or for such other purpose as the FTD board of directors thinks conducive to the interests of FTD. The FTD board of directors may abolish any such reserve.
The UOL Bylaws provide that, subject to the provisions of the UOL Certificate of Incorporation and applicable law, the UOL board of directors may declare and pay dividends upon the capital stock of UOL. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the UOL Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of UOL available for dividends such sum or sums as the UOL board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of UOL, or for such other purposes as the UOL board of directors deems conducive to the interest of UOL, and the UOL board of directors may modify or abolish any such reserve in the manner in which it was created.
Limitations of Personal Liability of Directors
The FTD Certificate of Incorporation provides that a director of FTD shall not be personally liable to FTD or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to FTD or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this limitation of director liability will not adversely affect any right or protection of a director of FTD existing immediately prior to such repeal or modification.
The UOL Certificate of Incorporation provides that a director of UOL shall not be personally liable to UOL or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to UOL or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Furthermore, any repeal or modification of this limitation of director liability by the stockholders of UOL will not adversely affect any right or protection of a director of UOL existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Indemnification of Officers and Directors
The FTD Certificate of Incorporation provides that FTD shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all officers and directors of FTD whom it may indemnify pursuant thereto.
The UOL Certificate of Incorporation provides that UOL shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of UOL and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, UOL shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the UOL board of directors. The right to indemnification conferred by the UOL Certificate of Incorporation includes the right to have paid by UOL the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. UOL may, to the extent authorized from time to time by the UOL board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of UOL similar to those conferred in the UOL Certificate of Incorporation to directors and officers of UOL. The rights to indemnification and to the advance of expenses are not exclusive of any other right which any person may have or hereafter acquire under the UOL Certificate of Incorporation, the UOL Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this indemnification provision by the stockholders of UOL does not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of UOL existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The FTD Bylaws provide that FTD shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of FTD), by reason of the fact that he or she is or was a director, officer, employee or agent of FTD, or is or was serving at the request of FTD as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of FTD, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of FTD, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
The UOL Bylaws provide that UOL shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that section may be amended and supplemented from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of UOL), by reason of the fact that such person is or was a director or officer, or is or was a director or officer of UOL serving at the request of UOL as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of UOL, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of UOL, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

The FTD Bylaws further provide that FTD shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of FTD to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of FTD, or is or was serving at the request of FTD as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of FTD; except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to FTD unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.
The UOL Bylaws further provide that UOL shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that section may be amended and supplemented from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of UOL to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of UOL, or is or was a director or officer of UOL serving at the request of UOL as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of UOL; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to UOL unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Any such indemnification (unless ordered by a court) may be made by FTD only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the FTD board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders. To the extent that a director, officer, employee or agent of FTD shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.
Any such indemnification (unless ordered by a court) shall be made by UOL only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the provisions described above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of UOL. To the extent, however, that a present or former director or officer of UOL has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Expenses incurred by a director or officer in defending any civil or criminal, administrative or investigative, action, suit or proceeding will be paid by FTD in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by FTD as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the FTD board of directors deems appropriate.
Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by UOL in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by UOL as authorized in the provisions described above.

The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of the FTD Bylaws described above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. FTD's obligation, if any, to indemnify or to advance expenses to any person seeking indemnification or advancement of expenses who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.
The indemnification and advancement of expenses provided by or granted pursuant to the provisions described above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the UOL Certificate of Incorporation, the UOL Bylaws, agreement, vote of stockholders or disinterested directors, applicable law or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being UOL's policy that indemnification of the persons specified in the provisions described above will be made to the fullest extent permitted by law. The provisions described above do not preclude the indemnification of any person who is not specified in the provisions described above but whom UOL has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise.

The FTD board of directors may authorize, by a vote of a majority of a quorum of the FTD board of directors, FTD to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of FTD, or is or was serving at the request of FTD as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not FTD would have the power to indemnify him or her against such liability under the provisions of the FTD Bylaws.
UOL may purchase and maintain insurance on behalf of any person who is or was a director or officer of UOL, or is or was a director or officer of UOL serving at the request of UOL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not UOL would have the power or the obligation to indemnify such person against such liability under the provisions described above.
Stockholder Rights Plan	FTD does not currently have in place a stockholder rights plan.
On November 15, 2001, the UOL board of directors declared a dividend of one preferred share purchase right for each outstanding share of UOL's common stock. The dividend was paid on November 26, 2001 to the stockholders of record at the close of business on that date. Each right entitles the registered holder to purchase from UOL one unit consisting of one one-thousandth of a share of its Series A junior participating preferred stock at a price of $140 per unit. The description and terms of the rights are set forth in the UOL Rights Agreement.

Exercisability of Rights. Subject to certain exceptions, the rights become exercisable on the earlier of: (1) the close of business on the tenth day following a public announcement by UOL or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of UOL's outstanding common stock (under the UOL Rights Agreement, such person or group is referred to as an "Acquiring Person"); or (2) the tenth business day (or such later date as may be determined by action of the UOL board of directors prior to such time as any person becomes an Acquiring Person) following commencement of, or announcement of an intention to make, a tender offer which would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock. Under the UOL Rights Agreement, the "Distribution Date" means the earlier of the two dates described above.

"Flip-In" Feature. If any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of UOL's outstanding common stock, provision will be made so that each holder of a right, other than rights beneficially owned by the Acquiring Person (which will be void), will have the right to receive upon exercise that number of shares of Series A junior participating preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.

"Flip-Over" Feature. If, after the rights become exercisable, UOL is acquired in a merger or other business combination transaction with an acquiring person or one of its affiliates, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or one of its affiliates, provision will be made so that each holder of a right will have the right to receive, upon exercise at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the exercise price of the right.

"Exchange" Feature. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of UOL's outstanding common stock and prior to the acquisition by such person or group of 50% or more of UOL's outstanding common stock, the UOL board of directors may exchange the rights (other than rights owned by that person or group which have become void), in whole or in part, at an exchange ratio per unit of Series A junior participating preferred stock which shall equal the purchase price divided by the then current market price per unit of Series A junior participating preferred stock on the earlier of (i) the date on which any person becomes an acquiring person and (ii) the date on which a tender or exchange offer is announced that would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock.

Redemption of Rights. At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group has acquired beneficial ownership of 15% or more of UOL's outstanding common stock or (ii) the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer that would result in the bidder's beneficial ownership of 15% or more of UOL's outstanding common stock, the UOL board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the UOL board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the rights will no longer be exercisable and the only right of the holders of rights will be to receive the redemption price. The rights are also redeemable under other circumstances as specified in the UOL Rights Agreement.

Amendment of Rights. Prior to the Distribution Date, UOL may supplement or amend the UOL Rights Agreement in any respect, without the approval of any holders of rights, by action of the UOL board of directors. From and after the Distribution Date, UOL may from time to time supplement or amend the UOL Rights Agreement without the approval of any holders of rights, by action of the UOL board of directors in order (1) to cure any ambiguity, (2) to correct or supplement any provision that may be defective or inconsistent with any other provision therein, (3) to shorten or lengthen any time period thereunder, or (4) to change or supplement the provisions thereunder in any manner that UOL may deem necessary or desirable and that does not adversely affect the interests of the holders of rights certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person), any such supplement or amendment to be evidenced by a writing signed by UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation); provided, however, that from and after such time as any person becomes an Acquiring Person, the UOL Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of rights.
Final Expiration Date. The rights will expire at the close of business on November 26, 2011 unless the final expiration date is extended or the rights are earlier redeemed or exchanged by UOL.

Anti-takeover Effects. The UOL Rights Agreement is designed to cause significant dilution to a person or group that attempts to acquire or merge with UOL in a manner or on terms that are not approved by the UOL board of directors, except pursuant to an offer conditioned on a substantial number of rights being acquired.
Appraisal Rights
Appraisal or dissenters' rights are available to FTD stockholders with respect to the merger under Section 262 of the Delaware General Corporation Law. See "The Merger—Appraisal Rights" beginning on page 109 of this proxy statement/prospectus.
Appraisal or dissenters' rights are not available to UOL stockholders with respect to the merger because UOL is not a constituent corporation in the merger. See "The Merger—Appraisal Rights" beginning on page 109 of this proxy statement/prospectus.
Certain Business Combination Restrictions
A corporation may elect not to be governed by Section 203 of the Delaware General Corporation Law, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. FTD has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law.
A corporation may elect not to be governed by Section 203 of the Delaware General Corporation Law, which generally protects publicly traded Delaware corporations from hostile takeovers and from certain actions following such takeovers, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. UOL has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law.
Vote on Business Combinations	Neither the FTD Certificate of Incorporation nor the FTD Bylaws contains any provisions relating to business combinations.	Neither the UOL Certificate of Incorporation nor the UOL Bylaws contains any provisions relating to business combinations.

FUTURE FTD STOCKHOLDER PROPOSALS AND NOMINATIONS

        FTD plans to hold its 2008 annual meeting of FTD stockholders only if the merger is not completed. The deadline for eligible stockholders to submit a proposal under Rule 14a-8 of the SEC's proxy rules for inclusion in FTD's proxy statement for the 2008 annual meeting of FTD stockholders was June 14, 2008. Any such proposals submitted under Rule 14a-8 must have been received by FTD on or before that date.

        Eligible FTD stockholders may submit proposals for consideration at the 2008 annual meeting of stockholders (aside from a stockholder proposal under Rule 14a-8 to be included in FTD's proxy statement, as discussed above) in accordance with the provisions of the FTD Bylaws. If an FTD stockholder intends to submit a proposal in this manner, he or she must give FTD written notice containing the information specified in the FTD Bylaws. Such written notice must be received by the Secretary of FTD at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of FTD stockholders. For the 2008 annual meeting of FTD stockholders, such notice must be received between July 17, 2008 and August 16, 2008. In the event that the date of the 2008 annual meeting of FTD stockholders is more than 30 days before or more than 70 days after November 14, 2008, notice by the FTD stockholder must be delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by FTD. Eligible FTD stockholders may also nominate persons for election to the FTD board of directors at the 2008 annual meeting of FTD stockholders in accordance with the FTD Bylaws. FTD Stockholders who wish to propose a candidate for the FTD board of directors to the Nominating and Corporate Governance Committee of FTD must send written notice to the committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act. Such written notice must be sent to the Nominating and Corporate Governance Committee of FTD, c/o the Secretary of FTD at FTD's principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, generally not more than 120 days and not less than 90 days before the date of the next annual meeting of FTD stockholders.

LEGAL MATTERS

        The validity of the UOL common stock and UOL notes, if any, to be issued in the merger will be passed upon for UOL by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The financial statements, financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to UOL's Current Report on Form 8-K dated June 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The UOL financial statements of Classmates Media Corporation incorporated in this proxy statement/prospectus by reference to UOL's Current Report on Form 8-K dated June 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of FTD appearing in FTD's Annual Report on Form 10-K for the year ended June 30, 2007 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        UOL and FTD file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by either UOL or FTD at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of UOL and FTD are also available to the public from commercial document retrieval services and at the Website maintained by the SEC at www.sec.gov. Except for documents that are expressly incorporated herein by reference, the information contained on the SEC's Website is not incorporated by reference into this proxy statement/prospectus.

        UOL has filed a Registration Statement on Form S-4 to register with the SEC the UOL common stock and UOL notes, if any, to be issued to FTD stockholders in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of UOL, in addition to being a proxy statement of FTD for its special meeting. The Registration Statement, including the attached annexes, contains additional relevant information about UOL, UOL common stock, the UOL notes and FTD. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

        The SEC allows UOL and FTD to "incorporate by reference" information into this proxy statement/prospectus. This means that UOL and FTD can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that UOL or FTD, as applicable, previously filed with the SEC. They contain important information about UOL or FTD, as applicable, and their financial condition. The following documents, which were filed by UOL with the SEC, are incorporated by reference into this proxy statement/prospectus:

  •
  UOL's annual report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  UOL's quarterly report on Form 10-Q for the quarterly period ended March 31, 2008;

  •
  UOL's current reports on Form 8-K filed with the SEC on February 4, 2008, February 20, 2008, March 20, 2008, April 30, 2008 (Item 8.01 and related exhibits only), May 6, 2008 (Item 1.01 and related exhibits only), June 25, 2008, June 27, 2008 (three reports) and July 17, 2008; and

  •
  The description of UOL's Stockholder Rights Plan on Form 8-A12G filed with the SEC on November 23, 2001, as amended by Form 8-A12G/A filed with the SEC on May 1, 2003.

        The following documents, which were filed by FTD with the SEC, are incorporated by reference into this proxy statement/prospectus:

  •
  FTD's annual report on Form 10-K for the fiscal year ended June 30, 2007;

  •
  FTD's quarterly reports on Form 10-Q for the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007; and

  •
  FTD's current reports on Form 8-K filed with the SEC on July 11, 2007, July 26, 2007, November 8, 2007, November 9, 2007 (Item 5.02 and related exhibits only), November 21, 2007, February 6, 2008, March 12, 2008, April 30, 2008 (Item 8.01 and related exhibits only), May 6, 2008 (Items 1.01 and 5.02 and related exhibits only), June 9, 2008 and July 17, 2008.

        In addition, UOL and FTD incorporate by reference additional documents that either company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the FTD special meeting.

        Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that either UOL or FTD files with the SEC, unless otherwise specified in such report, is not incorporated by reference in this proxy statement/prospectus.

        UOL and FTD also incorporate by reference the original merger agreement and amendment no. 1 to the original merger agreement attached as Annexes A-1 and A-2, respectively, to this proxy statement/prospectus and the voting and support agreement attached as Annex B to this proxy statement/prospectus.

        UOL has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to UOL, and FTD has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to FTD.

        You can also obtain any of the documents incorporated by reference into this proxy statement/prospectus through UOL or FTD, as the case may be. Documents incorporated by reference are available from UOL and FTD without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. UOL stockholders and FTD stockholders may request a copy of such documents by contacting the applicable department at:

United Online, Inc. 21301 Burbank Boulevard Woodland Hills, California 91367 (818) 287-3000 Attn: Investor Relations	FTD Group, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515 (630) 719-7800 Attn: Investor Relations

        In addition, you may obtain copies of the information relating to UOL, without charge, by sending an e-mail to Erik Randerson at investor@untd.com.

        You may obtain copies of the information relating to FTD, without charge, by sending an e-mail to Jandy Tomy at jtomy@FTDI.com.

        You can also find information about UOL and FTD at their respective Internet Websites at www.unitedonline.com and www.ftd.com, respectively. Information contained on these Websites does not constitute part of this proxy statement/prospectus.

        IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE FTD SPECIAL MEETING, UOL OR FTD, AS APPLICABLE, SHOULD RECEIVE YOUR REQUEST NO LATER THAN                        , 2008.

        Neither UOL nor FTD has authorized anyone to give any information or make any representation about the merger or UOL or FTD that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that UOL or FTD has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus is accurate only as of the date of this document unless the information specifically indicates that another date applies, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of UOL common stock and UOL notes, if any, in the merger should create any implication to the contrary.

 ANNEX A-1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

UNITED ONLINE, INC.,

UNOLA CORP.

and

FTD GROUP, INC.

Dated as of April 30, 2008

ARTICLE I THE MERGER
1.1	The Merger	A1-1
1.2	The Closing	A1-1
1.3	Effective Time	A1-2
1.4	Effects of the Merger	A1-2
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION
2.1	Certificate of Incorporation	A1-2
2.2	Bylaws	A1-2
ARTICLE III DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
3.1	Directors	A1-2
3.2	Officers	A1-2
ARTICLE IV EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY
4.1	Effect of the Merger on Merger Sub Stock	A1-3
4.2	Effect of the Merger on Company Securities	A1-3
4.3	Exchange of Certificates Representing Shares of Company Common Stock	A1-6
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY
5.1	Existence; Good Standing; Corporate Authority	A1-11
5.2	Authorization, Validity and Effect of Agreements	A1-12
5.3	Compliance with Laws	A1-13
5.4	Capitalization	A1-13
5.5	Subsidiaries	A1-14
5.6	No Violation	A1-14
5.7	Company Reports	A1-15
5.8	Absence of Certain Changes	A1-16
5.9	Taxes	A1-17
5.10	Employee Benefits	A1-17
5.11	Brokers	A1-21
5.12	Licenses and Permits	A1-21
5.13	Environmental Compliance and Disclosure	A1-21
5.14	Title to Assets	A1-22
5.15	Labor and Employment Matters	A1-22
5.16	Intellectual Property	A1-24
5.17	Material Contracts	A1-26
5.18	No Undisclosed Liabilities	A1-28
5.19	Litigation	A1-28
5.20	Insurance	A1-29
5.21	Real Estate	A1-30

A1-i

5.22	Affiliate Transactions	A1-30
5.23	Fairness Opinion	A1-31
5.24	Controls	A1-31
5.25	Information Supplied	A1-31
5.26	United Kingdom Data Protection	A1-32
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB
6.1	Existence; Good Standing; Corporate Authority	A1-32
6.2	Authorization, Validity and Effect of Agreements	A1-33
6.3	Compliance with Laws	A1-34
6.4	Capitalization	A1-34
6.5	No Violation	A1-35
6.6	Purchaser Reports	A1-36
6.7	Absence of Certain Changes	A1-37
6.8	No Undisclosed Liabilities	A1-37
6.9	Litigation	A1-37
6.10	Controls	A1-38
6.11	Financing	A1-38
6.12	Purchaser-Owned Shares of Company Common Stock	A1-39
6.13	Interim Operations of Merger Sub	A1-39
6.14	Brokers	A1-39
6.15	Information Supplied	A1-39
6.16	Title to CMC Shares	A1-39
6.17	Pledge Agreement	A1-39
ARTICLE VII COVENANTS
7.1	Interim Operations of the Company and Purchaser	A1-40
7.2	Stockholder Meeting; Proxy Statement	A1-45
7.3	Efforts and Assistance; HSR Act	A1-47
7.4	Publicity	A1-48
7.5	Further Action	A1-48
7.6	Insurance; Indemnity	A1-51
7.7	Employee Benefit Plans	A1-53
7.8	Options	A1-54
7.9	Access to Information	A1-54
7.10	Acquisition Proposals; Board Recommendation	A1-55
7.11	Transfer Taxes	A1-58
7.12	Treatment of 7.75% Senior Subordinated Notes	A1-58
7.13	FIRPTA Certificate	A1-59
7.14	Stock Exchange Listing	A1-59
7.15	Section 16 Matters	A1-59
ARTICLE VIII CONDITIONS
8.1	Conditions to Each Party's Obligation to Effect the Merger	A1-60
8.2	Conditions to Obligations of the Company	A1-60
8.3	Conditions to Obligations of Purchaser and Merger Sub	A1-61

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ARTICLE IX TERMINATION; AMENDMENT; WAIVER
9.1	Termination	A1-61
9.2	Effect of Termination	A1-63
ARTICLE X GENERAL PROVISIONS
10.1	Nonsurvival of Representations and Warranties	A1-64
10.2	Notices	A1-64
10.3	Amendment	A1-64
10.4	Extension; Waiver	A1-65
10.5	Assignment; Binding Effect	A1-65
10.6	Entire Agreement	A1-65
10.7	Fees and Expenses	A1-65
10.8	Governing Law	A1-65
10.9	Waiver of Jury Trial	A1-66
10.10	Headings	A1-66
10.11	Interpretation	A1-66
10.12	Severability	A1-66
10.13	Enforcement of Agreement	A1-66
10.14	Counterparts	A1-67
10.15	Obligation of Purchaser	A1-67

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TABLE OF DEFINITIONS

2005 Plan	8
Acquisition Agreement	70
Acquisition Proposal	68
Action	65
Additional Financing	4
Additional Financing Letters	4
Additional Financing Material Adverse Effect	5
Additional Financing Termination	62
Adverse Recommendation Change	70
affiliate	81
Agreement	1
Alternative Financing	61
Alternative Financing Letters	61
Ancillary Documents	15
Approved Additional Financing	5
associate	81
Board	1
business day	81
Cap	63
Cash Merger Consideration	4
Certificate	8
Closing	2
Closing Date	2
CMC	43
CMC Shares	48
Code	13
Company	1
Company 2007 Balance Sheet	27
Company Closing Net Debt	75
Company Common Stock	1
Company Disclosure Letter	13
Company Effect	14
Company Employee Plans	22
Company Employees	65
Company Material Adverse Effect	14
Company Preferred Stock	16
Company Recommendation	15
Company Reports	19
Company Returns	20
Confidentiality Agreement	67
Consent Solicitation	72
Consents	18
Contracts	32
Corporation	2
Current D&O Insurance	36
Debt Tender Offer	72
Default	35
Defeasance	72

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Definitive Financing Agreements	60
Delaware Courts	80
Description of Notes	4
DGCL	2
Dissenting Common Stock	6
Effective Time	2
Encumbrances	18
End Date	76
Environmental Laws	26
ERISA	21
ERISA Affiliate	22
Exchange Act	18
Exchange Fund	8
Existing Credit Agreement	75
Existing Credit Agreement	75
Financial Advisor	38
Financing	47
Financing Letters	47
FIRPTA Certificate	73
Flex	60
Foreign Antitrust Laws	18
foreign law	81
Fractional Purchaser Note	11
GAAP	19
Governmental Entity	16
HSR Act	18
Indemnified Parties	64
Indenture	72
Insurance Policies	36
internal controls	38
Intervening Event	71
knowledge	81
Laws	16
Leases	37
Litigation	64
Losses	64
Material Contract	32
Merger	2
Merger Consideration	4
Merger Sub	1
New Indenture	4
Notes	72
Notes Documents	41
Notes Merger Consideration	4
Notes Trustee	4
Notice Period	70
Offer	72
Open Source Software	32
Option	6
Option Consideration	6
Options	6

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Other Antitrust Filings and Consents	18
Other Filings	39
Owned Real Property	37
Paying Agent	8
PBGC	22
Pension Plan	23
Permits	25
Permitted Encumbrances	27
Person	81
Principal Stockholders	1
Proprietary Rights	29
Proxy Statement	56
Proxy/Prospectus	56
Purchaser	1
Purchaser Common Stock	4
Purchaser Common Stock Value	7
Purchaser Contracts	43
Purchaser Disclosure Letter	39
Purchaser Effect	40
Purchaser Equity Compensation	54
Purchaser Expenses	77
Purchaser Material Adverse Effect	40
Purchaser Notes	4
Purchaser Preferred Stock	42
Purchaser Reports	44
Real Property	37
Registration Statement	56
Regulatory Filings	18
Related Rights	30
Relevant Benefits	22
Representatives	68
Rights Agreement	4
safe harbor lease	21
Sarbanes-Oxley	19
SEC	19
Securities Act	18
Stock Merger Consideration	4
Stock Option Plans	6
Stockholder Approval	15
Stockholder Meeting	56
Subsidiary	81
Substitution Notice	4
Superior Proposal	69
Surviving Corporation	2
Tax	21
Taxes	21
Termination Fee	77
the date hereof	81
Third Party	68
TIA	43
Total Cash Exercise Price	7

A1-vi

Total Company Stock Exercise Price	7
Total Option Cash Consideration	7
Total Option Notes Consideration	7
Total Option Stock Consideration	7
Trademarks	29
Transfer Taxes	72
Vested Options	6
Voting and Support Agreement	1
WARN Act	28

A1-vii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2008 (this "Agreement"), is made and entered into among United Online, Inc., a Delaware corporation ("Purchaser"), UNOLA Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Purchaser ("Merger Sub"), and FTD Group, Inc., a Delaware corporation (the "Company").

R E C I T A L S

        WHEREAS, the respective boards of directors of Merger Sub and the Company each have approved and declared advisable, and the board of directors of Purchaser has approved, this Agreement and the Merger on the terms and subject to the conditions set forth herein; and

        WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary of Purchaser; and

        WHEREAS, Green Equity Investors IV, L.P. and FTD Co-Investment, LLC (the "Principal Stockholders") have entered into a voting and support agreement in the form of Exhibit A to this Agreement, dated as of the date hereof, between the Principal Stockholders and Purchaser, pursuant to which the Principal Stockholders have agreed to vote, or cause to be voted, all of the shares of Company Common Stock owned by such Principal Stockholders in favor of the Merger and the other transactions contemplated by this Agreement as provided therein (the "Voting and Support Agreement"); and

        WHEREAS, the board of directors of the Company (the "Board") has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the holders of the outstanding shares of common stock, par value $0.01 per share (the "Company Common Stock"), of the Company, and has declared that the Merger is advisable, (ii) approved and declared advisable this Agreement and (iii) resolved to recommend (subject to the limitations contained herein) that the holders of Company Common Stock adopt this Agreement; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith.

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     On the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

        1.2    The Closing.     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time, on the second business day following the satisfaction (or waiver if permissible) of the conditions set forth in ARTICLE VIII (other than those which, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver, if permissible, of such conditions) or on such other date, or at such other time or place, as is mutually agreeable to the Company and Purchaser. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

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        1.3    Effective Time.     If all the conditions to the Merger set forth in ARTICLE VIII shall have been satisfied or, if permissible, waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE IX, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL and any other appropriate documents to be properly executed and filed in accordance with Section 251 of the DGCL on the Closing Date (or on such other date as Purchaser and the Company may agree). The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

        1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in Section 259 of the DGCL and the other applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

        2.1    Certificate of Incorporation.     At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law and the terms thereof; provided; however, that Article First thereof shall read as follows: "The name of the Corporation is FTD Group, Inc. (hereinafter, the "Corporation")."

        2.2    Bylaws.     At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law, the terms thereof and the Surviving Corporation's certificate of incorporation.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

        3.1    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until the earlier of their resignation or removal or until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

        3.2    Officers.     The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until the earlier of their resignation or removal or until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

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ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES
OF MERGER SUB AND THE COMPANY

        4.1    Effect of the Merger on Merger Sub Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time automatically shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        4.2    Effect of the Merger on Company Securities.

        (a)   As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any Subsidiary of the Company or by Purchaser, Merger Sub or any other Subsidiary of Purchaser or is held in the treasury of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        (b)   As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than any shares of Company Common Stock to be canceled pursuant to Section 4.2(a) and, except as provided in Section 4.2(c), shares of Dissenting Common Stock, automatically shall be canceled, retired and shall cease to exist and shall be converted automatically into the right to receive, subject to paragraphs (i) and (ii) below of this Section 4.2(b), (x) $7.34 in cash, without interest (the "Cash Merger Consideration"), (y) 0.4087 shares of common stock, par value $0.0001 per share ("Purchaser Common Stock") of Purchaser, together with the applicable preferred stock purchase right under the Rights Agreement (the "Rights Agreement"), dated as of November 15, 2001, as amended as of April 29, 2003, and as it may be further amended or modified from time to time, by and between Purchaser and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as rights agent (the "Stock Merger Consideration") and (z) $3.31 principal amount of 13% senior secured notes due 2013 of Purchaser (the "Purchaser Notes") to be issued under and governed by an indenture (the "New Indenture") to be entered into by and among Purchaser, the Subsidiaries of Purchaser that are guarantors of the Purchaser Notes and a trustee selected by Purchaser and reasonably acceptable to the Company (the "Notes Trustee") which shall include the terms and provisions set forth in the Description of Notes (the "Description of Notes") annexed as Exhibit C hereto (the "Notes Merger Consideration, and together with the Stock Merger Consideration and Cash Merger Consideration, the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock (or, in the case of uncertificated shares, evidence of such share of Company Common Stock in book-entry form) in the manner provided in Section 4.3, and no other consideration shall be delivered or deliverable on or in exchange therefor.

        Notwithstanding the foregoing:

            (i)  At any one time prior to the earlier of (a) the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company and (b) the 105th day after the date hereof, upon written notice to the Company (a "Substitution Notice"), Purchaser shall have the right in its sole discretion to increase the Cash Merger Consideration by $2.81 (and pay related fees and expenses) (i.e., such that the total Cash Merger Consideration equals $10.15), which increase shall be effective upon the Company's receipt of a Substitution Notice from Purchaser, in full substitution of the Notes Merger Consideration (in which case, references to "Cash Merger Consideration" shall be deemed to be the Cash Merger Consideration as increased pursuant to this Section 4.2(b),

A1-3

  and "Notes Merger Consideration" shall be deemed to be zero), provided that at the time Purchaser delivers a Substitution Notice to the Company, Purchaser or Merger Sub has entered into binding commitment letters (the "Additional Financing Letters") pursuant to which it has received commitments from one or more lenders of financing in an amount (when combined with cash on hand at Purchaser agreed to be used as Cash Merger Consideration) sufficient to increase the Cash Merger Consideration by $2.81 (i.e., such that the total Cash Merger Consideration equals $10.15) in full substitution of all of the Notes Merger Consideration (the "Additional Financing") on terms and conditions that (x) are not less favorable, in the aggregate, to Purchaser and Merger Sub with respect to conditionality (measured against the Financing Letters (it being understood that conditions contained in the Additional Financing that relate to Purchaser and are substantially identical to conditions in the Financing Letters that relate to the Company shall not be considered when determining the conditionality of the Additional Financing)) as determined in the reasonable judgment of Purchaser and Merger Sub; provided, however, that the inclusion in such Additional Financing Letters of the non-occurrence of a material adverse effect on Purchaser (an "Additional Financing Material Adverse Effect") as a condition to the obligation of such lender or lenders to consummate the Additional Financing shall not be deemed to violate the provisions of this clause (x) so long as such Additional Financing Material Adverse Effect is not less favorable, in the aggregate, to Purchaser and Merger Sub than the definition of Purchaser Material Adverse Effect contained in this Agreement, and (y) would not reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement past the End Date. The Purchaser shall have the right in its sole discretion, on or prior to the delivery of a Substitution Notice, to deliver the Additional Financing Letters to the Company for its written approval (which approval shall be granted or denied by the Company in its sole discretion consistent with the Board's fiduciary duties within five business days after the Company's receipt of the Substitution Notice). In the event that the Company approves any Additional Financing Letters in accordance with the prior sentence, the Additional Financing contemplated by such approved Additional Financing Letters shall be considered an "Approved Additional Financing" for purposes of Section 8.3. The Substitution Notice (and corresponding increase in the Cash Merger Consideration in full substitution of the Notes Merger Consideration) pursuant to this Section 4.2(b)(i) shall remain in effect for so long as an Additional Financing Termination has not occurred. For the avoidance of doubt, upon the occurrence of an Additional Financing Termination (if any), subject to Section 4.2(b)(ii), the Cash Merger Consideration shall be $7.34 in cash, without interest, and the Notes Merger Consideration shall be $3.31 principal amount of the Purchaser Notes, as if a Substitution Notice had never been delivered; and

           (ii)  In the event that a CMC IPO (as defined in the Description of Notes) is consummated prior to the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company and a Substitution Notice is not in effect in accordance with Section 4.2(b)(i), Purchaser shall increase the Cash Merger Consideration by an amount equal to either, at the election of Purchaser, (x) $2.81 or (y) $1.405, in substitution of (i) in the case of clause (x) above, the full amount of the Notes Merger Consideration, or (ii) in the case of clause (y) above, in substitution of a principal amount of the Notes Merger Consideration equal to $1.655 (in either which case, subject to Section 4.2(b)(i), references to "Cash Merger Consideration" shall be deemed to be the Cash Merger Consideration as increased pursuant to this Section 4.2(b)(ii) and "Notes Merger Consideration" shall be deemed to be the Notes Merger Consideration as decreased pursuant to this Section 4.2(b)(ii)).

        (c)   Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder of such shares of Company Common Stock who is entitled to demand and who has properly perfected appraisal rights with respect thereto in accordance with, and who has complied with, Section 262 of the DGCL (the

A1-4

"Dissenting Common Stock") will not be converted into the right to receive the Merger Consideration as provided in Section 4.2(b), but instead such holder of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted into and have become, at the Effective Time, the right to receive, without any interest thereon, the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d). At the Effective Time, shares of Dissenting Common Stock shall automatically be canceled, retired and shall cease to exist, and any holder of Dissenting Common Stock shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the immediately preceding sentence. The Company shall give Purchaser (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock and any withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or settle any such demands or agree to do any of the foregoing.

        (d)   At or immediately prior to the Effective Time, each unexercised and outstanding option to purchase shares of Company Common Stock (individually an "Option", and collectively, the "Options") under any plan, program or arrangement of the Company (collectively, the "Stock Option Plans") (true and correct copies of which have been made available by the Company to Purchaser), that is then outstanding as of immediately prior to the Effective Time, if vested (such vested options being collectively referred to as the "Vested Options"), shall be canceled and, in consideration of such cancellation, the holder of a canceled Option shall, as of the Effective Time, be entitled to receive the Option Consideration.

            (i)  For purposes of this Agreement, "Option Consideration" means (x) an amount of cash equal to the positive difference, if any, between the Total Option Cash Consideration, less the Total Cash Exercise Price; (y) the number of shares of Purchaser Common Stock equal to the positive difference, if any, between the Total Option Stock Consideration less the Total Company Stock Exercise Price; and, if applicable, (z) the principal amount of the Purchaser Notes equal to the positive difference, if any, between the Total Option Notes Consideration less the Total Notes Exercise Price.

           (ii)  For purposes of this Agreement, "Purchaser Common Stock Value" means the last reported sales price of Purchaser Common Stock at the end of regular trading hours on The NASDAQ Global Select Market on the Closing Date.

          (iii)  For purposes of this Agreement, "Total Option Cash Consideration" means the product of (x) the Cash Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

          (iv)  For purposes of this Agreement, "Total Option Notes Consideration" means the product of (x) the Notes Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

           (v)  For purposes of this Agreement, "Total Option Stock Consideration" means the product of (x) the Stock Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time.

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          (vi)  For purposes of this Agreement, "Total Cash Exercise Price" means the product of (x) the aggregate exercise price of such Option, multiplied by (y) a fraction, the numerator of which is the Cash Merger Consideration, and the denominator of which is the sum of (A) the Cash Merger Consideration, (B) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (C) the Notes Merger Consideration (if any).

         (vii)  For purposes of this Agreement, "Total Notes Exercise Price" means the product of (x) the aggregate exercise price of such Option, multiplied by (y) a fraction, the numerator of which is the Notes Merger Consideration, and the denominator of which is the sum of (A) the Cash Merger Consideration, (B) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (C) the Notes Merger Consideration (if any).

        (viii)  For purposes of this Agreement, "Total Company Stock Exercise Price" means (A) the aggregate exercise price of such Option, multiplied by a fraction, the numerator of which is the product of the Stock Merger Consideration and the Purchaser Common Stock Value and the denominator of which is the sum of (x) the Cash Merger Consideration, (y) the product of the Stock Merger Consideration multiplied by the Purchaser Common Stock Value and (z) the Notes Merger Consideration (if any), divided by (B) the Purchaser Common Stock Value.

All amounts payable pursuant to this Section 4.2(d) shall be reduced by any required withholding of taxes in accordance with Section 4.3(o) and shall be paid without interest. All required withholding of taxes shall be applied proportionately to the Total Option Cash Consideration, the Total Option Stock Consideration (based upon the Purchaser Common Stock Value) and the Total Option Notes Consideration (if any).

        (e)   Except as otherwise may be agreed to by the parties or as set forth below, Purchaser shall assume the Company's 2005 Amended and Restated Equity Incentive Award Plan (the "2005 Plan") effective as of the Effective Time. Notwithstanding the above, Purchaser may, upon written notice to the Company no later than ten days prior to Purchaser's good faith estimation of the Effective Time, elect to require the Company to amend the 2005 Plan to limit or reduce the number of shares of Company Common Stock available under the 2005 Plan (but not below the number of shares of Company Common Stock issuable upon the then outstanding Options) or to terminate the 2005 Plan effective as of the Effective Time. As soon as reasonably practicable after receipt of such notice, the Company shall amend or terminate (as applicable), effective as of the Effective Time, the 2005 Plan as requested in writing by Purchaser and subject to the preceding sentence. In addition, effective as of the Effective Time, the Company shall (i) cancel each other Stock Option Plan (if any) and any other plan, program, arrangement, or agreement providing for the issuance or grant of any interest in respect of the capital stock (or any interest convertible into or exchangeable for such capital stock) of the Company or any Subsidiary thereof and (ii) accelerate and cancel the Options in accordance with Sections 4.2(d) and 7.8.

        4.3    Exchange of Certificates Representing Shares of Company Common Stock.

        (a)   Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for the purpose of exchanging certificates representing Company Common Stock (or, in the case of uncertificated shares, evidence of such share of Company Common Stock in book-entry form) (each, a "Certificate") for the Merger Consideration in accordance with this ARTICLE IV. At or prior to the Effective Time, Purchaser shall deposit with, or shall cause to be deposited with, the Paying Agent (i) certificates evidencing the aggregate number of shares of Purchaser Common Stock constituting the aggregate Stock Merger Consideration, (ii) cash in an amount sufficient to pay the aggregate Cash Merger Consideration and (iii) Purchaser Notes evidencing the aggregate Notes Merger Consideration (if any) (in each case other than for shares of Dissenting Common Stock, if any), in each case pursuant to Section 4.2(b). In addition, Purchaser shall deposit with, or shall cause to be deposited with, the

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Paying Agent, as necessary from time to time after the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d). All shares of Purchaser Common Stock, Purchaser Notes, cash, dividends, distributions and other payments deposited with the Paying Agent pursuant to this Section 4.3(a) is hereinafter referred to as the "Exchange Fund."

        (b)   Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (other than the Company, any Subsidiary of the Company, Purchaser, Merger Sub or any other Subsidiary of Purchaser) of a Certificate (i) a letter of transmittal in form and substance reasonably satisfactory to the Company and Merger Sub prior to the Effective Time that shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are reasonable and customary (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) in transactions such as the Merger and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration, any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), cash in lieu of fractional shares of Purchaser Common Stock payable pursuant to Section 4.3(e) and cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f). Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed (or, if applicable, delivery of an "agent's message") in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly be entitled to receive in exchange therefor (A) a certificate or certificates evidencing the number of whole shares of Purchaser's Common Stock pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all Certificates surrendered by such holder), (B) the Cash Merger Consideration pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (C) a Purchaser Note or Purchaser Notes evidencing the Notes Merger Consideration (if any) pursuant to Section 4.2(b) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (D) cash in lieu of any fractional shares of Purchaser Common Stock payable pursuant to Section 4.3(e), (E) cash in lieu of any Fractional Purchaser Notes payable pursuant to Section 4.3(f) and (F) any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), after giving effect to any tax withholdings required by applicable Law, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any payment payable upon surrender of any Certificate, except that all Purchaser Notes issued as Notes Merger Consideration shall be deemed issued and outstanding as of the Effective Time and interest thereon shall accrue in accordance with the terms of the Purchaser Notes and the New Indenture commencing as of the Closing Date and shall be payable on the applicable interest payment date to the holders of record thereof as of the applicable record date in accordance with the terms of the Purchaser Notes and the New Indenture (provided that, in accordance with Section 4.3(d), no interest payments in respect of the Purchaser Notes shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered in accordance with this Section 4.3). In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

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        (c)   As of the Effective Time, all shares of Company Common Stock (other than shares of Company Common Stock to be canceled and retired in accordance with Section 4.2(a) and any shares of Dissenting Common Stock) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto or arising therefrom (including, without limitation, the right to vote), except the right to receive, without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock or any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), upon surrender of the Certificate representing such shares in accordance with Section 4.3(b), and until so surrendered, each Certificate representing such shares shall represent for all purposes only the right to receive, without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d). The Merger Consideration, any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d) paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 4.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates.

        (d)   No dividends or other distributions with respect to Purchaser Common Stock or any interest payments or other payments with respect to the Purchaser Notes, as the case may be, with a record date or an interest payment date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Common Stock or the Purchaser Notes (if any) that the holder thereof has the right to receive upon the surrender of such Certificate, and no cash payment in lieu of fractional shares of Purchaser Common Stock or Fractional Purchaser Notes shall be paid to any such holder pursuant to Section 4.3(e) or Section 4.3(f), unless and until the holder of such Certificate shall have surrendered such Certificate in accordance with this ARTICLE IV. Subject to the effect of escheat or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Purchaser Common Stock issued in exchange therefor, in addition to the Merger Consideration deliverable therefor pursuant to Section 4.2(b), without interest (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)), (A) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Purchaser Common Stock to which such holder is entitled pursuant to Section 4.3(e), (B) at the time of such surrender, the amount of any cash payable in lieu of a Fractional Purchaser Note to which such holder is entitled pursuant to Section 4.3(f), (C) at the time of such surrender, the amount of dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in each case, with a record date after the Effective Time but prior to surrender and a payment date on or prior to the date of such surrender, payable with respect to, but not previously paid with respect to, such whole shares of Purchaser Common Stock or the Purchaser Notes (if any), as applicable and (D) at the appropriate payment date, the amount of dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case, with a record date after the Effective Time but prior to surrender

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and a payment date occurring after surrender, payable with respect to such whole shares of Purchaser Common Stock or the Purchaser Notes, as the case may be.

        (e)   No certificate or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates or upon cancellation of Options pursuant to Section 4.2(d) and such fractional share interests shall not entitle the owner thereof to any dividends or other distributions or to vote or to any other rights of a stockholder of Purchaser. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger or Options canceled pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock (after taking into account, as applicable, all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby and/or Options held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying (i) such fractional share interest of Purchaser Common Stock by (ii) the Purchaser Common Stock Value.

        (f)    No Purchaser Note that has a principal amount of less than $1.00 (a "Fractional Purchaser Note") shall be issued upon the surrender for exchange of Certificates or upon cancellation of Options pursuant to Section 4.2(d) and such Fractional Purchaser Note shall not entitle the owner thereof to any interest payments or other payments with respect to the Purchaser Notes. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger or Options canceled pursuant to the Merger who would otherwise have been entitled to receive a Fractional Purchaser Note (after taking into account, as applicable, all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby and/or Options held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the principal amount of such Fractional Purchaser Note.

        (g)   If any certificate for shares of Purchaser Common Stock or any Purchaser Note is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Purchaser Common Stock or Purchaser Note in any name other than that of the registered holder of the Certificate surrendered, or will have established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

        (h)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Purchaser or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any stock dividend thereon with a record date during such period, or any issuance, exercise or exchange of any Rights (as defined in the Rights Agreement), the Merger Consideration and any number or amount contained in this Agreement which is based on the price of Purchaser Common Stock or Company Common Stock or the number of shares of Purchaser Common Stock or Company Common Stock, as the case may be, shall be equitably adjusted to reflect such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend thereon, or issuance, exercise or exchange of Rights. Nothing contained in this Section 4.3(h) shall limit the obligations of the Company and Purchaser under Sections 7.1(b) and 7.1(d), respectively.

        (i)    At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock, other than transfers that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this ARTICLE IV.

        (j)    The Paying Agent shall invest the Exchange Fund, as directed by Purchaser, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the

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United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Rating Group, a division of The McGraw Hill Companies, Inc., or (iv) bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Purchaser as and when requested by Purchaser; provided, however, that any such investment or any such payment of earnings may not materially delay the receipt by holders of Certificates of any Merger Consideration.

        (k)   Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this ARTICLE IV shall thereafter look only to the Surviving Corporation with respect to the Merger Consideration pursuant to Section 4.2(b), any cash in lieu of fractional shares payable pursuant to Section 4.3(e), any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f) and any dividends or other distributions or payments payable pursuant to Section 4.3(d), upon due surrender of their Certificates, in each case without any interest thereon (other than interest accruing after the Closing Date on the Purchaser Notes issued as Notes Merger Consideration as provided in Section 4.3(b)).

        (l)    None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any holder of Company Common Stock or Purchaser Common Stock, as the case may be, for any portion of the Merger Consideration or Option Consideration (or dividends or distributions or payments with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws following the passage of time specified therein.

        (m)  If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration pursuant to Section 4.2(b), any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case payable pursuant to Section 4.3(d), any cash in lieu of fractional shares payable pursuant to Section 4.3(e) and any cash in lieu of Fractional Purchaser Notes payable pursuant to Section 4.3(f), in each case pursuant to this ARTICLE IV.

        (n)   Except as otherwise provided herein, Purchaser shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Certificates.

        (o)   The Paying Agent, the Surviving Corporation and, to the extent permitted by applicable Law, Merger Sub, shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Vested Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

        (p)   Prior to the Effective Time, Purchaser, the Company and Paying Agent shall mutually agree on the mechanics for the payment (as promptly as practicable following the Effective Time) to holders

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of Options canceled pursuant to Section 4.2(d) of the Option Consideration, any cash in lieu of fractional shares of Purchaser Common Stock in accordance with Section 4.3(e), any cash in lieu of Fractional Purchaser Notes in accordance with Section 4.3(f) and any dividends or other distributions in respect of Purchaser Common Stock and any interest payments or other payments on the Purchaser Notes, in either case, to which such holders of canceled Options are entitled consistent with Section 4.3(d).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to Purchaser prior to the execution of this Agreement (the "Company Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Company Disclosure Letter relates (it being understood that any information set forth in a particular Section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify each other Section or subsection thereof or hereof to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection thereof or hereof), the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

        5.1    Existence; Good Standing; Corporate Authority.     (a) The Company is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware, (b) each Subsidiary of the Company is a corporation duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (c) each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of the foregoing clauses (b) and (c), where the failure to be so licensed or qualified or to be in good standing, has not had and would not reasonably be expected to have a Company Material Adverse Effect (provided, that references to good standing in clauses (b) and (c) above shall not refer to FTD UK Holdings Limited and its Subsidiaries incorporated under the laws of England and Wales). For purposes of this Agreement, "Company Material Adverse Effect" means any change, circumstance, development, occurrence, event, fact or effect (each, a "Company Effect") that, when considered either individually or together with all other Company Effects, is or is reasonably likely to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that any such Company Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (i) any conditions, developments or changes affecting the industries in which the Company and its Subsidiaries operate; (ii) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural disasters; (v) compliance by the Company and its Subsidiaries with the covenants contained in this Agreement (provided that this clause shall not apply to Company Effects resulting from compliance with Section 7.1(a)); (vi) the failure of the financial or operating performance of the Company or its Subsidiaries to meet internal projections or budgets for any period in and of itself (it being understood that any fact or development giving rise to or contributing to such failure may be the cause of a Company Material Adverse Effect if not otherwise excluded pursuant to this definition); (vii) any action taken or omitted to be taken by or at the written request or with the written consent of Purchaser; (viii) any announcement of this Agreement or the transactions contemplated hereby, in each

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case, solely to the extent due to such announcement; (ix) changes in any Laws or accounting principles; or (x) any Company Effects arising out of or resulting from any legal claims or other proceedings made by any of the Company's stockholders (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the Merger; provided, however, that Company Effects set forth in clauses (i), (ii), (iii), (iv) and (ix) above may be taken into account in determining whether there has been or is a Company Material Adverse Effect if and only to the extent such Company Effects have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the floral industry in North America and the United Kingdom (after taking into account the size of the Company and its Subsidiaries relative to such other participants). Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate, license and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect. The Company has heretofore made available to Purchaser true and correct copies of the certificate of incorporation and bylaws or other governing instruments of the Company and each of its material Subsidiaries as currently in effect. The corporate records and minute books of the Company and each of its Subsidiaries reflect all material actions taken and authorizations made at meetings of such companies' board of directors or any committees thereof and at any stockholders' meetings thereof.

        5.2    Authorization, Validity and Effect of Agreements.

        (a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents executed in connection herewith (the "Ancillary Documents") to which it is a party and subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock (the "Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company or approvals from any holders of equity securities of the Company or any of its Subsidiaries are necessary to authorize this Agreement and the Ancillary Documents to which it is a party or to consummate the transactions contemplated hereby and thereby (other than the Stockholder Approval). This Agreement has been, and any Ancillary Document to which it is a party at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitute a valid and binding obligation of Purchaser and Merger Sub to the extent party thereto) constitutes or, in the case of any such documents entered into after the date of this Agreement will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

        (b)   On or prior to the date hereof, the Board has duly adopted resolutions (i) evidencing its determination that as of the date hereof this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) approving this Agreement, the Ancillary Documents to which the Company is a party and the transactions contemplated hereby and thereby, (iii) declaring this Agreement and the Merger advisable and (iv) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby (the "Company Recommendation"), and, as of the date hereof, such resolutions have not been rescinded, modified or withdrawn in any way. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) or any anti-takeover provision in the Company's certificate of incorporation or bylaws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement and the Voting and Support Agreement. To the knowledge of the Company, no other anti-takeover laws or regulations apply or purport to apply to this

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Agreement, the Ancillary Documents to which it is a party or any of the transactions contemplated hereby or thereby. No provision of the certificate of incorporation or the bylaws of the Company or similar governing instruments of any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, any shares of the Company and any of its Subsidiaries that may be acquired or controlled by Purchaser.

        5.3    Compliance with Laws.

        (a)   Neither the Company nor any of its Subsidiaries is in material violation of any foreign or domestic, federal, state, provincial, local, municipal or other law (including common law), statute, ordinance, rule, regulation, code, injunction, ordinance, convention, directive, order, judgment, award, writ, stipulation, treaty, ruling or decree or other legal requirement (including any arbitral award or decision) (the "Laws") of any foreign or domestic, federal, state, provincial, local, municipal, or other judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitral body, board or tribunal ("Governmental Entity") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, and, to the knowledge of the Company, none of the Company nor any of its Subsidiaries has been threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   To the Company's knowledge, none of the Company, any of its Subsidiaries or any of the directors, officers, agents or employees of the Company or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

        5.4    Capitalization.

        (a)   The authorized capital stock of the Company consists solely of 75,000,000 shares of Company Common Stock and 200,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the close of business on April 25, 2008, (i) 29,832,301 shares of Company Common Stock were issued and outstanding (excluding shares held by the Company in its treasury), (ii) no shares of Company Preferred Stock were outstanding, (iii) Options to purchase an aggregate of 1,792,870 shares of Company Common Stock were outstanding, (iv) no shares of Company Common Stock were held by the Company in its treasury and (v) no shares of capital stock of the Company were held by the Company's Subsidiaries. The Company has no outstanding bonds, debentures, notes or other securities or obligations entitling the holders thereof to vote (or that are convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire, securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in Section 5.4 of the Company Disclosure Letter, since June 30, 2007, the Company has not (A) issued any shares of capital stock, restricted stock or other securities other than shares of Company Common Stock upon the exercise of Options, (B) granted any Options, or (C) split, combined, converted or reclassified any of its shares of capital stock. All issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 5.4 and Section 5.5(a) of the Company Disclosure Letter, there are no other shares of capital stock, equity interests or voting securities of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible, exercisable or exchangeable securities or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer, grant, enter into or sell or cause to be issued, transferred, granted, entered into or sold any shares of capital stock of, or equity interests in or any security convertible into

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or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire any capital stock or equity interest in, the Company or any of its Subsidiaries or any such option, warrant, call, subscription, security or other right, agreement or commitment or that give any person the right to receive any economic interest in the Company or any of its Subsidiaries.

        (b)   Except as set forth in Section 5.4(b) of the Company Disclosure Letter, there are no (i) outstanding agreements or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of the Company or any of its Subsidiaries and there are no performance awards outstanding under the Stock Option Plans or any other outstanding stock-related awards, stock appreciation, phantom stock, profit participation or similar rights or (ii) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's directors or executive officers is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries, other than the Voting and Support Agreement. Section 5.4(b) of the Company Disclosure Letter sets forth a complete and accurate list of all outstanding Options granted pursuant to any Stock Option Plan as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Company Common Stock subject thereto, the governing Stock Option Plan with respect thereto and the expiration date thereof. No agreement or understanding requires consent or approval from the holder of any Option to effectuate the terms of this Agreement.

        5.5    Subsidiaries.

        (a)   Section 5.5(a) of the Company Disclosure Letter lists each Subsidiary of the Company together with the stockholders thereof and their respective percentage ownership and the jurisdiction of incorporation of each such Subsidiary. Except for the shares of capital stock in each Subsidiary of the Company, and as set forth in Section 5.5(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any other Person or have any obligation or agreement to make any capital contribution to, invest in or otherwise acquire any capital stock of or ownership interest in any other Person.

        (b)   The Company owns, directly or indirectly through a Subsidiary, all the outstanding shares of capital stock (or other ownership interests) of each of the Company's Subsidiaries.

        (c)   Except as set forth in Section 5.5(c) of the Company Disclosure Letter, each of the outstanding shares of capital stock (or other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and free of preemptive or similar rights, and is owned, directly or indirectly, by the Company or one of its Subsidiaries free and clear of all liens, pledges, security interests, charges, claims or other encumbrances of any kind or nature ("Encumbrances"), and all other limitations or restrictions including on the right to vote, sell or otherwise dispose of the stock or other ownership interest.

        5.6    No Violation.     Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby does or will: (a) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (b) violate, conflict with, result in a breach of a provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or result in a loss of a benefit under, result in the triggering of any payment, penalty or other obligations pursuant to any Contract (as hereinafter defined); (c) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the properties of the Company or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time

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will be, obtained or with respect to any matters that would not reasonably be expected to have a Company Material Adverse Effect; (d) require any consent, approval, action, order, notification or authorization of, license, Permit or waiver by or declaration, filing or registration (collectively, "Consents") with any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filing of the Proxy/Prospectus with the SEC and the filing with the SEC of such other filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and applicable state blue-sky laws, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under any other applicable Law governing antitrust or competition matters, and any Consents required to be obtained pursuant to the Laws of any foreign jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws") (collectively, "Other Antitrust Filings and Consents," and, together with the other filings described in clauses (i) and (ii) above, and (iii) and (iv) below, "Regulatory Filings,"), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) any filings required by the rules and regulations of the New York Stock Exchange, and (v) those Consents the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect; or (e) violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Company Material Adverse Effect. Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby will require any Consent of any Person (other than any Governmental Entity) except (i) under those Contracts set forth in Section 5.6 of the Company Disclosure Letter, (ii) for the Stockholder Approval, and (iii) under those Contracts that are not Material Contracts, the failure of which to make or obtain would not be reasonably expected to have a Company Material Adverse Effect.

        5.7    Company Reports.     The Company has timely filed or furnished all reports, schedules, forms, statements, prospectuses and other documents (including all exhibits, amendments and supplements thereto) required to be filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company since June 30, 2005, and has previously made available to Purchaser and Merger Sub true and complete copies of (i) the Annual Reports on Form 10-K for the fiscal years ended June 30, 2005, 2006 and 2007 filed by the Company with the SEC, (ii) information or proxy statements relating to all of the Company's meetings of stockholders held or scheduled to be held since June 30, 2005, and (iii) each other registration statement, proxy or information statement, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed since June 30, 2007 by the Company with the SEC prior to the date hereof (all such documents, as amended or supplemented, including any information incorporated by reference therein, are referred to collectively as, the "Company Reports"). Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company contained in the Company Reports (or incorporated therein by reference) (i) were or, in the case of the Company Reports filed or furnished on or after the date hereof, will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim unaudited financial statements to normal year-end audit adjustments, and (ii) complied or, in the case of Company Reports furnished or filed on or after the date hereof, will comply, as to form as of their respective dates in all material respects with applicable rules and regulations (including accounting requirements) of the SEC. As of their respective dates, each Company Report was prepared in accordance with and complied (or, in the case of Company Reports furnished or filed on or after the

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date hereof, will be prepared in accordance with and will comply) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as applicable, and the rules and regulations of the SEC promulgated thereunder, and the Company Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not (or, in the case of Company Reports furnished or filed on or after the date hereof, will not), as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Company Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Purchaser copies of all material comment letters received by the Company from the SEC since January 1, 2005 and relating to any Company Reports, together with all written responses of the Company thereto sent to the SEC. As of the date hereof, (i) there are no material outstanding or material unresolved comments in comment letters received from the SEC staff with respect to the Company Reports, and (ii) none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

        5.8    Absence of Certain Changes.     From June 30, 2007 through the date hereof, the Company and each of its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices, except as contemplated by this Agreement in connection with the Merger and the transactions contemplated thereby. From June 30, 2007 through the date hereof, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of transactions material to the Company and its Subsidiaries in the aggregate, other than in the ordinary course of business consistent with past practice, and there have not been (a) any Company Effects that constitute a Company Material Adverse Effect; (b) except as set forth in Section 5.8 of the Company Disclosure Letter, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (c) any issuance by the Company, or agreement or commitment of the Company to issue, any shares of capital stock or securities convertible into or exercisable exchangeable for, or that evidence the right to subscribe for or acquire, shares of capital stock; (d) any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (e) any material change in accounting principles, practices or methods; (f) except as set forth in Section 5.8 of the Company Disclosure Letter, any entry into any employment agreement with, or any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, their respective directors or officers; (g) except as set forth in Section 5.8 of the Company Disclosure Letter, any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (h) any revaluation by the Company or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; (i) except as set forth in Section 5.8 of the Company Disclosure Letter, any sale or other transfer of any material assets of the Company or any of its Subsidiaries; (j) any action of the type described in Section 7.1(a) or Section 7.1(b) that had such Section been in effect when such action was taken would be in violation of such Section; and (k) any agreement by the Company or its Subsidiaries to take any of the actions referred to in clauses (b) through (i) of this sentence.

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        5.9    Taxes.     Except as set forth in Section 5.9 of the Company Disclosure Letter, (a) all U.S. Federal income and all other material Tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by the Company and each of its Subsidiaries have been timely filed in accordance in all material respects with all applicable Laws; (b) the Company and each of its Subsidiaries have timely paid all material Taxes due and payable and the Company Returns are true, correct and complete in all material respects; (c) the Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party (as hereinafter defined); (d) there is no action, suit, proceeding, audit or claim pending against the Company or any of its Subsidiaries in respect of any Taxes, nor has any such action, suit, proceeding, audit or claim been threatened in writing; (e) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or similar contract or agreement or any agreement that obligates them to make any payment computed by references to the Taxes, taxable income or taxable losses of any other Person; (f) there are no liens with respect to Taxes (other than Taxes not yet due and payable) on any of the assets or properties of the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise; (h) neither the Company nor any of its Subsidiaries has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (i) no waivers of statutes of limitation with respect to any Company Returns have been given by the Company or any of its Subsidiaries; (j) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of its Subsidiaries have been fully paid, or are fully reflected as a liability in the Company 2007 Balance Sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Company 2007 Balance Sheet; (k) none of the Company or any of its Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax return stating that such entity is or may be subject to taxation by that jurisdiction that has not previously been resolved; (l) none of the assets of the Company or any of its Subsidiaries is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; and (m) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code. The term "Tax" or "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor, imposed by any Governmental Entity, whether disputed or not.

        5.10    Employee Benefits.

        (a)   Except as set forth in Section 5.10(a) of the Company Disclosure Letter, none of the Company or any ERISA Affiliate maintains, administers, sponsors or otherwise has any liability with respect to (i) any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any employment, severance or similar contract, plan, arrangement or policy or (iii) any other material plan or arrangement (written or oral)

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whether or not subject to ERISA (including any funding mechanism therefore now in effect or required) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive, retention or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical, life insurance benefits or "relevant benefits" within the meaning of section 393B of the Income Tax (Earnings and Pensions) Act 2003 (UK) (ignoring the exemption contained in that section), including the payment of contributions to or remuneration referable to contributions to any personal pension scheme, stakeholder pension scheme, retirement annuity contract or similar arrangement ("Relevant Benefits")), which, without limiting any other limitation hereof, in each case specified in subsection (i), (ii) or (iii), covers any employee or former employee or director of the Company or any of its Subsidiaries (collectively, the "Company Employee Plans"). Other than with respect to any multiemployer plan as defined in Section 4001 of ERISA, the Company has delivered or made available to Purchaser (i) current, accurate and complete copies (or to the extent no such copy exists, an accurate description of the material features) of each Company Employee Plan and, if applicable, related trust agreements, (ii) all amendments thereto, and (iii) if applicable, the two most recently prepared (A) Forms 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) with respect to Company Employee Plans operating in the United Kingdom, schedules of contributions, all investment and insurance contracts and full membership data. All of the information and documents which have been made available, or given by or on behalf of the Company to Purchaser, its advisers or agents relating to the Company Employee Plans and any Relevant Benefits before or during the negotiation of this Agreement are true and complete. An "ERISA Affiliate" means any Person which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

        (b)   None of the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred any liability under Title IV of ERISA which has not been satisfied (other than for premiums to the Pension Benefit Guaranty Corporation ("PBGC") not yet due) with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA), and no events have occurred and no circumstances exist that would reasonably be expected to result in any such liability to the Company, any of its Subsidiaries or any ERISA Affiliate.

        (c)   Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. The Company has furnished to Merger Sub a copy of the most recent Internal Revenue Service determination letter, if any, with respect to each Company Employee Plan. Each Company Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes (other than the Pensions Act 2004 (UK) and the Finance Act 2004 (UK)), orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. To the knowledge of the Company, each Company Employee Plan has been maintained in compliance in all material respects with the requirements prescribed by the Pensions Act 2004 (UK) and the Finance Act 2004 (UK), as applicable. To the knowledge of the Company, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any of its Subsidiaries, or any officer or director of the Company or any Subsidiaries, subject to any material liability under Part 4 of Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) or to any tax charge in accordance with the Finance Act 2004 (UK).

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        (d)   No Company Employee Plan is a multiemployer plan (as defined in Section 4001 of ERISA). With respect to each Company Employee Plan (other than a multiemployer plan (as defined in Section 4001 of ERISA)) that is subject to Title IV of ERISA (a "Pension Plan"), the fair market value of the assets of such Pension Plan equals or exceeds the actuarial present value of the accumulated benefit obligations (as of the date of the most recent actuarial report prepared for such Pension Plan) under such Pension Plan (whether or not vested), based on the actuarial assumptions set forth in the most recent actuarial report prepared for such Pension Plan. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Other than lump sum death in service benefits, the Company Employee Plans operating in the United Kingdom provide only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993 (UK)) and no promise or assurance (written or oral) has been made under the Company Employee Plans operating in the United Kingdom that benefits (other than lump sum death in service benefits) will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, any transaction described in Section 4069 of ERISA. Except for such of the following as would not reasonably be expected to result in a Company Material Adverse Effect, (i) neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, (ii) neither the Company nor any ERISA Affiliate is required to provide security to any Pension Plan under Section 401(a)(29) of the Code, (iii) no filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, the Pensions Regulator (UK) or the Pension Protection Fund (UK), to terminate any Pension Plan, that in either case is pending, and (iv) no condition exists and no event has occurred that would reasonably be expected to constitute grounds for the termination of any Pension Plan by the PBGC the Pensions Regulator (UK) or the Pension Protection Fund (UK). There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) or "notifiable event" (in accordance with Section 69 of the Pensions Act of 2004 (UK)) with respect to any Pension Plan.

        (e)   There has been no amendment to or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 2007.

        (f)    Neither the Company nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Company Employee Plan which is a welfare plan as defined in Section 3(1) of ERISA, other than benefits mandated by Section 4980B of the Code or under applicable Law.

        (g)   To the knowledge of the Company, no Company Employee Plan is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the Department of Labor, Her Majesty's Revenue and Customs, the Pensions Regulator, the board of the Pension Protection Fund or any other Governmental Entity, nor is any such audit or investigation pending. With respect to any Company Employee Plan and except as would not result in a Company Material Adverse Effect, (A) no actions, suits, termination proceedings or claims (other than routine claims for benefits in the

A1-19

ordinary course) are pending or, to the knowledge of the Company, threatened and (B) no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims.

        (h)   Neither the execution and delivery of this Agreement or any Ancillary Documents to which it is a party by the Company nor the consummation of the transactions contemplated hereby or thereby (either alone or in conjunction with another event) will result in (i) the acceleration or creation of any rights of any officer, director or employee of the Company under any Company Employee Plan or under any agreement (including, without limitation, the acceleration of the vesting or exercisability of any Options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any plan or the acceleration or creation of any rights under any bonus, severance, parachute or change in control agreement) or (ii) any payments which would fail to be deductible under Section 280G of the Code. The Company is not a party to or bound by any agreement, plan or arrangement pursuant to which the Company has any obligation to "gross up," indemnify or otherwise compensate or hold harmless any Person with respect to any portion of any excise tax (or interest or penalties with respect thereto) which such Person may become subject to under Section 4999 of the Code or any similar state tax Law.

        (i)    Any Company Employee Plan that is subject to Section 409A of the Code is being operated in material good faith compliance with the requirements of such Code section and the guidance promulgated thereunder.

        (j)    All Company Stock Options were (i) granted with an exercise price per share no lower than the "fair market value" (as defined in the applicable plan) of one share of Company Common Stock on the date of the corporate action effectuating the grant, (ii) granted, accounted for, reported and disclosed in accordance with applicable law, accounting rules and stock exchange requirements, and (iii) validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Laws and recorded on the audited financial statements and unaudited interim financial statements of the Company.

        (k)   To the knowledge of the Company, every employee and officer and former employee and officer who is or has been entitled to, or eligible for, membership of any of the Company Employee Plans operating in the United Kingdom, whether under a contract of employment or under the rules or otherwise of the Company Employee Plans, has joined or been invited to join as of the date on which he or she became so entitled or eligible.

        (l)    To the knowledge of the Company, the Company Employee Plans operating in the United Kingdom have at all times complied with the Employment Equality (Age) Regulations 2006, as amended.

        (m)  No person has had his or her contract of employment transferred to the Company or any of its Subsidiaries from another employer in circumstances where the Transfer of Undertakings (Protection of Employment) Regulations 2006 and the Transfer of Employment (Pension Protection) Regulations 2005 applied to the transfer or his or her contract of employment.

        (n)   To the knowledge of the Company, all death benefits which may be payable from the Company Employee Plans operating in the United Kingdom are fully insured with an insurance company authorized under the Financial Services and Markets Act 2000 to carry on long-term insurance business. To the knowledge of the Company, all policies and contracts under which such benefits are insured are enforceable. Each member and beneficiary has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health.

        (o)   Since October 8, 2001, the Company and its Subsidiaries (as applicable) has complied in all material respects with its obligation to designate and provide access to a stakeholder pension scheme

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for all its "relevant employees" (as defined in the Welfare Reform and Pensions Act 1999 (UK) (as amended)).

        (p)   The Company or any of its Subsidiaries does not have any obligation to contribute to or make any payments or have any liability in respect of the Interflora 1978 Retirement and Death Benefit Scheme which has been fully wound up and to the Company's knowledge all legislative requirements in relation to its winding-up have been complied with.

        5.11    Brokers.     None of the Company, its Subsidiaries or any of their respective affiliates has retained, authorized to act on behalf of the Company or any of its Subsidiaries or entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub, the Company, any of the Company's Subsidiaries or any of their respective affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained the Financial Advisor, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof, and all of which fees and expenses will be borne by the Company.

        5.12    Licenses and Permits.     The Company and its Subsidiaries maintain in full force and effect and are in compliance with all licenses, permits, certificates, approvals, consents, easements, variances, disclosure obligations, exemptions and authorizations (collectively, "Permits") with and under all Laws and all Environmental Laws, and from all Governmental Entities required to conduct their respective businesses as presently conducted, or that are necessary for the lawful ownership or use of their respective properties and assets, except for such of the foregoing the lack of which or failure to comply with which would not reasonably be expected to have a Company Material Adverse Effect, and no Permit is subject to any outstanding order, decree, judgment or stipulation that would be likely to affect such Permit, where the effect of the foregoing would reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice of, and to the actual knowledge of the chief executive officer, the chief financial officer and the general counsel of the Company, there are no facts, which if known to any Governmental Entity would be reasonably likely to result in, any revocation, limitation, conditioning, suspension, modification, revocation or non-renewal of any Permit material to the conduct of the business of the Company and its Subsidiaries.

        5.13    Environmental Compliance and Disclosure.     (a) The respective business of the Company and each of its Subsidiaries are, and have been, conducted in material compliance with all applicable Environmental Laws, (b) to the knowledge of the Company, none of the real property contains any asbestos containing material or mold that may be in a condition, location or form that requires or would be reasonably expected to in the future require any abatement, containment or remediation under any Environmental Law, (c) except as set forth in Section 5.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has: (i) created or assumed any liabilities, guaranties, obligations or indemnifications under any Environmental Law, consent decree or contract with any Third Party, including any Governmental Entity, that would reasonably be expected to result in any material liabilities under Environmental Law; (ii) received, or been subject to, any written, or to the knowledge of the Company, any verbal complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceedings, or judgment from any Person, including any Governmental Entity, regarding any actual or alleged violations of, or actual or potential liability under, any Environmental Laws; or (iii) any responsibility or liability under Environmental Law for any cleanup or remediation or other response action required thereby; (d) there are no underground storage tanks located on any real property owned by the Company or, to the Company's knowledge, any real property leased by the Company, (e) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any pollutants, contaminants, chemicals or toxic

A1-21

or hazardous substances that would be reasonably expected to form the basis of any claim under Environmental Law against the Company or against any Person whose liability for any such claim the Company has retained or assumed either contractually or by operation of law, or otherwise result in any costs or liabilities to Purchaser, the Surviving Corporation, the Company or any of its Subsidiaries under Environmental Law, and (f) the Company has made available to Purchaser all material assessments, reports, data, results of investigations or audits that is in the possession or control of the Company or any of its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the business of the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws. As used in this Agreement, the term "Environmental Laws" means Laws relating to pollution or protection of the environment or human safety or health, including matters relating to emissions, discharges or releases of, or exposure to, pollutants, contaminants, chemicals or toxic or hazardous substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such hazardous substances.

        5.14    Title to Assets.     The Company and each of its Subsidiaries have (i) good and insurable fee simple title to all of their real properties, and (ii) good and valid title to all of their personal properties and assets reflected on the Company's audited balance sheet (including in any related notes thereto) as of June 30, 2007 included in the Company's Annual Report on Form 10-K for the fiscal year then ended (the "Company 2007 Balance Sheet") or acquired after June 30, 2007 (other than assets disposed of since June 30, 2007 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and Encumbrances, except for (a) Encumbrances that secure indebtedness that is properly reflected in the Company 2007 Balance Sheet; (b) liens for Taxes accrued but not yet due and payable; (c) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising or incurred as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 2007, provided that the obligations secured by such liens are not delinquent or material; (d) Encumbrances set forth in Section 5.14 of the Company Disclosure Letter; and (e) such title defects or other Encumbrances, if any, as would not reasonably be expected to have a Company Material Adverse Effect (collectively, "Permitted Encumbrances"). The Company and each of its Subsidiaries either own, or have good and valid leasehold interests in, all material properties and assets currently used by them in the conduct of their business.

        5.15    Labor and Employment Matters.

        (a)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union, labor organization, trade union or works council, or any written work rules or written practices agreed to with any labor organization, employee organization or association or works council applicable to employees of the Company or any of its Subsidiaries. Except for such of the following as would not reasonably be expected to result in a Company Material Adverse Effect, there is no: (i) unfair labor practice charge, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their respective businesses, (ii) pending demand for representation or certification with respect to any employees of the Company or any of its Subsidiaries by any labor union, labor organization, trade union, works council or group of such employees, and no question concerning representation exists with respect to any such employees, (iii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries or (iv) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to any such employees.

        (b)   All material personnel policies or rules applicable to employees of the Company or any of its Subsidiaries are in writing. Section 5.15(b) of the Company Disclosure Letter contains a true and complete list of each of the Company's material written personnel policies or rules applicable to

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employees of the Company or any of its Subsidiaries as of the date hereof, true, correct and complete copies of which have heretofore been made available to Purchaser.

        (c)   Except as set forth in Section 5.15(c) of the Company Disclosure Letter:

            (i)  The Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting labor relations, employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, wages, hours of work and occupational safety and health, termination of employment, and neither the Company nor any of its Subsidiaries is delinquent in any material respect in payments to any current or former employees for any services or amounts required to be reimbursed or otherwise paid to such employees.

           (ii)  No material charges with respect to or relating to the Company or its Subsidiaries are pending or, to the knowledge of the Company, threatened to be brought before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, and the Company and its Subsidiaries have at all times been in material compliance with all federal and state Laws and regulations prohibiting discrimination in the workplace including, without limitation, Laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender or gender orientation, disability, age, workers' compensation status or otherwise.

          (iii)  In the three-year period prior to the date hereof, no Governmental Entity responsible for the enforcement of labor or employment Laws has notified the Company that it intends to conduct a material investigation with respect to or relating to the Company or its Subsidiaries and no such investigation is in progress.

          (iv)  There are no material lawsuits, complaints, charges, controversies or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or on behalf of any current or former employees, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract for employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

           (v)  Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any material order, writ, judgment, injunction, decree, stipulation, determination or award relating to employment or employment practices entered by or with any Governmental Entity.

        (d)   Except as set forth in Section 5.15(d) of the Company Disclosure Letter, the Company and each of its Subsidiaries are and have been at all times in compliance with the notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar foreign, state or local Law relating to plant closings or layoffs. As of the date hereof, within the last three years, the Company and its Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar foreign, state or local Law. Section 5.15(d) of the Company Disclosure Letter contains a true and complete list of the names and sites of employment or facilities of those individuals who suffered an "employment loss" (as defined in the WARN Act) at any site of employment or facility of the Company or any of its Subsidiaries during the 90-day period prior to the date of this Agreement. Section 5.15(d) of the Company Disclosure Letter shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing Date.

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        (e)   To the knowledge of the Company, (i) no current or former officer or employee of, or consultant to, the Company or any of its Subsidiaries is in material violation of any term of any Contract relating to trade secrets or proprietary information, non-competition, non-solicitation or unfair competition, and (ii) the continued employment or engagement of such individuals does not subject the Company or any of its Subsidiaries to any material liability with respect to the foregoing matters. Except as set forth in Section 5.15(e) of the Company Disclosure Letter, to the knowledge of the Company, no key employee or group of key employees of the Company or any of its Subsidiaries has given notice in the two-month period prior to the date hereof of an intention to terminate his or her employment.

        5.16    Intellectual Property.

        (a)   Section 5.16(a) of the Company Disclosure Letter lists, as of the date hereof, (i) all of the registered and material unregistered trademarks, service marks, trade names, service names, brand names, likenesses and logos (collectively, "Trademarks") that are used in the conduct of the business of the Company or any of its Subsidiaries, and (ii) all registered copyrights, material copyrightable works that are not registered, patents and Internet domain names used in the conduct of the business of the Company or its Subsidiaries (collectively with the Trademarks, the "Proprietary Rights"), as well as any applications for any Proprietary Rights. Section 5.16(a) of the Company Disclosure Letter also sets forth: (i) for each patent the number, date of filing and title for each country in which such patent has been issued or filed, or, if applicable, the patent application number, date of filing and title for each country in which such application has been filed, (ii) for each registered trademark or trademark application, as applicable, the country of filing, the application serial number (where available) or registration number and, where applicable, the class of goods covered, and (iii) for each registered copyright, the number and date of registration and the title of the work for each country in which a copyright has been registered, as well as licenses granted to any third party to any of the foregoing and an indication of which of the foregoing are owned by the Company or any of its Subsidiaries. True and correct copies of all patents (including all pending applications) owned, controlled or created by or on behalf of the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever have been provided to Purchaser or its Representatives. The Company and each of its Subsidiaries are taking or have taken all measures that are reasonably required to maintain and to protect each item of Proprietary Rights that the Company or any of its Subsidiaries owns or uses.

        (b)   Except as disclosed in Section 5.16(b) of the Company Disclosure Letter, the Company and its Subsidiaries have no obligation to compensate any Person for the use of any of the Proprietary Rights, or for the use of any names and likenesses, trade secrets, databases or customer or supplier information or other information currently used by the Company or any of its Subsidiaries (collectively, "Related Rights") where the amount of such compensation for any of such Related Rights would reasonably be expected to exceed $25,000 in any fiscal year. The Company and its Subsidiaries (including, for these purposes, their respective predecessors-in-interest) have not granted any Person any license, option or other rights to use in any manner any of such Proprietary Rights or Related Rights, whether requiring the payment of royalties or not. The Company and its Subsidiaries have used commercially reasonable measures to protect the proprietary nature of the Proprietary Rights and maintain in confidence, and protect the proprietary nature of, the trade secrets and confidential information that they own or use. With respect to each item of the Proprietary Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Proprietary Rights. Except as disclosed in Section 5.16(b) of the Company Disclosure Letter, with respect to each item of the Related Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Related Rights where the amount of such indemnification would reasonably be expected to exceed $25,000 in any fiscal year.

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        (c)   The Company and its Subsidiaries own or control or have a valid right to use, free and clear of all Encumbrances (except for Permitted Encumbrances), each of the Proprietary Rights and Related Rights, and none of such Proprietary Rights or Related Rights will cease to be valid rights by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. The Company and its Subsidiaries have not received any notice of invalidity or infringement of, misappropriation or other conflict with, any rights of others with respect to any of the Proprietary Rights or Related Rights except as listed in Section 5.16(c) of the Company Disclosure Letter. Except for licenses of the Trademarks granted in the ordinary course of the day-to-day business of the Company and its Subsidiaries, (i) to the Company's knowledge, no other Person has the right to use any of the Trademarks in the manner in which they are now being used either in identical form or in such near resemblance thereto as to be likely to cause confusion with such Trademarks or to cause a mistake or deceive, (ii) no other Person has notified the Company or any of its Subsidiaries in writing that it is claiming any ownership of or right to use the Proprietary Rights or Related Rights, and (iii) to the Company's knowledge, no other Person is infringing upon any such Proprietary Rights or Related Rights in any way. Except as set forth in Section 5.16(c) of the Company Disclosure Letter, none of the Company's or any of its Subsidiaries' conduct of the business as of the date hereof conflicts with, infringes upon or otherwise violates the intellectual property rights of any third party, and no action has been instituted against the Company and no notices have been received by the Company or any of its Subsidiaries for actions that are presently outstanding, alleging that the Company's or any of its Subsidiaries' conduct of the business infringes upon, misappropriates or otherwise violates any intellectual property rights of a third party and no such claim has been threatened.

        (d)   Section 5.16(d) of the Company Disclosure Letter identifies each item of the Proprietary Rights and Related Rights that is owned by a Person other than the Company or its Subsidiaries, and all licenses or other agreements pursuant to which the Company and its Subsidiaries use such items are listed in Section 5.16(d) of the Company Disclosure Letter. With respect to each such item:

            (i)  the license or other agreement covering such item is legal, valid, binding and enforceable and in full force and effect with respect to the Company and its Subsidiaries and the Company has made correct and complete copies of such license or other agreements available to Purchaser or its Representatives;

           (ii)  each such license or other agreement, including licenses to all third-party software listed in Section 5.16(d) of the Company Disclosure Letter to which the Company and its Subsidiaries are party, other than generally commercially available software, is assignable by the Company or one of its Subsidiaries. Except as disclosed in Section 5.16(d)(ii) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not conflict with, result in a violation or breach of, or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license or other agreement. None of such licenses or other agreements includes a change of control or similar restriction whereby a third party may terminate such license or other agreement or require a payment in connection with such change of control as a result of the transactions contemplated by this Agreement;

          (iii)  none of the Company and its Subsidiaries is in breach of or default under any such license or agreement, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

          (iv)  any underlying item of the Proprietary Rights or Related Rights is not subject to any outstanding judgment, order, decree, stipulation or injunction.

        (e)   The Company and its Subsidiaries are in compliance in all material respects with the Company's and each of its Subsidiaries' website privacy policies and contractual obligations relating to

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any personal data held by the Company or any of its Subsidiaries and legal obligations relating to any personal data held by the Company or any of its Subsidiaries.

        (f)    Section 5.16(f) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) all Open Source Software used by the Company or its Subsidiaries, and (ii) which Contract (including the version thereof) governs the Company's and its Subsidiaries' use of such Open Source Software. Except as disclosed in Section 5.16(f) of Company Disclosure Letter, (1) no Open Source Software (a) has been modified by the Company or any of its Subsidiaries, (b) has been embedded in or otherwise combined by the Company or any of its Subsidiaries with any other software, (c) has been distributed by the Company or its Subsidiaries to any third parties, or (d) is material, individually or in the aggregate with any other software with which it is used, to the conduct of the business.

        (g)   For purposes of this Agreement:

        "Open Source Software" means all software that is distributed as "free software," "open source software" or under a "copyleft" agreement or a similar licensing or distribution model or otherwise subject to the terms of any license which requires, as a condition on the use, copying, modification, and/or distribution of such software that such item, or other software incorporated into, derived from, or distributed with such item, (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributed at no or minimal charge. "Open Source Software" includes, without limitation, software distributed under the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License.

        5.17    Material Contracts.

        (a)   Section 5.17 of the Company Disclosure Letter sets forth a complete and accurate list of all notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, contracts, commitments, arrangements, Permits, concessions, franchises, limited liability or partnership agreements and other instruments to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or restricted ("Contracts") as of the date hereof (other than Leases set forth in Section 5.21(b) of the Company Disclosure Letter) of the following categories (collectively, and together with the Leases set forth in Section 5.21(b) of the Company Disclosure Letter, the "Material Contracts" and each a "Material Contract"):

            (i)  Contracts requiring annual expenditures by or liabilities of any party thereto in excess of $1.0 million that have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

           (ii)  Contracts containing covenants limiting in any material respect the ability of the Company or any of its Subsidiaries or other affiliate of the Company (including Purchaser and its affiliates after the Effective Time) to engage in any line of business, conduct sales or marketing activities or otherwise compete with any Person, in any product line or line of business, or operate at any location or jurisdiction;

          (iii)  credit agreements, loan agreements, notes, debentures, loans, agreements, indentures, evidences of indebtedness (including intercompany indebtedness) or other instruments and contracts providing for the borrowing or lending of money in, or pursuant to which there is outstanding, an amount in excess of $1.0 million, whether as borrower, lender or guarantor;

          (iv)  joint venture, alliance or partnership agreements or joint development or similar agreements with any Third Party under which the Company has or may in the future have an obligation to invest or pay in excess of $1.0 million, or can reasonably be expected to have an obligation, to make one or more capital contributions, investments or payments pursuant to the terms of any such agreement;

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           (v)  all licenses, sublicenses, consents, royalty and other agreements concerning Proprietary Rights or Related Rights which Proprietary Rights or Related Rights, as applicable, are material to the conduct of the business of the Company or any of its Subsidiaries;

          (vi)  employment or severance contracts with current or former officers or directors, including, without limitation, change-in-control agreements;

         (vii)  any Contract with any non-director, non-officer employee or consultant that would require the Company or any of its Subsidiaries to make any payments or enhance benefits, including accelerating vesting, in connection with the transactions contemplated by this Agreement, or upon termination of employment;

        (viii)  Contracts with or for the benefit of any director of the Company or any Person other than a publicly traded entity in which any director has an equity interest or which is an employer of a director of the Company;

          (ix)  Contracts with any Governmental Entity that have a remaining term in excess of one year or are not cancelable (without material cost, penalty or other liability) within 180 days;

           (x)  Corporate marketing agreements (e.g., marketing agreements with airlines and credit card companies) which have provided in the preceding twelve months, or would be reasonably expected to provide in any twelve month period, revenues to the Company or any of its Subsidiaries in excess of $1.0 million;

          (xi)  Contracts or commitments relating to affinity programs, Internet portals, or advertising agreements with Internet search engines;

         (xii)  Contracts pending for the acquisition or sale, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible), in excess of $1.0 million in market or book value with respect to any Contract or the capital stock of another Person, in each case in an amount in excess of $1.0 million;

        (xiii)  Contracts with the top twenty (20) florist customers of the Company and its Subsidiaries in fiscal 2007 (measured in terms of revenue);

        (xiv)  Contracts that by their terms grant or benefit a right of first refusal or first offer or similar right;

         (xv)  Contracts pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop with any third party any material Proprietary Rights or Related Rights;

        (xvi)  Contracts the performance of which have required in the preceding twelve months, or which would be reasonably expected to require in any twelve month period, aggregate expenditures by the Company or any of its Subsidiaries in excess of $1.0 million;

       (xvii)  Contracts that would be required to be filed or disclosed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act;

      (xviii)  Contracts guaranteeing any obligation for borrowed money or otherwise or pursuant to which any Third Party has guaranteed any obligation of the Company or any of its Subsidiaries for borrowed money or otherwise;

        (xix)  Contracts with consultants or contractors the performance of which have required in the preceding twelve months, or which would be reasonably expected to require in any twelve month period, aggregate expenditures by the Company or any of its Subsidiaries in excess of $1.0 million; or

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         (xx)  Contracts containing or otherwise providing for any material service level agreements or commitments imposed on the Company or any of its Subsidiaries.

        (b)   True and complete copies of the written Material Contracts and descriptions of verbal Material Contracts, if any, have been delivered or made available to Purchaser. As of the date hereof, each of the Material Contracts is a valid and binding obligation of the Company, each Subsidiary of the Company that is a party thereto, and, to the knowledge of the Company, the other parties thereto, enforceable against the Company and the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. From and after the date hereof, except as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Material Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

        (c)   Except as set forth in Section 5.17(c) of the Company Disclosure Letter, in the three-year period prior to the date hereof, neither the Company nor any of its Subsidiaries is, or has received any notice that any other party is, in breach, default or violation (each a "Default") (and no event has occurred or not occurred through the Company's inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for Defaults that would not reasonably be expected to have a Company Material Adverse Effect.

        (d)   In the three-year period prior to the date hereof, the Company has not received written notice of the termination of any Material Contract nor, to the knowledge of the Company, has any party threatened to terminate any Material Contract, except in each case for any such termination that would not reasonably be expected to have a Company Material Adverse Effect.

        5.18    No Undisclosed Liabilities.     Except as disclosed in the Company's audited financial statements (including in any notes related thereto) included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2007 and liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, the Company and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate would be material to the Company and its Subsidiaries, taken as a whole, and that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

        5.19    Litigation.     All of the material actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of the Company, threatened, as of the date hereof, against the Company or any of its Subsidiaries or to which any of their respective assets or properties is subject before any arbitrator or Governmental Entity are set forth in Section 5.19 of the Company Disclosure Letter. There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to have a Company Material Adverse Effect, and to the knowledge of the Company, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. None of the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any

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other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the knowledge of the Company, is the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's or any of its Subsidiaries' business. To the knowledge of the Company, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, properties or assets or that would be reasonably expected to have a Company Material Adverse Effect.

        5.20    Insurance.

        (a)   Each of the Company and its Subsidiaries maintains insurance coverage (the "Insurance Policies") with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent and as management has determined is customary for business entities of similar size engaged in similar lines of business, and have public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any activities of the Company or any of its Subsidiaries or any properties owned, occupied or controlled by the Company or any of its Subsidiaries, in such amount as is reasonably prudent and as management has determined is customary for business entities of similar size engaged in similar lines of business. Section 5.20 of the Company Disclosure Letter contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries as of the date hereof, including the underwriter and the amounts of coverage, deductibles and self-insured retentions and a summary of all material exclusions. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Except as set forth in Section 5.20 of the Company Disclosure Letter, none of the material Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has by written notice to the Company canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company, indicated any intent to do so or not to renew any such policy, in each case without any exception other than those that would not be reasonably expected to have a Company Material Adverse Effect. In the three-year period prior to the date hereof, neither the Company nor any Company Subsidiary has received any written notice regarding any (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any material insurance policy or (iii) material adjustment in the amount of premiums payable with respect to any material insurance policy. All material claims under the Insurance Policies have been filed in a timely fashion. To the knowledge of the Company, since the Company's formation, there have been no historical gaps in insurance coverage of the Company or its Subsidiaries that presents a material risk to coverage under the Insurance Policies.

        (b)   The Company has properly applied for and accurately completed its applications for and has, in force and effect and fully paid through June 30, 2008, no less than $25 million in claims made directors' and officers' insurance coverage (the "Current D&O Insurance"). The Company, its directors and officers are all insureds under the Current D&O Insurance. The Current D&O Insurance extends to "claims" for "wrongful acts" which may result in "loss" to (i) the Company's directors and officers and/or (ii) the Company itself for "securities claims," as those terms are commonly understood in the insurance industry, including coverage for all manner of investigations and proceedings including defense costs with respect thereto. The Current D&O Insurance is not subject to any exclusions or restrictions which would limit or eliminate coverage (other than such as are normal and customary in directors' and officers' insurance policies for business entities of similar size engaged in similar lines of business) based upon, arising out of, and/or relating to any prior or pending act or omission. The

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Current D&O Insurance does not contain any exclusion (other than such as are normal and customary in directors' and officers' insurance policies) applicable to the Merger and the transactions contemplated thereby.

        5.21    Real Estate.

        (a)   Section 5.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company and its Subsidiaries as of the date hereof (collectively, the "Owned Real Property"). Except for Permitted Encumbrances and except as set forth on Section 5.21(a) of the Company Disclosure Letter, with respect to each such parcel of Owned Real Property, (i) the Owned Real Property is free and clear of all encumbrances; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Owned Real Property; and (iii) there are no outstanding rights of first refusal or options to purchase the Owned Real Property.

        (b)   Schedule 5.21(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leases, and (i) the Company or a Subsidiary of the Company has good and valid leasehold interests in the Leases, free and clear of all encumbrances and title defects, except for Permitted Encumbrances, (ii) all of the leases, licenses, tenancies, subleases and all other occupancy agreements ("Leases") in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of real property thereunder being, collectively, the "Real Property") are valid and binding on the Company or any of its Subsidiaries which is a party thereto and, to the knowledge of the Company, each other party thereto, (iii) each Lease is in full force and effect, (iv) neither the Company nor any of its Subsidiaries has received or has given any written notice of any material default thereunder, which default continues on the date of this Agreement, and (v) neither the Company (or any of its Subsidiaries), nor to the knowledge of the Company, any other party to any such Lease, is in material breach of or material default under the Leases, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or material default, result in a loss of any material rights or result in the creation of any lien (other than a Permitted Encumbrance) thereunder or pursuant thereto. To the knowledge of the Company, except for Permitted Encumbrances, the Real Property is not subject to any leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Real Property, other than those set forth on Schedule 5.21(b) of the Company Disclosure Letter.

        (c)   Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Owned Real Property and the Real Property are used in the manner permitted by applicable zoning ordinances and planning laws, (ii) the Owned Real Property and the Real Property constitute all of the property owned and leased by the Company and its Subsidiaries to operate its business, (iii) all of the improvements on the Owned Real Property and the Real Property are in good condition and repair, without any structural defects of any kind, (iv) there are no patent or latent defects on the Owned Real Property or the Real Property, and (v) the Owned Real Property and the Real Property are served by water, sewer, electrical, telephone, drainage and other utilities required for normal operations of the Company's and its Subsidiaries' business.

        (d)   There is no material (i) tax assessment pending or, to the knowledge of the Company, threatened with respect to any portion of the Owned Real Property or the Real Property except for real property Taxes due or payable in the ordinary course of business or (ii) condemnation or compulsory purchase proceedings pending or, to the knowledge of the Company, threatened with respect to any portion of the Owned Real Property or the Real Property.

        5.22    Affiliate Transactions.     Except as set forth in Section 5.22 of the Company Disclosure Letter, and except for employment agreements with officers of the Company set forth in Section 5.17 of the Company Disclosure Letter, there are no Contracts with any (a) present or former officer or director

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of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses) (as such term is defined in Item 404 of Regulation S-K), (b) record or beneficial owner of more than 5% of the Company Common Stock, or (c) any Person known by the Company's executive officers to be an affiliate of any such officer, director or beneficial owner.

        5.23    Fairness Opinion.     The Board has received the opinion of Goldman, Sachs & Co. (the "Financial Advisor"), dated the date of this Agreement, and subject to the qualifications stated therein, to the effect that, as of such date, the Merger Consideration to be received by the holders of shares of Company Common Stock is fair, from a financial point of view, to such holders. As soon as practicable following the date of this Agreement, an executed copy of the aforementioned opinion will be made available to Purchaser.

        5.24    Controls.

        (a)   The Company has established and maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Sections 302 and 906 of Sarbanes-Oxley with respect to such reports. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in Sarbanes-Oxley.

        (b)   The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) ("internal controls"). To the knowledge of the Company, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company's auditors and audit committee (i) any "significant deficiency" (as defined in Rule 1-02(a)(4) of Regulation S-X) and any "material weakness" (as defined in Rule 1-02(a)(4) of Regulation S-X) known to the Company in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in a material respect the Company's ability to record, process, summarize and report financial information and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls. The Company has made available to Purchaser a summary of any such disclosure regarding significant deficiencies, material weaknesses and fraud made by management to the Company's auditors and audit committee since June 30, 2005.

        5.25    Information Supplied.     None of the information supplied or to be supplied by the Company, any of its Subsidiaries or any of their respective affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Proxy/Prospectus or any other documents filed or to be filed with the SEC in connection with the transactions provided for herein ("Other Filings"), will, at the respective times such documents are filed, at the time the Registration Statement is declared effective, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of shares of Company Common Stock, as of the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication (it being understood that receiving and responding to

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comments from the SEC on the Proxy/Prospectus will not, in and of itself, constitute an admission that anything contained in the Proxy/Prospectus did not meet the requirements of this Section 5.25). If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any of its Subsidiaries or any of their respective affiliates, or any of their respective officers or directors, is discovered by any such Person which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy/Prospectus or any Other Filings, the Company shall promptly notify Purchaser in writing. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Purchaser for inclusion or incorporation by reference in, or omitted by Purchaser from, the Proxy/Prospectus or any Other Filings.

        5.26    United Kingdom Data Protection.     Since November 1, 2004, no Subsidiary of the Company in the United Kingdom has been served by the UK Information Commissioner's Office or a data subject (as defined in the Data Protection Act 1998) with any notice alleging non-compliance with the Data Protection Act 1998.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

        Except as set forth in the disclosure letter, dated the date hereof, delivered by Purchaser and Merger Sub to the Company prior to the execution of this Agreement (the "Purchaser Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Purchaser Disclosure Letter relates (it being understood that any information set forth in a particular Section or subsection of the Purchaser Disclosure Letter shall be deemed to apply to and qualify each other Section or subsection thereof or hereof to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection thereof or hereof), Purchaser and Merger Sub hereby represent and warrant to the Company as follows:

        6.1    Existence; Good Standing; Corporate Authority.     (a) Purchaser is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware, (b) each Subsidiary of Purchaser is a corporation duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (c) each of Purchaser and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except, in the case of the foregoing clauses (b) and (c), where the failure to be so licensed or qualified or to be in good standing, has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. For purposes of this Agreement, "Purchaser Material Adverse Effect" means any change, circumstance, development, occurrence, event, fact or effect (each, a "Purchaser Effect") that, when considered either individually or together with all other Purchaser Effects, is or is reasonably likely to be materially adverse to (i) the business, properties, assets, liabilities, consolidated results of operations or condition (financial or otherwise) of Purchaser and its Subsidiaries, taken as a whole or (ii) the ability of Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement; provided, that any such Purchaser Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Purchaser Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any conditions, developments or changes affecting the industries in which Purchaser and its Subsidiaries operate; (ii) any conditions affecting the United States general economy or the general economy in any geographic area in which Purchaser or its Subsidiaries operate or developments or changes therein; (iii) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (iv) any conditions resulting from natural disasters; (v) compliance by Purchaser and its Subsidiaries with the covenants contained in this

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Agreement (provided that this clause shall not apply to Purchaser Effects resulting from compliance with Section 7.1(c)); (vi) the failure of the financial or operating performance of Purchaser or its Subsidiaries to meet internal projections or budgets for any period in and of itself (it being understood that any fact or development giving rise to or contributing to such failure may be the cause of a Purchaser Material Adverse Effect if not otherwise excluded pursuant to this definition); (vii) any action taken or omitted to be taken by or at the written request or with the written consent of the Company; (viii) any announcement of this Agreement or the transactions contemplated hereby, in each case, solely to the extent due to such announcement; (ix) changes in any Laws or accounting principles; or (x) any Purchaser Effects arising out of or resulting from any legal claims or other proceedings made by any of Purchaser's stockholders (on their own behalf or on behalf of Purchaser) arising out of or related to this Agreement or the Merger; provided, however, that Purchaser Effects set forth in clauses (i), (ii), (iii), (iv) and (ix) above may be taken into account in determining whether there has been or is a Purchaser Material Adverse Effect if and only to the extent such Purchaser Effects have a disproportionate impact on Purchaser and its Subsidiaries, taken as a whole, relative to the other participants in the businesses in which Purchaser operates (after taking into account the size of Purchaser and its Subsidiaries relative to such other participants). Each of Purchaser and its Subsidiaries has all requisite corporate power and authority to own, operate, license and lease its properties and carry on its business as now conducted, except where the failure to have such power and authority would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has heretofore made available to the Company true and correct copies of the certificate of incorporation and bylaws or other governing instruments of Purchaser and Merger Sub as currently in effect. The corporate records and minute books of Purchaser and Merger Sub reflect all material actions taken and authorizations made at meetings of such companies' board of directors or any committees thereof and at any stockholders' meetings thereof.

        6.2    Authorization, Validity and Effect of Agreements.     Each of Purchaser, the Subsidiaries of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Documents to which it is or will be a party, the New Indenture, the Purchaser Notes and the Pledge Agreement (as defined in the Description of Notes) to the extent it is a party (together, the "Notes Documents") and to consummate the transactions contemplated hereby and thereby to which it is or will be a party. The execution and delivery of this Agreement, the Ancillary Documents and the Notes Documents by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby to which it is or will be a party have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub and by Purchaser as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Purchaser or Merger Sub or approvals from any holders of equity securities of Purchaser or any of its Subsidiaries are necessary to authorize this Agreement, the Ancillary Documents to which it is or will be a party and the Notes Documents or to consummate the transactions contemplated hereby and thereby to which it is a party. This Agreement has been, and the Notes Documents and any Ancillary Documents to which Purchaser or Merger Sub is or will be a party will have been at the time of execution, duly and validly executed and delivered by Purchaser and Merger Sub, and (assuming this Agreement, the Notes Documents and such Ancillary Documents each constitutes a valid and binding obligation of the Company or other Person party thereto) constitutes or, in the case of any such documents entered into after the date of this Agreement, will constitute, the valid and binding obligations of each of Purchaser and Merger Sub, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

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        6.3    Compliance with Laws.

        (a)   Neither Purchaser nor any of its Subsidiaries is in material violation of any Laws of any Governmental Entity applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets. To the knowledge of Purchaser, neither Purchaser nor any of its Subsidiaries is being investigated with respect to, and, to the knowledge of Purchaser, none of Purchaser nor any of its Subsidiaries has been threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a Purchaser Material Adverse Effect.

        (b)   To Purchaser's knowledge, none of Purchaser, any of its Subsidiaries or any of the directors, officers, agents or employees of Purchaser or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither Purchaser nor any of its Subsidiaries has participated in any boycotts.

        6.4    Capitalization.

        (a)   The authorized capital stock of Purchaser consists solely of 300,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the "Purchaser Preferred Stock"). As of the close of business on April 18, 2008, (i) 68,567,261 shares of Purchaser Common Stock were issued and outstanding (excluding shares held by Purchaser in its treasury), (ii) no shares of Purchaser Preferred Stock were outstanding, (iii) options to purchase an aggregate of 5,122,145 shares of Purchaser Common Stock were outstanding, (iv) no shares of Purchaser Common Stock were held by Purchaser in its treasury and (v) no shares of capital stock of Purchaser were held by Purchaser's Subsidiaries. Except as set forth in Section 6.4 of the Purchaser Disclosure Letter, Purchaser has no outstanding bonds, debentures, notes or other securities or obligations entitling the holders thereof to vote (or that are convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire, securities having the right to vote) with the stockholders of Purchaser on any matter. Except as set forth in Section 6.4 of the Purchaser Disclosure Letter or with respect to Purchaser Equity Compensation, since December 31, 2007, Purchaser has not (A) issued any shares of capital stock, restricted stock or other securities other than (x) shares of Purchaser Common Stock acquired upon the exercise of options to acquire Purchaser Common Stock or (y) shares of restricted stock or other securities granted pursuant to Purchaser's 2001 Stock Incentive Plan, or (B) split, combined, converted or reclassified any of its shares of capital stock. All issued and outstanding shares of Purchaser Common Stock are, and all shares of Purchaser Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 6.4 and Section 6.5(a) of the Purchaser Disclosure Letter or with respect to Purchaser Equity Compensation, there are no other shares of capital stock, equity interests or voting securities of Purchaser or any of its material Subsidiaries, and no options, warrants, calls, subscriptions, convertible, exercisable or exchangeable securities or other rights, agreements or commitments that obligate Purchaser or any of its Subsidiaries to issue, transfer, grant, enter into or sell or cause to be issued, transferred, granted, entered into or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for, or that evidence the right to subscribe for or acquire any capital stock or equity interest in, Purchaser or any of its Subsidiaries or any such option, warrant, call, subscription, security or other right, agreement or commitment or that give any person the right to receive any economic interest in Purchaser or any of its Subsidiaries.

        (b)   Except as set forth in Section 6.4(b) of the Purchaser Disclosure Letter, there are no (i) outstanding agreements or other obligations of Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares

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of capital stock of Purchaser or any of its Subsidiaries or (ii) voting trusts or other agreements or understandings to which Purchaser or any of its Subsidiaries or, to the knowledge of Purchaser, any of Purchaser's directors or executive officers is a party with respect to the voting of capital stock of Purchaser or any of its Subsidiaries. Purchaser has made available to the Company a complete and accurate list of all outstanding options to acquire Purchaser Common Stock granted pursuant to any plan, program or arrangement of Purchaser as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Purchaser Common Stock subject thereto, the governing plan, program or arrangement of Purchaser with respect thereto and the expiration date thereof. No agreement or understanding requires consent or approval from the holder of any option to acquire Purchaser Common Stock to effectuate the terms of this Agreement.

        6.5    No Violation.     Neither the execution and delivery by Purchaser and Merger Sub of this Agreement, the Notes Documents or any of the Ancillary Documents to which it is or will be a party nor the consummation by Purchaser or Merger Sub of the transactions contemplated hereby or thereby to which it is a party (including the pledge by Purchaser of the shares of capital stock owned by it of Classmates Media Corporation ("CMC") to be created pursuant to the Pledge Agreement in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes) does or will (a) violate, conflict with or result in a breach of any provision of the respective certificates of incorporation or bylaws of Purchaser or Merger Sub; (b) violate, conflict with, result in a breach of a provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or result in the loss of a benefit under, result in the triggering of any payment, penalty or other obligations pursuant to any notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, contracts, commitments, arrangements, Permits, concessions, franchises, limited liability or partnership agreements and other instruments to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or restricted as of the date hereof ("Purchaser Contracts"); (c) result in the creation or imposition of any Encumbrance upon any of the properties of Purchaser or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or with respect to any matters that would not reasonably be expected to have a Purchaser Material Adverse Effect and, except in the case of the Notes Documents, for the Encumbrances created thereby; (d) require any Consents with respect to any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filing of the Proxy/Prospectus with the SEC and the filing with the SEC of such other filings required under the Exchange Act, or the Securities Act, and applicable state blue-sky laws, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the effectiveness of the Registration Statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "TIA"), (iii) the filing of a premerger notification and report form by Purchaser under the HSR Act, and the filing and receipt, termination or expiration, as applicable, of the Other Antitrust Filings and Consents, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) any filings required by the rules and regulations of The NASDAQ Global Select Market, (vi) the filings contemplated by Section 6.17 or as may be required in connection with the issuance or disposition of the Purchaser Notes or the Purchaser Common Stock by laws generally affecting the offering and sale of securities, and (vii) those Consents the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect; or (e) violate any Laws applicable to Purchaser or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Purchaser Material Adverse Effect. Neither the execution and delivery by Purchaser and Merger Sub of this Agreement, the Notes Documents or any of the Ancillary

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Documents to which it is a party nor the consummation by Purchaser and Merger Sub of the transactions contemplated hereby or thereby to which it is a party (including the pledge by Purchaser of the shares of capital stock owned by it of CMC to be created pursuant to the Pledge Agreement in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes) will require any Consent of any Person (other than any Governmental Entity) except (i) under those Purchaser Contracts set forth in Section 6.5 of the Purchaser Disclosure Letter, (ii) under those Purchaser Contracts that are not material Purchaser Contracts, the failure of which to make or obtain would not be reasonably expected to have a Purchaser Material Adverse Effect and (iii) for the filings contemplated by Section 6.17 or as may be required, in connection with the issuance or disposition of the Purchaser Notes or the Purchaser Common Stock, by laws generally affecting the offering and sale of securities.

        6.6    Purchaser Reports.     Purchaser has timely filed or furnished all reports, schedules, forms, statements, prospectuses and other documents (including all exhibits, amendments and supplements thereto) required to be filed with, or furnished to, the SEC by Purchaser since December 31, 2005, and has previously made available to the Company true and complete copies of (i) the Annual Reports on Form 10-K for the fiscal years ended December 31, 2005, 2006 and 2007 filed by Purchaser with the SEC, (ii) information or proxy statements relating to all of Purchaser's meetings of stockholders held or scheduled to be held since December 31, 2005, and (iii) each other registration statement, proxy or information statement, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed since December 31, 2007 by Purchaser with the SEC prior to the date hereof (all such documents, as amended or supplemented, including any information incorporated by reference therein, are referred to collectively as, the "Purchaser Reports"). Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of Purchaser contained in the Purchaser Reports (or incorporated therein by reference) (i) were or, in the case of the Purchaser Reports filed or furnished on or after the date hereof, will be prepared in accordance with GAAP (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all material respects the consolidated financial position of Purchaser and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of interim unaudited financial statements to normal year-end audit adjustments, and (ii) complied or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will comply, as to form as of their respective dates in all material respects with applicable rules and regulations (including accounting requirements) of the SEC. As of their respective dates, each Purchaser Report was prepared in accordance with and complied (or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will be prepared in accordance with and will comply) in all material respects with the requirements of Sarbanes-Oxley, as applicable, and the rules and regulations of the SEC promulgated thereunder, and the Purchaser Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not (or, in the case of Purchaser Reports furnished or filed on or after the date hereof, will not), as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Purchaser Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Purchaser has made available to the Company copies of all material comment letters received by Purchaser from the SEC since January 1, 2005 and relating to any Purchaser Reports, together with all written responses of Purchaser thereto sent to the SEC. As of the date hereof, (i) there are no material outstanding or material unresolved comments in comment letters received from the SEC staff with respect to the Purchaser Reports, and (ii) none of the Purchaser Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of Purchaser's Subsidiaries is required to file any forms, reports or other documents with the SEC.

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        6.7    Absence of Certain Changes.     From December 31, 2007 through the date hereof, Purchaser and each of its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices, except as contemplated by this Agreement in connection with the Merger and the transactions contemplated thereby. From December 31, 2007 through the date hereof, neither Purchaser nor any of its Subsidiaries has engaged in any transaction or series of transactions material to Purchaser and its Subsidiaries in the aggregate, other than in the ordinary course of business consistent with past practice, and there have not been (a) any Purchaser Effects that constitute a Purchaser Material Adverse Effect; (b) except as set forth in Section 6.7 of the Purchaser Disclosure Letter, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Purchaser; (c) any issuance by Purchaser, or agreement or commitment of Purchaser to issue, any shares of capital stock or securities convertible into or exercisable exchangeable for, or that evidence the right to subscribe for or acquire, shares of capital stock; (d) any repurchase, redemption or any other acquisition by Purchaser or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Purchaser or its Subsidiaries; (e) any material change in accounting principles, practices or methods; (f) any revaluation by Purchaser or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; (g) except as set forth in Section 6.7 of the Purchaser Disclosure Letter, any sale or other transfer of any material assets of Purchaser or any of its Subsidiaries; (h) any action of the type described in Section 7.1(c) or Section 7.1(d) that had such Section been in effect when such action was taken would be in violation of such Section; and (i) any agreement by Purchaser or its Subsidiaries to take any of the actions referred to in clauses (b) through (g) of this sentence.

        6.8    No Undisclosed Liabilities.     Except as disclosed in Purchaser's audited financial statements (including in any notes related thereto) included in Purchaser's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2007 and liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated by this Agreement and the Ancillary Documents, Purchaser and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate would be material to Purchaser and its Subsidiaries, taken as a whole, and that would be required by GAAP to be reflected on a consolidated balance sheet of Purchaser and its Subsidiaries (or in the notes thereto).

        6.9    Litigation.     All of the material actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of Purchaser, threatened, as of the date hereof, against Purchaser or any of its Subsidiaries or to which any of their respective assets or properties is subject before any arbitrator or Governmental Entity are set forth in Section 6.9 of the Purchaser Disclosure Letter. There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to have a Purchaser Material Adverse Effect, and to the knowledge of Purchaser, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. None of Purchaser, any of its Subsidiaries or any officer, director or employee of Purchaser or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of Purchaser or any of its Subsidiaries nor, to the knowledge of Purchaser, is Purchaser, any of its Subsidiaries or any executive officer or director of Purchaser or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of Purchaser's or any of its Subsidiaries' business. To the knowledge of Purchaser, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to Purchaser or any of its Subsidiaries enjoining or requiring Purchaser or any of its Subsidiaries to take any action of any kind

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with respect to its business, properties or assets or that would be reasonably expected to have a Purchaser Material Adverse Effect.

        6.10    Controls.

        (a)   Purchaser has established and maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Purchaser and its Subsidiaries required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Purchaser's principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Purchaser required by Sections 302 and 906 of Sarbanes-Oxley with respect to such reports.

        (b)   Purchaser has established and maintains internal controls. To the knowledge of Purchaser, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Purchaser's financial reporting and the preparation of Purchaser's financial statements for external purposes in accordance with GAAP. Purchaser has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Purchaser's auditors and audit committee (i) any "significant deficiency" (as defined in Rule 1-02(a)(4) of Regulation S-X) and any "material weakness" (as defined in Rule 1-02(a)(4) of Regulation S-X) known to Purchaser in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in a material respect Purchaser's ability to record, process, summarize and report financial information and (ii) any material fraud known to Purchaser that involves management or other employees who have a significant role in internal controls. Purchaser has made available to the Company a summary of any such disclosure regarding significant deficiencies, material weaknesses and fraud made by management to Purchaser's auditors and audit committee since December 31, 2005.

        6.11    Financing.     Merger Sub has delivered to the Company (i) true, correct and complete signed counterpart(s) of the commitment letter of Wells Fargo Bank, N.A., dated the date hereof, and (ii) true, correct and complete (subject to fee amounts being redacted) signed counterparts of the related fee letter of Wells Fargo Bank, N.A., dated the date hereof, pursuant to which Wells Fargo Bank, N.A. has agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $375.0 million of financing in connection with the transactions contemplated hereby and an additional $75.0 million of revolving credit ((i) and (ii) collectively, the "Financing Letters"). The Financing Letters are in full force and effect as of the date hereof. The Financing Letters are subject to no contingencies or conditions other than those set forth in the copies of the Financing Letters delivered to the Company. Purchaser and Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Letters to be paid by them on or prior to the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Purchaser or Merger Sub under the Financing Letters. As of the date hereof, subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 (excluding Section 8.3(c)), neither Purchaser nor Merger Sub believes or has reason to believe that any of the conditions to the financing set forth in the Financing Letters required to be satisfied by Purchaser or Merger Sub will not be satisfied or that any portion of the financing to be made thereunder will not otherwise be made available to Purchaser or Merger Sub on the Closing Date. Assuming the accuracy of the representations and warranties set forth in Section 5.4 and compliance by the Company and its Subsidiaries with their agreements set forth in Sections 7.1(a) and 7.1(b), and the satisfaction of the closing condition set forth in Section 8.3(d), the aggregate sources of funding identified in the Financing Letters and Additional Financing Letters (if applicable) as necessary to consummate the transactions contemplated by this Agreement, in the respective amounts referred to in

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the Financing Letters (including any direct or indirect equity contribution of Purchaser referred to therein) and the Additional Financing Letters (if applicable), together with the Net Proceeds (as defined in the Description of Notes) from the CMC IPO received by Purchaser (if applicable), would be sufficient to enable Merger Sub and the Company to pay the full Cash Merger Consideration, to make all other necessary cash payments by them in connection with the Merger upon the terms contemplated by this Agreement (including the payments required under Section 7.12 with respect to the Defeasance and/or Debt Tender Offer) and to pay all of the related fees and expenses, in each case as contemplated by the Financing Letters and Additional Financing Letters (if applicable). The financing referred to in the Financing Letters is herein referred to as the "Financing."

        6.12    Purchaser-Owned Shares of Company Common Stock.     As of the date of this Agreement, Purchaser, Merger Sub and their respective Subsidiaries own no shares of Company Common Stock.

        6.13    Interim Operations of Merger Sub.     Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement) and has conducted its operations only as contemplated hereby.

        6.14    Brokers.     Other than J.P. Morgan Securities Inc., all of whose fees and expenses will be borne by Purchaser, neither Purchaser or Merger Sub has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub or the Company or any of their respective affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

        6.15    Information Supplied.     None of the information supplied or to be supplied by Purchaser, Merger Sub or any of their respective affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Proxy/Prospectus or any Other Filings, will, at the respective times such documents are filed, at the time the Registration Statement is declared effective, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of shares of Company Common Stock, as of the time of the Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication (it being understood that receiving and responding to comments from the SEC on the Proxy/Prospectus will not, in and of itself, constitute an admission that anything contained in the Proxy/Prospectus did not meet the requirements of this Section 6.15). If, at any time prior to the Effective Time, any event or circumstance relating to Purchaser, Merger Sub or their respective affiliates, or any of their respective officers or directors, is discovered by Purchaser which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy/Prospectus or any Other Filings, Purchaser shall promptly notify the Company in writing. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its Subsidiaries for inclusion or incorporation by reference in, or omitted by the Company from, the Proxy/Prospectus or any Other Filings.

        6.16    Title to CMC Shares.     Purchaser owns of record and beneficially all of the shares of outstanding common stock of CMC (the "CMC Shares") free and clear of any and all Encumbrances, except as imposed by applicable federal or state securities laws and except for Permitted Liens (as defined in the Description of Notes).

        6.17    Pledge Agreement.     The Pledge Agreement will, as of the Closing, be effective to create in favor of the Notes Trustee for the benefit of the holders of the Purchaser Notes, a legal, valid and enforceable security interest in the CMC Shares and proceeds and products thereof (subject to

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Permitted Liens). When any stock or other ownership certificates representing the CMC Shares are delivered to the Notes Trustee, the security interest of the Notes Trustee in the CMC Shares will constitute a first priority perfected security interest in all right, title and interest in the CMC Shares senior to all other Encumbrances (other than Permitted Liens that have priority by operation of law).

ARTICLE VII

COVENANTS

        7.1    Interim Operations of the Company and Purchaser.

        (a)   From and after the date of this Agreement to the Effective Time, subject to the penultimate sentence of Section 7.10(b), except as set forth in the Company Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, unless Purchaser has consented in writing thereto (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to:

            (i)  conduct their respective businesses and operations in its usual, regular and ordinary course of business consistent in all material respects with past practice;

           (ii)  use their commercially reasonable efforts to (A) preserve intact their business organizations, (B) maintain in effect all existing material qualifications, licenses, Permits, approvals and other authorizations referred to in Section 5.1 and Section 5.12, (C) keep available the services of the officers and key employees of the Company and each Subsidiary, and (D) preserve existing relationships with and goodwill of any Governmental Entity, distributors, creditors, licensors, licensees, customers and suppliers and those Persons having business relationships with them; and

          (iii)  promptly deliver to Purchaser copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

        (b)   Without limiting the generality of the foregoing, subject to the penultimate sentence of Section 7.10(b), except as set forth in the Company Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, from and after the date of this Agreement to the Effective Time, unless Purchaser has consented in writing thereto (such consent not to be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

            (i)  propose to its stockholders any amendment to, or amend, its certificate of incorporation or bylaws or comparable governing instruments;

           (ii)  grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in the Company (other than issuances of Company Common Stock pursuant to the exercise of Options outstanding on the date hereof in accordance with their terms in effect on the date hereof) or any of its Subsidiaries, or any securities convertible into or exercisable or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible, exercisable or exchangeable securities; or accelerate any right to convert, exercise or exchange or acquire any securities of the Company (other than Options pursuant to Sections 4.2(d) and 7.8(a) and restricted shares of Company Common Stock pursuant to Section 7.8(b) or any of its Subsidiaries for any such shares or ownership interest;

          (iii)  effect any stock split, combination, reclassification or conversion or exchange of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

          (iv)  directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options, or make any capital contributions to, or investments in, any other Person, except capital contributions to, or investments in, the Company or a wholly-owned Subsidiary;

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           (v)  sell, lease, license, encumber or otherwise dispose of any of its assets (including Proprietary Rights of the Company or its Subsidiaries or capital stock of any of its Subsidiaries), except in the ordinary course of business consistent with past practice (excluding capital stock of its Subsidiaries), or create, subject to or assume any Encumbrance on any of its material assets, tangible or intangible, outside of the ordinary course of business consistent with past practice, in each case other than Permitted Encumbrances;

          (vi)  merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or a series of related transactions any Person, any equity interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;

         (vii)  incur or assume any indebtedness for borrowed money, issue or sell any debt securities of the Company or any of its Subsidiaries or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (except wholly owned Subsidiaries of the Company), except for the incurrence of indebtedness for working capital purposes in the ordinary course of business under the Company's or its Subsidiaries' existing credit facilities, in each case as in effect on the date hereof, and capital expenditures made in accordance with the Company's or its Subsidiaries' previously adopted capital budgets, in each case as in effect on the date hereof, copies of which have been provided to Purchaser;

        (viii)  subject to Section 7.12, make or forgive any loans, advances or capital contributions to, or investments in, any Person (other than the Company or its Subsidiaries) in excess of $200,000 individually or $1,000,000 in the aggregate, or redeem, repurchase, defease, cancel or otherwise acquire any indebtedness of the Company or any of its Subsidiaries (other than at stated maturity and other than the making of any required amortization payments and mandatory prepayments, in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof);

          (ix)  (A) enter into any new employment, severance, consulting, salary continuation agreements or any other similar agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing employees or alter or amend in any way, except as may be required by Law or pursuant to any Contract or commitment in existence as of the date hereof, in each case as in effect on the date hereof, any compensation, benefits, rights or entitlements due to employees other than increases in the ordinary course of business consistent with past practice; (B) except as required by Law or any existing Company Employee Plan or Material Contract, in each case as in effect on the date hereof, or in the ordinary course of business consistent with past practice, increase the amount of compensation of, or grant new incentive awards to any director, officer or employee of the Company or any of its Subsidiaries other than annual restricted stock granted to directors; (C) except as required by Law, adopt any additional plan that would constitute a Company Employee Plan if in effect on the date hereof; or (D) except as required by any existing Company Employee Plan or agreement thereunder, in each case as in effect on the date hereof, provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement;

           (x)  (A) at any time within the 90 day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act and any similar foreign, state or local Law relating to plant closings and layoffs, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries

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  or (B) nor shall the Company or any of its Subsidiaries otherwise terminate or lay off employees in such numbers as to give rise to liability under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs; for purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act;

          (xi)  make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

         (xii)  except as required by changes in applicable Law or GAAP, change any accounting methods, principles or practices used by the Company or its Subsidiaries, in each case, as concurred by its independent public accountants;

        (xiii)  settle, compromise, dismiss, discharge or otherwise dispose of any litigation, investigation, arbitration or proceeding other than those that (x) involve the payment of monetary damages not in excess of $2.0 million in the aggregate and do not involve any material injunctive or other non-monetary relief or impose material restrictions on the business or operations of the Company or its Subsidiaries, and (y) provide for a complete release of the Company and its Subsidiaries of all claims and do not provide for any admission of liability by the Company or any of its Subsidiaries;

        (xiv)  (A) make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable Law or the Code, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Company Return that would result in a material change in Tax liability, taxable income or loss, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, or (F) give or request any waiver of a statute of limitation with respect to any Company Return;

         (xv)  make any capital expenditures or enter into any new line of business involving capital expenditures, in each case, in excess of $6.0 million;

        (xvi)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its Subsidiaries (other than the Merger);

       (xvii)  enter into any contract or agreement other than in the ordinary course of business consistent with past practice that (i) would be material to the Company and its Subsidiaries, taken as a whole, (ii) has a term in excess of one year and (iii) is not cancellable (without material cost, penalty or liability) within one year;

      (xviii)  except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notes or accounts receivable in any material manner;

        (xix)  permit to lapse any registrations or applications for material Proprietary Rights owned by the Company or any of its Subsidiaries;

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         (xx)  prior to the date that is 180 days after the date of this Agreement, declare or set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of the Company;

        (xxi)  except as contemplated by this Agreement, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, the Company, or any securities convertible into or exchangeable for such capital stock or ownership interest;

       (xxii)  except in the ordinary course of business consistent with past practice or as otherwise contemplated by the penultimate sentence of Section 7.10(b), amend, modify or terminate any Material Contract, or otherwise waive, release or assign any material rights, claims or benefits of the Company or any Subsidiary thereunder; or

      (xxiii)  authorize or agree in writing or otherwise to take any of the foregoing actions.

        (c)   From and after the date of this Agreement to the Effective Time, except as set forth in the Purchaser Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, unless the Company has consented in writing thereto (such consent not to be unreasonably withheld or delayed), Purchaser shall, and shall cause each of its Subsidiaries to:

            (i)  conduct their respective businesses and operations in its usual, regular and ordinary course of business consistent in all material respects with past practice;

           (ii)  use their commercially reasonable efforts to (A) preserve intact their business organizations and (B) maintain in effect all existing material qualifications and licenses, including those referred to in Section 6.1; and

          (iii)  promptly deliver to the Company copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

        (d)   Without limiting the generality of the foregoing, except as set forth in the Purchaser Disclosure Letter, except as required by applicable Law, or except as required by this Agreement, from and after the date of this Agreement to the Effective Time, unless the Company has consented in writing thereto (such consent not to be unreasonably withheld or delayed), Purchaser shall not, and shall not permit any of its Subsidiaries to:

            (i)  propose to its stockholders any amendment to, or amend, its certificate of incorporation or bylaws or comparable governing instruments;

           (ii)  grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in Purchaser or any of its Subsidiaries, or any securities convertible into or exercisable or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible, exercisable or exchangeable securities; or accelerate any right to convert, exercise or exchange or acquire any securities of Purchaser or any of its Subsidiaries for any such shares or ownership interest; provided, that nothing in this Section 7.1(d)(ii) shall restrict the issuances of Purchaser Common Stock pursuant to the exercise of options to acquire Purchaser Common Stock outstanding on the date hereof in accordance with their terms in effect on the date hereof or other issuances or grants of securities to management or employees of Purchaser or any of its Subsidiaries after the date hereof pursuant to benefit plans, including, without limitation, employee stock compensation plans, of Purchaser or its Subsidiaries or otherwise approved by the Board of Directors of Purchaser or a compensation committee of Purchaser or any of its Subsidiaries (collectively, "Purchaser Equity Compensation");

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          (iii)  except in the ordinary course of business and except with respect to Purchaser Equity Compensation, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, Purchaser, or any securities convertible into or exchangeable for such capital stock or ownership interest;

          (iv)  effect any stock split, combination, reclassification or conversion or exchange of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

           (v)  except pursuant to repurchase programs in effect on the date hereof, directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options;

          (vi)  merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or a series of related transactions any Person, any equity interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person, other than any such acquisitions where the total consideration does not exceed $50 million in the aggregate for all such acquisitions;

         (vii)  except as required by changes in applicable Law or GAAP, change any accounting methods, principles or practices used by Purchaser or its Subsidiaries, in each case, as concurred by its independent public accountants;

        (viii)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Purchaser or any of its material Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its material Subsidiaries (other than the Merger);

          (ix)  except for quarterly dividends not in excess of $0.20 per share declared and paid by Purchaser in the ordinary course of business consistent with past practice, declare or set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of Purchaser;

           (x)  after the date the definitive Proxy/Prospectus is mailed to the stockholders of the Company, consummate a CMC IPO;

          (xi)  except for the incurrence of unsecured Indebtedness (as defined in the Description of Notes) not to exceed $5.0 million, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt (as defined in the Description of Notes)), and Purchaser will not issue any Disqualified Stock (as defined in the Description of Notes) and will not permit any of its Subsidiaries to issue any shares of preferred stock;

         (xii)  directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the Description of Notes) of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens (as defined in the Description of Notes) and Purchaser may not grant any Liens pursuant to clause (1) of the definition of Permitted Liens unless (a) such Liens shall be shared on an equal and ratable basis with the holders of the Purchaser Notes or (b) such Liens are in respect of the securities or intercompany notes of any Subsidiary of Purchaser other than CMC; or

        (xiii)  authorize or agree in writing or otherwise to take any of the foregoing actions.

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        7.2    Stockholder Meeting; Proxy Statement.

        (a)   The Company, Purchaser and Merger Sub shall use their respective reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state or foreign securities or blue sky Laws and the rules of the New York Stock Exchange and The NASDAQ Global Select Market in connection with the Merger and the other transactions contemplated hereby and by the Ancillary Documents.

        (b)   The Company shall (i) duly call and hold a meeting of its holders of Company Common Stock (the "Stockholder Meeting") as promptly as practicable for the purpose of obtaining the Stockholder Approval and the Company shall use reasonable best efforts to hold the Stockholder Meeting as soon as practicable after the Registration Statement is declared effective by the SEC, (ii) through the Board include the Company Recommendation in the Proxy Statement and (iii) use reasonable best efforts to solicit from its stockholders proxies in favor of the Stockholder Approval; provided, that with respect to the foregoing clauses (ii) and (iii), if the Board or any committee thereof makes an Adverse Recommendation Change in accordance with Section 7.10(d) the Company shall not be required to comply with the foregoing clauses (ii) or (iii). The Company shall keep Purchaser updated with respect to proxy solicitation results as reasonably requested by Purchaser.

        (c)   As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") relating to the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, (ii) Purchaser shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereof or supplements thereto, the "Registration Statement"; the prospectus contained in the Registration Statement together with the Proxy Statement, the "Proxy/Prospectus"), in which the Proxy Statement shall be included, in connection with the registration under the Securities Act of (A) the issuance of shares of Purchaser Common Stock to be issued to the stockholders of the Company as the Stock Merger Consideration and (B) the issuance of the Purchaser Notes (if any) and the guarantees thereof by certain Subsidiaries of the Purchaser (if any) to be issued to the stockholders of the Company as the Notes Merger Consideration and (iii) each of Purchaser and the Company shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC; provided, however, that prior to the filing of the Proxy/Prospectus (i) the Company shall consult with Purchaser and Merger Sub with respect to the Proxy Statement and shall afford Purchaser and Merger Sub and their counsel reasonable opportunity to comment thereon and (ii) Purchaser and Merger Sub shall consult with the Company with respect to the Registration Statement and shall afford the Company and its counsel reasonable opportunity to comment thereon. Each of Purchaser and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective, the Proxy Statement to be cleared by the SEC and the New Indenture (if applicable) to be qualified under the TIA as promptly as practicable after such filings and to keep the Registration Statement effective as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, and, prior to the effective date of the Registration Statement, Purchaser shall take all actions required to be taken by it under any applicable federal securities Laws and shall use its reasonable best efforts to take all actions required to be taken by it under any applicable state or foreign securities or blue sky Laws in connection with the issuance of shares of Purchaser Common Stock and the Purchaser Notes (if any) in the Merger. Prior to the Closing, Purchaser will (i) provide the Company with a CUSIP number for the Purchaser Notes, if applicable, (ii) cause the Purchaser Notes, if applicable, to be rated with the appropriate nationally recognized securities rating agencies and (iii) take such other steps required to permit the Purchaser Notes, if applicable, to be deposited with the Depository Trust Company. Each of Purchaser and the Company shall furnish all information which is required under applicable Law and which the other may

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reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and any Other Filings. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, and if Purchaser delivers a Substitution Notice to the Company, in no event later than 105 days after the date hereof, the Company shall mail or otherwise make available in accordance with the Securities Act and the Exchange Act the Proxy/Prospectus to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company's stockholders the Proxy/Prospectus based on the date set for the Stockholder Meeting; provided, further, that in no event shall the Company mail or otherwise make available in accordance with the Securities Act and the Exchange Act the definitive Proxy/Prospectus to its stockholders prior to the 105th day after the date hereof without the prior written consent of the Purchaser if the Purchaser notifies the Company in writing that it is actively pursuing Additional Financing. Subject to the provisions of Sections 7.2(f) and 7.10(d), the Company Recommendation, together with copies of the opinion referred to in Section 5.23, shall be included in the Proxy Statement. Each of Purchaser and the Company shall promptly notify the other of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Purchaser Common Stock or the Purchaser Notes (if any) issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment or supplement of the Proxy Statement, the Registration Statement or any Other Filings or the receipt of oral or written comments thereon of the SEC or requests by the SEC for additional information and will promptly supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the Registration Statement, any Other Filings or the Merger.

        (d)   Subject to the provisions of Section 7.2(e), if at any time prior to the Effective Time any event or circumstance relating to the Company or Purchaser, or any of their respective Subsidiaries, or their respective officers or directors, or any of their holders of capital stock, is discovered by a party which is required by applicable Law to be set forth in an amendment of or a supplement to the Registration Statement, Proxy Statement or any Other Filings such party shall promptly prepare and file with the SEC (and if applicable mail to the Company's stockholders) such amendment or supplement.

        (e)   No filing of, amendment of or supplement to, or response to any comments of the SEC with respect to, the Proxy Statement shall be made by the Company, no filing of, amendment or supplement to, or response to any comments of the SEC with respect to, the Registration Statement shall be made by Purchaser, and no filing of, amendment or supplement to, or response to any comments of the SEC with respect to any Other Filings shall be made by the Company or Purchaser, in each case, unless the party intending to make such filing or response has given the other party a reasonable opportunity to review and comment on the proposed filing or response and has considered in such document or response comments reasonably proposed by the other party. All documents that either the Company or Purchaser is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and other applicable Law.

        (f)    Notwithstanding anything to the contrary in this Agreement, none of the parties hereto shall be required to comply with any of the covenants, obligations or agreements in Section 7.2(b) or the obligation to mail or otherwise make available the Proxy/Prospectus under Section 7.2(c), or to take any of the actions contemplated by Section 7.2(b) or actions relating to the mailing or other distribution of the Proxy/Prospectus contemplated by Section 7.2(c) pursuant to any other covenant, obligation or agreement in this Agreement during the pendency of an Adverse Recommendation Change due to an Intervening Event unless Purchaser determines in good faith, after consultation with the Company, that such Intervening Event is reasonably expected to be cured prior to the End Date.

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        7.3    Efforts and Assistance; HSR Act.

        (a)   Subject to the terms and conditions hereof, and other than with respect to those matters governed by Section 7.5 hereof, which shall be governed by Section 7.5 hereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents as promptly as practicable, including, without limitation, negotiating mutually acceptable forms of Note Documents consistent with the terms and provisions set forth in the Description of Notes and obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or other third parties; provided, however, that no representation, warranty, covenant or agreement of the Company herein shall be breached or not satisfied as a result of the failure to obtain any such consents, waivers, approvals, authorizations, Permits or orders. Each party shall also refrain from taking, directly or indirectly, any action which would materially impair such party's ability to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary or desirable so that no fair price, moratorium, control share acquisition or other anti-takeover laws and regulations or similar laws or regulations are or become applicable to the Merger or any of the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) if any fair price, moratorium, control share acquisition or other anti-takeover law or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents may be consummated as promptly as practicable on the terms contemplated in this Agreement and/or the Ancillary Documents, as the case may be, and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions.

        (b)   The Company, Purchaser and Merger Sub shall cooperate with one another in determining whether any action by or in respect of, or filing, including, without limitation, any Regulatory Filing, with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required pursuant to the terms of any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Company, Purchaser and Merger Sub will, and will cause its respective Subsidiaries, if any, to take all reasonable actions necessary to attempt to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, (i) any Governmental Entity or (ii) other public or private Third Party requested by Purchaser or the Company in writing to the other, in each case solely to the extent required to be obtained or made by the Company, Purchaser and Merger Sub or any of their respective Subsidiaries in connection with the Merger or the transactions contemplated by this Agreement or the Ancillary Documents; provided, however, that no representation, warranty, covenant or agreement of the Company herein shall be breached or not satisfied as a result of the failure to obtain any such consent, approval, waiver, authorization, order, approval or exemption.

        (c)   The Company, Purchaser and Merger Sub shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company, Purchaser and Merger Sub shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

        (d)   If required, each of the Company, Purchaser and Merger Sub shall take all reasonable action necessary to file as soon as practicable, but in no event later than the 10th business day following the

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date hereof, notifications under the HSR Act and any other applicable Law governing antitrust or competition matters, including, without limitation, Foreign Antitrust Laws, and respond as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger or the other transactions contemplated by this Agreement and the Ancillary Documents and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 7.3 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act; provided that and notwithstanding the foregoing, nothing in this Agreement will require Purchaser, any of its subsidiaries, Merger Sub or the Surviving Corporation to take or refrain from taking any action that would (A) restrict, prohibit or limit the ownership or operation by Purchaser or Merger Sub or their Subsidiaries of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or compel Purchaser or Merger Sub or any of their respective subsidiaries to dispose of or hold separately all or any material portion of the business or assets of Purchaser and its Subsidiaries (including the Surviving Corporation) taken as a whole, or impose any material limitation, restriction or prohibition on the ability of Purchaser and its Subsidiaries (including the Surviving Corporation) taken as a whole to conduct its business or own such assets, or (B) impose material limitations on the ability of Purchaser or the Merger Sub to consummate the Merger or the transactions contemplated hereby. Without limiting the foregoing, the parties shall request and shall use their respective reasonable best efforts to obtain early termination of the waiting period under the HSR Act. No party shall voluntarily extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity to delay or not to consummate the Merger or any of the other transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed and which reasonableness shall be determined in light of each party's obligation to do all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement).

        7.4    Publicity.     The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, the Company and Purchaser shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and shall not issue any such press release or make any similar public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed, except as the disclosing party may determine to be required by applicable Law or any listing agreement with the New York Stock Exchange, The NASDAQ Global Select Market or any other national securities exchange.

        7.5    Further Action.

        (a)   At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        (b)   Each of Purchaser and Merger Sub shall, and shall cause each of its Representatives and affiliates to, use its reasonable best efforts to close concurrently with the Closing, debt financing on terms and conditions described in the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters, including using reasonable best efforts to (i) maintain in effect the Financing Letters and, if applicable, any Additional Financing Letters

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and/or, if applicable, any Alternative Financing Letters and negotiate and enter into definitive agreements contemplated by the Financing Letters and/or, if applicable, any Alternative Financing Letters and Additional Financing Letters on terms and conditions contained therein (as such terms may be altered in accordance with any "flex" provisions in the related fee letters (the "Flex")) (the "Definitive Financing Agreements"), (ii) comply on a timely basis with obligations under the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters to assist the arrangers of the Financing in accordance with the terms set forth and contemplated therein (including seeking rating agency ratings to the extent required), (iii) satisfy on a timely basis all conditions and other requirements to the consummation of the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing applicable to Purchaser and Merger Sub in the Financing Letters, the Alternative Financing Letters (if applicable), the Additional Financing Letters (if applicable) and the Definitive Financing Agreements that are within their respective control; provided, however, that for the avoidance of doubt, in no event shall financial tests applicable to Purchaser or the Company, as the case may be, under the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, any Alternative Financing Letters be deemed to be within the control of such party, and (iv) cause the lenders and other Persons providing the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing to provide such Financing in accordance with the terms of the Definitive Financing Agreements if all conditions to the Definitive Financing Agreements have been satisfied or upon funding and consummation of this Agreement will be satisfied; provided, however, that in no event shall Purchaser or any of its affiliates be required to make an equity contribution (including cash and/or common equity or other equity securities of Purchaser or any of its Subsidiaries) to Merger Sub or any other direct or indirect Subsidiary of Purchaser in excess of $203.0 million, excluding the proceeds of the Additional Financing (if any) which proceeds (if any) shall be used to fund a portion of the Cash Merger Consideration (and related fees and expenses, including, without limitation, fees and expenses of the nature set forth in Section 7.5(b) of the Purchaser Disclosure Letter). Purchaser shall, upon the written request of the Company, inform the Board on a reasonably current basis and in reasonable detail of the status of its efforts to comply with the terms of, and satisfy the conditions contemplated by, the Financing Letters and, if applicable, any Additional Financing Letters, and/or, if applicable, any Alternative Financing Letters in accordance with this Section 7.5(b) and shall not, and shall not permit Merger Sub to, amend or modify the terms of the Financing Letters (including all exhibits, annexes, schedules, fee letters and other ancillary documents) to increase the conditionality of the Financing Letters in a manner that would adversely impact the ability of Purchaser to consummate the transactions provided for herein or the likelihood of the consummation of the Merger without obtaining the prior written consent of the Company. Purchaser shall give the Board prompt written notice of any material breach by any party to the Financing Letters, any termination of any of the Financing Letters or any other circumstance, event or condition (other than in respect of the Company and its affiliates) that would reasonably be likely to prevent, delay or impede the consummation of the financing contemplated by the Financing Letters. In the event that all or any portion of the financing contemplated by the Financing Letters becomes unavailable on the terms and conditions set forth in the Financing Letters (as such terms may be altered in accordance with the Flex), Purchaser shall notify the Company and use reasonable best efforts to arrange as promptly as practicable following the occurrence of such event and after giving the Company prior written notice, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on terms that (as determined in the reasonable judgment of Purchaser and Merger Sub) are no less favorable to Purchaser and Merger Sub (including with respect to conditionality, required equity contributions (including cash and/or common equity or any other equity securities of Purchaser or any of its Subsidiaries), pricing and required guarantees by Purchaser and its Subsidiaries) than the terms set forth in the Financing Letters and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement (the "Alternative Financing"). Purchaser shall deliver to the Company true and complete copies of all agreements

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pursuant to which it has received commitments for the Alternative Financing (the "Alternative Financing Letters"), after which the covenants provided with respect to the Financing Letters in this Section 7.5(b) shall be applicable with respect to the Alternative Financing Letters. In the event that Purchaser or Merger Sub enters into any Additional Financing Letters, Purchaser promptly shall deliver to the Company true and complete copies of such agreements, after which the covenants provided with respect to the Financing Letters in this Section 7.5(b) shall be applicable with respect to the Additional Financing Letters. If the Additional Financing becomes unavailable for any reason (an "Additional Financing Termination"), Purchaser shall immediately notify the Company in writing and the parties hereto shall use their reasonable best efforts to take all actions necessary to enable Purchaser to issue the Purchaser Notes in substitution for the Additional Financing, including preparing and filing any required amendments to the Proxy/Prospectus, mailing or making available to the stockholders of the Company any required amendments to the Proxy/Prospectus and changing the date of the Stockholder Meeting as advisable or required, in each case to the extent that the parties reasonably believe that the transactions contemplated by this Agreement can be consummated by the End Date.

        (c)   The Company shall, and shall cause its Subsidiaries to, and use commercially reasonable best efforts to cause its and their respective Representatives to, cooperate in connection with the arrangement of the Financing (and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing) as may be reasonably requested by Purchaser (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries) including by (i) participating in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies; (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing (and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing); (iii) furnishing Purchaser and its financing sources with historical financial information, business and financial projections and similar information regarding the Company and its Subsidiaries, including all historical financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act and of the type customarily included in syndicated loan transactions (including monthly financial statements as described in Section 7.9(b) hereof), to use in connection with the Financing or any Alternative Financing or any Additional Financing, including such information as requested to determine whether the Company and its Subsidiaries satisfy any applicable financial tests or other conditions set forth in the Financing Letters and, if applicable, any Additional Financing Letters and/or, if applicable, the Alternative Financing Letters (in each case within the time frames specified therein); (iv) using commercially reasonable efforts to obtain customary accountants' comfort letters, legal opinions, surveys, affidavits, title policies and commitments, pay-off letters and title insurance as may be reasonably requested by Purchaser or the lenders under the Financing Letters and, if applicable, the Additional Financing Letters and/or, if applicable, the Alternative Financing Letters; (v) executing and delivering such definitive financing documents as may be reasonably requested by Purchaser, and taking all necessary corporate actions in connection therewith, provided, however, that, except for the execution of a supplemental indenture to the Indenture, no officer, director or employee of the Company or any of its Subsidiaries shall be required to execute any definitive financing documents, including any registration statements to be filed with the SEC or any pledge or security documents, unless such documents provide that they either are not effective or are not operative until, or substantially concurrently with, the Effective Time; (vi) taking all other customary actions reasonably requested by Purchaser in connection with the Financing and any Alternative Financing and any Additional Financing; and (vii) facilitating the pledge of collateral and the perfection of the security interests therein; provided, however, that notwithstanding the foregoing, (x) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee in connection with the financing contemplated by the Financing Letters or any Alternative Financing or any Additional

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Financing prior to the Closing Date, and (y) none of the Company or any of its Subsidiaries shall be required to indemnify any Person in connection with the financing contemplated by the Financing Letters or any Alternative Financing or any Additional Financing prior to the Closing Date (it being understood that upon Closing, none of the aforementioned restrictions in clauses (x) and (y) shall apply). Purchaser shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs, fees and expenses incurred by the Company or any of its Subsidiaries in connection with such cooperation. Purchaser and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, each of its Subsidiaries, and the Representatives of the Company from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the financing contemplated by the Financing Letters and any Alternative Financing and any Additional Financing and any information utilized in connection therewith. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Financing and, if applicable, any Additional Financing and/or, if applicable, any Alternative Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the reputation of the Company or its Subsidiaries or any of their respective marks. All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Purchaser or its Representatives pursuant to this Section 7.5 shall be kept confidential pursuant to the Confidentiality Agreement, except for disclosure to potential lenders and/or investors as required or deemed by Purchaser to be reasonably advisable in connection with the Financing and, if applicable, any Additional Financing and/or, if applicable, the Alternative Financing, subject to customary confidentiality provisions included in the documentation for such financing or otherwise. Notwithstanding anything to the contrary in this Agreement, the covenants, obligations and agreements of the Company in this Section 7.5(c) and Section 7.9 shall be the only covenants, obligations or agreements by the Company relating to the Financing or the Alternative Financing or any Additional Financing.

        7.6    Insurance; Indemnity.

        (a)   The Company will purchase from an insurer reasonably acceptable to Purchaser a six-year pre-paid noncancellable directors' and officers' insurance policy covering the current and all former directors or officers of the Company and its Subsidiaries, and their heirs and representatives, with respect to acts or failures to act prior to the Effective Time, in a single aggregate amount over the six-year period immediately following the Closing Date equal to the policy limits for the Company's and its Subsidiaries' current directors' and officers' insurance policies as in effect on the date hereof; provided, however, that the Company shall not be required to obtain a policy providing such coverage except to the extent that such coverage can be provided at a total cost of no greater than 300% of the annual premium paid for such insurance in 2007 (the "Cap"), and, if equivalent coverage cannot be obtained, or can be obtained only by paying a total premium in excess of the Cap, the Company shall only be required to obtain as much coverage as can be obtained by paying a total premium equal to the Cap.

        (b)   The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless, to the extent not paid by insurance, the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent, subject to applicable Law, provided under the DGCL and the Company's certificate of incorporation and bylaws in each case as in effect on the date hereof, regardless of whether such certificate of incorporation or bylaws are hereafter amended, and such obligations shall survive the Merger and continue in full force and effect from the Effective Time until six years after the Effective Time. The Surviving Corporation shall periodically advance expenses as incurred with respect to the foregoing, until six years after the Effective Time, to the fullest extent permitted under applicable Law, provided, that the person to whom the expenses are advanced provides an undertaking reasonably acceptable to the Surviving Corporation

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to repay such advance if it is ultimately determined that such person is not entitled to reimbursement of such expenses.

        (c)   From and after the Effective Time, Purchaser shall, until six years after the Effective Time, indemnify and hold harmless, to the extent not paid by insurance or by the Surviving Corporation pursuant to its obligation to provide indemnification under Section 7.6(b), to the fullest extent permitted under applicable Law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary, and their heirs and representatives (collectively, "Indemnified Parties"), against all losses, claims, damages, liabilities, reasonable costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (collectively, "Losses") from any claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "Litigation") arising before or after the Effective Time as a result of or pertaining to acts or omissions, or alleged acts or omissions, by them to the extent attributable to their capacities as such, which acts or omissions occurred prior to the Effective Time (including the transactions provided for herein and in the Voting and Support Agreement); provided, however, that in no event shall Purchaser be required to indemnify any Indemnified Parties for Losses arising out of such Indemnified Parties' gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to the Company. Without limiting the foregoing, Purchaser shall, to the extent not advanced by the Surviving Corporation pursuant to Section 7.6(b), periodically advance expenses as incurred with respect to the foregoing, until six years after the Effective Time, to the fullest extent permitted under applicable Law provided that the person to whom the expenses are advanced provides an undertaking reasonably acceptable to the Surviving Corporation to repay such advance if it is ultimately determined that such person is not entitled to reimbursement of such expenses.

        (d)   If, after the Effective Time, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each such case, proper provisions shall be made so that successors and assigns of Purchaser or the Surviving Corporation, as case may be, shall assume all of the obligations set forth in this Section 7.6. The provisions of this Section 7.6 are intended for the benefit of and, as of the Effective Time, shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or similar person of the Company or any of its Subsidiaries.

        (e)   If any obligation to indemnify described in Section 7.6(a) (each, an "Action") arises or occurs, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to any Indemnified Party seeking indemnification pursuant to Section 7.6(c), provided that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any actual or potential conflict between the Surviving Corporation and any Indemnified Party or there are additional defenses available to any Indemnified Party, such Indemnified Party shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Party, at the Surviving Corporation's expense; provided, however, that the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that two or more of such Indemnified Parties have conflicting interests in the outcome of such Action. The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

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        7.7    Employee Benefit Plans.

        (a)   From and after the Effective Time, Purchaser shall and shall cause the Surviving Corporation and its Subsidiaries to honor all obligations and provide all other benefits under the Company Employee Plans and compensation, employment, change in control and severance arrangements and agreements, including all benefits or other amounts earned or accrued to the extent vested or that become vested in the ordinary course through the Effective Time, in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company Employee Plan or any employee benefit plan maintained by Purchaser, or shall limit the right of Purchaser, the Surviving Corporation or its Subsidiaries to amend, terminate or otherwise modify any Company Employee Plan or any other employee benefit plan following the Effective Time in accordance with such plan's amendment procedures and requirements of Law. During the one year period following the Effective Time, Purchaser shall, or shall cause the Surviving Corporation to, provide to the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Corporation or any Subsidiary of Purchaser ("Company Employees") compensation and employee benefits that, with respect to each employee, are substantially comparable in the aggregate to the compensation and benefits provided to such employee under the Company Employee Plans immediately prior to the Effective Time.

        (b)   Purchaser shall, or shall cause the Surviving Corporation or Purchaser's or the Surviving Corporation's Subsidiaries, as applicable, to, give Company Employees full credit for such Company Employees' service with the Company and its Subsidiaries immediately prior to the Effective Time to the same extent such service was counted under similar Company Employee Plans for purposes of eligibility, vesting, or eligibility for retirement (but not for benefit accrual) and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals, under any benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by Purchaser, the Surviving Corporation or any of their respective Subsidiaries in which a Company Employee participates; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

        (c)   Purchaser shall, or shall cause the Surviving Corporation or Purchaser's or the Surviving Corporation's Subsidiaries, as applicable, to, (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Purchaser or any Subsidiary of Purchaser that provides health benefits in which Company Employees may be eligible to participate following the Closing, other than any limitations that were in effect with respect to such employees as of the Effective Time under the analogous Company Employee Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Effective Time during the portion of the calendar year prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Purchaser, the Surviving Corporation or any of their respective Subsidiaries in which they are eligible to participate after the Effective Time in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

        (d)   No provision of this Agreement shall (i) create any right in any employee of the Company or any of its Subsidiaries to continued employment by Purchaser, the Company, or any respective Subsidiary or preclude the ability of Purchaser, the Company, or any respective Subsidiary to terminate

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the employment of any employee for any reason, (ii) require Purchaser, the Company, or any respective Subsidiary to continue any Company Employee Plans or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) confer upon any Company Employee any rights or remedies under or by reason of this Agreement.

        7.8    Options.

        (a)   Prior to the Effective Time, the Board or an appropriate committee of the Board administering the Stock Option Plans shall adopt such resolutions or take such actions as required to (i) permit any Options outstanding prior to the Effective Time that are not exercisable or Vested Options to become exercisable and Vested Options immediately prior to the Effective Time and (ii) permit the treatment of all Vested Options as of the Effective Time as provided in ARTICLE IV including, without limitation, the termination of Options pursuant to Section 4.2(e). Any such action taken by the Company pursuant to the terms of this Section 7.8 shall be effected concurrent with the consummation of the transactions contemplated by this Agreement and shall be carried out in accordance with the terms of the Stock Option Plan and applicable Law.

        (b)   Except as set forth in Section 7.8(b) of the Company Disclosure Letter, prior to the Effective Time, the Board shall adopt such resolutions or take such other actions as are required to cause all unvested restricted shares of Company Common Stock to become vested immediately prior to the Effective Time. Effective as of the Effective Time, all such restricted shares shall be automatically converted into the right to receive the Merger Consideration on the terms and conditions set forth in Section 4.2(b).

        7.9    Access to Information.

        (a)   The Company shall, and shall cause each of its Subsidiaries and shall instruct the respective Representatives of the Company and its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors, financing sources and other Representatives of Purchaser, reasonable access during normal business hours during the period prior to the Effective Time, upon prior notice, to their respective offices, properties, books, contracts, commitments, personnel, records and other documents as Purchaser may reasonably request and, during such period, the Company shall, and shall cause its respective Subsidiaries and shall instruct the respective Representatives of the Company and its Subsidiaries to, furnish promptly to Purchaser (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) reasonably available financial and operating data or information that Purchaser may reasonably request. The Company shall instruct its officers, employees, accountants, counsel, financial advisors and other Representatives to cooperate with reasonable requests of Purchaser in its investigation. Except as required by applicable Laws, each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors, financing sources and other Representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated October 30, 2007 previously entered into by Purchaser and the Company (the "Confidentiality Agreement"). Notwithstanding the foregoing, none of the Company, any Subsidiary of the Company or any of their Representatives shall be required to provide access to or disclose information where such access or disclosure (a) the Company reasonably determines would cause the loss of any the attorney-client privilege of the Company or any Subsidiary of the Company or (b) would contravene any Law or order of any Governmental Entity.

        (b)   The Company shall provide unaudited consolidated balance sheets and related statements of income, stockholder's equity and cash flows of the Company and its Subsidiaries for each calendar month following the date hereof, up to and including the month ended at least 30 days prior to the Effective Time and after the most recently completed fiscal quarter of the Company for which unaudited financial statements have been prepared.

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        (c)   Purchaser shall give prompt notice to the Company of any facts, events or notice received by Purchaser which in any such case may be reasonably expected to cause, individually or in the aggregate, the Financing to be unavailable by the End Date (as hereinafter defined). Upon discovery, the Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or any condition to the obligations of such party to effect the transactions contemplated by this Agreement not to be satisfied by the End Date, (ii) any failure of the Company or Purchaser, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause, individually or in the aggregate, the failure by such party to materially comply with or satisfy, any covenant or agreement to be complied with or satisfied by it hereunder or any condition to the obligations of such party to effect the transactions contemplated by this Agreement not to be satisfied by the End Date, (iii) any notice or other communication from any Governmental Entity or other Third Party alleging that the consent of such Governmental Entity or Third Party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Document, (iv) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, or affecting such party or any of its subsidiaries or any of their respective properties or assets or business which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby or by the Ancillary Documents, and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable; provided, however, that the delivery of any notice pursuant to this Section 7.9(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice, and the failure to deliver any such notice shall not affect any of the conditions set forth in ARTICLE VIII below, and provided, further, that the delivery of any notice pursuant to this Section 7.9(c) shall not cause the failure of any condition set forth in ARTICLE VIII below to be satisfied nor shall the delivery of any such notice be deemed an admission that any condition in ARTICLE VIII below, is not or will not be satisfied.

        7.10    Acquisition Proposals; Board Recommendation.

        (a)   The Company shall immediately terminate, and shall instruct its and its Subsidiaries' officers, directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") to immediately terminate, all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to an Acquisition Proposal. The term "Acquisition Proposal" means any inquiry, offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Purchaser or its affiliates) for, or any indication of interest in: (i) a transaction (or series of transactions) pursuant to which any Person or group of Persons acquires or would acquire, directly or indirectly, beneficial ownership of more than 15% of the outstanding voting power or shares of capital stock of the Company or any of its Subsidiaries, whether from the Company or pursuant to a tender offer, exchange offer or otherwise; (ii) any transaction (or series of transactions) which would result in any Person (or group of Persons) other than Purchaser, Merger Sub or any of their affiliates (any such Person, a "Third Party") acquiring 15% or more of the fair market value of the assets (including, without limitation, the capital stock of any Subsidiary of the Company), net income, net revenues or cash flow of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by a merger, consolidation, business combination, reorganization, share exchange, sale or purchase of assets, recapitalization, liquidation, dissolution, purchase of securities, acquisition of stock of a Subsidiary of the Company or otherwise); or (iii) any combination of the foregoing.

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        (b)   From the date of this Agreement until the Effective Time, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives not to, (i) solicit or initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an Acquisition Proposal, (ii) enter into, participate in, continue or engage in discussions or negotiations with any Person regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, or (iii) except as provided in this Section 7.10 and subject to compliance herewith, approve or recommend, or publicly propose to approve or recommend, or enter into any agreement or agreement in principle regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal; provided, however, that prior to obtaining the Stockholder Approval, in response to a bona fide written Acquisition Proposal that was not initiated or solicited by the Company or its Subsidiaries or any of its or their Representatives after the date hereof that the Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Company may, subject to compliance with this Section 7.10 and notwithstanding any other term or provision of this Agreement to the contrary, furnish information and/or draft agreements with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal (and its officers, directors, employees, attorneys, accountants, consultants, legal counsel, advisors, agents and other representatives) pursuant to a customary confidentiality agreement no less restrictive in any material respect to such Person than the Confidentiality Agreement (except that such confidentiality agreement shall not be required to include any provision limiting the ability of the other party thereto to make an Acquisition Proposal to the Company or its Board) and which agreement does not prohibit compliance by the Company with its obligations under this Section 7.10 to provide notices and other information to Purchaser; provided further, that the Company shall promptly provide to Purchaser any information concerning the Company and any of its Subsidiaries which was not previously provided to Purchaser (but in no event later than 24 hours after the Company provided such information to such other party). Notwithstanding anything in this Agreement to the contrary, the Company may (i) permit an Acquisition Proposal to be made under a standstill or confidentiality agreement, and (ii) waive any provision thereof in connection with an Acquisition Proposal or to permit an Acquisition Proposal to be made, in each case if the Board determines in good faith, after consultation with its outside counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law. For purposes of this Agreement, a "Superior Proposal" means any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50.01% for purposes of this definition) not solicited or initiated in violation of this Section 7.10, that is on terms that the Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, is more favorable to the holders of the Company Common Stock, from a financial point of view, than the transactions contemplated by this Agreement, taking into account all relevant aspects of such offer (in comparison with the terms of the Agreement and any revised offer by Purchaser), including financial considerations (including additional transaction costs and the effect of the payment of the Termination Fee, expenses or amounts payable hereunder), the Person or group of Persons making such offer, and the likelihood that the proposed transaction would be consummated substantially in accordance with its terms (taking into account all financing, regulatory, legal and other aspects of the proposal).

        (c)   The Company shall promptly advise Purchaser, telephonically and in writing, of the Company's receipt of any Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal (in each case within 24 hours after receipt thereof). The Company shall promptly provide Purchaser, in writing and in reasonable detail (within such 24 hour time frame), with a summary of the terms and conditions of any such Acquisition Proposal, or proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal. The

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Company shall promptly inform Purchaser of any material change in any of the price, form of consideration or other meaningful terms or conditions of any such Acquisition Proposal or proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, and the current status of any discussions or negotiations related thereto. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Purchaser. Promptly upon determination by the Board that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Purchaser a written notice advising it that the Board has so determined, specifying in reasonable detail the terms and conditions of such Superior Proposal.

        (d)   Except as provided in the next sentence and in Section 7.10(e), neither the Board nor any committee thereof shall (x) withdraw or modify, or publicly propose to withdraw or modify, the Company Recommendation, (y) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clauses (x) or (y), whether taken by the Board or a committee thereof, an "Adverse Recommendation Change") or (z) enter into any letter of intent, agreement, or understanding or agreement in principle regarding or to implement an Acquisition Proposal (an "Acquisition Agreement"), other than a confidentiality agreement that the Company is permitted to enter into under Section 7.10(b). The Board or any committee thereof shall prior to obtaining the Stockholder Approval, (i) be permitted to make an Adverse Recommendation Change with respect to a Superior Proposal (provided that at the time such action is taken such Superior Proposal has not been withdrawn), or (ii) terminate this Agreement in accordance with Section 9.1(f) and enter into any Acquisition Agreement with respect to a Superior Proposal if, but only if, the Board and the Company have prior thereto complied, in the case of clause (i), with the following clauses (A) through (C), and, in the case of clause (ii), the following clauses (A) through (D): (A) the Board has determined in good faith, after consultation with its outside legal counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law, (B) the Company has given Purchaser and Merger Sub four business days' prior written notice (the "Notice Period") of its intention to take such action, which notice shall attach the most recent draft of any agreement with respect to, and specify the terms and conditions of any such Superior Proposal (including the identity of the Person or group of Persons making the Superior Proposal) and any material modifications to any of the foregoing, and during the Notice Period, the Company shall, and shall direct its financial advisors and outside counsel to, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute (in the judgment of the Board, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel), a Superior Proposal, and if during the Notice Period any revisions are made to the Superior Proposal and the Board in its good faith judgment determines, after consultation with a financial advisor of nationally recognized reputation and with outside legal counsel, that such revisions are material (it being understood that any change in the purchase price or form of consideration in such Superior Proposal shall be deemed a material revision), the Company shall deliver a new written notice to Purchaser and shall comply with the requirements of this Section 7.10(d) with respect to such new written notice except that the new Notice Period shall be three business days, (C) the Company has complied in all material respects with its other obligations under this Section 7.10, and (D) simultaneously with entering into any such Acquisition Agreement, the Company shall pay Purchaser the Termination Fee in accordance with Section 9.2(b). Nothing in this Section 7.10 shall prohibit the Company or the Board from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a Third Party to the extent the Company determines to be required under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, that unless and until this Agreement is terminated in accordance with Section 9.1 hereof, nothing in this sentence shall affect the obligations of the Company or the rights of Purchaser or Merger Sub under any other provision of this Agreement.

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        (e)   In addition, and notwithstanding any provision to the contrary in this Agreement, at any time prior to the Stockholder Approval the Board may, in response to a fact, event, change, development or set of circumstances with respect to or otherwise affecting Purchaser or any of its Subsidiaries or its or their business, properties, assets, liabilities, results of operation or condition (financial or otherwise) occurring or arising after the date hereof that is materially adverse to Purchaser and its Subsidiaries taken as a whole and that was not known to the Board prior to the execution of this Agreement (such fact, event, change, development or set of circumstances, an "Intervening Event"), make an Adverse Recommendation Change if the Board determines in good faith, after consultation with its outside legal counsel, that, in light of such Intervening Event, such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of any action taken or omitted to be taken by the Purchaser or any of its Subsidiaries at the written request or with the written consent of the Company given after the date hereof; provided, further, that the Board shall not be entitled to exercise its right to make an Adverse Recommendation Change pursuant to this Section 7.10(e) unless the Company has (A) given Purchaser and Merger Sub at least four business days' prior written notice advising Purchaser and Merger Sub that the Board intends to take such action and specifying the facts underlying the Board's determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and (B) during such four business day period, if requested by Purchaser, engaged in good faith negotiations with Purchaser to amend this Agreement in such manner that obviates the need for such an Adverse Recommendation Change as a result of the Intervening Event. For the avoidance of doubt, (i) in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or the consequences thereof constitute an Intervening Event and (ii) the Board has considered and understands that the announcement of both this Agreement and the transactions contemplated hereby (and limited to the announcement of both this Agreement and the transactions contemplated hereby) could affect the value of the Stock Merger Consideration.

        7.11    Transfer Taxes.     Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications, questionnaires or other documents, regarding any real property transfer, stamp, recording, documentary, gains, sales, use, value added, stock transfer or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer Taxes"). From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Common Stock, all Transfer Taxes.

        7.12    Treatment of 7.75% Senior Subordinated Notes.

        (a)   Without limiting the obligations set forth in Section 7.5, Purchaser and Merger Sub shall, subject to compliance of the Company and its Subsidiaries with their obligations under Section 7.12(b), substantially concurrently with the Closing, (i) cause the defeasance of the 7.75% Senior Subordinated Notes due 2014 (the "Notes") issued pursuant to the Indenture, dated as of February 6, 2004, as supplemented by a First Supplemental Indenture thereto, dated as of February 24, 2004, and as supplemented by a Second Supplemental Indenture thereto, dated as of February 14, 2005, by and among FTD, Inc. (as successor to Nectar Merger Corporation), the guarantors party thereto (including the Company), and U.S. Bank National Association, as trustee (the "Indenture") pursuant to the defeasance provisions of the Indenture (the "Defeasance"); or, in Purchaser's discretion, (ii) fund the purchase of all of the Notes validly tendered and not withdrawn pursuant to an offer to purchase by the Company (the "Offer"), and a related consent solicitation by the Company (the "Consent Solicitation" and, together with the Offer, the "Debt Tender Offer") and, to the extent any Notes are not validly tendered or are withdrawn in connection with the Debt Tender Offer, cause the Defeasance of such Notes; provided that the closing of the Debt Tender Offer shall be conditioned on the

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occurrence of the Closing, and the parties shall use reasonable best efforts to cause the Debt Tender Offer and Defeasance (as applicable) to close on the Closing Date.

        (b)   In addition, without limiting the obligations set forth in Section 7.5, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, provide all cooperation reasonably requested by Purchaser and to take all actions reasonably requested by Purchaser that are necessary, appropriate or desirable to facilitate (and, to the extent reasonably requested by Purchaser, not take or fail to take any actions that would impair, prevent or are contrary to) such Defeasance or such commencement and consummation of the Debt Tender Offer, including, executing officers certificates and, in the case of the Debt Tender Offer, executing a supplemental indenture to the Indenture at such time as requested by Purchaser or Merger Sub, amending the terms and provisions of the Indenture as reasonably requested by Purchaser and as set forth in the Debt Tender Offer documents sent to holders of Notes (which amendment may include the elimination of all or substantially all of the covenants contained in such Notes or the Indenture, in each case, which can be eliminated or released, as applicable, upon the approval of the holders of the principal amount of Notes which properly delivered consents in the Consent Solicitation), which supplemental indenture may be effective but shall not become operative until the consummation of the Debt Tender Offer in connection with the Closing, using all reasonable efforts to cause the trustee under the Indenture to enter into such supplemental indenture prior to or substantially simultaneously with the Closing and irrevocably taking all corporate actions necessary for such Defeasance and Debt Tender Offer; provided that Purchaser shall be responsible for depositing, or causing to be deposited, with the trustee under the Indenture sufficient funds to effect such Defeasance and for providing, or causing to be provided, immediately available funds for the full payment (including any applicable premiums or consent solicitation fees, and all related fees and expenses) at the Closing Date of all Notes properly tendered and not withdrawn (or consents received and not withdrawn) required pursuant to the terms of such Debt Tender Offer.

        7.13    FIRPTA Certificate.     At Closing, the Company shall have delivered to Purchaser a copy of a notice to the Internal Revenue Service prepared in accordance with the requirements of Treasury Regulation Section 1.897-2 (h)(2) in substantially the form of Exhibit B hereto (the "FIRPTA Certificate") that the Company shall have delivered to the Internal Revenue Service. The Company's obligation to deliver the FIRPTA Certificate shall not be considered an obligation under this Agreement for purposes of Section 8.3(a)(i), but if the FIRPTA Certificate is not delivered, Purchaser shall withhold from the Merger Consideration and pay over to the appropriate taxing authorities any amounts required to be withheld as permitted under Section 4.3(o).

        7.14    Stock Exchange Listing.     Purchaser shall use its reasonable best efforts to cause the Purchaser Common Stock to be issued in connection with the Merger to be authorized for listing on The NASDAQ Global Select Market, subject to official notice of issuance, prior to the Closing Date.

        7.15    Section 16 Matters.     Prior to the Effective Time, each of the Company and Purchaser shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock or acquisitions of Purchaser Common Stock (including, in each case, derivative securities) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or any employee or director of the Company who may become an officer or director of Purchaser to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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ARTICLE VIII

CONDITIONS

        8.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligations of the Company, Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

        (a)   the Stockholder Approval shall have been obtained;

        (b)   any applicable waiting period or required approval under the HSR Act, or any other similar applicable Laws, including Foreign Antitrust Laws required prior to the completion of the Merger shall have expired or been earlier terminated or received;

        (c)   no Governmental Entity of competent authority or jurisdiction shall have issued any Laws or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or the issuance of the Stock Merger Consideration or the Notes Merger Consideration; provided, however, that the parties hereto shall use their respective reasonable best efforts to have any such Law or other legal restraint vacated provided, further, that the right to assert this condition shall not be available to any party whose breach of any provision of this Agreement results in the imposition of any such action, or the failure of such action to be resolved or lifted, as applicable;

        (d)   (i) the Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC and not concluded or withdrawn and (ii) the New Indenture shall have been qualified under the TIA; and

        (e)   the shares of Purchaser Common Stock issuable pursuant to Section 4.2(b) and Section 4.2(d) shall have been approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance.

        8.2    Conditions to Obligations of the Company.

        (a)   The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions: (i) Purchaser and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) the representations and warranties of Purchaser and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date as if made at and as of such dates (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Purchaser Material Adverse Effect, except for such failures to be true and correct which do not result in a Purchaser Material Adverse Effect; provided that the representations and warranties with respect to the New Indenture, the Notes Documents and the Purchaser Notes set forth in Section 6.2, Section 6.5, Section 6.16, and Section 6.17 shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as if made at and as of such dates, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Purchaser and Merger Sub to the foregoing effect; and

        (b)   since the date of this Agreement, subject to the matters described in the Purchaser Disclosure Letter, there shall not have occurred any Purchaser Effects which constitute or have resulted in a Purchaser Material Adverse Effect.

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        8.3    Conditions to Obligations of Purchaser and Merger Sub.     The obligations of Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

        (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date as if made at and as of such dates (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, except for such failures to be true and correct which do not result in a Company Material Adverse Effect and (iii) Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

        (b)   since the date of this Agreement, subject to the matters described in the Company Disclosure Letter, there shall not have occurred any Company Effects which constitute or have resulted in a Company Material Adverse Effect;

        (c)   Purchaser shall have received (i) the proceeds of the Financing (or if such Financing shall not have been consummated, Purchaser shall have received the Proceeds of the Alternative Financing) (or would have received such proceeds assuming the issuance of the Purchaser Notes or Purchaser's receipt of the proceeds from the Additional Financing, if applicable) and (ii) if applicable, the proceeds of any Approved Additional Financing;

        (d)   Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company demonstrating in reasonable detail that the Company Closing Net Debt does not exceed $286.0 million. The term "Company Closing Net Debt" means the difference between (A) the sum of (i) the aggregate balance sheet amount of all Indebtedness (as defined in the Existing Credit Agreement) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the close of business on the day immediately preceding the Closing Date, (ii) accrued but unpaid interest in respect of such Indebtedness as of the close of business on the day immediately preceding the Closing Date, and (iii) the Letter of Credit Usage (as defined the Existing Credit Agreement) as of the close of business on the day immediately preceding the Closing Date (excluding letters of credit used solely to purchase inventory in the ordinary course of business consistent with past practices), and (B) the aggregate amount of cash of the Company that is available to repay the amounts referenced in clause (A) above as of the close of business on the day immediately preceding the Closing Date. The term "Existing Credit Agreement" means the First Amended and Restated Credit Agreement dated as of August 7, 2006 among FTD, Inc., the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent; and

        (e)   holders of not more than 10% of the Company Common Stock shall have exercised dissenters' rights under the DGCL.

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

        9.1    Termination.     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Stockholder Approval shall have been obtained:

        (a)   by mutual written agreement of Purchaser and the Company, in each case duly authorized by their respective boards of directors;

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        (b)   by either Purchaser or the Company, if:

            (i)  the Merger shall not have been consummated on or before 180 days following the date of the execution of this Agreement (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End Date;

           (ii)  there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Merger Sub from consummating the Merger is entered and the ruling, judgment, injunction, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, any such Law, ruling, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable; or

          (iii)  at the Stockholder Meeting or any adjournment or postponement thereof at which this Agreement has been voted upon, the Stockholder Approval shall not have been obtained;

        (c)   by the Company, if Purchaser or Merger Sub shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement which breach or failure to perform would cause any of the conditions set forth in Section 8.2(a) not to be satisfied, and such condition shall either be incapable of being satisfied by the End Date or such breach or failure to perform is not cured within thirty days after notice from the party wishing to terminate; provided, however, that the Company shall not also then be in material breach of this Agreement;

        (d)   by Purchaser, if the Company shall have breached any of its representations, warranties, or failed to perform any of its covenants or agreements set forth in this Agreement which breach or failure to perform would cause any of the conditions set forth in Section 8.3(a) not to be satisfied, and such condition is either incapable of being satisfied by the End Date or such breach or failure to perform is not cured within thirty days after notice from the party wishing to terminate; provided, however, that Purchaser or Merger Sub shall not also then be in material breach of this Agreement;

        (e)   by Purchaser, if (i) there shall have occurred an Adverse Recommendation Change or the Board shall fail to include the Company Recommendation in the Proxy Statement, in each case due to an Intervening Event, (ii) there shall have occurred an Adverse Recommendation Change or the Board shall have failed to include the Company Recommendation in the Proxy Statement, in each case with respect to a Superior Proposal, or (iii) the Board shall approve or recommend that the stockholders of the Company tender their Company Common Stock in any tender or exchange offer that is an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates); and

        (f)    by the Company, if, prior to the obtaining of the Stockholder Approval; (i) the Company has received a Superior Proposal in accordance with Section 7.10; (ii) the Board has determined in good faith, after consultation with its outside legal counsel, that such action is necessary for the Board to comply with its fiduciary duties imposed by Delaware law; (iii) the Company has complied with its obligations under Section 7.10(d)(ii)(B) and has complied in all material respects with its other obligations under Section 7.10; and (iv) simultaneously with such termination, the Company shall have paid Purchaser the Termination Fee in accordance with Section 9.2. The term "Termination Fee" means a cash amount equal to $11.75 million.

        The party desiring to terminate this Agreement pursuant to Sections 9.1(b) through 9.1(f) shall give written notice of such termination to the other party in accordance with Section 10.2; provided, that no

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such termination by the Company pursuant to Section 9.1(f) shall be effective unless and until the Company shall have paid the Termination Fee, if any, required to be paid by it pursuant to Section 9.2(b).

        9.2    Effect of Termination.

        (a)   In the event of termination of this Agreement by either the Company or Purchaser as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Purchaser or their respective Subsidiaries, officers or directors except (i) with respect to Section 7.4, the penultimate sentence of Section 7.9(a), this Section 9.2, Purchaser's obligations under the third sentence of Section 7.5(c) and ARTICLE X and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Document.

        (b)   (i) Notwithstanding any other provision of this Agreement, the Company and Purchaser agree that if (i) this Agreement is terminated pursuant to Section 9.1(e)(ii) or Section 9.1(e)(iii) then the Company shall immediately pay to Purchaser the Termination Fee, and (ii) this Agreement is terminated pursuant to Section 9.1(f), then the Company shall simultaneously with such termination pay to Purchaser the Termination Fee, which in each case shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement.

           (ii)  Subject to and without duplication of Section 9.2(b)(iii), the Company and Purchaser agree that if this Agreement is terminated pursuant to Section 9.1(e)(i) then the Company shall pay to Purchaser an amount equal to the reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Purchaser and its affiliates on or prior to the termination of this Agreement in an amount up to but not greater than $3.75 million (the "Purchaser Expenses") within one business day after such termination, which shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement.

          (iii)  If this Agreement is terminated by Purchaser or the Company pursuant to Section 9.1(b)(iii) or by the Purchaser pursuant to Section 9.1(e)(i) and prior to such termination an Acquisition Proposal shall have been received by the Company and publicly announced and not withdrawn or abandoned, then the Company shall pay or cause to be paid to Purchaser in immediately available funds the Purchaser Expenses within one business day after such termination, and if, within 12 months following any such termination of this Agreement (a) an Acquisition Proposal is consummated (and, provided, that in the case of a termination of this Agreement by the Purchaser pursuant to Section 9.1(e)(i), at least one of the parties to such Acquisition Proposal that is consummated is the same as, or an affiliate of, a party to the Acquisition Proposal that had been received by the Company and not withdrawn or abandoned prior to such termination), or (b) in the case of a termination of this Agreement by Purchaser or the Company pursuant to Section 9.1(b)(iii), the Company enters into a definitive agreement providing for an Acquisition Proposal, then the Company shall pay or cause to be paid to Purchaser in immediately available funds an amount equal to the Termination Fee within one business day after the Company enters into such definitive agreement, in the case of a termination of this Agreement by Purchaser or the Company pursuant to Section 9.1(b)(iii), or within one business day after such transaction is consummated, whichever is earlier; provided, however, that set-off against the Termination Fee owed under this Section 9.2(b)(iii) shall be the amount of all Purchaser Expenses paid by the Company. The payment of the Purchaser Expenses and, if applicable, the Termination Fee, pursuant to this Section 9.2(b)(iii) shall be the sole and exclusive remedy of Purchaser and Merger Sub under this Agreement. For purposes of this Section 9.2(b)(iii), each reference to "Acquisition Proposal" shall be deemed a reference to an

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  "Acquisition Proposal" as defined herein, provided that each reference to fifteen percent (15%) in the definition thereof shall be replaced with fifty percent (50%).

          (iv)  For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee or the Purchaser Expenses on more than one occasion.

        (c)   Each of Purchaser and the Company acknowledges that the agreements set forth in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Purchaser and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 9.2, and, in order to obtain the payment, Purchaser commences a suit which results in a judgment against the Company for the payment set forth in this Section 9.2, the Company shall pay to Purchaser its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate of Citibank N.A. in effect on the date such payment was required to be made through the date of payment.

ARTICLE X

GENERAL PROVISIONS

        10.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any agreement of the parties (for avoidance of doubt, excluding any representation or warranty provided by a party) that by its terms contemplates performance after the Effective Time.

        10.2    Notices.     Any notice required to be given hereunder shall be sufficient if in writing, and shall be deemed given and received when sent by facsimile transmission (with a confirmatory copy sent by overnight courier), one business day after being delivered to an overnight courier service (with proof of service), hand delivery, or three business days after being mailed by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Purchaser or Merger Sub: United Online, Inc. 21301 Burbank Boulevard Woodland Hills, CA 91367		If to the Company: FTD Group, Inc. 3113 Woodcreek Drive Downers Grove, IL 60515-5420
Facsimile:	(818) 287-3110	Facsimile:	(630) 719-6183
Attention:	General Counsel	Attention:	Jon Burney, Vice President and General Counsel
With a copy to:		With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071		Latham & Watkins LLP 885 Third Avenue New York, NY 10022
Facsimile:	(213) 687-5600	Facsimile:	(212) 751-4864
Attention:	Brian J. McCarthy David C. Eisman	Attention:	Howard A. Sobel John Giouroukakis

or to such other address or facsimile number as any party shall specify by written notice so given.

        10.3    Amendment.     Any provision of this Agreement may be amended prior to the Effective Time, if, and only if, the amendment is in writing and signed by the Company, Purchaser and Merger Sub.

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        10.4    Extension; Waiver.     At any time prior to the Effective Time, any party hereto may with respect to any other party hereto, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto or (c) waive compliance by any other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties against whom such extension or waiver is to be effective. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        10.5    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser and Merger Sub may assign all or any of their respective rights hereunder and thereunder to any affiliate, provided that no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 7.6 above (which third party beneficiary rights shall not arise until the Effective Time), nothing in this Agreement, expressed or implied (including Section 7.7), is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        10.6    Entire Agreement.     This Agreement, the Confidentiality Agreement, the Voting and Support Agreement, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Exhibits hereto, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        10.7    Fees and Expenses.     Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that Purchaser and the Company shall equally share all fees and expenses, other than attorneys', accountants', financial advisors' and consultants' fees and expenses (which shall be paid by the party incurring the same), incurred for filing, mailing and printing the Proxy/Prospectus.

        10.8    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle and of the United States of America located in the District of Delaware (collectively, the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

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        10.9    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.10    Headings.     Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        10.11    Interpretation.     In this Agreement (including Exhibit A to this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter), unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, (a) the words "Subsidiary", "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act, (b) "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity, (c) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close, (d) "knowledge" means the actual knowledge, after due inquiry, of any executive officer of the Company or Purchaser, as the case may be, (e) references to "the date hereof" shall mean as of the date of this Agreement; (f) the words "hereof", "herein", "hereto" and "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement; (g) "foreign law" shall mean any and all non U.S. law; (h) references to Articles, Sections, Exhibits, the Preamble and Recitals are references to articles, sections, exhibits, the preamble and recitals of this Agreement, and the descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement; (i) "or" is disjunctive but not necessarily exclusive; and (j) terms used herein that are defined in GAAP have the meanings ascribed to them therein.

        10.12    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.13    Enforcement of Agreement.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable and documented attorneys' fees and out-of-pocket disbursements, and court costs. Additionally, each party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor. Notwithstanding anything to the contrary herein and for the avoidance of doubt, this Section 10.13 does not supersede or modify the exclusive remedy provisions set forth in ARTICLE IX in respect of the subject matter covered thereby.

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        10.14    Counterparts.     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        10.15    Obligation of Purchaser.     Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

(Signature Page Follows)

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        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

UNITED ONLINE, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer
UNOLA CORP.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer
FTD GROUP, INC.
By:	/s/ MICHAEL J. SOENEN
	Name:	Michael J. Soenen
	Title:	Chairman, Chief Executive Officer and President

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 ANNEX A-2

EXECUTION VERSION

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

        This Amendment No. 1 to the Agreement and Plan of Merger (this "Amendment") is made and entered into as of July 16, 2008, by and among United Online, Inc., a Delaware corporation ("Purchaser"), UNOLA Corp., a Delaware corporation and an indirect wholly owned Subsidiary of Purchaser ("Merger Sub"), and FTD Group, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, Purchaser, Merger Sub and the Company are parties to an Agreement and Plan of Merger, dated as of April 30, 2008 (the "Merger Agreement"; capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement);

        WHEREAS, pursuant to Section 4.2(b)(i) of the Merger Agreement, Purchaser has submitted a Substitution Notice dated July 16, 2008, to the Company (the "SVB Substitution Notice");

        WHEREAS, Purchaser has entered into a commitment letter, dated July 2, 2008, with Silicon Valley Bank,, and related side letter, dated July 3, 2008, and fee letter, dated July 2, 2008, with Silicon Valley Bank, pursuant to which, and on the terms and subject to the conditions of which, Silicon Valley Bank has agreed to provide an aggregate of $60.0 million of financing to Purchaser;

        WHEREAS, pursuant to Section 10.3 of the Merger Agreement, Purchaser, Merger Sub and the Company desire to amend the Merger Agreement as provided in this Amendment;

        WHEREAS, the respective boards of directors of Merger Sub and the Company each have approved and declared advisable, and the board of directors of Purchaser has approved, this Amendment on the terms and subject to the conditions set forth herein;

        WHEREAS, the board of directors of the Company has unanimously determined that this Amendment is fair to and in the best interests of the Company and the holders of the outstanding shares of Company Common Stock; and

        WHEREAS, Green Equity Investors IV, L.P. has approved this Amendment in accordance with Section 15 of the Voting and Support Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in this Amendment and the Merger Agreement, Purchaser, Merger Sub and the Company agree as follows:

          1.     The penultimate and ultimate sentences of Section 4.2(b)(i) of the Merger Agreement are hereby amended and restated in their entirety as follows:

            The SVB Financing Letters shall be deemed "Additional Financing Letters" and the financing contemplated by the SVB Financing Letters (as defined below) (the "SVB Financing") shall be deemed "Additional Financing" and "Approved Additional Financing" in accordance with this Section 4.2(b)(i). The SVB Substitution Notice and the corresponding increase in the Cash Merger Consideration in full substitution of the Notes Merger Consideration as set forth in the first sentence of this Section 4.2(b)(i) shall remain in effect unless the SVB Funds (as defined herein) are unavailable to Purchaser for any reason (an "SVB Termination") on or before the eighth business day prior to the scheduled date of the

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    Stockholder Meeting. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, (i) following the occurrence of an SVB Termination at any time (including without limitation on the eighth business day prior to the scheduled date of the Stockholder Meeting), all references herein to "Merger Consideration" shall be deemed to be (x) $7.34 in cash, without interest, (y) the Stock Merger Consideration and (z) the Notes Merger Consideration as if an SVB Substitution Notice had never been delivered, and (ii) in no event shall Purchaser be permitted to deliver any Substitution Notice to the Company other than the SVB Substitution Notice; and

          2.     Section 4.2(b)(ii) of the Merger Agreement is hereby deleted in its entirety.

          3.     Section 6.11 of the Merger Agreement is hereby amended and restated in its entirety as follows:

            Financing.    Purchaser or Merger Sub has delivered to the Company (i) true, correct and complete signed counterpart(s) of the commitment letter of Wells Fargo Bank, National Association, dated as of April 30, 2008, and (ii) true, correct and complete (subject to fee amounts being redacted) signed counterparts of the related fee letter of Wells Fargo Bank, National Association., dated as of April 30, 2008, pursuant to which Wells Fargo Bank, National Association. has agreed, subject to the terms and conditions set forth therein, to provide an aggregate of $375.0 million of financing in connection with the transactions contemplated hereby and an additional $50.0 million of revolving credit ((i) and (ii) collectively, the "Financing Letters"), and (iii) (x) true, correct and complete signed counterpart(s) of the commitment letter of Silicon Valley Bank, dated as of July 2, 2008, (y) true, correct and complete (subject to fee amounts being redacted) signed counterparts of the related fee letter (the "SVB Fee Letter") of Silicon Valley Bank, dated as of July 2, 2008, and (z) true, correct and complete signed counterpart(s) of the related side letter (the "SVB Side Letter") of Silicon Valley Bank, dated as of July 3, 2008, pursuant to which Silicon Valley Bank has agreed, subject to the terms and conditions set forth therein, to provide an aggregate of $60.0 million of financing to Purchaser ((x), (y) and (z) collectively, the "SVB Financing Letters"). The Financing Letters and the SVB Financing Letters are in full force and effect as of July 16, 2008. The Financing Letters and the SVB Financing Letters are subject to no contingencies or conditions other than those set forth in the copies of the Financing Letters and the SVB Financing Letters delivered to the Company. Purchaser and Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Letters and the SVB Financing Letters to be paid by them on or prior to their respective dates. As of July 16, 2008, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Purchaser or Merger Sub under the Financing Letters or the SVB Financing Letters. As of July 16, 2008, subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.3 (excluding Section 8.3(c)), neither Purchaser nor Merger Sub believes or has reason to believe that any of the conditions to the financing set forth in the Financing Letters or the SVB Financing Letters required to be satisfied by Purchaser or Merger Sub will not be satisfied or that any portion of the financing to be made under the Financing Letters will not otherwise be made available to Purchaser or Merger Sub on the Closing Date or that any portion of the financing to be made under the SVB Financing Letters will not otherwise be made available to Purchaser or Merger Sub on or before the eighth business day prior to the scheduled date of the Stockholder Meeting. Assuming the accuracy of the representations and warranties set forth in Section 5.4 and compliance by the Company and its Subsidiaries with their agreements set forth in Sections 7.1(a) and 7.1(b), and the satisfaction of the closing condition set forth in Section 8.3(d), the aggregate sources of funding identified in the Financing Letters and the SVB Financing Letters as necessary to consummate the transactions contemplated by this

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    Agreement, in the respective amounts referred to in the Financing Letters (including any direct or indirect equity contribution of Purchaser referred to therein) and the SVB Financing Letters, together with Purchaser's cash on hand to be used to fund the Cash Merger Consideration, would be sufficient to enable Merger Sub and the Company to pay the full Cash Merger Consideration, to make all other necessary cash payments by them in connection with the Merger upon the terms contemplated by this Agreement (including the payments required under Section 7.12 with respect to the Defeasance and/or Debt Tender Offer) and to pay all of the related fees and expenses, in each case as contemplated by the Financing Letters and the SVB Financing Letters. The financing referred to in the Financing Letters is herein referred to as the "Financing."

          4.     Section 7.1(d)(xi) of the Merger Agreement is hereby amended by inserting "(i) the SVB Financing and (ii)" immediately following "the incurrence of" in the first line thereof.

          5.     Section 7.5(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

            (b)   Each of Purchaser and Merger Sub shall, and shall cause each of its Representatives and affiliates to, use its reasonable best efforts to close concurrently with or (in the case of the SVB Financing as set forth herein) prior to the Closing, debt financing on terms and conditions described in the Financing Letters, the SVB Financing Letters and/or, if applicable, any Alternative Financing Letters, including using reasonable best efforts to (i) maintain in effect the Financing Letters, the SVB Financing Letters and/or, if applicable, any Alternative Financing Letters and negotiate and enter into definitive agreements contemplated by the Financing Letters and/or, if applicable, any Alternative Financing Letters on terms and conditions contained therein (as such terms may be altered in accordance with any "flex" provisions in the related fee letters (the "Flex")), (ii) negotiate and enter into the Definitive Senior Documentation (as defined in the SVB Financing Letters) (together with the definitive agreements contemplated by the Financing Letters and/or, if applicable any Alternative Financing Letters, the "Definitive Financing Agreements"), on terms and conditions contained in the SVB Financing Letters, (iii) comply on a timely basis with obligations under the Financing Letters, the SVB Financing Letters and/or, if applicable, any Alternative Financing Letters to assist the arrangers of the financing contemplated thereby in accordance with the terms set forth and contemplated therein (including seeking rating agency ratings to the extent required), (iv) satisfy on a timely basis all conditions and other requirements to the consummation of the Financing, the SVB Financing and/or, if applicable, any Alternative Financing applicable to Purchaser and Merger Sub in the Financing Letters, the SVB Financing Letters, the Alternative Financing Letters (if applicable) and the Definitive Financing Agreements that are within their respective control; provided, however, that for the avoidance of doubt, in no event shall financial tests applicable to Purchaser or the Company, as the case may be, under the Financing Letters, the SVB Financing Letters and/or, if applicable, any Alternative Financing Letters be deemed to be within the control of such party, (v) cause the lenders and other Persons providing the Financing, the SVB Financing and/or, if applicable, any Alternative Financing to provide such financing in accordance with the terms of the Definitive Financing Agreements if all conditions to the Definitive Financing Agreements have been satisfied or upon funding and consummation of this Agreement will be satisfied and (vi) use the SVB Funds and Purchaser's cash on hand to fund the increase in the Cash Merger Consideration in full substitution of the Notes Merger Consideration, as contemplated by Section 4.2(b)(i), unless an SVB Termination has occurred; provided, however, that in no event shall Purchaser or any of its affiliates be required to make an equity contribution (including cash and/or common equity or other equity securities of Purchaser or any of its Subsidiaries) to Merger Sub or any other direct or indirect Subsidiary of Purchaser

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    in excess of (i) $230.0 million, excluding the SVB Funds, which shall be used to fund a portion of the Cash Merger Consideration (if an SVB Termination shall not have occurred) or (ii) $203.0 million (if an SVB Termination shall have occurred) (less, in each case, related fees and expenses, including, without limitation, fees and expenses of the nature set forth in Section 7.5(b) of the Purchaser Disclosure Letter). Notwithstanding anything to the contrary contained herein, if Purchaser enters into the Definitive Senior Documentation, Purchaser shall (i) use reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to Silicon Valley Bank at the time of such borrowing pursuant to the terms of the SVB Fee Letter) of the Senior Term Loan (as such term is defined in the SVB Financing Letters) (the "SVB Funds") no later than the eighth business day prior to the scheduled date of the Stockholder Meeting, unless an SVB Termination shall have occurred (other than due to the failure of Purchaser or Merger Sub to comply with their respective obligations under this Agreement) and (ii) if Purchaser shall have borrowed the SVB Funds, deliver to SVB the written request contemplated by Section 2 of the SVB Side Letter on the eighth business day prior to the scheduled date of the Stockholder Meeting, if permitted to deliver such request pursuant to the terms of the SVB Side Letter. Purchaser shall, upon the written request of the Company, inform the Board on a reasonably current basis and in reasonable detail of the status of its efforts to comply with the terms of, and satisfy the conditions contemplated by, the Financing Letters and the SVB Financing Letters, and/or, if applicable, any Alternative Financing Letters in accordance with this Section 7.5(b) and shall not, and shall not permit Merger Sub to, amend or modify the terms of the Financing Letters (including all exhibits, annexes, schedules, fee letters and other ancillary documents) or the SVB Financing Letters to increase the conditionality of the Financing Letters or the SVB Financing Letters in a manner that would adversely impact the ability of Purchaser to consummate the transactions provided for herein or the likelihood of the consummation of the Merger without obtaining the prior written consent of the Company. Purchaser shall give the Board prompt written notice of any material breach by any party to the Financing Letters or the SVB Financing Letters, any termination of any of the Financing Letters or the SVB Financing Letters or any other circumstance, event or condition (other than in respect of the Company and its affiliates) that would reasonably be likely to prevent, delay or impede the consummation of the financing contemplated by the Financing Letters or the SVB Financing Letters. In the event that all or any portion of the financing contemplated by the Financing Letters becomes unavailable on the terms and conditions set forth in the Financing Letters (as such terms may be altered in accordance with the Flex), Purchaser shall notify the Company and use reasonable best efforts to arrange as promptly as practicable following the occurrence of such event and after giving the Company prior written notice, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement on terms that (as determined in the reasonable judgment of Purchaser and Merger Sub) are no less favorable to Purchaser and Merger Sub (including with respect to conditionality, required equity contributions (including cash and/or common equity or any other equity securities of Purchaser or any of its Subsidiaries), pricing and required guarantees by Purchaser and its Subsidiaries) than the terms set forth in the Financing Letters and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement (the "Alternative Financing"). Purchaser shall deliver to the Company true and complete copies of all agreements pursuant to which it has received commitments for the Alternative Financing (the "Alternative Financing Letters"), after which the covenants provided with respect to the Financing Letters in this Section 7.5(b) shall be applicable with respect to the Alternative Financing Letters. Purchaser and the Company shall promptly prepare and file an amendment to the Proxy/Prospectus and the Registration Statement to provide that: the Merger Consideration will be $10.15 in cash, without interest, and 0.4087 shares of Purchaser Common Stock, unless an SVB Termination

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    has occurred, in which case, the Merger Consideration will be (x) $7.34 in cash, without interest, (y) 0.4087 shares of Purchaser Common Stock and (z) $3.31 principal amount of the Purchaser Notes. If an SVB Termination shall have occurred, Purchaser shall immediately notify the Company in writing and the parties hereto shall use their reasonable best efforts to take all actions necessary to enable Purchaser to issue the Purchaser Notes in substitution for the SVB Financing, including preparing and filing any required amendments to the Proxy/Prospectus and the Registration Statement, mailing or making available to the stockholders of the Company any required amendments to the Proxy/Prospectus and changing the date of the Stockholder Meeting as advisable or required, in each case to the extent that the parties reasonably believe that the transactions contemplated by this Agreement can be consummated by the End Date. Without limiting the foregoing, if an SVB Termination occurs, Purchaser and the Company shall use their reasonable best efforts to announce the adjustment of the Merger Consideration to (x) $7.34 in cash, without interest, (y) 0.4087 shares of Purchaser Common Stock and (z) $3.31 principal amount of the Purchaser Notes by press release on or before the fifth business day prior to the scheduled date of the Stockholder Meeting; provided, however, that if an SVB Termination occurs on or after the fifth business day prior to the scheduled date of the Stockholder Meeting, Purchaser and the Company agree to postpone or adjourn the Stockholder Meeting until a date that permits Purchaser and the Company to make such announcement on or before the fifth business day prior to the scheduled date of the Stockholder Meeting. Notwithstanding anything in this Agreement to the contrary, in the event an SVB Termination shall have occurred and the Closing does not occur by the End Date, neither Purchaser nor Merger Sub, nor any of their respective Subsidiaries, officers or directors, shall have any liability or obligation hereunder as a result of the occurrence of such SVB Termination, provided that each of Purchaser and Merger Sub has complied with its obligations under this Section 7.5(b).

          6.     Section 8.1(c) of the Merger Agreement is hereby amended by adding the phrase ", in the event that an SVB Termination has occurred," immediately prior to the phrase "the Notes Merger Consideration."

          7.     Section 8.2(a) of the Merger Agreement is hereby amended by adding the phrase ", in the event that an SVB Termination has occurred," immediately following "provided that" in the proviso thereof.

          8.     Section 8.3(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

            Purchaser (i) shall have received the proceeds of the Financing (or if such Financing shall not have been consummated, Purchaser shall have received the proceeds of the Alternative Financing) (or would have received such proceeds assuming the issuance of the Purchaser Notes or Purchaser's receipt of the proceeds from the Additional Financing, if applicable), and (ii) unless an SVB Termination shall have occurred (in which case the last three sentences of Section 7.5(b) shall apply), shall have received the proceeds of the Approved Additional Financing and such proceeds shall be available to Purchaser to be used to pay the Cash Merger Consideration at the Closing;

          9.     Purchaser and Merger Sub hereby represent and warrant to the Company as follows:

            Each of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub and by Purchaser as the sole stockholder of Merger Sub and no other corporate

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    proceedings on the part of Purchaser or Merger Sub or approvals from any holders of equity securities of Purchaser or any of its Subsidiaries are necessary to authorize this Amendment or to consummate the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by Purchaser and Merger Sub and (assuming this Amendment constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

          10.   The Company hereby represents and warrants to Purchaser and Merger Sub as follows:

            The Company has the requisite corporate power and authority to execute and deliver this Amendment and, subject to the Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Amendment and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company or approvals from any holders of equity securities of the Company or any of its Subsidiaries are necessary to authorize this Amendment or to consummate the transactions contemplated hereby (other than the Stockholder Approval). This Amendment has been duly and validly executed and delivered by the Company and (assuming this Amendment constitutes a valid and binding obligation of Purchaser and Merger Sub) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

          11.   Except as otherwise provided herein, all of the terms, covenants and other provisions of the Merger Agreement shall continue to be in full force and effect in accordance with their respective terms. After the date hereof, all references to the Merger Agreement (whether in the Merger Agreement or this Amendment) shall refer to the Merger Agreement as amended by this Amendment.

          12.   This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          13.   This Amendment, the Merger Agreement, the Confidentiality Agreement, the Voting and Support Agreement, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Exhibits to the Merger Agreement, the Ancillary Documents and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect hereto and thereto.

          14.   This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the rules of conflict of laws.

(Signature Page Follows)

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        IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

UNITED ONLINE, INC.

By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

UNOLA CORP.

By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

FTD GROUP, INC.

By:	/s/ BECKY A. SHEEHAN
	Name:	Becky A. Sheehan
	Title:	Chief Financial Officer

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ANNEX B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

        VOTING AND SUPPORT AGREEMENT, dated as of April 30, 2008 (this "Agreement"), by and among Green Equity Investors IV, L.P. ("GEI"), FTD Co-Investment, LLC ("LLC" and, together with GEI, the "Principal Stockholders"), and United Online, Inc., a Delaware corporation ("Purchaser").

RECITALS

        As of the date hereof, GEI owns 9,183,539 shares of the Common Stock, par value $0.01 per share (the "Company Common Stock"), of FTD Group, Inc., a Delaware corporation (the "Company");

        As of the date hereof, LLC owns 93,256 shares of Company Common Stock;

        Purchaser proposes to enter into a transaction with the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among Purchaser, UNOLA Corp., a Delaware corporation and a wholly owned Subsidiary of Purchaser, and the Company (the "Merger Agreement"); and

        As a condition to its willingness to enter into the Merger Agreement, Purchaser has required that the Principal Stockholders execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    Definitions.     For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

        2.    Representations of the Principal Stockholders.     Each Principal Stockholder hereby represents and warrants to Purchaser as follows:

          (a)   Such Principal Stockholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the number of shares of Company Common Stock described in the Recitals as owned by it. With respect to either Principal Stockholder, all of such shares are collectively referred to herein as the "Shares."

          (b)   Such Principal Stockholder is not the beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the applicable Shares.

          (c)   Such Principal Stockholder is a limited partnership or limited liability company, duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Other than as required or permitted by this Agreement, such Principal Stockholder has the power and authority (corporate or other) to vote the Shares.

          (d)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite partnership or limited liability company action on the part of such Principal Stockholder and no other proceedings on the part of such Principal Stockholder are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Principal Stockholder and this Agreement constitutes a valid and binding agreement of such

  Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (e)   Other than as required or permitted by this Agreement, the applicable Shares are now and shall at all times during the term of this Agreement be owned of record by such Principal Stockholder (or by a nominee or custodian for the account of such Principal Stockholder), free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever (other than transfer restrictions imposed by generally applicable securities Laws) with respect to the ownership, transfer or voting of such Shares, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of such Shares other than this Agreement.

          (f)    The execution and delivery of this Agreement by such Principal Stockholder, the consummation by such Principal Stockholder of the transactions contemplated hereby and the performance by such Principal Stockholder of its obligations hereunder shall not (including with notice or lapse of time or both):

              (i)  require any consent, approval, order, authorization or permit of, or registration, filing with or notification to, any governmental body, court, agency, official or regulatory or other authority, whether federal, state, local or foreign (each, a "Governmental Entity") or other party and except for the filing with the Securities and Exchange Commission (the "Commission") of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby;

             (ii)  contravene or conflict with the certificate of formation, limited partnership agreement or limited liability company agreement of such Principal Stockholder;

            (iii)  result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or any of its assets is bound; or

            (iv)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Principal Stockholder in such a manner as would, individually or in the aggregate, or reasonably be expected to materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

          (g)   Such Principal Stockholder acknowledges receipt and review of the Merger Agreement and understands the terms and conditions thereof. Such Principal Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Principal Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon such Principal Stockholder's execution, delivery and performance of this Agreement.

          (h)   Such Principal Stockholder hereby waives, and agrees not to assert or perfect, any dissenters' rights or any similar rights that it may have by virtue of ownership of the Shares.

          (i)    As of the date hereof, there is no action, suit, investigation or proceeding pending, or, to the knowledge of such Principal Stockholder, threatened, against or affecting, such Principal Stockholder or any of its properties or assets (including the Shares) that could reasonably be expected to impair the ability of such Principal Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

        3.    Agreement to Vote Shares.     During the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms (except as provided in the last sentence of this Section 3), each Principal Stockholder agrees to: (i) appear, or cause the record holder of any Shares on the applicable record date (each a "Record Holder") to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum, or, if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, such Principal Stockholder agrees to execute or cause all Record Holders to execute such consent, and (ii) vote (or, if requested, execute consents or proxies with respect to), or cause each Record Holder to vote (or, if requested, execute consents or proxies with respect to), the Shares and any New Shares (as defined in Section 8 hereof): (A) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (B) against any Acquisition Proposal; (C) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Principal Stockholder under this Agreement; (D) against any liquidation, dissolution, recapitalization, extraordinary dividend or significant corporate reorganization of the Company or any of its subsidiaries; (E) except as otherwise agreed to in writing in advance by Purchaser, against any other action, proposal, transaction or agreement that would reasonably be expected to compete or interfere with, or would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of, the Merger; and (F) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders. Each Principal Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding whatsoever with any Person that would reasonably be expected to violate, conflict or interfere with the provisions of this Agreement or that would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Notwithstanding the foregoing, each Principal Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter not covered by this Section 3 in any manner it deems appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to (i) violate or conflict with the provisions of this Agreement or (ii) materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, the obligations of the Principal Stockholders under this Section 3 shall be suspended during the pendency of an Adverse Recommendation Change due to an Intervening Event (provided that such obligations shall be reinstated at such time, if any, that the Board or a committee thereof withdraws the Adverse Recommendation Change or approves or recommends the Merger Agreement subsequent to the Adverse Recommendation Change).

        4.    Representations of Purchaser.     Purchaser hereby represents and warrants to the Principal Stockholders as follows:

          (a)   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (b)   The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This

  Agreement has been duly and validly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          (c)   The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

              (i)  contravene or conflict with the certificate of incorporation or the bylaws of Purchaser;

             (ii)  result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound;

            (iii)  violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Purchaser in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Purchaser to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

            (iv)  require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party.

          (d)   Purchaser does not, and will not at any time during the term of this Agreement, directly or indirectly, own, beneficially or of record, any shares of Company Common Stock.

        5.    No Solicitations.     Subject to Section 12 hereof, each Principal Stockholder, in its capacity as a beneficial owner of Shares and New Shares, agrees that it shall not, (a) solicit or initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any proposal, inquiry, offer or request that constitutes, or that is reasonably likely to lead to, an Acquisition Proposal, (b) enter into, participate in, continue or engage in discussions or negotiations with any Person regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal, or (c) approve or recommend, or publicly propose to approve or recommend, or enter into any agreement or agreement in principle regarding an Acquisition Proposal, or any proposal, inquiry, offer or request that is reasonably likely to lead to an Acquisition Proposal.

        6.    Transfer and Encumbrance.

        (a)   Subject to the terms of this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, gift, pledge or otherwise dispose of or encumber ("Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or New Shares or such Principal Stockholder's voting or economic interest therein. Subject to the terms of this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares or New Shares, (ii) permit any such Shares or New Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares or New Shares. Notwithstanding the foregoing, each Principal Stockholder may take any action described in the first sentence of this Section 6(a) or clause (ii) of the second sentence of this Section 6(a), so long as such Principal Stockholder provides Purchaser with prior written notice and the other party (a "transferee")

to such Transfer executes this Agreement (or a joinder thereto in a form reasonably satisfactory to Purchaser) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Principal Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement.

        (b)   Any attempted Transfer of the Shares or the New Shares or any interest therein, or any other attempted action or arrangement, in violation of this Section 6 shall be null and void.

        7.    Additional Covenant of Principal Stockholders.     The Principal Stockholders shall notify Purchaser of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof.

        8.    Additional Purchases.     Each Principal Stockholder agrees that it will notify Purchaser in the event (a) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Principal Stockholder or otherwise; (b) such Principal Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (c) such Principal Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement (such additional Company Common Stock and other voting securities of the Company, collectively, the "New Shares"). Each Principal Stockholder agrees that any New Shares acquired or purchased by such Principal Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, and that it shall vote any such New Shares in the same manner as the Shares.

        9.    Irrevocable Proxies.     Each Principal Stockholder hereby irrevocably appoints Purchaser, or any nominee of Purchaser, with full power of substitution, its proxy with full power and authority, in the event that such Principal Stockholder shall at any time fail to perform its obligations under Section 3 hereof, to vote or act by consent in respect of such Principal Stockholder's Shares exclusively as provided in Section 3 hereof. Each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest in accordance with Section 212 of the Delaware General Corporation Law. Notwithstanding the foregoing or anything to the contrary contained herein, each proxy granted to Purchaser under this Section 9 shall be suspended during the pendency of an Adverse Recommendation Change due to an Intervening Event (provided that such proxy shall be reinstated at such time, if any, that the Board or a committee thereof withdraws the Adverse Recommendation Change or approves or recommends the Merger Agreement subsequent to the Adverse Recommendation Change).

        10.    Covenants of the Principal Stockholders.

        (a)   Each Principal Stockholder agrees that it shall not seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by such Principal Stockholder.

        (b)   Each Principal Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (1) use reasonable best efforts to cooperate with the Company and Purchaser in connection with the Merger, (2) provide any information reasonably requested by the Company or Purchaser for any regulatory application or filing made, or approval sought, for the Merger (including, without limitation, the Proxy/Prospectus and any Other Filings), and (3) to the extent required by law, consent to and authorize the publication and disclosure by Purchaser of such Principal Stockholder's identity and the holding of Shares and New Shares, and the nature of its commitments, arrangements and understandings under this Agreement.

        11.    Fees and Expenses.     Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

        12.    Fiduciary Duties.     Nothing contained herein shall limit or affect any actions taken by a Principal Stockholder or any person or entity controlling or under the control of a Principal Stockholder of the types described in the first proviso of the first sentence of Section 7.10(b) of the Merger Agreement in response to an Acquisition Proposal, to the extent that the Company is permitted to take such actions under the aforementioned proviso, nor shall anything contained herein limit or affect any actions taken by any person in his or her capacity as a director of the Company, and none of such actions taken in accordance with the provisions of this Section 12 or in accordance with the provisions of the Merger Agreement shall constitute or be deemed to constitute a breach of this Agreement.

        13.    Specific Performance.     Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        14.    Successors and Assigns.     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, other than in respect of Section 6, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other parties hereto, except that Purchaser may assign all or any of its respective rights hereunder to any affiliate, provided that no such assignment shall relieve Purchaser of its obligations hereunder.

        15.    Termination.     This Agreement will terminate on the earlier of (a) the mutual agreement of Purchaser and GEI, (b) the Effective Time, (c) the termination of the Merger Agreement pursuant to its terms, and (d) the execution by the Company of any amendment, supplement, waiver or modification to the Merger Agreement that has not previously been approved in writing by GEI.

        16.    Entire Agreement.     This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        17.    Governing Law; Jurisdiction; Waiver of Jury Trial.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Principal Stockholders and the Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle and of the United States of America located in the District of Delaware (collectively, the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        18.    Notices.     Any notice required to be given hereunder shall be sufficient if in writing, and shall be deemed given and received when sent by facsimile transmission (with a confirmatory copy sent by overnight courier), one business day after being delivered to an overnight courier service (with proof of service), hand delivery, or three business days after being mailed by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Purchaser: United Online, Inc. 21301 Burbank Boulevard Woodland Hills, CA 91367 Facsimile: (818) 287-3110 Attention: General Counsel	If to GEI or LLC, to: Green Equity Investors IV, L.P. 11111 Santa Monica Blvd. Suite 2000 Los Angeles, CA 90025 Attention: Timothy Flynn Facsimile: 310-954-0404
With a copy to:	With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Facsimile: (213) 687-5600 Attention: Brian J. McCarthy David C. Eisman	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Facsimile: (212) 751-4864 Attention: Howard A. Sobel

or to such other address or facsimile number as any party shall specify by written notice so given.

        19.    Severability.     This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

        20.    Waiver.     The parties hereto may, to the extent permitted by applicable Law, subject to Section 21 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        21.    Modification.     No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

        22.    Counterparts.     This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        23.    Headings.     All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        24.    No Agency.     Nothing herein shall be deemed to create any agency or partnership relationship between the parties hereto.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

GREEN EQUITY INVESTORS IV, L.P.
By:	GEI Capital IV, LLC, its General Partner
	By:	/s/ TIMOTHY J. FLYNN
Name: Timothy J. Flynn
Title: Senior Vice President
FTD CO-INVESTMENT, LLC
By:	Leonard Green & Partners, L.P., its Manager
By:	LGP Management, Inc., its General Partner
	By:	/s/ TIMOTHY J. FLYNN
Name: Timothy J. Flynn
Title: Senior Vice President
UNITED ONLINE, INC.
	By:	/s/ MARK R. GOLDSTON
Name: Mark R. Goldston
Title: Chairman, President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

B-

ANNEX C

OPINION OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

April 30, 2008

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, IL 60515

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of FTD Group, Inc. (the "Company") of the Consideration (as defined below) to be received by such holders, taken in the aggregate pursuant, to the Agreement and Plan of Merger, dated as of April 30, 2008 (the "Agreement"), by and among United Online, Inc. ("Parent"), Unola Corp., a wholly owned subsidiary of Parent ("Acquisition Sub"), and the Company. The Agreement provides that Acquisition Sub will be merged with and into the Company and each outstanding Share will be converted into (a) 0.4087 shares of common stock, par value $0.0001 per share ("Parent Common Stock"), of Parent (the "Stock Consideration") and (b) subject to the limitations, requirements and procedures set forth in the Agreement, either (i) $10.15 in cash (the "Cash Consideration"), (ii) $3.31 principal amount of Parent's 13% senior secured notes due 2013 (the "Senior Notes") and $7.34 in cash (the "Financing Mixed Consideration"); or (iii) $1.655 principal amount of Senior Notes and $8.745 in cash (the "IPO Mixed Consideration"; together with the Financing Mixed Consideration, the "Mixed Consideration"). The Stock Consideration, together with either the Cash Consideration, the Financing Mixed Consideration or the IPO Mixed Consideration, is referred to as the "Consideration".

        Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of the Company, Parent, Leonard Green & Partners, L.P., the parent of a significant shareholder of the Company ("Leonard Green"), and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time, including having acted as financial advisor to the Company in connection with the Company's sale to Leonard Green and its affiliates in February 2004; as bookrunner with respect to the Company's initial public offering (gross proceeds of $170,300,000) in February 2005; and as bookrunner with respect to the Company's equity offering (gross proceeds of $105,000,000) in March 2007. We also have provided certain investment banking and other financial services to Parent and its affiliates from time to time, including having acted as bookrunner in the proposed initial public offering of Parent's subsidiary, Classmates Media Corporation, announced in

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FTD Group, Inc.
April 30, 2008
Page Two

August 2007. We also have provided certain investment banking and other financial services to Leonard Green and its affiliates and portfolio companies from time to time, including having acted as: bookrunner with respect to a term loan (aggregate principal amount of $160,000,000) and a revolving credit facility (aggregate principal amount of $60,000,000) provided in connection with the financing of the acquisition of Motorsport Aftermarket Group, Inc. in November 2006; and as lender in connection with investments by affiliates of Leonard Green in Claim Jumper Restaurants LLC (aggregate principal amount of $14,000,000) in October 2005, Sagittarius Brands, Inc. (aggregate principal amount of $250,000,000) in March 2006, and Petco Animal Supplies, Inc. (aggregate principal amount of $405,000,000) in October 2006. We also may provide investment banking and other financial services to the Company, Parent, Leonard Green and their respective affiliates and portfolio companies in the future. In connection with the above-described services we have received, and may receive, compensation. In addition, affiliates of Goldman, Sachs & Co. have co-invested with Leonard Green and its affiliates from time to time and may do so in the future, and such affiliates of Goldman, Sachs & Co. also have invested and may invest in the future in limited partnership interests of affiliates of Leonard Green.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five fiscal years ended June 30, 2007 and December 31, 2007, respectively; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; certain internal financial analyses and forecasts for the Company prepared by its management and approved for our use by the Company (the "Company Forecasts"); and certain internal financial analyses and forecasts for Parent prepared by its management and approved for our use by the Company ("Parent Forecasts"). We also have held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and potential benefits of, the Transaction and the past and current business operations and financial condition of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and Parent Common Stock, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the direct marketing and merchant processing industries specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. In that regard, you have instructed us to consider the risks and uncertainties of achieving the Company Forecasts and the possibility that such Company Forecasts will not be realized. We have assumed with your consent that the Parent Forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of Parent. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay its obligations when they come due. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction contemplated by the Agreement will be obtained without any adverse effect on the

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FTD Group, Inc.
April 30, 2008
Page Three

Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. Our opinion does not address any legal, regulatory, tax or accounting matters.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Consideration to be received by the holders of Shares, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction, including, without limitation, the limitations, requirements and procedures in the Agreement relating to the conversion of outstanding Shares into the Cash Consideration or the Mixed Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company or Parent; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Parent, or class of such persons in connection with the Transaction, whether relative to the Consideration to be received by the holders of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Common Stock or the Senior Notes will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        UOL's Amended and Restated Certificate of Incorporation provides that UOL shall indemnify its directors and officer to the fullest extent authorized or permitted by law, and such right to indemnification continues as to a person who has ceased to be a director or officer of UOL and inures to the benefit of his or her heirs, executors and personal or legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, UOL is not obligated to indemnify and director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the UOL board of directors. This right to indemnifications includes the right to indemnification for expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. This provision is intended to afford UOL's directors the benefit of the Delaware General Corporation Law, which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

        UOL's Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws require indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of UOL, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of UOL. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to UOL; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by UOL upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

        UOL has entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from UOL against certain liabilities arising from the discharge of their duties in such capacities.

        UOL maintains directors and officers liability insurance for the benefit of its officers and directors, which may cover certain liabilities of such individuals to UOL and its stockholders.

Item 21.    Exhibits and Financial Statement Schedules

          (a)   Exhibits

Incorporated by reference to
Exhibit Number		Filed with this Amendment No. 1 to Form S-4
	Exhibit Description		Form	Date Filed
2.1	Agreement and Plan of Merger, dated as of April 30, 2008, among United Online, Inc., UNOLA Corp. and FTD Group, Inc. (included as Annex A-1 to the proxy statement/prospectus forming a part of this Registration Statement)	X
2.2
	Amendment No. 1 to Agreement and Plan of Merger, dated July 16, 2008, among United Online, Inc., UNOLA Corp. and FTD Group, Inc. (included as Annex A-2 to the proxy statement/prospectus forming a part of this Registration Statement)	X
3.1	UOL Amended and Restated Certificate of Incorporation		10-K	3/1/2007
3.2	UOL Amended and Restated Bylaws		10-K	3/1/2007
3.3	UOL Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)		10-K	3/1/2007
3.4	Classmates International, Inc. Certificate of Incorporation	X
3.5	Classmates International, Inc. Bylaws	X
3.6	Classmates Media Corporation Amended and Restated Certificate of Incorporation	X
3.7	Classmates Media Corporation Amended and Restated Bylaws	X
3.8	Mariner Acquisition Corp. Articles of Incorporation	X
3.9	Articles of Merger of Mariner Acquisition Corp. into Classmates Online, Inc.	X
3.10	Classmates Online, Inc. Amended and Restated Bylaws	X
3.11	Classmates Media, Inc. Certificate of Incorporation	X
3.12	Classmates Media, Inc. Certificate of Amendment to the Certificate of Incorporation	X
3.13	Classmates Media, Inc. Bylaws	X
3.14	Juno Internet Services, Inc. Certificate of Incorporation	X
3.15	Juno Internet Services, Inc. Bylaws	X
3.16	Juno Online Services, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Merger of Jo Acquisition Corp. and Juno Online Services, Inc.)	X
3.17	Jo Acquisition Corp. Bylaws	X

3.18	MyPoints.com, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Ownership and Merger Merging UNV Acquisition Corp. into MyPoints.Com, Inc.)	X
3.19	UNV Acquisition Corp. Bylaws	X
3.20	NetZero, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Merger of NZ Acquisition Corp. and NetZero, Inc.)	X
3.21	NZ Acquisition Corp. Bylaws	X
3.22	Opobox, Inc. Certificate of Incorporation	X
3.23	Opobox, Inc. Bylaws	X
3.24	United Online Advertising Network, Inc. Certificate of Incorporation	X
3.25	United Online Advertising Network, Inc. Bylaws	X
3.26	United Online Communications, Inc. Certificate of Incorporation	X
3.27	United Online Communications, Inc. Bylaws	X
3.28	Certificate of Amendment of Certificate of Incorporation of MySite, Inc.	X
3.29	Web Services, Inc. Certificate of Incorporation	X
3.30	Web Services, Inc. Bylaws	X
3.31	NetZero Sales Corp. Certificate of Incorporation	X
3.32	Certificate of Amendment of Articles of Incorporation of NetZero Sales Corp.	X
3.33	NetZero Sales Corp. Bylaws	X
3.34	FreeInternet.com, Inc. Certificate of Incorporation	X
3.35	FreeInternet.com, Inc. By-laws	X
4.1	Rights Agreement, dated as of November 15, 2001, between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation)		10-K	3/1/2007
4.2	Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation)		10-Q	5/1/2003
4.3	UOL Specimen Common Stock Certificate		S-4	6/22/2001
4.4	Form of Indenture Governing 13% Senior Secured Notes due 2013*

4.5	Form of 13% Senior Secured Notes due 2013 (included in Exhibit 4.4)*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of certain securities being issued*
10.1
	Voting and Support Agreement, dated as of April 30, 2008, by and among Green Equity Investors IV, L.P., FTD Co-Investment, LLC and UOL (included as Annex B to the proxy statement/prospectus forming part of this Registration Statement)	X
12.1
	UOL statement of computation of ratio of earnings to fixed charges (included in this proxy statement/prospectus forming a part of this Registration Statement under the heading "Ratio of Earnings to Fixed Charges")		S-4	6/27/2008
21.1	Subsidiaries of UOL	X
23.1	Consent of PricewaterhouseCoopers LLP	X
23.2	Consent of Ernst & Young LLP	X
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney with respect to officers and directors of UOL and the additional registrants other than FreeInternet.com, Inc. (included in Part II to this Registration Statement)		S-4	6/27/2008
24.2	Power of Attorney with respect to officers and directors of FreeInternet.com, Inc. (included in Part II to this Registration Statement)	X
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank, National Association, as trustee under the Indenture for UOL's 13% Senior Secured Notes due 2013*
99.1	Opinion of Goldman, Sachs & Co. (included as Annex C to the proxy statement/prospectus forming part of this Registration Statement)	X
99.2	Consent of Goldman, Sachs & Co.	X
99.3	Form of Proxy of FTD		S-4	6/27/2008

*
To be filed by amendment

Item 22.    Undertakings

        (A)  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of

Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (B)  The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (D)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (E)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (F)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, United Online, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

UNITED ONLINE, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of United Online, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer and Director)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)
* James T. Armstrong	Director
* Robert Berglass	Director
* Kenneth L. Coleman	Director

* Dennis Holt	Director
* Carol A. Scott	Director
*By:	/s/ MARK R. GOLDSTON Mark R. Goldston Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Classmates International, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

CLASSMATES INTERNATIONAL, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Classmates International, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Classmates Media Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

CLASSMATES MEDIA CORPORATION
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Classmates Media Corporation and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)
* Robert Berglass	Director
* Kenneth L. Coleman	Director
* Nicholas Donatiello, Jr.	Director
* Howard G. Phanstiel	Director

* Greg J. Santora	Director
* Carol A. Scott	Director
* Roger S. Siboni	Director
*By:	/s/ MARK R. GOLDSTON Mark R. Goldston Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Classmates Online, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

CLASSMATES ONLINE, INC.
By:	/S/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Classmates Online, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Classmates Yearbooks, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

CLASSMATES YEARBOOKS, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Classmates Yearbooks, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, FreeInternet.com, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

FREEINTERNET.COM, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark R. Goldston and Scott H. Ray, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of FreeInternet.com, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Juno Internet Services, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

JUNO INTERNET SERVICES, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Juno Internet Services, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Juno Online Services, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

JUNO ONLINE SERVICES, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Juno Online Services, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, MyPoints.Com, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

MYPOINTS.COM, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of MyPoints.Com, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, NetZero, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

NETZERO, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of NetZero, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Opobox, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

OPOBOX, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Opobox, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, United Online Advertising Network, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

UNITED ONLINE ADVERTISING NETWORK, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of United Online Advertising Network, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, United Online Communications, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

UNITED ONLINE COMMUNICATIONS, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of United Online Communications, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, United Online Web Services, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

UNITED ONLINE WEB SERVICES, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of United Online Web Services, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, UOL Advertising, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on July 17, 2008.

UOL ADVERTISING, INC.
By:	/s/ MARK R. GOLDSTON
	Name:	Mark R. Goldston
	Title:	Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of UOL Advertising, Inc. and in the capacities indicated below on July 17, 2008:

Signature	Title

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT H. RAY Scott H. Ray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NEIL P. EDWARDS Neil P. Edwards	Senior Vice President, Finance, Treasurer and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Incorporated by reference to
Exhibit Number		Filed with this Amendment No. 1 to Form S-4
	Exhibit Description		Form	Date Filed
2.1	Agreement and Plan of Merger, dated as of April 30, 2008, among United Online, Inc., UNOLA Corp. and FTD Group, Inc. (included as Annex A-1 to the proxy statement/prospectus forming a part of this Registration Statement)	X
2.2
	Amendment No. 1 to Agreement and Plan of Merger, dated July 16, 2008, among United Online, Inc., UNOLA Corp. and FTD Group, Inc. (included as Annex A-2 to the proxy statement/prospectus forming a part of this Registration Statement)	X
3.1	UOL Amended and Restated Certificate of Incorporation		10-K	3/1/2007
3.2	UOL Amended and Restated Bylaws		10-K	3/1/2007
3.3	UOL Certificate of Designation for Series A Junior Participating Preferred Stock (included in Exhibit 4.1 below)		10-K	3/1/2007
3.4	Classmates International, Inc. Certificate of Incorporation	X
3.5	Classmates International, Inc. Bylaws	X
3.6	Classmates Media Corporation Amended and Restated Certificate of Incorporation	X
3.7	Classmates Media Corporation Amended and Restated Bylaws	X
3.8	Mariner Acquisition Corp. Articles of Incorporation	X
3.9	Articles of Merger of Mariner Acquisition Corp. into Classmates Online, Inc.	X
3.10	Classmates Online, Inc. Amended and Restated Bylaws	X
3.11	Classmates Media, Inc. Certificate of Incorporation	X
3.12	Classmates Media, Inc. Certificate of Amendment to the Certificate of Incorporation	X
3.13	Classmates Media, Inc. Bylaws	X
3.14	Juno Internet Services, Inc. Certificate of Incorporation	X
3.15	Juno Internet Services, Inc. Bylaws	X
3.16	Juno Online Services, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Merger of Jo Acquisition Corp. and Juno Online Services, Inc.)	X
3.17	Jo Acquisition Corp. Bylaws	X
3.18	MyPoints.com, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Ownership and Merger Merging UNV Acquisition Corp. into MyPoints.Com, Inc.)	X

3.19	UNV Acquisition Corp. Bylaws	X
3.20	NetZero, Inc. Amended and Restated Certificate of Incorporation (included as an exhibit to the Certificate of Merger of NZ Acquisition Corp. and NetZero, Inc.)	X
3.21	NZ Acquisition Corp. Bylaws	X
3.22	Opobox, Inc. Certificate of Incorporation	X
3.23	Opobox, Inc. Bylaws	X
3.24	United Online Advertising Network, Inc. Certificate of Incorporation	X
3.25	United Online Advertising Network, Inc. Bylaws	X
3.26	United Online Communications, Inc. Certificate of Incorporation	X
3.27	United Online Communications, Inc. Bylaws	X
3.28	Certificate of Amendment of Certificate of Incorporation of MySite, Inc.	X
3.29	Web Services, Inc. Certificate of Incorporation	X
3.30	Web Services, Inc. Bylaws	X
3.31	NetZero Sales Corp. Certificate of Incorporation	X
3.32	Certificate of Amendment of Articles of Incorporation of NetZero Sales Corp.	X
3.33	NetZero Sales Corp. Bylaws	X
3.34	FreeInternet.com, Inc. Certificate of Incorporation	X
3.35	FreeInternet.com, Inc. By-laws	X
4.1	Rights Agreement, dated as of November 15, 2001, between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation)		10-K	3/1/2007
4.2	Amendment No. 1 to Rights Agreement, dated as of April 29, 2003, between UOL and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation)		10-Q	5/1/2003
4.3	UOL Specimen Common Stock Certificate		S-4	6/22/2001
4.4	Form of Indenture Governing 13% Senior Secured Notes due 2013*
4.5	Form of 13% Senior Secured Notes due 2013 (included in Exhibit 4.4)*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of certain securities being issued*

10.1
	Voting and Support Agreement, dated as of April 30, 2008, by and among Green Equity Investors IV, L.P., FTD Co-Investment, LLC and UOL (included as Annex B to the proxy statement/prospectus forming part of this Registration Statement)	X
12.1
	UOL statement of computation of ratio of earnings to fixed charges (included in this proxy statement/prospectus forming a part of this Registration Statement under the heading "Ratio of Earnings to Fixed Charges")		S-4	6/27/2008
21.1	Subsidiaries of UOL	X
23.1	Consent of PricewaterhouseCoopers LLP	X
23.2	Consent of Ernst & Young LLP	X
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney with respect to officers and directors of UOL and the additional registrants other than FreeInternet.com, Inc. (included in Part II to this Registration Statement)		S-4	6/27/2008
24.2	Power of Attorney with respect to officers and directors of FreeInternet.com, Inc. (included in Part II to this Registration Statement)	X
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank, National Association, as trustee under the Indenture for UOL's 13% Senior Secured Notes due 2013*
99.1	Opinion of Goldman, Sachs & Co. (included as Annex C to the proxy statement/prospectus forming part of this Registration Statement)	X
99.2	Consent of Goldman, Sachs & Co.	X
99.3	Form of Proxy of FTD		S-4	6/27/2008

*
To be filed by amendment